Filed Pursuant to Rule 424(b)(5)
File No. 333-287133
PROSPECTUS SUPPLEMENT
(to Prospectus dated July 18, 2025)
Western Asset Municipal High Income Fund Inc.
Up to $75,000,000 of Shares of Common Stock

The Fund. Western Asset Municipal High Income Fund Inc., a Maryland corporation (the “Fund”, “we”, “us” or “our”) is a diversified, closed‑end management investment company.
Investment Objective. The Fund’s primary investment objective is to seek high current income exempt from federal income taxes. There can be no assurance that the Fund will achieve its investment objective.
Investment Strategies. The Fund invests primarily in intermediate- and long-term municipal debt securities issued by state and local governments including U.S. territories and possessions, political sub‑divisions, agencies and public authorities (“municipal obligations”). However, the Fund may invest in municipal obligations of any maturity. Under normal market conditions, at least 80% of the Fund’s assets will be invested in municipal obligations. The Fund may invest up to 100% of its assets in municipal obligations rated below investment grade (commonly referred to as “junk bonds”). Investment grade securities are those rated in the Baa/BBB categories or above by at least one National Recognized Statistical Rating Organization (“NRSRO”) that provides such a rating or unrated securities that Western Asset Management Company, LLC (“Western Asset”) determined to be of comparable credit quality. The Fund will not invest in municipal obligations rated lower than Ba, MIG 1/VMIG or P‑2 by Moody’s Investors Service, Inc. (“Moody’s”), BB, SP‑1 or A‑1 by Standard & Poor’s Corporation (“S&P”), or BB by Fitch IBCA, Inc. (“Fitch”). The Fund may invest in non‑publicly traded municipal securities, zero‑coupon municipal obligations and non‑appropriation or other municipal lease obligations. This prospectus supplement (“Prospectus Supplement”), together with the accompanying prospectus dated July 18, 2025 (the “Prospectus”) sets forth the information that you should know before investing.
The Offering. The Fund has entered into a distribution agreement dated July 21, 2025 (the “Distribution Agreement”) with Franklin Distributors, LLC (the “Distributor”), an affiliate of Franklin Templeton Fund Adviser, LLC (“FTFA” or the “Manager”), the Fund’s investment manager, to provide for distribution of the Fund’s shares of common stock, par value $0.01 per share (“Common Stock”). The Distributor has entered into a sub‑placement agent agreement dated July 21, 2025 (the “Sub‑Placement Agent Agreement”) with UBS Securities LLC (the “Sub‑Placement Agent”) with respect to the Fund relating to the shares of Common Stock offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub‑Placement Agent Agreement, the Fund may offer and sell shares of Common Stock from time to time through the Sub‑Placement Agent as sub‑placement agent for the offer and sale of shares of Common Stock. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may not sell any shares of Common Stock at a price below the current net asset value of such shares of Common Stock, exclusive of any distributing commission or discount.
The Fund will compensate the Distributor with respect to sales of shares of Common Stock at a commission rate of 1.00% of the gross proceeds of the sale of the shares of Common Stock. Out of this commission, the Distributor will compensate the Sub‑Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the shares of Common Stock sold by the Sub‑Placement Agent. In connection with the sale of shares of Common Stock on the Fund’s behalf, the Distributor may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), and the compensation of the Distributor may be deemed to be underwriting commissions or discounts.
The Fund’s Common Stock is listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “MHF.” The net asset value of our Common Stock at the close of business on June 25, 2025 was $6.84 per share, and the last sale price per share of our Common Stock on the NYSE on that date was $6.87.

You should read this Prospectus Supplement and the accompanying Prospectus (which includes a Statement of Additional Information, dated July 18, 2025 (the “SAI”), incorporated by reference in its entirety therein, containing additional information about us, which has been filed with the Securities and Exchange Commission (“SEC”)), before deciding whether to invest and retain it for future reference. You may request a free copy of the SAI (the table of contents of which is on page 74 of the accompanying Prospectus), annual and semi-annual reports to stockholders (when available), and additional information about the Fund by calling (888) 777‑0102, by writing to the Fund at One Madison Avenue, New York, NY 10010 or visiting the Fund’s website (http://www.franklintempleton.com/investments/options/closed‑end‑funds).
The information contained in, or accessed through, the Fund’s website is not part of this Prospectus. You may also obtain a copy of the SAI (and other information regarding the Fund) from the SEC’s Public Reference Room in Washington, D.C. Information relating to the Public Reference Room may be obtained by calling the SEC at (202) 551‑8090.
Such materials, as well as the Fund’s annual and semi-annual reports (when available) and other information regarding the Fund, are also available on the SEC’s website (http://www.sec.gov). You may also e‑mail requests for these documents to publicinfo@sec.gov or make a request in writing to the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549-0102.
Investing in the Fund’s securities involves certain risks. You could lose some or all of your investment. See “Risks” beginning on page 35 of the accompanying Prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This Prospectus Supplement is dated July 21, 2025.
The Fund’s securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency.
Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

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TABLE OF CONTENTS
Prospectus Supplement

Prospectus

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You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement and the accompanying Prospectus set forth certain information about us that a prospective investor should carefully consider before making an investment in our securities. This Prospectus Supplement, which describes the specific terms of this offering, also adds to and updates information contained in the accompanying Prospectus and the documents incorporated by reference in the accompanying Prospectus. The accompanying Prospectus gives more general information, some of which may not apply to this offering. If the description of this offering varies between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information contained in this Prospectus Supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date and incorporated by reference into the accompanying Prospectus or Prospectus Supplement, the statement in the incorporated document having the later date modifies or supersedes the earlier statement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus is accurate only as of the respective dates on their front covers, regardless of the time of delivery of this Prospectus Supplement, the accompanying Prospectus, or the sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus Supplement, the accompanying Prospectus and the SAI contain forward-looking statements. All statements other than statements of historical facts included in this Prospectus Supplement and the accompanying Prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “might,” “forecast,” “possible,” “potential,” “project,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “approximate” or “continue” and other words and terms of similar meaning and the negative of such terms. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the accompanying Prospectus and the SAI. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Many factors mentioned in our discussion in this Prospectus Supplement and the accompanying Prospectus, including the risks outlined under “Risks” in the accompanying Prospectus, will be important in determining future results. In addition, several factors that could materially affect our actual results include the ability of the securities in which we invest to achieve their objectives, the timing and amount of distributions and dividends from the securities in which we intend to invest, the dependence of our future success on the general economy and its impact on the industries in which we invest and other factors discussed in our periodic filings with the SEC.
Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. The factors identified above are believed to be important factors, but not necessarily all of the important factors, that could cause our actual results to differ materially from those expressed in any forward-looking statement. Unpredictable or unknown factors could also have material adverse effects on us. Since our actual results, performance or achievements could differ materially from those expressed in, or implied by, these forward-looking statements, we cannot give any assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. All forward-looking statements included in this Prospectus Supplement, the accompanying Prospectus or the SAI are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of such documents. We do not undertake any obligation to update, amend or clarify these forward-looking statements or the risk factors contained therein, whether as a result of new information, future events or otherwise, except as may be required under the federal securities laws. The forward-looking statements in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by Section 27A of the 1933 Act.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement (the “Prospectus Supplement”) and the accompanying prospectus dated July 18, 2025 (the “Prospectus”). This summary provides an overview of selected information and does not contain all of the information you should consider before investing in shares of our common stock, par value $0.01 per share (the “Common Stock”). You should read carefully the entire Prospectus Supplement, the accompanying Prospectus, including the section entitled “Risks,” the statement of additional information dated July 18, 2025 incorporated by reference into the accompanying Prospectus (the “SAI”) and the financial statements and related notes, before making an investment decision. Unless otherwise indicated or the content otherwise requires, references to the “Fund,” “we,” “us” and “our” refer to Western Asset Municipal High Income Fund Inc.

The Fund	Western Asset Municipal High Income Fund Inc., a Maryland corporation (the “Fund”), is a diversified, closed‑end management investment company.

Investment Objectives and Strategies	The Fund’s investment objective is to seek high current income exempt from federal income taxes. There can be no assurance the Fund will achieve its investment objective. See “The Fund’s Investments.”

The Fund invests primarily in intermediate- and long-term municipal debt securities issued by state and local governments including U.S. territories and possessions, political sub‑divisions, agencies and public authorities (“municipal obligations”). However, the Fund may invest in municipal obligations of any maturity. Under normal market conditions, at least 80% of the Fund’s assets will be invested in municipal obligations. The Fund may invest up to 100% of its assets in municipal obligations rated below investment grade (commonly referred to as “junk bonds”). Investment grade securities are those rated in the Baa/BBB categories or above by at least one National Recognized Statistical Rating Organization (“NRSRO”) that provides such a rating or unrated securities that Western Asset Management Company, LLC (“Western Asset”) determined to be of comparable credit quality. The Fund will not invest in municipal obligations rated lower than Ba, MIG 1/VMIG or P‑2 by Moody’s, BB, SP‑1 or A‑1 by S&P, or BB by Fitch. The Fund may invest in non‑publicly traded municipal securities, zero‑coupon municipal obligations and non‑appropriation or other municipal lease obligations.

Municipal obligations are debt securities, the interest from which is, in the opinion of bond counsel to their issuer, excluded from gross income for regular federal income tax purposes. Municipal obligations may bear fixed, floating or variable rates of interest. Municipal obligations include “public purpose” obligations, which generate interest that is exempt from regular federal income tax and, for individual taxpayers, is not subject to the alternative minimum tax (“AMT”). Municipal obligations also include qualified “private activity bonds”, which generate interest that is exempt from regular federal income tax but that may be subject to the AMT.

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Municipal obligations include general obligation bonds, revenue bonds, housing authority bonds, private activity bonds, industrial development bonds, residual interest bonds, tender option bond (“TOB”) transactions, tax and revenue anticipation notes (“TRANs”), bond anticipation notes (“BANs”), tax-exempt commercial paper, municipal leases, participation certificates and custodial receipts. General obligation bonds are backed by the full faith and credit of the issuing entity. Revenue bonds are typically used to fund particular projects, such as those relating to education, health care, transportation and utilities, that are expected to produce income sufficient to make the payments on the bonds, since they are not backed by the full taxing power of the municipality. Housing authority bonds are used primarily to fund low to middle income residential projects and may be backed by the payments made on the underlying mortgages. TRANs are generally issued in order to finance short-term cash needs or, occasionally, to finance construction. TRANs are expected to be repaid from taxes or designated revenues in the related period, and they may or may not be general obligations of the issuing entity. BANs are issued with the expectation that their principal and interest will be paid out of proceeds from renewal notes or bonds and may be issued to finance such items as land acquisition, facility acquisition and/or construction and capital improvement projects.

Municipal obligations also include municipal lease obligations, which are undivided interests issued by a state or municipality in a lease or installment purchase contract which generally relates to equipment or facilities. In some cases, payments under municipal leases do not have to be made unless money is specifically approved for that purpose by an appropriate legislative body.

The Fund can invest in zero-coupon securities. Zero-coupon securities are debt securities that pay no cash income but are sold at substantial discounts from their value at maturity. When a zero-coupon security is held to maturity, its entire return, which consists of the amortization of discount, comes from the difference between its purchase price and its maturity value. This difference is known at the time of purchase, so that investors holding zero-coupon securities until maturity know at the time of their investment what the expected return on their investment will be.

The Fund may use a variety of derivative instruments for investment purposes, as well as for hedging or risk-management purposes. Generally, derivatives are financial contracts whose values depend upon, or are derived from, the value of an underlying asset, reference rate or index, and may relate to individual debt or equity instruments, interest rates, currencies or currency exchange rates and related indexes.

The Fund may enter into TOB transactions and may invest in inverse floating rate instruments (“Inverse Floaters”) issued in TOB transactions. The Fund may participate either in structuring an Inverse Floater or purchasing an Inverse Floater

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in the secondary market. When structuring an Inverse Floater, the Fund deposits securities (typically municipal bonds or other municipal securities) (the “Underlying Bonds”) into a special purpose entity, referred to as a “TOB Trust.” The TOB Trust generally issues floating rate notes (“Floaters”) to third parties and residual interest, Inverse Floaters, to the Fund. The Floaters issued by the TOB Trust have interest rates which reset weekly and provide the holders of the Floaters the option to tender their notes back to the TOB Trust for redemption at par at each reset date. The net proceeds of the sale of the Floaters, after expenses, are received by the Fund and may be invested in additional securities such as a fixed-rate municipal bond (“Fixed Rate Bond”). The Inverse Floaters are inverse floating rate debt instruments, as the return on those bonds is inversely related to changes in a specified interest rate. Distributions on any Inverse Floaters paid to the Fund will be reduced or, in the extreme, eliminated as short-term interest rates rise and will increase when such interest rates fall. Floaters issued by a TOB Trust may be senior to the Inverse Floaters held by the Fund. The value and market for Inverse Floaters can be volatile, and Inverse Floaters can have limited liquidity.

The Fund may purchase municipal securities on a when-issued or delayed delivery basis. Securities purchased on a when-issued or delayed delivery basis are purchased for delivery beyond the normal settlement date at a stated price and yield. No income accrues to the purchaser of a security on a when-issued or delayed delivery basis prior to delivery. Such securities are recorded as an asset and are subject to changes in value based upon changes in the general level of interest rates. The Fund will make commitments to purchase securities on a when-issued or delayed delivery basis only with the intention of actually acquiring the securities but may sell them before the settlement date if it is deemed advisable. Any gain realized on the sale would be taxable. Purchasing a security on a when-issued or delayed delivery basis can involve a risk that the market price at the time of delivery may be lower than the agreed-upon purchase price, in which case there could be an unrealized loss at the time of delivery.

The Fund may acquire “stand‑by commitments” with respect to municipal obligations held in its portfolio. The Fund will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. Under a stand-by commitment a dealer agrees to purchase, at the Fund’s option, specified municipal obligations held by the Fund at a specified price and, in this respect, stand-by commitments are comparable to put options. A stand-by commitment entitles the holder to achieve same day settlement and to receive an exercise price equal to the amortized cost of the underlying security plus accrued interest, if any, at the time of exercise. The Fund will be subject to credit risk with respect to an institution providing a stand-by commitment and a decline in the credit quality of the institution could cause losses to the Fund. The cost of entering into stand-by commitments will increase the cost of the underlying

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municipal obligation and similarly will decrease such security’s yield to investors. Gains, if any, realized in connection with stand-by commitments will be taxable.

Under normal conditions, the Fund may hold up to 20% of its assets in cash or money market instruments, including taxable money market instruments (“Taxable Investments”). When Fund management believes that long-term municipal obligations consistent with the Fund’s investment objective are unavailable, the Fund may take a temporary defensive posture and invest without limitation in short-term municipal obligations and Taxable Investments.
To protect against a decline in the value of municipal obligations it owns or an increase in the price of municipal obligations it proposes to purchase in the future, the Fund may engage in financial futures and options transactions, subject to applicable regulations by the Commodities Futures Trading Commission (“CFTC”). The futures contracts or options on futures contracts that may be entered into by the Fund will be restricted to those that are either based on an index of long-term municipal obligations or relate to debt securities the prices of which are anticipated by the investment manager to correlate with the prices of the municipal obligations owned or to be purchased by the Fund.

The Fund may enter into interest rate futures contracts in order to protect against the adverse effect of changing interest rates on its portfolio securities or those to be purchased by the Fund. The Fund may purchase and sell call and put options on interest rate futures contracts that are traded on a United States exchange or board of trade. The Fund may utilize municipal bond index futures to protect against changes in the market value of the municipal obligations in its portfolio or that it intends to acquire. The Fund may purchase and sell put and call options on municipal bond indexes and municipal bond index futures and enter into closing transactions with respect to those options.

The Fund is authorized to lend securities it holds to brokers, dealers and other financial organizations, so long as the terms and the structure of such loans are not inconsistent with the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”).

The Fund may not borrow money, except for temporary or emergency purposes, and then not in amounts that are greater than 15% of total assets (including the amount borrowed). The Fund may not buy more securities if the Fund has borrowed money in amounts greater than 5% of net assets.

The Fund may enter into repurchase agreement transactions with member banks of the Federal Reserve System or with certain dealers listed on the Federal Reserve Bank of New York’s list of reporting dealers. Under the terms of a typical repurchase agreement, the Fund would acquire an underlying debt obligation for a relatively short period (usually not more than seven days) subject to an obligation of the seller to repurchase, and the Fund

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to resell, the obligation at an agreed-upon price and time, thereby determining the yield during the Fund’s holding period.

In selecting investments for the Fund, Western Asset employs fundamental research and due diligence to an issuer’s: growth potential, stock price, potential appreciation and valuation; credit quality, taking into account financial condition and profitability; future capital needs; potential for change in bond rating and industry outlook; and competitive environment and management ability.

For a more complete discussion of the Fund’s portfolio composition, see “The Fund’s Investments.”

The Investment Manager	FTFA is the Fund’s investment manager. FTFA, an indirect wholly-owned subsidiary of Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, is a registered investment adviser and provides administrative and management services to the Fund. In addition, FTFA performs administrative and management services necessary for the operation of the Fund, such as (1) supervising the overall administration of the Fund, including negotiation of contracts and fees with, and the monitoring of performance and billings of, the Fund’s transfer agent, stockholder servicing agents, custodian and other independent contractors or agents; (2) providing certain compliance, Fund accounting, regulatory reporting and tax reporting services; (3) preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to stockholders; (4) maintaining the Fund’s existence and (5) during such times as shares are publicly offered, maintaining the registration and qualification of the Fund’s shares under federal and state laws. As of March 31, 2025, FTFA’s total assets under management were approximately $151.85 billion. FTFA is a wholly owned subsidiary of Franklin Templeton. Franklin Templeton is a global asset management firm. As of March 31, 2025, Franklin Templeton’s asset management operation had aggregate assets under management over $1.54 trillion.

FTFA receives an annual fee, payable monthly, in an amount equal to 0.55% of the Fund’s average daily net assets.

The Fund will pay all of its offering expenses. The Fund’s management fees and other expenses are borne by the holders of shares of Common Stock (the “Common Stockholders”). See “Summary of Fund Expenses” in this Prospectus Supplement and “Management of the Fund” in the accompanying Prospectus.

The Subadviser	Western Asset, the Fund’s subadviser, provides day‑to‑day portfolio management of the Fund and undertakes investment-related activities, including investment management, research and analysis, and securities settlement, subject to the supervision of the Fund’s Board of Directors and FTFA.

As of March 31, 2025, Western Asset and its investment advisory affiliates over which Western Asset has operational

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responsibility, or its supervised affiliates, had approximately $248.24 billion in assets under management.

Western Asset receives an annual subadvisory fee, payable monthly, from FTFA in an amount equal to 70% of the management fee paid to FTFA. See “Management of the Fund.”

The Offering	The Fund has entered into a distribution agreement dated July 21, 2025 (the “Distribution Agreement”) with Franklin Distributors, LLC (the “Distributor”), an affiliate of the Manager, to provide for distribution of the Fund’s shares of Common Stock. The Distributor has entered into a sub‑placement agent agreement dated July 21, 2025 (the “Sub‑Placement Agent Agreement”) with UBS Securities LLC (the “Sub‑Placement Agent”) with respect to the Fund relating to the shares of Common Stock offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub‑Placement Agent Agreement, the Fund may offer and sell shares of Common Stock from time to time through the Sub‑Placement Agent for the offer and sale of shares of Common Stock.

The Fund will compensate the Distributor with respect to sales of shares of Common Stock at a commission rate of 1.00% of the gross proceeds of the sale of the shares of Common Stock. Out of this commission, the Distributor will compensate the Sub‑Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the shares of Common Stock sold by the Sub‑Placement Agent. In connection with the sale of the shares of Common Stock on the Fund’s behalf, the Distributor may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “1933 Act”) and the compensation of the Distributor may be deemed to be underwriting commissions or discounts.

Sales of shares of Common Stock under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the New York Stock Exchange (“NYSE”) or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices. See “Plan of Distribution” in this Prospectus Supplement.

The shares of Common Stock may not be sold through agents, underwriters or dealers without delivery or deemed delivery of the Prospectus and this Prospectus Supplement describing the method and terms of the offering of shares of Common Stock.

Under the 1940 Act, the Fund may not sell shares of Common Stock at a price below the then current net asset value per share of its Common Stock, exclusive of any commission or discount.

Risks	See “Risks” beginning on page 35 of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the shares of Common Stock.

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SUMMARY OF FUND EXPENSES
The purpose of the following table and example is to help you understand all fees and expenses Common Stockholders would bear directly or indirectly. The table below is based on the capital structure of the Fund as of October 31, 2024 (except as noted below) and assumes the issuance of $75 million of additional shares of Common Stock.

STOCKHOLDER TRANSACTION EXPENSES
Sales Load (percentage of offering price)	1.00%(1)
Offering Expenses Borne by the Fund (percentage of offering price)	0.27%(2)
Dividend Reinvestment Plan Per Transaction Fee to Sell Shares Obtained Pursuant to the Plan	$5.00(3)
TOTAL TRANSACTION EXPENSES (as a percentage of offering price)(4)	1.27%

Percentage of Net Assets Attributable to Common Stock
ANNUAL EXPENSES
Management Fees(5)	0.55%
Other Expenses(6)	0.11%
Interest and Related Expenses from Leverage(7)	0.05%
TOTAL ANNUAL EXPENSES	0.71%

(1)
Represents the estimated commission with respect to the shares of Common Stock being sold in this offering. There is no guarantee that there will be any sales of the shares of Common Stock pursuant to this Prospectus Supplement and the accompanying Prospectus.

(2)	Offering expenses payable by the Fund will be deducted from the proceeds, before expenses, to the Fund.

(3)
Common Stockholders will pay brokerage charges if they direct the Plan Agent (defined below) to sell Common Stock held in a dividend reinvestment account. See “Dividend Reinvestment Plan” in the accompanying Prospectus. There are no fees charged to stockholders for participating in the Fund’s dividend reinvestment plan (the “Plan”). However, stockholders participating in the Plan that elect to sell their shares obtained pursuant to the plan would pay $5.00 per transaction to sell shares.

(4)
Based upon net assets attributable to our Common Stock as of June 25, 2025 after giving effect to the anticipated net proceeds of this offering. Assumes the Fund sells 10,917,031 shares of Common Stock at an offering price of $6.87 (the last reported sale price per share for the Common Stock on the NYSE as of June 25, 2025). The price per share of any sale of shares of Common Stock may be greater or less than the price assumed herein, depending on the market price of the Common Stock at the time of any sale. There is no guarantee that there will be any sales of shares of Common Stock pursuant to this Prospectus Supplement and the accompanying Prospectus. The number of shares of Common Stock actually sold pursuant to this Prospectus Supplement and the accompanying Prospectus may be less than as assumed herein.

(5)	The Manager receives an annual fee, payable monthly, in an amount equal to 0.55% of the Fund’s average daily net assets.

(6)	Expenses based on amounts incurred in the fiscal year ended October 31, 2024.

(7)
The Fund may enter into TOB transactions and may invest in Inverse Floaters issued in TOB transactions. When structuring an Inverse Floater, the Fund deposits securities (typically municipal bonds or other municipal securities) into a special purpose entity, referred to as a “TOB Trust.” The TOB Trust generally issues Floaters to third parties and residual interest, Inverse Floaters, to the Fund. Interest paid to holders of the Floaters, as well as other expenses related to administration, liquidity, remarketing and trustee services of the TOB Trust, are recognized as an interest expense of the Fund. For the year ended October 31, 2024, the average daily amount of Floaters outstanding was $2,988,005 and weighted average interest rate was 3.92%.

Example*
The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment in Common Stock, assuming (i) “Total Annual Expenses” of 0.71% of net assets attributable to Common Stock and (ii) a 5% annual return:

1 Year	3 Years	5 Years	10 Years
$20	$35	$51	$99

*
The example above should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown. The example assumes that all dividends and distributions are reinvested at net asset value. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

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USE OF PROCEEDS
Sales of shares of Common Stock, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices. Assuming the sale of shares of Common Stock having an aggregate offering price of up to $75,000,000 offered hereby, at the last reported sale price of $6.87 per share on the NYSE as of June 25, 2025, we estimate that the net proceeds from the sale of the shares of Common Stock that we are offering will be approximately $74.0 million, after deducting the estimated commission and estimated offering expenses payable by us. There is no guarantee that there will be any sales of shares of Common Stock pursuant to this Prospectus Supplement and the accompanying Prospectus. The aggregate offering price of Common Stock, if any, actually sold under this Prospectus Supplement and the accompanying Prospectus may be less than as set forth in this paragraph. In addition, the price per share of any such sale may be greater or less than assumed in this paragraph, depending on the market price of the Common Stock at the time of any such sale. As a result, the actual net proceeds received by the Fund may be more or less than the amount of net proceeds estimated in this paragraph, but in no event will the aggregate gross proceeds the Fund receives in this offering exceed $75,000,000.
Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of any offering of its securities in accordance with its investment objective and policies as stated herein. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds in accordance with its investment objective and policies within three months after the completion of any offering. Pending such investment, it is anticipated that the proceeds will be primarily invested in short-term money market instruments. The Fund may also invest in U.S. government securities.
CAPITALIZATION
The Fund may offer and sell up to $75,000,000 of shares of Common Stock, from time to time through the Sub‑Placement Agent under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of shares of Common Stock pursuant to this Prospectus Supplement and the accompanying Prospectus. The table below assumes that the Fund will sell 10,917,030 shares of Common Stock at a price of $6.87 per share (which represents the last reported sales price per share of the Common Stock on the NYSE on June 25, 2025). Actual sales, if any, of shares of Common Stock under this Prospectus Supplement and the accompanying Prospectus may be greater or less than $6.87 per share, depending on the market price of the Common Stock at the time of any such sale. The Fund and the Distributor will determine whether any sales of shares of Common Stock will be made on a particular day; the Fund and the Distributor, however, will not authorize sales of shares of Common Stock if the per share price is less than the current net asset value per share plus the per share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Fund and the Distributor may also decline to authorize sales of shares of Common Stock on a particular day even if the per share price of the shares is equal to or greater than the Minimum Price or may only authorize a fixed number of shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of shares of Common Stock will be made on a particular day and, if so, in what amounts.
The following table sets forth our capitalization (i) as of October 24, 2024 and (ii) as adjusted to give effect to the issuance of the shares of Common Stock offered hereby at a price of $6.87 per share (the last reported sale price for shares of Common Stock on the NYSE as of June 25, 2025) less the assumed commission of $750,000 (representing an estimated commission paid to the Distributor of 1.00% of the gross proceeds of the sale of shares of Common Stock in this offering, out of which the Distributor will compensate the Sub‑Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of shares of Common Stock sold by the Sub‑Placement Agent) and estimated offering expenses payable by the Fund of $953,233. As indicated below, the Fund will bear the offering expenses associated with this offering:

8

	Actual (Audited)	As Adjusted(1) (Unaudited)	As Further Adjusted(2) (Unaudited)

Net Assets:
Common Stock ($0.01 par value per share); 500,000,000 shares authorized; 21,651,223 shares issued and outstanding as of October 31, 2024 (actual); 21,689,855 shares issued and outstanding as of June 25, 2025 which includes 38,632 shares issued since October 31, 2024 from dividend reinvestments (as adjusted); 32,606,855 shares issued and outstanding as of June 25, 2025 and assumes the issuance of 10,917,030 shares (as further adjusted)	$216,512	$216,898	$326,069
Paid‑in capital in excess of par value	162,633,103	162,904,294	236,841,890
Total distributable earnings (loss)	(6,205,859)	(6,205,859)	(6,205,859)
Total Net Assets	$156,643,756	$156,915,333	$230,962,100

(1)	Includes 38,632 shares and $271,577 in dividend reinvestment dollars from October 31, 2024 to June 25, 2025.

(2)
As further adjusted paid‑in surplus reflects a deduction for the estimated offering expenses and estimated commissions on the shares of Common Stock borne by the Fund of $203,233 and $750,000, respectively.

9

DISTRIBUTIONS
The Fund intends to make regular monthly cash distributions of all or a portion of its net investment income to Common Stockholders. The following table sets forth information about distributions we paid to our Common Stockholders for the last three fiscal years, percentage participation by Common Stockholders in our Dividend Reinvestment Plan and reinvestments and related issuances of additional shares of Common Stock as a result of such participation (the information in the table is unaudited):

Distribution Payable Date to Common Stockholders	Amount of Distribution Per Share	Percentage of Common Stockholders Electing to Participate in Dividend Reinvestment Program	Amount of Corresponding Reinvestment through Dividend Reinvestment Program	Additional Shares of Common Stock Issued through Dividend Reinvestment Program
November 1, 2021	$0.02180	4.46%	$21,031	2,610
December 1, 2021	$0.02180	4.45%	$20,987	2,597
December 31, 2021	$0.01980	4.41%	$18,911	2,346
February 1, 2022	$0.01980	4.38%	$18,784	—
March 1, 2022	$0.01980	4.43%	$19,009	—
April 1, 2022	$0.01980	4.43%	$18,999	—
May 2, 2022	$0.01980	4.47%	$19,165	—
June 1, 2022	$0.01980	4.68%	$20,079	—
July 1, 2022	$0.01980	5.02%	$21,531	—
August 1, 2022	$0.01980	4.89%	$20,967	—
September 1, 2022	$0.01980	4.74%	$20,325	—
October 3, 2022	$0.01980	4.96%	$21,258	—
November 1, 2022	$0.01980	5.16%	$22,117	—
December 1, 2022	$0.01980	5.01%	$21,457	—
December 30, 2022	$0.01980	5.02%	$21,504	—
February 1, 2023	$0.01980	5.11%	$21,914	—
March 1, 2023	$0.01980	5.24%	$22,452	—
April 3, 2023	$0.01980	5.14%	$22,029	—
May 1, 2023	$0.01980	5.22%	$22,361	—
June 1, 2023	$0.01980	5.13%	$21,974	—
July 3, 2023	$0.01980	5.15%	$22,070	—
August 1, 2023	$0.01980	5.14%	$22,052	—
September 1, 2023	$0.01980	4.94%	$21,172	—
October 2, 2023	$0.02080	5.16%	$23,256	—
November 1, 2023	$0.02080	5.37%	$24,186	—
December 1, 2023	$0.02080	5.95%	$26,798	—
December 29, 2023	$0.02200	5.89%	$28,048	—
February 1, 2024	$0.02200	5.71%	$27,220	—
March 1, 2024	$0.02200	5.93%	$28,234	—
April 1, 2024	$0.03400	6.03%	$44,405	—
May 1, 2024	$0.03400	6.03%	$44,386	—
June 3, 2024	$0.03400	6.11%	$45,008	—
July 1, 2024	$0.03400	6.37%	$46,888	—
August 1, 2024	$0.03400	6.69%	$49,224	—
September 3, 2024	$0.03400	6.86%	$50,470	—
October 1, 2024	$0.03400	7.00%	$51,498	—
November 1, 2024	$0.03400	7.13%	$52,509	—
December 2, 2024	$0.03400	7.22%	$53,138	—
December 31, 2024	$0.03400	7.13%	$52,473	—
February 3, 2025	$0.03400	7.46%	$54,906	6,268
March 3, 2025	$0.03400	8.01%	$59,017	8,208
April 1, 2025	$0.03400	7.81%	$57,548	8,139
May 1, 2025	$0.03400	7.40%	$54,540	7,864
June 2, 2025	$0.03400	7.57%	$55,775	8,153
July 1, 2025	$0.03400	7.45%	$54,942	7,995

10

Unless a Common Stockholder elects to receive distributions in cash (i.e., opt out), all of such Common Stockholder’s distributions, including any capital gains distributions on shares of Common Stock, will be automatically reinvested in additional shares of Common Stock under the Fund’s Dividend Reinvestment Plan. See “Dividend Reinvestment Plan” in the accompanying Prospectus.

11

MARKET AND NET ASSET VALUE INFORMATION
The Fund’s currently outstanding Common Stock is listed on the NYSE under the symbol “MHF.” Our Common Stock commenced trading on the NYSE on November 28, 1988.
Our Common Stock has traded both at a premium and at a discount in relation to the Fund’s net asset value per share. Although our Common Stock has traded at a premium to net asset value, we cannot assure that this will occur after any offering or that the Common Stock will not trade at a discount in the future. Our issuance of additional shares of Common Stock may have an adverse effect on prices in the secondary market for our Common Stock by increasing the number of shares of Common Stock available, which may create downward pressure on the market price for our Common Stock. Shares of closed‑end investment companies frequently trade at a discount to net asset value. See “Risks—Market Price Discount from Net Asset Value Risk” in the accompanying Prospectus.
The following table sets forth for each of the periods indicated the range of high and low closing sale prices of our Common Stock, each as reported on the NYSE, the net asset value per share of Common Stock and the premium or discount to net asset value per share at which our shares were trading. Net asset value is generally determined on each business day that the NYSE is open for business. See “Net Asset Value” for information as to the determination of our net asset value.

		Price Range
	NAV(1)	High	Low	Premium / (Discount) of High Sales Price to NAV	Premium / (Discount) of Low Sales Price to NAV
Fiscal Year Ending October 31, 2025
Second Quarter	$6.92	$7.82	$6.95	13.01%	0.43%
First Quarter	$7.15	$7.24	$6.75	1.26%	(5.59)%
Fiscal Year Ending October 31, 2024
Fourth Quarter	$7.23	$7.32	$6.94	1.24%	(4.01)%
Third Quarter	$7.30	$7.04	$6.54	(3.56)%	(10.41)%
Second Quarter	$7.20	$6.92	$6.53	(3.89)%	(9.31)%
First Quarter	$7.36	$6.58	$6.06	(10.60)%	(17.66)%
Fiscal Year Ending October 31, 2023
Fourth Quarter	$6.75	$6.53	$5.94	(3.26)%	(12.00)%
Third Quarter	$7.21	$6.65	$6.28	(7.77)%	(12.90)%
Second Quarter	$7.19	$6.84	$6.34	(4.87)%	(11.82)%
First Quarter	$7.28	$6.79	$6.20	(6.73)%	(14.84)%

Source of market prices: NYSE

(1)
Net asset value per share is determined as of close of business on the last day of the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low closing sales prices, which may or may not fall on the last day of the quarter. Net asset value per share is calculated as described in “Net Asset Value.”

On June 25, 2025, the last reported sale price of our Common Stock on the NYSE was $6.87, which represented a premium of approximately 0.44% to the net asset value per share reported by us on that date.
As of June 25, 2025, we had approximately 21,689,855 shares of Common Stock outstanding and we had net assets attributable to Common Stockholders of approximately $148,401,007.

12

PLAN OF DISTRIBUTION
The Fund has entered into the Distribution Agreement with Franklin Distributors, LLC, an affiliate of Franklin Templeton Fund Adviser, LLC, the Fund’s investment manager, pursuant to which the Fund may offer and sell up to $75,000,000 of shares of Common Stock, from time to time, through the Distributor in transactions that are deemed to be “at‑the‑market” as defined in Rule 415 under the 1933 Act. The minimum price on any day at which shares of Common Stock may be sold will not be less than the Minimum Price, which will be equal to the then current net asset value per share of Common Stock plus the per share Common Stock amount of the commission to be paid to the Distributor. The Fund along with the Distributor and the Sub‑Placement Agent will determine whether any sales of shares of Common Stock will be made on a particular day. The Fund and the Distributor, however, will not authorize sales of shares of Common Stock if the price per share of Common Stock is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of shares of Common Stock on a particular day even if the price per share of Common Stock is equal to or greater than the Minimum Price, or may only authorize a fixed number of shares of Common Stock to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of shares of Common Stock will be made on a particular day and, if so, in what amounts.
The Distributor may enter into sub‑placement agent agreements with one or more selected dealers. The Distributor has entered into the Sub‑Placement Agent Agreement with UBS Securities LLC pursuant to which the Fund may offer and sell the shares of Common Stock offered by this Prospectus Supplement and the accompanying Prospectus, from time to time, through the Sub‑Placement Agent, as sub‑placement agent for the offer and sale of the shares of Common Stock. In accordance with the terms of the Sub‑Placement Agent Agreement, the Sub‑Placement Agent will use its reasonable best efforts to sell the shares of Common Stock.
The Sub‑Placement Agent will provide written confirmation to the Distributor following the close of trading on a day on which shares of Common Stock are sold under the Sub‑Placement Agent Agreement. Each confirmation will include the number of shares of Common Stock sold, the net proceeds to the Fund and the compensation the Sub‑Placement Agent is owed in connection with the sales.
The Fund will compensate the Distributor with respect to sales of shares of Common Stock at a commission rate of 1.00% of the gross proceeds of the sale of the shares of Common Stock. Out of this commission, the Distributor will compensate the Sub‑Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the shares of Common Stock sold by the Sub‑Placement Agent. The Distributor may voluntarily waive a portion of its commission. There is no guarantee that there will be any sales of the shares of Common Stock pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the shares of Common Stock under this Prospectus Supplement and the accompanying Prospectus may be greater or less than the most recent market price set forth in this Prospectus Supplement, depending on the market price of the shares of Common Stock at the time of any such sale; provided, however, that sales will not be made at less than the Minimum Price.
Settlements of sales of shares of Common Stock will occur on the next business day following the date on which any such sales are made, in return for payment of the net proceeds to the Fund. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of shares of Common Stock on behalf of the Fund, the Distributor may be deemed to be an underwriter within the meaning of the 1933 Act, and the compensation of the Distributor may be deemed to be underwriting commissions or discounts.
The Fund has agreed to indemnify the Distributor and hold the Distributor harmless against certain liabilities, including certain liabilities under the 1933 Act, except for any liability to the Fund or its investors to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by its reckless disregard of its obligations and duties under its agreement with the Fund.
The offering of the shares of Common Stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject thereto or (ii) termination of the Distribution Agreement. The Fund and the Distributor each have the right to terminate the Distribution Agreement in its discretion upon sixty days’ written notice to the other party.

13

The shares of Common Stock may not be sold through the Distributor or the Sub‑Placement Agent without delivery or deemed delivery of this Prospectus Supplement and the accompanying Prospectus describing the method and terms of the offering of the shares of Common Stock.
The Sub‑Placement Agent, its affiliates and their respective employees hold or may hold in the future, directly or indirectly, investment interests in Franklin Resources, Inc., the parent company of the Distributor, and funds advised by the Manager and its affiliates, including the Fund. The interests held by employees of the Sub‑Placement Agent or its affiliates are not attributable to, and no investment discretion is held by, the Sub‑Placement Agent or its affiliates.
The principal business address of the Distributor is One Franklin Parkway, San Mateo, CA 94403. The principal business address of the Sub‑Placement Agent is 1285 Avenue of the Americas, New York, NY 10019.

14

LEGAL MATTERS
Certain legal matters in connection with the securities will be passed upon for the Fund by Simpson Thacher & Bartlett LLP, Washington, D.C. Simpson Thacher & Bartlett LLP may rely as to certain matters of Maryland law on the opinion of Venable LLP, Baltimore, Maryland.
FINANCIAL STATEMENTS
The audited financial statements included in the annual report to the Fund’s stockholders for the fiscal year ended October 31, 2024 and together with the report of PricewaterhouseCoopers LLP (“PwC”) for the Fund’s annual report, are incorporated herein by reference to the Fund’s annual report to stockholders. The unaudited financial statements included in the semi-annual report to the Fund’s stockholders for the fiscal period ended April 30, 2025 are incorporated herein by reference to the Fund’s semi-annual report to stockholders. All other portions of the annual and semi-annual reports to stockholders are not incorporated herein by reference and are not part of the registration statement, the SAI, the Prospectus or this Prospectus Supplement.

15

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PwC serves as the Independent Registered Public Accounting Firm of the Fund and audits the financial statements of the Fund. PwC is located at 100 East Pratt Street, Suite 2600, Baltimore, Maryland 21202-1096.
INCORPORATION BY REFERENCE
As noted above, this Prospectus Supplement is part of a registration statement filed with the SEC. Pursuant to the final rule and form amendments adopted by the SEC on April 8, 2020, the Fund is permitted to “incorporate by reference” certain information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus Supplement, and later information that the Fund files with the SEC will automatically update and supersede this information.
The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering will be incorporated by reference into this Prospectus Supplement and deemed to be part of this Prospectus Supplement from the date of the filing of such reports and documents:

•	the Fund’s Statement of Additional Information, dated July 18, 2025, filed with the accompanying Prospectus;

•	the Fund’s Semi-Annual Report on Form N‑CSRS, filed on June 25, 2025;

•	the Fund’s Annual Report on Form N‑CSR, filed on December 31, 2024;

•	the Fund’s Proxy Statement on Form DEF 14A, filed on March 7, 2025;

•	the Fund’s description of Common Stock on Form 8‑A, filed on March 11, 1988.
You may obtain copies of any information incorporated by reference into this Prospectus Supplement, at no charge, by calling toll-free (888) 777‑0102 or by writing to the Fund at One Madison Avenue, New York, NY 10010. The Fund’s periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as this Prospectus Supplement, the accompanying Prospectus and the Statement of Additional Information, are available on the Fund’s website http://www.franklintempleton.com/investments/options/closed‑end‑funds. In addition, the SEC maintains a website at www.sec.gov, free of charge, that contains these reports, the Fund’s proxy and information statements, and other information relating to the Fund.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and the 1940 Act, and are required to file reports (including our annual and semi-annual reports), proxy statements and other information with the SEC. Our most recent stockholder report filed with the SEC is for the period ended October 31, 2024. Such reports, proxy statements and other information, as well as the registration statement and the amendments, exhibits and schedules thereto, can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C. Information about the operation of the public reference facilities may be obtained by calling the SEC at (202) 551‑8090.
Copies of such material may also be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain the same information free of charge from the SEC’s website at www.sec.gov. You may also e‑mail requests for these documents to publinfo@sec.gov or make a request in writing to the SEC’s Public Reference Section, 100 F Street, N.E., Room 1580, Washington, D.C. 20549 This Prospectus Supplement and the accompanying Prospectus do not contain all of the information in our registration statement, including amendments, exhibits, and schedules. Statements in this Prospectus Supplement and the accompanying Prospectus about the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference. Additional information about us can be found in our registration statement (including amendments, exhibits, and schedules) on Form N‑2 filed with the SEC. The SEC maintains a web site (www.sec.gov) that contains our registration statement, other documents incorporated by reference, and other information we have filed electronically with the SEC, including proxy statements and reports filed under the Exchange Act.

16

BASE PROSPECTUS

$75,000,000

Western Asset Municipal High Income Fund Inc.

Common Stock

Subscription Rights to Purchase Common Stock

The Fund. Western Asset Municipal High Income Fund Inc., a Maryland corporation (the “Fund”), is a diversified, closed-end management investment company.

Investment Objective. The Fund’s primary investment objective is to seek high current income exempt from federal income taxes. There can be no assurance that the Fund will achieve its investment objective.

Investment Strategies. The Fund invests primarily in intermediate- and long-term municipal debt securities issued by state and local governments including U.S. territories and possessions, political sub-divisions, agencies and public authorities (“municipal obligations”). However, the Fund may invest in municipal obligations of any maturity. Under normal market conditions, at least 80% of the Fund’s assets will be invested in municipal obligations. The Fund may invest up to 100% of its assets in municipal obligations rated below investment grade (commonly referred to as “junk bonds”). Investment grade securities are those rated in the Baa/BBB categories or above by at least one National Recognized Statistical Rating Organization (“NRSRO”) that provides such a rating or unrated securities that the subadviser determined to be of comparable credit quality. The Fund will not invest in municipal obligations rated lower than Ba, MIG 1/VMIG or P-2 by Moody’s Investors Service, Inc. (“Moody’s”), BB, SP-1 or A-1 by Standard & Poor’s Corporation (“S&P”), or BB by Fitch IBCA, Inc. (“Fitch”). The Fund may invest in non-publicly traded municipal securities, zero-coupon municipal obligations and non-appropriation or other municipal lease obligations.

The Fund’s shares of common stock, par value $0.01 per share (“Common Stock”), are listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “MHF.” The net asset value of our Common Stock at the close of business on June 25, 2025 was $6.84 per share, and the last sale price per share of our Common Stock on the NYSE on that date was $6.87.

Offering. The Fund may offer, from time to time, in one or more offerings, our Common Stock, which we also refer to as our securities, at prices and on terms to be set forth in one or more Prospectus Supplements to this Prospectus.

We may offer and sell our securities to or through underwriters, through dealers or agents that we designate from time to time, directly to purchasers, through at-the-market offerings or through a combination of these methods. An at-the-market offering is an offering where the price per share of the Fund’s common stock is determined by the market price per share of the Fund’s outstanding common stock as of the time of each take-down offering. If an offering of securities involves any underwriters, dealers or agents, then the applicable Prospectus Supplement will name the underwriters, dealers or agents and will provide information regarding any applicable purchase price, fee, commission or discount arrangements made with those underwriters, dealers or agents or the basis upon which such amount may be calculated. See “Plan of Distribution—Distribution Through Agents,” “—Distribution Through Underwriters” and “—Distribution Through Dealers.” We may not sell any of our securities through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the offering of our securities.

Investment Manager and Subadviser. Franklin Templeton Fund Adviser, LLC (“FTFA” or the “Investment Manager”), the Fund’s investment manager, supervises the day-to-day management of the Fund’s portfolio by Western Asset Management Company, LLC (“Western Asset” or the “Subadviser”) and provides administrative and management services to the Fund.

Investing in the Fund’s securities involves certain risks, including risks that make the offering of securities speculative (See “Risks—Below Investment Grade (High-Yield or Junk Bond) Securities Risk”). You could lose some or all of your investment. See “Risks” beginning on page 35 of this Prospectus and any Prospectus Supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 18, 2025.

(continued on following page)

(continued from previous page)

Western Asset is responsible for the day-to-day portfolio management of the Fund, subject to the supervision of the Fund’s Board of Directors and FTFA. As of March 31, 2025, Western Asset and its supervised affiliates total assets under management were approximately $248.24 billion. Western Asset is a wholly-owned subsidiary of Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton.

Leverage. The Fund may not borrow money, except for temporary or emergency purposes, and then not in amounts that are greater than 15% of total assets (including the amount borrowed). The Fund may not buy more securities if the Fund has borrowed money in amounts greater than 5% of net assets.

Returns of Capital. A distribution by the Fund consisting of a return of capital should not be considered a dividend yield or total return of an investment in the Fund’s Common Stock. Holders of Common Stock (“Common Stockholders”) who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Stockholders should not assume that the source of a distribution from the Fund is net profits. In general terms, a return of capital would involve a situation in which a Fund distribution (or a portion thereof) represents a return of a portion of a stockholder’s investment in the Fund, rather than a distribution that is funded from the Fund’s earned income or other profits. Although return of capital distributions may not be currently taxable, such distributions would decrease the basis of a stockholder’s shares (but not below zero), and therefore may increase a stockholder’s tax liability for capital gains upon a sale of shares, even if sold at a loss to the stockholder’s original investment.

This Prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. Under the shelf registration process, we may offer, from time to time, separately or together in one or more offerings, the securities described in this Prospectus. The securities may be offered at prices and on terms described in one or more supplements to this Prospectus. This Prospectus provides you with a general description of the securities that we may offer. Each time we use this Prospectus to offer securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. This Prospectus, together with any Prospectus Supplement, sets forth concisely the information about us that a prospective investor ought to know before investing. You should read this Prospectus and the related Prospectus Supplement before deciding whether to invest and retain them for future reference. A Statement of Additional Information, dated July 18, 2025 (the “SAI”), containing additional information about us, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the SAI (the table of contents of which is on page i of this Prospectus), annual and semi-annual reports to stockholders (when available), and additional information about the Fund by calling (888) 777-0102, by writing to the Fund at One Madison Avenue, New York, NY 10010 or visiting the Fund’s website (http://www.franklintempleton.com/investments/options/closed-end-funds).

The information contained in, or accessed through, the Fund’s website is not part of this Prospectus. You may also obtain a copy of the SAI (and other information regarding the Fund) from the SEC’s Public Reference Room in Washington, D.C. Information relating to the Public Reference Room may be obtained by calling the SEC at (202) 551-8090.

Such materials, as well as the Fund’s annual and semi-annual reports (when available) and other information regarding the Fund, are also available on the SEC’s website (http://www.sec.gov). You may also e-mail requests for these documents to publicinfo@sec.gov or make a request in writing to the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549-0102.

As permitted by regulations adopted by the SEC, the Fund does not intend to mail paper copies of the Fund’s stockholder reports, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary (such as a broker-dealer or bank). Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report. If you invest through a financial intermediary and you already elected to receive stockholder reports electronically (“e-delivery”), you will not be affected by this change and you need not take any action. If you have not already elected e-delivery, you may elect to receive stockholder reports and other communications from the Fund electronically by contacting your financial intermediary. You may elect to receive all reports in paper free of charge. If you invest through a financial intermediary, you can contact your financial intermediary to request that you receive paper copies of your stockholder reports. That election will apply to all legacy Legg Mason funds held in your account at that financial intermediary. If you are a direct stockholder with the Fund, you can call the Fund at 1-888-888-0151, or write to the Fund by regular mail at P.O. Box 505000, Louisville, KY 40233 or by overnight delivery to Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202 to let the Fund know you wish to receive paper copies of your stockholder reports. That election will apply to all legacy Legg Mason funds held in your account held directly with the fund complex.

Shares of common stock of closed-end investment companies frequently trade at discounts to their net asset values. If our Common Stock trades at a discount to our net asset value, the risk of loss may increase for purchasers of our Common Stock, especially for those investors who expect to sell their shares of Common Stock in a relatively short period after purchasing shares in this offering. See “Risks—Market Price Discount from Net Asset Value Risk.”

The Fund’s securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency.

You should rely only on the information contained or incorporated by reference in this Prospectus and any related Prospectus Supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information appearing in this Prospectus and any Prospectus Supplement is accurate only as of the respective dates on their front covers, regardless of the time of delivery of this Prospectus, any Prospectus Supplement, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This is only a summary. This summary does not contain all of the information that you should consider before investing in the Fund’s Common Stock. You should review the more detailed information contained elsewhere in this Prospectus, any related Prospectus Supplements and in the Statement of Additional Information (the “SAI”), especially the information under the heading “Risks.” Unless otherwise indicated or the content otherwise requires, references to “we,” “us” and “our” refer to Western Asset Municipal High Income Fund Inc.

The Fund	Western Asset Municipal High Income Fund Inc., a Maryland corporation (the “Fund”), is a diversified, closed-end management investment company.

The Offering	The Fund may offer, from time to time, in one or more offerings, up to $75 million of our common stock, par value $0.01 per share (“Common Stock”), which we also refer to as our securities, at prices and on terms to be set forth in one or more prospectus supplements (each, a “Prospectus Supplement”) to this Prospectus. We may also offer subscription rights to purchase shares of our Common Stock.

We may offer and sell our securities to or through underwriters, through dealers or agents that we designate from time to time, directly to purchasers, through at-the-market offerings or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable Prospectus Supplement will name the underwriters, dealers or agents and will provide information regarding any applicable purchase price, fee, commission or discount arrangements made with those underwriters, dealers or agents or the basis upon which such amount may be calculated. See “Plan of Distribution—Distribution Through Agents,” “—Distribution Through Underwriters” and “—Distribution Through Dealers.” We may not sell any of our securities through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the offering of our securities. The offering price per share of Common Stock will not be less than the net asset value per share of Common Stock at the time we make the offering, exclusive of any underwriting commissions or discounts, provided that rights offerings that meet certain conditions may be offered at a price below the then current net asset value. See “Preliminary Prospectus Supplement—Subscription Rights to Acquire Shares of Common Stock.”

Investment Objectives and Strategies	The Fund’s investment objective is to seek high current income exempt from federal income taxes. There can be no assurance the Fund will achieve its investment objective. See “The Fund’s Investments.”

The Fund invests primarily in intermediate- and long-term municipal debt securities issued by state and local governments including U.S. territories and possessions, political sub-divisions, agencies and public authorities (“municipal obligations”). However, the Fund may invest in municipal obligations of any maturity. Under normal market conditions, at least 80% of the Fund’s assets will be invested in municipal obligations. The Fund may invest up to 100% of its assets in municipal obligations rated below investment grade (commonly referred to as “junk bonds”). Investment grade securities are those rated in the Baa/BBB categories or above by at least one National Recognized Statistical Rating Organization (“NRSRO”) that provides such a rating or unrated securities that the subadviser determined to be of comparable credit quality. The Fund will not invest in municipal obligations rated lower than Ba, MIG 1/VMIG or P-2 by Moody’s, BB, SP-1 or A-1 by S&P, or BB by Fitch. The Fund may invest in non-publicly traded municipal securities, zero-coupon municipal obligations and non-appropriation or other municipal lease obligations.

Municipal obligations are debt securities, the interest from which is, in the opinion of bond counsel to their issuer, excluded from gross income for regular federal income tax purposes. Municipal obligations may bear fixed, floating or variable rates of interest. Municipal obligations include “public purpose” obligations, which generate interest that is exempt from regular federal income tax and, for individual taxpayers, is not subject to the alternative minimum tax (“AMT”). Municipal obligations also include qualified “private activity bonds”, which generate interest that is exempt from regular federal income tax but that may be subject to the AMT.

Municipal obligations include general obligation bonds, revenue bonds, housing authority bonds, private activity bonds, industrial development bonds, residual interest bonds, tender option bond (“TOB”) transactions, tax and revenue anticipation notes (“TRANs”), bond anticipation notes (“BANs”), tax-exempt commercial paper, municipal leases, participation certificates and custodial receipts. General obligation bonds are backed by the full faith and credit of the issuing entity. Revenue bonds are typically used to fund particular projects, such as those relating to education, health care, transportation and utilities, that are expected to produce income sufficient to make the payments on the bonds, since they are not backed by the full taxing power of the municipality. Housing authority bonds are used primarily to fund low to middle income residential projects and may be backed by the payments made on the underlying mortgages. TRANs are generally issued in order to finance short-term cash needs or, occasionally, to finance construction. TRANs are expected to be repaid from taxes or designated revenues in the related period, and they may or may not be general obligations of the issuing entity. BANs are issued with the expectation that their principal and interest will be paid out of proceeds from renewal notes or bonds and may be issued to finance such items as land acquisition, facility acquisition and/or construction and capital improvement projects.

Municipal obligations also include municipal lease obligations, which are undivided interests issued by a state or municipality in a lease or installment purchase contract which generally relates to equipment or facilities. In some cases, payments under municipal leases do not have to be made unless money is specifically approved for that purpose by an appropriate legislative body.

The Fund can invest in zero-coupon securities. Zero-coupon securities are debt securities that pay no cash income but are sold at substantial discounts from their value at maturity. When a zero-coupon security is held to maturity, its entire return, which consists of the amortization of discount, comes from the difference between its purchase price and its maturity value. This difference is known at the time of purchase, so that investors holding zero-coupon securities until maturity know at the time of their investment what the expected return on their investment will be.

The Fund may use a variety of derivative instruments for investment purposes, as well as for hedging or risk-management purposes. Generally, derivatives are financial contracts whose values depend upon, or are derived from, the value of an underlying asset, reference rate or index, and may relate to individual debt or equity instruments, interest rates, currencies or currency exchange rates and related indexes.

The Fund may enter into TOB transactions and may invest in inverse floating rate instruments (“Inverse Floaters”) issued in TOB transactions. The Fund may participate either in structuring an Inverse Floater or purchasing an Inverse Floater in the secondary market. When structuring an Inverse Floater, the Fund deposits securities (typically municipal bonds or other municipal securities) (the “Underlying Bonds”) into a special purpose entity, referred to as a “TOB Trust.” The TOB Trust generally issues floating rate notes (“Floaters”) to third parties and residual interest, Inverse Floaters, to the Fund. The Floaters issued by the TOB Trust have interest rates which reset weekly and provide the holders of the Floaters the option to tender their notes back to the TOB Trust for redemption at par at each reset date. The net proceeds of the sale of the Floaters, after expenses, are received by the Fund and may be invested in additional securities. The Inverse Floaters are inverse floating rate debt instruments, as the return on those bonds is inversely related to changes in a specified interest rate. Distributions on any Inverse Floaters paid to the Fund will be reduced or, in the extreme, eliminated as short-term interest rates rise and will increase when such interest rates fall. Floaters issued by a TOB Trust may be senior to the Inverse Floaters held by the Fund. The value and market for Inverse Floaters can be volatile, and Inverse Floaters can have limited liquidity.

The Fund may purchase municipal securities on a when-issued or delayed delivery basis. Securities purchased on a when-issued or delayed delivery basis are purchased for delivery beyond the normal settlement date at a stated price and yield. No income accrues to the purchaser of a security on a when-issued or delayed delivery basis prior to delivery. Such securities are recorded as an asset and are subject to changes in value based upon changes in the general level of interest rates. The Fund will make commitments to purchase securities on a when-issued or delayed delivery basis only with the intention of actually acquiring the securities but may sell them before the settlement date if it is deemed advisable. Any gain realized on the sale would be taxable. Purchasing a security on a when-issued or delayed delivery basis can involve a risk that the market price at the time of delivery may be lower than the agreed-upon purchase price, in which case there could be an unrealized loss at the time of delivery.

The Fund may acquire “stand-by commitments” with respect to municipal obligations held in its portfolio. The Fund will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. Under a stand-by commitment a dealer agrees to purchase, at the Fund’s option, specified municipal obligations held by the Fund at a specified price and, in this respect, stand-by commitments are comparable to put options. A stand-by commitment entitles the holder to achieve same day settlement and to receive an exercise price equal to the amortized cost of the underlying security plus accrued interest, if any, at the time of exercise. The Fund will be subject to credit risk with respect to an institution providing a stand-by commitment and a decline in the credit quality of the institution could cause losses to the Fund. The cost of entering into stand-by commitments will increase the cost of the underlying municipal obligation and similarly will decrease such security’s yield to investors. Gains, if any, realized in connection with stand-by commitments will be taxable.

Under normal conditions, the Fund may hold up to 20% of its assets in cash or money market instruments, including taxable money market instruments (“Taxable Investments”). When Fund management believes that long-term municipal obligations consistent with the Fund’s investment objective are unavailable, the Fund may take a temporary defensive posture and invest without limitation in short-term municipal obligations and Taxable Investments.

To protect against a decline in the value of municipal obligations it owns or an increase in the price of municipal obligations it proposes to purchase in the future, the Fund may engage in financial futures and options transactions, subject to applicable regulations by the Commodities Futures Trading Commission (“CFTC”). The futures contracts or options on futures contracts that may be entered into by the Fund will be restricted to those that are either based on an index of long-term municipal obligations or relate to debt securities the prices of which are anticipated by the investment manager to correlate with the prices of the municipal obligations owned or to be purchased by the Fund.

The Fund may enter into interest rate futures contracts in order to protect against the adverse effect of changing interest rates on its portfolio securities or those to be purchased by the Fund. The Fund may purchase and sell call and put options on interest rate futures contracts that are traded on a United States exchange or board of trade. The Fund may utilize municipal bond index futures to protect against changes in the market value of the municipal obligations in its portfolio or that it intends to acquire. The Fund may purchase and sell put and call options on municipal bond indexes and municipal bond index futures and enter into closing transactions with respect to those options.

The Fund is authorized to lend securities it holds to brokers, dealers and other financial organizations, so long as the terms and the structure of such loans are not inconsistent with the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”).

The Fund may not borrow money, except for temporary or emergency purposes, and then not in amounts that are greater than 15% of total assets (including the amount borrowed). The Fund may not buy more securities if the Fund has borrowed money in amounts greater than 5% of net assets.

The Fund may enter into repurchase agreement transactions with member banks of the Federal Reserve System or with certain dealers listed on the Federal Reserve Bank of New York’s list of reporting dealers. Under the terms of a typical repurchase agreement, the Fund would acquire an underlying debt obligation for a relatively short period (usually not more than seven days) subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed-upon price and time, thereby determining the yield during the Fund’s holding period.

In selecting investments for the Fund, Western Asset employs fundamental research and due diligence to an issuer’s: growth potential, stock price, potential appreciation and valuation; credit quality, taking into account financial condition and profitability; future capital needs; potential for change in bond rating and industry outlook; and competitive environment and management ability.

For a more complete discussion of the Fund’s portfolio composition, see “The Fund’s Investments.”

Leverage	The Fund may not borrow money, except for temporary or emergency purposes, and then not in amounts that are greater than 15% of total assets (including the amount borrowed). The Fund may not buy more securities if the Fund has borrowed money in amounts greater than 5% of net assets.

Derivatives

Generally, derivatives are financial contracts whose values depend upon, or are derived from, the value of an underlying asset, reference rate or index, and may relate to individual debt or equity instruments, interest rates, currencies or currency exchange rates and related indexes. The Fund may invest in derivative instruments, such as options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements for investment, hedging and risk management purposes.

Effective August 19, 2022, the Fund began operating under Rule 18f-4 under the 1940 Act which, among other things, governs the use of derivative investments and certain financing transactions (e.g., reverse repurchase agreements) by registered investment companies. Among other things, Rule 18f-4 requires funds that invest in derivative instruments beyond a specified limited amount to apply a value at risk (“VaR”) based limit to their use of certain derivative instruments and financing transactions and to adopt and implement a derivatives risk management program. Rule 18f-4 may limit the Fund’s ability to use derivatives as part of its investment strategy. Using derivatives also can have a leveraging effect and increase Fund volatility.

Rule 18f-4 also permits the Fund to enter into when-issued or forward-settling securities (e.g., stand-by commitments) and non-standard settlement cycle securities notwithstanding the limitation on the issuance of senior securities in Section 18 of the 1940 Act, provided that the Fund intends to physically settle the transaction and the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). If a when-issued, forward-settling or non-standard settlement cycle security does not satisfy the Delayed-Settlement Securities Provision, then it is treated as a derivatives transaction under Rule 18f-4.

Distributions	The Fund distributes its net investment income on a monthly basis and distributes annually any realized capital gains, subject in all respects to authorization by the Fund’s Board of Directors (the “Board” or “Board of Directors”).

We intend to continue to pay monthly distributions to our Common Stockholders. Payment of future distributions is subject to authorization by our Board of Directors, as well as meeting the covenants under any outstanding notes and credit facility and the asset coverage requirements of the 1940 Act. See “Distributions.”

Unless you elect to receive distributions in cash (i.e., opt out), all of your distributions, including any capital gains distributions on your Common Stock, will be automatically reinvested in additional shares of Common Stock under the Fund’s Dividend Reinvestment Plan. See “Distributions” and “Dividend Reinvestment Plan.

An affiliate of the Investment Manager has received an exemptive order from the Securities and Exchange Commission (the “SEC”) under the 1940 Act facilitating the implementation of a managed distribution policy for certain funds for which it, or one of its affiliates, provides investment management services, including the Fund. The Fund does not intend to implement a managed distribution policy at this time; however, the Board of Directors may, at the request of the Investment Manager and Western Asset, adopt a managed distribution policy in the future. See “Distributions.”

The Fund has elected to be treated, and intends to qualify annually, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), which generally relieves the Fund of any liability for federal income tax on its taxable income and gains to the extent its earnings are distributed to stockholders. The Fund intends to distribute to its stockholders, at least annually, substantially all of its net investment income and net realized long-term and short-term capital gains, if any.

The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions at any time and may do so without prior notice to Common Stockholders.

Investment Manager	FTFA is the Fund’s investment manager. FTFA, an indirect wholly-owned subsidiary of Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, is a registered investment adviser and provides administrative and management services to the Fund. In addition, FTFA performs administrative and management services necessary for the operation of the Fund, such as (1) supervising the overall administration of the Fund, including negotiation of contracts and fees with, and the monitoring of performance and billings of, the Fund’s transfer agent, stockholder servicing agents, custodian and other independent contractors or agents; (2) providing certain compliance, Fund accounting, regulatory reporting and tax reporting services; (3) preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to stockholders; (4) maintaining the Fund’s existence and (5) during such times as shares are publicly offered, maintaining the registration and qualification of the Fund’s shares under federal and state laws. As of March 31, 2025, FTFA’s total assets under management were approximately $151.85 billion. Franklin Templeton is a global asset management firm. As of March 31, 2025, Franklin Templeton’s asset management operation had aggregate assets under management over $1.54 trillion.

FTFA receives an annual fee, payable monthly, in an amount equal to 0.55% of the Fund’s average daily net assets.

The Fund will pay all of its offering expenses. The Fund’s management fees and other expenses are borne by the Common Stockholders. See “Summary of Fund Expenses” and “Management of the Fund.”

Subadviser	Western Asset, the Fund’s subadviser, provides day-to-day portfolio management of the Fund and undertakes investment-related activities, including investment management, research and analysis, and securities settlement, subject to the supervision of the Fund’s Board of Directors and FTFA.

As of March 31, 2025, Western Asset and its supervised affiliates had approximately $248.24 billion in assets under management.

Western Asset receives an annual subadvisory fee, payable monthly, from FTFA in an amount equal to 70% of the management fee paid to FTFA. See “Management of the Fund.”

Listing	The Fund’s shares of Common Stock are listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “MHF.” The net asset value of our Common Stock at the close of business on June 25, 2025 was $6.84 per share, and the last sale price per share of our Common Stock on the NYSE on that date was $6.87.

Custodian and Transfer Agent	The Bank of New York Mellon serves as custodian of the Fund’s assets. Computershare Inc. serves as the Fund’s transfer agent. See “Custodian and Transfer Agent.”

Special Principal Risk Considerations	An investment in the Fund’s securities involves various principal risks. The following is a summary of certain of these risks. It is not complete and you should read and consider carefully the more complete list of risks described below under “Risks” before purchasing Common Stock in this offering.

Investment and Market Risk. An investment in the Fund is subject to investment risk, including the possible loss of the entire amount that you invest. Your investment in the Common Stock is not intended to constitute a complete investment program and should not be viewed as such. The value of the Fund’s portfolio securities may move up or down, sometimes rapidly and unpredictably. At any point in time, your Common Stock may be worth less than your original investment. The Fund is primarily a long-term investment vehicle and should not be used for short-term trading.

Below Investment Grade (High-Yield or Junk Bond) Securities Risk. The Fund may invest up to 100% of its assets in municipal obligations of below investment grade quality. Debt securities rated below investment grade are commonly referred to as “high-yield” securities or “junk bonds” and are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. Debt securities rated C or lower by Moody’s, CCC or lower by S&P or CC or lower by Fitch or comparably rated by another NRSRO or, if unrated, determined by Western Asset to be of comparable quality are considered to have extremely poor prospects of ever attaining any real investment standing, to have a current identifiable vulnerability to default, to be unlikely to have the capacity to pay interest and repay principal when due in the event of adverse business, financial or economic conditions and/or to be in default or not current in the payment of interest or principal. Ratings may not accurately reflect the actual credit risk associated with a corporate security.

Debt securities rated below investment grade generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. These securities are especially sensitive to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of below investment grade instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default. The secondary market for high-yield securities may not be as liquid as the secondary market for more highly rated securities, a factor which may have an adverse effect on the Fund’s ability to dispose of a particular security. There are fewer dealers in the market for high-yield securities than for investment grade obligations. The prices quoted by different dealers may vary significantly, and the spread between the bid and asked price is generally much larger for high-yield securities than for higher quality instruments. Under continuing adverse market or economic conditions, the secondary market for high-yield securities could contract further, independent of any specific adverse changes in the condition of a particular issuer, and these securities may become illiquid. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of below investment grade securities, especially in a market characterized by a low volume of trading.

Municipal Securities Risk. Liquidity in the municipal securities market may vary from time to time. At times of decreased liquidity, the ability of the Fund to buy and sell municipal securities may, with respect to any particular securities, be limited. The amount of information about the financial condition of an issuer of municipal securities may not be as extensive as information about corporations whose securities are publicly traded, and the Fund’s performance may therefore be more dependent on the sub-adviser’s analytical abilities than if the Fund were to invest in stocks or taxable bonds. The secondary market for municipal securities, particularly the below investment grade municipal securities in which the Fund may invest, also tends to be less developed or liquid than many other securities markets, which may adversely affect the Fund’s ability to sell its municipal securities at attractive prices. Changes in the financial condition of one or more individual municipal issuers (or one or more insurers of municipal issuers), or one or more defaults by municipal issuers or insurers, can adversely affect liquidity and valuations in the overall market for municipal securities. The value of municipal securities can also be adversely affected by regulatory and political developments affecting the ability of municipal issuers to pay interest or repay principal, actual or anticipated tax law changes or other legislative actions, and by uncertainties and public perceptions concerning these and other factors. In the past, a number of municipal issuers have defaulted on obligations, were downgraded or commenced insolvency proceedings.

Municipal issuers may be adversely affected by rising health care costs, increasing unfunded pension liabilities, and by the phasing out of federal programs providing financial support. Unfavorable conditions and developments relating to projects financed with municipal securities can result in lower revenues to issuers of municipal securities, potentially resulting in defaults. The value of municipal securities can also be adversely affected by changes in the financial condition of one or more individual municipal issuers or insurers of municipal issuers, regulatory and political developments, tax law changes or other legislative actions, and by uncertainties and public perceptions concerning these and other factors. In the past, a number of municipal issuers defaulted on obligations, were downgraded or commenced insolvency proceedings. Financial difficulties of municipal issuers may experience a resurgence, particularly in the event of economic or market turmoil or a recession.

The Fund may invest in revenue bonds. Because the principal security for a revenue bond is generally the net revenues derived from a particular facility or group of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source, there is no guarantee that the particular project will generate enough revenue to pay its obligations, in which case the Fund’s performance may be adversely affected.

Tax-Exempt Securities Risk. In general, the secondary market for tax-exempt securities is less liquid than that for taxable fixed-income securities. Consequently, the ability of the Fund to buy and sell tax-exempt securities may, at any particular time and with respect to any particular securities, be limited. The amount of information about the financial condition of an issuer of tax-exempt securities may not be as extensive as information about corporations whose securities are publicly traded. Obligations of issuers of tax-exempt securities may be subject to the provisions of bankruptcy, insolvency and the United States Bankruptcy Code and applicable state laws, which could limit the ability of the Fund to recover payments of principal or interest on such securities.

Inverse Floating Rate Securities and TOBs Risk. Subject to certain limitations, the Fund may invest in inverse floating rate securities. Typically, inverse floating rate securities represent beneficial interests in a special purpose trust (sometimes called a “tender option bond trust”) formed by a third party sponsor for the purpose of holding municipal bonds purchased from the Fund or from another third party. An investment in an inverse floating rate security may involve greater risk than an investment in a fixed-rate bond. Because changes in the interest rate on the underlying security or index inversely affect the residual interest paid on the inverse floating rate security, the value of an inverse floating rate security is generally more volatile than that of a fixed-rate bond.

Insurance Risk. The Fund may purchase municipal securities that are secured by insurance, bank credit agreements or escrow accounts. The credit quality of the companies that provide such credit enhancements will affect the value of those securities. Certain significant providers of insurance for municipal securities have recently incurred significant losses as a result of exposure to sub-prime mortgages and other lower credit quality investments that have experienced recent defaults or otherwise suffered extreme credit deterioration. As a result, such losses have reduced the insurers’ capital and called into question their continued ability to perform their obligations under such insurance if they are called upon to do so in the future.

Special Risks Related to Certain Municipal Securities. The Fund may invest in municipal leases and certificates of participation in such leases. Municipal leases and certificates of participation involve special risks not normally associated with general obligations or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt issuance limitations are deemed to be inapplicable because of the inclusion in many leases or contracts of “non-appropriation” clauses that relieve the governmental issuer of any obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate governmental body on a yearly or other periodic basis. In addition, such leases or contracts may be subject to the temporary abatement of payments in the event the governmental issuer is prevented from maintaining occupancy of the leased premises or utilizing the leased equipment. Although the obligations may be secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might prove difficult, time consuming and costly, and may result in a delay in recovering or the failure to fully recover the Fund’s original investment. In the event of non-appropriation, the issuer would be in default and taking ownership of the assets may be a remedy available to the Fund, although the Fund does not anticipate that such a remedy would normally be pursued. To the extent that the Fund invests in unrated municipal leases or participates in such leases, the credit quality rating and risk of cancellation of such unrated leases will be monitored on an ongoing basis. Certificates of participation, which represent interests in unmanaged pools of municipal leases or installment contracts, involve the same risks as the underlying municipal leases. In addition, the Fund may be dependent upon the municipal authority issuing the certificates of participation to exercise remedies with respect to the underlying securities. Certificates of participation also entail a risk of default or bankruptcy, both of the issuer of the municipal lease and also the municipal agency issuing the certificate of participation.

The Fund may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of specific projects (such as those relating to education, health care, housing, transportation and utilities), industrial development bonds (“IDBs”), or in general obligation bonds, particularly if there is a large concentration from issuers in a single state. The value of municipal securities can be affected by the political, economic, legal, and legislative landscape of the particular issuer’s locality, municipal sector events or actual or perceived changes in economic, social, or public health conditions. In addition, a significant change in federal income tax rates or even serious discussion on the topic in Congress could cause municipal bond prices to fall. The demand for municipal securities is strongly influenced by the value of tax-exempt income to investors. Lower income tax rates could reduce the advantage of owning municipal securities. Similarly, changes to state or federal regulation tied to a specific sector, such as the hospital sector, could have an impact on the revenue stream for a given subset of the market.

Credit Crisis Liquidity and Volatility Risk. The markets for credit instruments, including fixed income securities, have experienced periods of extreme illiquidity and volatility. General market uncertainty and consequent repricing risk have led to market imbalances of sellers and buyers, which in turn have also resulted in significant valuation uncertainties in a variety of debt securities, including certain fixed income securities. These conditions resulted, and in many cases continue to result in greater volatility, less liquidity, widening credit spreads and a lack of price transparency, with many debt securities remaining illiquid and of uncertain value. During times of reduced market liquidity, the Fund may not be able to sell securities readily at prices reflecting the values at which the securities are carried on the Fund’s books. Sales of large blocks of securities by market participants, such as the Fund, that are seeking liquidity can further reduce security prices in an illiquid market. These market conditions may make valuation of some of the Fund’s securities uncertain and/or result in sudden and significant valuation increases or decreases in its holdings. Illiquidity and volatility in the credit markets may directly and adversely affect the setting of dividend rates on the Common Stock.

Government Intervention in Financial Markets Risk. U.S. federal and state governments and foreign governments, their regulatory agencies or self regulatory organizations may take additional actions that affect the regulation of the securities in which the Fund invests, or the issuers of such securities, in ways that are unforeseeable. Issuers of corporate fixed income securities might seek protection under the bankruptcy laws. Legislation or regulation may also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objectives. Western Asset will monitor developments and seek to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objectives, but there can be no assurance that it will be successful in doing so.

Interest Rate Risk. The market value of the Fund’s investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the values of fixed-income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. The magnitude of these fluctuations is generally greater for securities with longer maturities. The Subadviser’s judgment about interest rate trends may prove to be incorrect.

Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value if interest rates increase. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When the Fund holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the NAV of the Fund’s shares.

In a rising interest rate environment, there is a risk that the Fund’s floating rate securities will be unable to pay escalating interest amounts, which could result in a default. Rising interests rates could also cause a shift to cash from other productive uses to the payment of interest, which may have a material adverse effect on operations and could, over time, lead to increased defaults on our investments in such securities. In addition, increasing payment obligations under floating rate obligations may cause borrowers to refinance or otherwise repay our obligations earlier than they otherwise would, requiring us to incur management time and expense to re-deploy such proceeds, including on terms that may not be as favorable as our existing obligation. In addition, rising interest rates may increase pressure on the Fund to invest in fixed rate securities, which could adversely affect our performance.

Prepayment Risk. Prepayments may cause losses on securities purchased at a premium. At times, some of the securities in which the Fund may invest may have higher than market interest rates and therefore may be purchased at a premium above their par value.

Unscheduled prepayments, which are made at par, may cause the Fund to experience a loss equal to any unamortized premium. In addition, a reduction in prepayments may increase the effective maturities of these securities, subjecting them to a greater risk of decline in market value in response to rising interest rates than traditional debt securities, and, therefore, potentially increasing the volatility of the Fund.

Derivatives Risk. The Fund may utilize a variety of derivative instruments for investment or risk management purposes, such as options, futures contracts, swap agreements and credit default swaps. Using derivatives can increase Fund losses and reduce opportunities for gains when market prices, interest rates, currencies, or the derivatives themselves behave in a way not anticipated by the Fund. Using derivatives also can have a leveraging effect and increase Fund volatility. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. Derivatives may not be available at the time or price desired, may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the Fund. Derivatives are generally subject to the risks applicable to the assets, rates, indices or other indicators underlying the derivative. The value of a derivative may fluctuate more than the underlying assets, rates, indices or other indicators to which it relates. Use of derivatives may have different tax consequences for the Fund than an investment in the underlying security, and those differences may affect the amount, timing and character of income distributed to stockholders. The U.S. government and foreign governments are in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make derivatives more costly, limit their availability or utility, otherwise adversely affect their performance or disrupt markets.

Effective August 19, 2022, the Fund began operating under Rule 18f-4 under the 1940 Act which, among other things, governs the use of derivative investments and certain financing transactions (e.g., reverse repurchase agreements) by registered investment companies. Among other things, Rule 18f-4 requires funds that invest in derivative instruments beyond a specified limited amount to apply a value at risk (VaR) based limit to their use of certain derivative instruments and financing transactions and to adopt and implement a derivatives risk management program. A fund that uses derivative instruments in a limited amount is not subject to the full requirements of Rule 18f-4. Compliance with Rule 18f-4 by the Fund could, among other things, make derivatives more costly, limit their availability or utility, or otherwise adversely affect their performance. Rule 18f-4 may limit the Fund’s ability to use derivatives as part of its investment strategy.

Counterparty Risk. Changes in the credit quality of the companies that serve as the Fund’s counterparties with respect to derivatives or other transactions supported by another party’s credit will affect the value of those instruments. Certain entities that have served as counterparties in the markets for these transactions have recently incurred significant financial hardships including bankruptcy and losses as a result of exposure to sub-prime mortgages and other lower quality credit investments that have experienced recent defaults or otherwise suffered extreme credit deterioration. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.

Credit Risk. If an issuer or guarantor of a security held by the Fund or a counterparty to a financial contract with the Fund defaults or its credit is downgraded, or is perceived to be less creditworthy, or if the value of the assets underlying a security declines, the value of your investment will typically decline. Changes in actual or perceived creditworthiness may occur quickly. The Fund could be delayed or hindered in its enforcement of rights against an issuer, guarantor or counterparty. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.

Inflation/Deflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Stock and distributions on the Common Stock can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to stockholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Liquidity Risk. The Fund may invest all or a portion of its net assets in illiquid securities. The term “illiquid securities” for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the value at which the

Fund has valued the securities. Illiquid securities may trade at a discount from comparable, more liquid securities and may be subject to wide fluctuations in market value. Accordingly, the Fund may be forced to sell these securities at less than fair market value or may not be able to sell them when the Subadviser believes it is desirable to do so.

Market Events Risk. The market values of securities or other assets will fluctuate, sometimes sharply and unpredictably, due to factors such as economic events, governmental actions or intervention, actions taken by the U.S. Federal Reserve or foreign central banks, market disruptions caused by trade disputes or other factors, political developments, armed conflicts, economic sanctions and countermeasures in response to sanctions, major cybersecurity events, the global and domestic effects of widespread or local health, weather or climate events, and other factors that may or may not be related to the issuer of the security or other asset. Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events, trading and tariff arrangements, public health events, terrorism, wars, natural disasters and other circumstances in one country or region could have profound impacts on global economies or markets. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to the countries or markets directly affected, the value and liquidity of the Fund’s investments may be negatively affected.

Raising the ceiling on U.S. government debt has become increasingly politicized. Any failure to increase the total amount that the U.S. government is authorized to borrow could lead to a default on U.S. government obligations, with unpredictable consequences for economies and markets in the U.S. and elsewhere. Recently, inflation and interest rates have increased and may rise further. These circumstances could adversely affect the value and liquidity of the Fund’s investments, impair the Fund’s ability to satisfy redemption requests, and negatively impact the Fund’s performance.

The United States and other countries are periodically involved in disputes over trade and other matters, which may result in tariffs, investment restrictions and adverse impacts on affected companies and securities. For example, the United States has imposed tariffs and other trade barriers on Chinese exports, has restricted sales of certain categories of goods to China, and has established barriers to investments in China. Trade disputes may adversely affect the economies of the United States and its trading partners, as well as companies directly or indirectly affected and financial markets generally. The United States government has prohibited U.S. persons from investing in Chinese companies designated as related to the Chinese military. These and possible future restrictions could limit the Fund’s opportunities for investment and require the sale of securities at a loss or make them illiquid. Moreover, the Chinese government is involved in a longstanding dispute with Taiwan that has included threats of invasion. If the political climate between the United States and China does not improve or continues to deteriorate, if China were to attempt unification of Taiwan by force, or if other geopolitical conflicts develop or get worse, economies, markets and individual securities may be severely affected both regionally and globally, and the value of the Fund’s assets may go down.

Portfolio Turnover Risk. Changes to the investments of the Fund may be made regardless of the length of time particular investments have been held. A high portfolio turnover rate may result in increased transaction costs for the Fund in the form of increased dealer spreads and other transactional costs, which may have an adverse impact on performance. The portfolio turnover rate of the Fund will vary from year to year, as well as within a year.

Management Risk. The Fund is subject to management risk because it is an actively managed investment portfolio. The Subadviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results.

Risks of Futures and Options on Futures. The use by the Fund of futures contracts and options on futures contracts to hedge interest rate risks involves special considerations and risks, as described below.

•

Successful use of hedging transactions depends upon the Subadviser’s ability to correctly predict the direction of changes in interest rates. There can be no assurance that any particular hedging strategy will succeed.

•

There might be imperfect correlation, or even no correlation, between the price movements of a futures or option contract and the movements of the interest rates being hedged. Such a lack of correlation might occur due to factors unrelated to the interest rates being hedged, such as market liquidity and speculative or other pressures on the markets in which the hedging instrument is traded.

•

Hedging strategies, if successful, can reduce risk of loss by wholly or partially offsetting the negative effect of unfavorable movements in the interest rates being hedged. However, hedging strategies can also reduce opportunity for gain by offsetting the positive effect of favorable movements in the hedged interest rates.

•

There is no assurance that a liquid secondary market will exist for any particular futures contract or option thereon at any particular time. If the Fund were unable to liquidate a futures contract or an option on a futures contract position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position.

•

There is no assurance that the Fund will use hedging transactions. For example, if the Fund determines that the cost of hedging will exceed the potential benefit to the Fund, the Fund will not enter into such transactions.

Market Price Discount from Net Asset Value Risk. Shares of closed-end investment companies frequently trade at a discount to their net asset value. This characteristic is a risk separate and distinct from the risk that the Fund’s net asset value could decrease as a result of the Fund’s investment activities and may be greater for investors expecting to sell their shares in a relatively short period following completion of any offering under this Prospectus. Although the value of the Fund’s net assets is generally considered by market participants in determining whether to purchase or sell shares, whether investors will realize gains or losses upon the sale of the Common Stock depends upon whether the market price of the Common Stock at the time of sale is above or below the investor’s purchase price for the Common Stock. Because the market price of the Common Stock is affected by factors such as net asset value, dividend or distribution levels (which are dependent, in part, on expenses), supply of and demand for the Common Stock, stability of distributions, trading volume of the Common Stock, general market and economic conditions, and other factors beyond our control, the Fund cannot predict whether the Common Stock will trade at, below or above net asset value or at, below or above the offering price. The Fund is designed primarily for long-term investors and you should not view the Fund as a vehicle for trading purposes.

Valuation Risk. The sales price the Fund could receive for any particular portfolio investment may differ from the Fund’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair value methodology. These differences may increase significantly and affect Fund investments more broadly during periods of market volatility. The Fund’s ability to value its investments may be impacted by technological issues and/or errors by pricing services or other third party service providers. The valuation of the Fund’s investments involves subjective judgment.

Tax Risks. To qualify for the favorable U.S. federal income tax treatment generally accorded to regulated investment companies, among other things, the Fund must derive in each taxable year at least 90% of its gross income from certain prescribed sources and satisfy certain distribution and asset diversification requirements. If for any taxable year the Fund does not qualify as a regulated investment company, all of its taxable income (including its net realized capital gains) would be subject to tax at regular corporate rates without any deduction for distributions to stockholders, and such distributions would be taxable as ordinary dividends to the extent of the Fund’s current or accumulated earnings and profits. Accordingly, disqualification as a regulated investment company could have a material adverse effect on the value of the Fund’s Common Stock and the amount of Fund distributions.

The Fund will qualify to pay “exempt-interest dividends,” which are exempt from regular U.S. federal income tax, for any taxable year only if at least 50% of the value of its assets, as of the close of each quarter of the taxable year, consists of state or local obligations described in Section 103(a) of the Code. Assuming that the Fund qualifies to pay exempt-interest dividends, it is anticipated that certain of the Fund’s distributions will nevertheless constitute taxable income. Moreover, a portion of the Fund’s exempt-interest dividends may be subject to federal alternative minimum tax, and all or a portion of such dividends may be subject to state and local taxation.

Anti-Takeover Provisions Risk. The Charter and the Fourth Amended and Restated Bylaws of the Fund (the “Bylaws”) include provisions that are designed to limit the ability of other entities or persons to acquire control of the Fund for short-term objectives, including changing the composition of the Board. The Bylaws also contain a provision providing that the Board of Directors has adopted a resolution to opt in the Fund to the provisions of the Maryland Control Share Acquisition Act (“MCSAA”). There can be no assurance, however, that such provisions will be sufficient to deter professional arbitrageurs that seek to cause the Fund to take actions that may not be consistent with its investment objective or aligned with the interests of long-term stockholders, such as liquidating debt investments prior to maturity, triggering taxable events for stockholders and decreasing the size of the Fund. Such provisions may limit the ability of stockholders to sell their shares at a premium over prevailing market prices by discouraging an investor from seeking to obtain control of the Fund.

Temporary Defensive Strategies Risk. When Western Asset anticipates unusual market or other conditions, the Fund may temporarily depart from its principal investment strategies as a defensive measure and invest all or a portion of its assets in obligations of the U.S. government, its agencies or instrumentalities; other investment grade debt securities; investment grade commercial paper; certificates of deposit and bankers’ acceptances; repurchase agreements with respect to any of the foregoing investments or any other fixed income securities that Western Asset considers consistent with this strategy. To the extent that the Fund invests defensively, it may not achieve its investment objectives.

When-Issued and Delayed Delivery Transactions Risk. The Fund may use when-issued and delayed delivery transactions to purchase securities. The value of securities purchased in these transactions may decrease before they are delivered to the Fund. Also, the yield on securities purchased in these transactions may be higher in the market when the delivery takes place.

Operational Risk. The valuation of the Fund’s investments may be negatively impacted because of the operational risks arising from factors such as processing errors and human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel, and errors caused by third party service providers or trading counterparties. It is not possible to identify all of the operational risks that may affect the Fund or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures. The Fund and its stockholders could be negatively impacted as a result.

Cybersecurity Risk. Cybersecurity incidents, both intentional and unintentional, may allow an unauthorized party to gain access to Fund assets, Fund or proprietary information, cause the Fund, the Fund’s Investment Manager and Subadviser and/or their service providers to suffer data breaches, data corruption or loss of operational functionality or prevent fund investors from purchasing, redeeming or exchanging shares or receiving distributions. The Fund, Investment Manager and Subadviser have limited ability to prevent or mitigate cybersecurity incidents affecting third party service providers, and such third party service providers may have limited indemnification obligations to the Fund or Investment Manager. Cybersecurity incidents may result in financial losses to the Fund and its stockholders, and substantial costs may be incurred in an effort to prevent or mitigate future cybersecurity incidents. Issuers of securities in which the Fund invests are also subject to cybersecurity risks, and the value of these securities could decline if the issuers experience cybersecurity incidents.

SUMMARY OF FUND EXPENSES

The purpose of the following table and example is to help you understand all fees and expenses Common Stockholders would bear directly or indirectly. The table below is based on the capital structure of the Fund as of October 31, 2024 (except as noted below) and assumes the issuance of $75 million of additional shares of Common Stock.

STOCKHOLDER TRANSACTION EXPENSES
Sales Load (percentage of offering price)	—	%(1)
Offering Expenses Borne by the Fund (percentage of offering price)	—	%(2)
Dividend Reinvestment Plan Per Transaction Fee to Sell Shares Obtained Pursuant to the Plan	$5.00	(3)
TOTAL TRANSACTION EXPENSES (as a percentage of offering price)(4)

Percentage of Net Assets Attributable to Common Stock
ANNUAL EXPENSES
Management Fees(5)	0.55%
Other Expenses(6)	0.11%
Interest and Related Expenses from Leverage(7)	0.05%

TOTAL ANNUAL EXPENSES	0.71%

(1)

The sales load will apply only if the securities to which this Prospectus relates are sold to or through underwriters. In such case, a corresponding Prospectus Supplement will disclose the applicable sales load.

(2)	The related Prospectus Supplement will disclose the estimated amount of offering expenses, the offering price and the offering expenses borne by the Fund as a percentage of the offering price.
(3)

Common Stockholders will pay brokerage charges if they direct the Plan Agent (defined below) to sell Common Stock held in a dividend reinvestment account. See “Dividend Reinvestment Plan.” There are no fees charged to stockholders for participating in the Fund’s dividend reinvestment plan. However, stockholders participating in the plan that elect to sell their shares obtained pursuant to the plan would pay $5.00 per transaction to sell shares.

(4)	The related Prospectus Supplement will disclose the offering price and the total stockholder transaction expenses as a percentage of the offering price.
(5)	The Investment Manager receives an annual fee, payable monthly, in an amount equal to 0.55% of the Fund’s average daily net assets.
(6)	Expenses based on amounts incurred in the fiscal year ended October 31, 2024.
(7)

The Fund may enter into TOB transactions and may invest in Inverse Floaters issued in TOB transactions. When structuring an Inverse Floater, the Fund deposits securities (typically municipal bonds or other municipal securities) into a special purpose entity, referred to as a TOB Trust. The TOB Trust generally issues Floaters to third parties and residual interest, Inverse Floaters, to the Fund. Interest paid to holders of the Floaters, as well as other expenses related to administration, liquidity, remarketing and trustee services of the TOB Trust, are recognized as an interest expense of the Fund’s. For the year ended October 31, 2024, the average daily amount of Floaters outstanding was $2,988,005 and weighted average interest rate was 3.92%.

Example1

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment in Common Stock, assuming (i) “Total Annual Expenses” of 0.71% of net assets attributable to Common Stock and (ii) a 5% annual return:

1 Year	3 Years	5 Years	10 Years
$7	$23	$40	$89

1

The example above should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown. The example assumes that all dividends and distributions are reinvested at net asset value. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance. Unless otherwise noted, the information in this table has been derived from and should be read in conjunction with the Fund’s financial statements and the notes thereto. The financial information for the fiscal years ended October 31, 2024, 2023, 2022, 2021, 2020, 2019, 2018 and 2017 have been audited by PricewaterhouseCoopers LLP (“PwC”), the independent registered accounting firm of the Fund. PwC’s report on such financial statements, including the financial highlights for the fiscal years ended October 31, 2024, 2023, 2022, 2021 and 2020, together with the financial statements of the Fund, is contained in the Fund’s Annual Report for the fiscal year ended October 31, 2024 and is incorporated by reference into this Prospectus and the SAI. The information for the years prior to the fiscal year ended 2017 was audited by the Fund’s prior independent registered public accounting firm.

For a share of Common Stock outstanding throughout each year ended October 31, unless otherwise noted:

	2025(1)(7)		2024(1)	2023(1)	2022(1)	2021(1)	2020(1)
Net asset value, beginning of period	$7.23		$6.75	$6.81	$8.01	$7.86	$8.04
Income (loss) from operations:
Net investment income	0.12		0.26	0.26	0.26	0.26	0.27
Net realized and unrealized gain (loss)	(0.23)		0.58	(0.08)	(1.22)	0.15	(0.16)
Total income (loss) from operations	(0.11)		0.84	0.18	(0.96)	0.41	0.11
Less distributions from:
Net investment income	(0.20	)(8)	(0.31)	(0.24)	(0.24)	(0.26)	(0.29)
Return of capital			(0.05)	—	—	—	—
Total distributions	(0.20)		(0.36)	(0.24)	(0.24)	(0.26)	(0.29)
Net asset value, end of period	$6.92		$7.23	$6.75	$6.81	$8.01	$7.86
Market price, end of period	$7.20		$7.00	$6.01	$6.26	$8.44	$7.19
Total return, based on NAV(2)(3)	(1.50)%		12.52%	2.52%	(12.20)%	5.25%	1.43%
Total return, based on Market Price(4)	5.86%		22.73%	(0.37)%	(23.25)%	21.33%	(2.15)%
Net assets, end of period (millions)	$150		$157	$146	$147	$173	$170
Ratios to average net assets:
Gross expenses	0.79	%(9)	0.77%	0.75%	0.72%	0.71%	0.71%
Net expenses(5)(6)	0.79	(9)	0.77	0.75	0.72	0.71	0.71
Net investment income	3.53		3.55	3.60	3.42	3.16	3.43
Portfolio turnover rate	3%		20%	14%	25%	14%	27%

(1)	Per share amounts have been calculated using the average shares method.
(2)

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

(3)	The total return calculation assumes that distributions are reinvested at NAV. Past performance is no guarantee of future results.
(4)	The total return calculation assumes that distributions are reinvested in accordance with the Fund’s dividend reinvestment plan. Past performance is no guarantee of future results.
(5)

The Investment Manager has agreed to waive the Fund’s management fee to an extent sufficient to offset the net management fee payable in connection with any investment in an affiliated money market fund.

(6)	Reflects fee waivers and/or expense reimbursements.
(7)	For the six months ended April 30, 2025 (unaudited).
(8)

The actual source of the Fund’s current fiscal year distributions may be from net investment income, return of capital or a combination thereof. Shareholders will be informed of the tax characteristics of the distributions after the close of the fiscal year.

(9)	Annualized.

	2019(1)	2018(1)	2017(1)	2016(1)	2015(1)
Net asset value, beginning of year	$7.66	$7.93	$8.09	$7.97	$8.11
Income (loss) from operations:
Net investment income	0.30	0.32	0.32	0.31	0.36
Net realized and unrealized gain (loss)	0.39	(0.28)	(0.17)	0.14	(0.15)
Total income (loss) from operations	0.69	0.04	0.15	0.45	0.21
Less distributions from:
Net investment income	(0.31)	(0.31)	(0.31)	(0.33)	(0.35)
Total distributions	(0.31)	(0.31)	(0.31)	(0.33)	(0.35)
Net asset value, end of year	$8.04	$7.66	$7.93	$8.09	$7.97
Market price, end of year	$7.64	$6.91	$7.49	$7.53	$7.47
Total return, based on NAV(2)(3)	9.12%	0.45%	1.92%	5.71%	2.62%
Total return, based on Market Price(4)	15.20%	(3.76)%	3.67%	5.09%	4.73%
Net assets, end of year (millions)	$$174	$166	$171	$175	$172
Ratios to average net assets:
Gross expenses	0.68	0.68%	0.69%	0.71%	0.69%
Net expenses	0.68	0.68	0.69	0.71	0.69
Net investment income	3.86	4.09	4.06	3.87	4.52
Portfolio turnover rate	16%	13%	11%	17%	7%

(1)	Per share amounts have been calculated using the average shares method.
(2)

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

(3)	The total return calculation assumes that distributions are reinvested at NAV. Past performance is no guarantee of future results.
(4)	The total return calculation assumes that distributions are reinvested in accordance with the Fund’s dividend reinvestment plan. Past performance is no guarantee of future results.

THE FUND

The Fund is a diversified, closed-end management investment company registered under the 1940 Act. The Fund was incorporated as a Maryland corporation on March 4, 1988. The Fund’s principal executive office is located at One Madison Avenue, New York, New York 10010, and its telephone number is (888) 777-0102.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of any offering of its securities in accordance with its investment objective and policies as stated herein. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds in accordance with its investment objective and policies within three months after the completion of any offering.

MARKET AND NET ASSET VALUE INFORMATION

The Fund’s currently outstanding Common Stock is listed on the NYSE under the symbol “MHF.” Our Common Stock commenced trading on the NYSE on November 28, 1988.

Our Common Stock has traded both at a premium and at a discount in relation to the Fund’s net asset value per share. Although our Common Stock has traded at a premium to net asset value, we cannot assure that this will occur after any offering or that the Common Stock will not trade at a discount in the future. Our issuance of additional Common Stock may have an adverse effect on prices in the secondary market for our Common Stock by increasing the number of shares of Common Stock available, which may create downward pressure on the market price for our Common Stock. Shares of closed-end investment companies frequently trade at a discount to net asset value. See “Risks—Market Price Discount from Net Asset Value Risk.”

The following table sets forth for each of the periods indicated the range of high and low closing sale prices of our Common Stock, each as reported on the NYSE, the net asset value per share of Common Stock and the premium or discount to net asset value per share at which our shares were trading. Net asset value is generally determined on each business day that the NYSE is open for business. See “Net Asset Value” for information as to the determination of our net asset value.

		Price Range
	NAV(1)	High	Low	Premium/ (Discount) of High Sales Price to NAV	Premium/ (Discount) of Low Sales Price to NAV
Fiscal Year Ending October 31, 2025
Second Quarter	$6.92	$7.82	$6.95	13.01%	0.43%
First Quarter	$7.15	$7.24	$6.75	1.26%	(5.59)%
Fiscal Year Ending October 31, 2024
Fourth Quarter	$7.23	$7.32	$6.94	1.24%	(4.01)%
Third Quarter	$7.30	$7.04	$6.54	(3.56)%	(10.41)%
Second Quarter	$7.20	$6.92	$6.53	(3.89)%	(9.31)%
First Quarter	$7.36	$6.58	$6.06	(10.60)%	(17.66)%
Fiscal Year Ending October 31, 2023
Fourth Quarter	$6.75	$6.53	$5.94	(3.26)%	(12.00)%
Third Quarter	$7.21	$6.65	$6.28	(7.77)%	(12.90)%
Second Quarter	$7.19	$6.84	$6.34	(4.87)%	(11.82)%
First Quarter	$7.28	$6.79	$6.20	(6.73)%	(14.84)%

Source of market prices: NYSE

(1)

Net asset value per share is determined as of close of business on the last day of the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low closing sales prices, which may or may not fall on the last day of the quarter. Net asset value per share is calculated as described in “Net Asset Value.”

On June 25, 2025, the last reported sale price of our Common Stock on the NYSE was $6.87, which represented a premium of approximately 0.44% to the net asset value per share reported by us on that date.

As of June 25, 2025, we had approximately 21,689,855 shares of Common Stock outstanding and we had net assets applicable to Common Stockholders of approximately $148,401,007.

THE FUND’S INVESTMENTS

Investment Objective

The Fund’s investment objective is to seek high current income exempt from federal income taxes. There can be no assurance the Fund will achieve its investment objective.

This section provides additional information about the Fund’s investments and certain portfolio management techniques the Fund may use. More information about the Fund’s investments and portfolio management techniques and the associated risks is included in the SAI.

Investment Strategies

The Fund invests primarily in municipal obligations. However, the Fund may invest in municipal obligations of any maturity. Under normal market conditions, at least 80% of the Fund’s assets will be invested in municipal obligations. The Fund may invest up to 100% of its assets in municipal obligations rated below investment grade. Investment grade securities are those rated in the Baa/BBB categories or above by at least one NRSRO that provides such a rating or unrated securities that the Subadviser determined to be of comparable credit quality. The Fund will not invest in municipal obligations rated lower than Ba, MIG 1/VMIG or P-2 by Moody’s, BB, SP-1 or A-1 by S&P, or BB by Fitch. The Fund may invest in non-publicly traded municipal securities, zero-coupon municipal obligations and non-appropriation or other municipal lease obligations.

Municipal obligations are debt securities, the interest from which is, in the opinion of bond counsel to their issuer, excluded from gross income for regular federal income tax purposes. Municipal obligations may bear fixed, floating or variable rates of interest. Municipal obligations include “public purpose” obligations, which generate interest that is exempt from regular federal income tax and, for individual taxpayers, is not subject to the AMT. Municipal obligations also include qualified “private activity bonds”, which generate interest that is exempt from regular federal income tax but that may be subject to the AMT.

Municipal obligations include general obligation bonds, revenue bonds, housing authority bonds, private activity bonds, IDBs, residual interest bonds, TOB transactions, TRANs, BANs, tax-exempt commercial paper, municipal leases, participation certificates and custodial receipts. General obligation bonds are backed by the full faith and credit of the issuing entity. Revenue bonds are typically used to fund particular projects, such as those relating to education, health care, transportation and utilities, that are expected to produce income sufficient to make the payments on the bonds, since they are not backed by the full taxing power of the municipality. Housing authority bonds are used primarily to fund low to middle income residential projects and may be backed by the payments made on the underlying mortgages. TRANs are generally issued in order to finance short-term cash needs or, occasionally, to finance construction. TRANs are expected to be repaid from taxes or designated revenues in the related period, and they may or may not be general obligations of the issuing entity. BANs are issued with the expectation that their principal and interest will be paid out of proceeds from renewal notes or bonds and may be issued to finance such items as land acquisition, facility acquisition and/or construction and capital improvement projects.

Municipal obligations also include municipal lease obligations, which are undivided interests issued by a state or municipality in a lease or installment purchase contract which generally relates to equipment or facilities. In some cases, payments under municipal leases do not have to be made unless money is specifically approved for that purpose by an appropriate legislative body. Municipal leases frequently have special risks not normally associated with general obligation bonds or revenue bonds. Many leases include “non-appropriation” clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. Although the obligations are typically secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might, in some cases, prove difficult or, if sold, may not fully cover the Fund’s exposure.

The Fund can invest in zero-coupon securities. Zero-coupon securities are debt securities that pay no cash income but are sold at substantial discounts from their value at maturity. When a zero-coupon security is held to maturity, its entire return, which consists of the amortization of discount, comes from the difference between its purchase price and its maturity value. This difference is known at the time of purchase, so that investors holding zero-coupon securities until maturity know at the time of their investment what the expected return on their investment will be.

The Fund may use a variety of derivative instruments for investment purposes, as well as for hedging or risk-management purposes. Generally, derivatives are financial contracts whose values depend upon, or are derived from, the value of an underlying asset, reference rate or index, and may relate to individual debt or equity instruments, interest rates, currencies or currency exchange rates and related indexes.

Effective August 19, 2022, the Fund began operating under Rule 18f-4 under the 1940 Act which, among other things, governs the use of derivative investments and certain financing transactions (e.g., reverse repurchase agreements) by registered investment companies. Among other things, Rule 18f-4 requires funds that invest in derivative instruments beyond a specified limited amount to apply a value at risk (“VaR”) based limit to their use of certain derivative instruments and financing transactions and to adopt and implement a derivatives risk management program. Rule 18f-4 may limit the Fund’s ability to use derivatives as part of its investment strategy. Using derivatives also can have a leveraging effect and increase Fund volatility.

The Fund may enter into TOB transactions and may invest in Inverse Floaters issued in TOB transactions. The Fund may participate either in structuring an Inverse Floater or purchasing an Inverse Floater in the secondary market. When structuring an Inverse Floater, the Fund deposits Underlying Bonds into a special purpose entity, referred to as a TOB Trust. The TOB Trust generally issues Floaters to third parties and residual interest, Inverse Floaters, to the Fund. The Floaters issued by the TOB Trust have interest rates which reset weekly and provide the holders of the Floaters the option to tender their notes back to the TOB Trust for redemption at par at each reset date. The net proceeds of the sale of the Floaters, after expenses, are received by the Fund and may be invested in additional securities, such as a Fixed Rate Bond. The Inverse Floaters are inverse floating rate debt instruments, as the return on those bonds is inversely related to changes in a specified interest rate. Distributions on any Inverse Floaters paid to the Fund will be reduced or, in the extreme, eliminated as short-term interest rates rise and will increase when such interest rates fall. Floaters issued by a TOB Trust may be senior to the Inverse Floaters held by the Fund. The value and market for Inverse Floaters can be volatile, and Inverse Floaters can have limited liquidity.

The Fund will make commitments to purchase when-issued municipal obligations only with the intention of acquiring the securities, but may sell these securities before the settlement date if the manager deems it advisable. Any gain realized on the sale would be taxable.

The Fund may purchase securities on a when-issued or delayed delivery basis. Securities purchased on a when-issued or delayed delivery basis are purchased for delivery beyond the normal settlement date at a stated price and yield. No income accrues to the purchaser of a security on a when-issued or delayed delivery basis prior to delivery. Such securities are recorded as an asset and are subject to changes in value based upon changes in the general level of interest rates. The Fund will make commitments to purchase securities on a when-issued or delayed delivery basis only with the intention of actually acquiring the securities but may sell them before the settlement date if it is deemed advisable. Purchasing a security on a when-issued or delayed delivery basis can involve a risk that the market price at the time of delivery may be lower than the agreed-upon purchase price, in which case there could be an unrealized loss at the time of delivery. If the Fund purchases securities on a when-issued or delayed delivery basis, it will segregate liquid assets, own positions covering its obligations or enter into offsetting transactions. To the extent the Fund covers its commitment under such portfolio management technique, such instrument will not be considered a senior security for the purposes of the 1940 Act.

The Fund may acquire stand-by commitments with respect to municipal obligations held in its portfolio. The Fund will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes.

Rule 18f-4 also permits the Fund to enter into stand-by commitments and non-standard settlement cycle securities notwithstanding the limitation on the issuance of senior securities in Section 18 of the 1940 Act, provided that the Fund intends to physically settle the transaction and the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). If a when-issued, forward-settling or non-standard settlement cycle security does not satisfy the Delayed-Settlement Securities Provision, then it is treated as a derivatives transaction under Rule 18f-4.

Under a stand-by commitment a dealer agrees to purchase, at the Fund’s option, specified municipal obligations held by the Fund at a specified price and, in this respect, stand-by commitments are comparable to put options. A stand-by commitment entitles the holder to achieve same day settlement and to receive an exercise price equal to the amortized cost of the underlying security plus accrued interest, if any, at the time of exercise. The Fund will be subject to credit risk with respect to an institution providing a stand-by commitment and a decline in the credit quality of the institution could cause losses to the Fund. The cost of entering into stand-by commitments will increase the cost of the underlying municipal obligation and similarly will decrease such security’s yield to investors. Gains, if any, realized in connection with stand-by commitments will be taxable.

Under normal conditions, the Fund may hold up to 20% of its assets in cash or money market instruments, including Taxable Investments. When the investment manager believes that long-term municipal obligations consistent with the Fund’s investment objective are unavailable, the Fund may take a temporary defensive posture and invest without limitation in short-term municipal obligations and Taxable Investments.

To protect against a decline in the value of municipal obligations it owns or an increase in the price of municipal obligations it proposes to purchase in the future, the Fund may engage in financial futures and options transactions, subject to applicable regulations by the Commodities Futures Trading Commission. The futures contracts or options on futures contracts that may be entered into by the Fund will be restricted to those that are either based on an index of long-term municipal obligations or relate to debt securities the prices of which are anticipated by the investment manager to correlate with the prices of the municipal obligations owned or to be purchased by the Fund.

The Fund may enter into interest rate futures contracts in order to protect against the adverse effect of changing interest rates on its portfolio securities or those to be purchased by the Fund. The Fund may purchase and sell call and put options on interest rate futures contracts that are traded on a United States exchange or board of trade. The Fund may utilize municipal bond index futures to protect against changes in the market value of the municipal obligations in its portfolio or that it intends to acquire. The Fund may purchase and sell put and call options on municipal bond indexes and municipal bond index futures and enter into closing transactions with respect to those options.

The Fund is authorized to lend securities it holds to brokers, dealers and other financial organizations, so long as the terms and the structure of such loans are not inconsistent with the requirements of the 1940 Act.

The Fund may not borrow money, except for temporary or emergency purposes, and then not in amounts that are greater than 15% of total assets (including the amount borrowed). The Fund may not buy more securities if the Fund has borrowed money in amounts greater than 5% of net assets.

The Fund may enter into repurchase agreements for cash management purposes. A repurchase agreement is a transaction in which the seller of a security commits itself at the time of the sale to repurchase that security from the Fund, as the buyer, at a mutually agreed upon time and price. Under the terms of a typical repurchase agreement, the Fund would acquire an underlying debt obligation for a relatively short period (usually not more than seven days) subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed-upon price and time, thereby determining the yield during the Fund’s holding period. This assures a predetermined yield for the Fund during its holding period, since the resale price is always greater than the purchase price and reflects an agreed-upon market rate. Such actions afford an opportunity for the Fund to invest temporarily available cash. Repurchase agreements may be considered loans to the seller, collateralized by the underlying securities. The risk to the Fund is limited to the ability of the seller to pay the agreed-upon sum on the repurchase date; in the event of default, the repurchase agreement provides that the Fund is entitled to sell the underlying collateral. If the value of the collateral declines after the agreement is entered into, and if the seller defaults under a repurchase agreement when the value of the underlying collateral is less than the repurchase price, the Fund could incur a loss of both principal and interest.

The Fund may enter into repurchase agreement transactions with member banks of the Federal Reserve System or with certain dealers listed on the Federal Reserve Bank of New York’s list of reporting dealers. The Investment Manager will monitor the value of the securities underlying the repurchase agreement at the time the transaction is entered into and at all times during the term of the repurchase agreement to ensure that the value of the securities always equals or exceeds the repurchase price. The Fund requires that additional securities be deposited if the value of the securities purchased decreases below their resale price and does not bear the risk of a decline in the value of the underlying security unless the seller defaults under the repurchase obligation. In the event of default by the seller under the repurchase agreement, the Fund could experience losses and experience delays in connection with the disposition of the underlying security. To the extent that, in the meantime, the value of the securities that the Fund has purchased has decreased, the Fund could experience a loss. If the seller were to be subject to a federal bankruptcy proceeding, the ability of the Fund to liquidate the collateral could be delayed or impaired because of certain provisions of the bankruptcy laws. Repurchase agreements with maturities of more than seven days will be treated as illiquid securities by the Fund.

As noted above, the Fund may depart from its principal investment strategy in response to adverse economic, market or political conditions by taking temporary defensive positions in any non-corporate issuer, including high-quality, short-term debt securities or cash. If the Fund takes a temporary defensive position, it may be unable to achieve its investment objective.

The Fund may invest up to 15% of its total net assets in illiquid securities, which are securities that cannot be sold within seven days in the ordinary course of business at approximately the value at which the Fund has valued the securities. See “The Fund’s Investments” for additional information on the types of securities in which the Fund may invest.

In selecting investments for the Fund, Western Asset employs fundamental research and due diligence to an issuer’s: growth potential, stock price, potential appreciation and valuation; credit quality, taking into account financial condition and profitability; future capital needs; potential for change in bond rating and industry outlook; and competitive environment and management ability.

High Yield, Lower Quality Securities

The Fund may invest 100% of the Fund’s total net assets in municipal obligations that are high yield, lower quality securities. High yield, lower quality securities are securities that are rated by a recognized rating organization below its top four long-term rating categories or unrated securities determined by the Investment Manager to be of equivalent quality. Under rating agency guidelines, medium- and lower-rated securities and comparable unrated securities will likely have some quality and protective characteristics that are outweighed by large uncertainties or major risk exposures to adverse conditions. Medium- and lower-rated securities may have poor prospects of ever attaining any real investment standing, may have a current identifiable vulnerability to default or be in default, may be unlikely to have the capacity to pay interest and repay principal when due in the event of adverse business, financial or economic conditions, and/or may be likely to be in default or not current in the payment of interest or principal. Such securities are considered speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations. Accordingly, it is possible that these types of factors could reduce the value of securities held by the Fund with a commensurate effect on the value of the Fund’s shares.

Changes by recognized rating services in their ratings of any fixed income security and in the ability of an issuer to make payments of interest and principal may also affect the value of these investments. A description of the ratings used by Moody’s, S&P and Fitch, Inc. is set forth in Appendix A. The ratings of Moody’s and S&P generally represent the opinions of those organizations as to the quality of the securities that they rate. Such ratings, however, are relative and subjective, are not absolute standards of quality, are subject to change and do not evaluate the market risk or liquidity of the securities. Ratings of a non-U.S. debt instrument, to the extent that those ratings are undertaken, are related in part to evaluations of the country in which the issuer of the instrument is located. Ratings generally take into account the currency in which a non-U.S. debt instrument is denominated. Instruments issued by a foreign government in other than the local currency, for example, typically have a lower rating than local currency instruments due to the existence of an additional risk that the government will be unable to obtain the required foreign currency to service its foreign currency-denominated debt. In general, the ratings of debt securities or obligations issued by a non-U.S. public or private entity will not be higher than the rating of the currency or the foreign currency debt of the central government of the country in which the issuer is located, regardless of the intrinsic creditworthiness of the issuer.

The secondary markets for high yield securities are not as liquid as the secondary markets for higher-rated securities. The secondary markets for high yield securities are concentrated in relatively few market makers and participants in the market are mostly institutional investors, including insurance companies, banks, other financial institutions and mutual funds. In addition, the trading volume for high yield securities is generally lower than that for higher-rated securities and the secondary markets could contract under adverse market or economic conditions independent of any specific adverse changes in the condition of a particular issuer. These factors may have an adverse effect on the ability of the Fund to dispose of particular portfolio investments, may adversely affect the Fund’s net asset value per share and may limit the ability of the Fund to obtain accurate market quotations for purposes of valuing securities and calculating net asset value. If the Fund is not able to obtain precise or accurate market quotations for a particular security, it will become more difficult to value the Fund’s portfolio securities, and a greater degree of judgment may be necessary in making such valuations. Less liquid secondary markets may also affect the ability of the Fund to sell securities at their fair value. If the secondary markets for high yield securities contract due to adverse economic conditions or for other reasons, certain liquid securities in the Fund’s portfolio may become illiquid and the proportion of the Fund’s assets invested in illiquid securities may significantly increase.

Prices for high yield securities may be affected by legislative and regulatory developments. These laws could adversely affect the Fund’s net asset value and investment practices, the secondary market for high yield securities, the financial condition of issuers of these securities and the value of outstanding high yield securities. For example, federal legislation requiring the divestiture by federally insured savings and loan associations of their investments in high yield bonds and limiting the deductibility of interest by certain corporate issuers of high yield bonds adversely affected the market in recent years.

U.S. Government Securities

Securities issued or guaranteed by U.S. government agencies and instrumentalities include obligations that are supported by: (a) the full faith and credit of the U.S. Treasury (e.g., direct pass-through certificates of the Government National Mortgage Association (“Ginnie Maes”)); (b) the limited authority of the issuer or guarantor to borrow from the U.S. Treasury (e.g., obligations of Federal Home Loan Banks); or (c) only the credit of the issuer or guarantor (e.g., obligations of the Federal Home Loan Mortgage Corporation (“Freddie Macs”)). In the case of obligations not backed by the full faith and credit of the U.S. Treasury, the agency issuing or guaranteeing the obligation is principally responsible for ultimate repayment.

Agencies and instrumentalities that issue or guarantee debt securities and that have been established or sponsored by the U.S. government include, in addition to those identified above, the Bank for Cooperatives, the Export-Import Bank, the Federal Farm Credit System, the Federal Intermediate Credit Banks, the Federal Land Banks, the Federal National Mortgage Association and the Student Loan Marketing Association.

Investment Objective Policies

The Fund’s investment objective is a fundamental investment policy, as discussed below in “— Fundamental Investment Policies.” Upon the Investment Manager’s recommendation, for temporary defensive purposes and in order to keep the Fund’s cash fully invested, including during the period in which the net proceeds of this offering are being invested, the Fund may deviate from its investment objective and policies and invest some or all of its total net assets in investments of non-corporate issuers, including high-quality, short-term debt securities or cash. The Fund may not achieve its investment objective when it does so.

The Fund may engage in active and frequent trading to achieve its principal investment strategies. This may lead to the realization and distribution to stockholders of higher capital gains, which would increase their tax liability. Frequent trading also increases transaction costs, which could detract from the Fund’s performance.

Fundamental Investment Policies

The Fund has adopted certain fundamental investment policies designed to limit investment risk. These fundamental investment policies may not be changed without the approval of the holders of a majority of the outstanding Common Stock voting as a single class. A “majority of the outstanding” shares means (i) 67% or more of the shares present at a meeting, if the holders of more than 50% of the shares outstanding are present or represented by proxy, or (ii) more than 50% of the shares outstanding, whichever of (i) or (ii) is less. See “Investment Objective” and “Investment Policies and Techniques” in the Statement of Additional Information for a complete list of the fundamental and non-fundamental investment policies of the Fund.

LEVERAGE

The Fund may not borrow money, except for temporary or emergency purposes, and then not in amounts that are greater than 15% of total assets (including the amount borrowed). The Fund may not buy more securities if the Fund has borrowed money in amounts greater than 5% of net assets.

RISKS

The Fund is a diversified, closed-end management investment company designed primarily as a long-term investment and not as a trading vehicle. The Fund is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Fund will achieve its investment objectives. The Fund’s performance and the value of its investments will vary in response to changes in interest rates, inflation, the financial condition of a security’s issuer, ratings on a security and other market factors. Your securities at any point in time may be worth less than you invested, even after taking into account the reinvestment of Fund dividends and distributions. Below are the principal risks associated with an investment in the Fund.

Investment and Market Risk

An investment in the Fund is subject to investment risk, including the possible loss of the entire amount that you invest. Your investment in the Common Stock is not intended to constitute a complete investment program and should not be viewed as such. The value of the Fund’s portfolio securities may move up or down, sometimes rapidly and unpredictably. At any point in time, your Common Stock may be worth less than your original investment. We are primarily a long-term investment vehicle and should not be used for short-term trading.

Below Investment Grade (High-Yield or Junk Bond) Securities Risk

The Fund may invest up to 100% of its assets in municipal obligations of below investment grade quality. Debt securities rated below investment grade are commonly referred to as “high-yield” securities or “junk bonds” and are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. Debt securities rated C or lower by Moody’s, CCC or lower by S&P or CC or lower by Fitch or comparably rated by another NRSRO or, if unrated, determined by Western Asset to be of comparable quality are considered to have extremely poor prospects of ever attaining any real investment standing, to have a current identifiable vulnerability to default, to be unlikely to have the capacity to pay interest and repay principal when due in the event of adverse business, financial or economic conditions and/or to be in default or not current in the payment of interest or principal. Ratings may not accurately reflect the actual credit risk associated with a corporate security.

Debt securities rated below investment grade generally offer a higher current yield than that available from higher grade issues, but typically involve greater risk. These securities are especially sensitive to adverse changes in general economic conditions, to changes in the financial condition of their issuers and to price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of below investment grade instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default. The secondary market for high-yield securities may not be as liquid as the secondary market for more highly rated securities, a factor which may have an adverse effect on the Fund’s ability to dispose of a particular security. There are fewer dealers in the market for high-yield securities than for investment grade obligations. The prices quoted by different dealers may vary significantly, and the spread between the bid and asked price is generally much larger for high-yield securities than for higher quality instruments. Under continuing adverse market or economic conditions, the secondary market for high-yield securities could contract further, independent of any specific adverse changes in the condition of a particular issuer, and these securities may become illiquid. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of below investment grade securities, especially in a market characterized by a low volume of trading.

Default, or the market’s perception that an issuer is likely to default, could reduce the value and liquidity of securities held by the Fund, thereby reducing the value of your investment in the Fund’s Common Stock. In addition, default may cause the Fund to incur expenses in seeking recovery of principal or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to a portfolio company, the Fund may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Among the risks inherent in investments in a troubled entity is the fact that it frequently may be difficult to obtain information as to the true financial condition of such issuer. Western Asset’s judgment about the credit quality of an issuer and the relative value of its securities may prove to be wrong. Investments in below investment grade securities may present special tax issues for the Fund to the extent that the issuers of these securities default on their obligations pertaining thereto, and the U.S. federal income tax consequences to the Fund as a holder of such distressed securities may not be clear.

Municipal Securities Risk

Liquidity in the municipal securities market may vary from time to time. At times of decreased liquidity, the ability of the Fund to buy and sell municipal securities may, with respect to any particular securities, be limited. The amount of information about the financial condition of an issuer of municipal securities may not be as extensive as information about corporations whose securities are publicly traded, and the Fund’s performance may therefore be more dependent on the sub-adviser’s analytical abilities than if the Fund were to invest in stocks or taxable bonds. The secondary market for municipal securities, particularly the below investment grade municipal securities in which the Fund may invest, also tends to be less developed or liquid than many other securities markets, which may adversely affect the Fund’s ability to sell its municipal securities at attractive prices. Changes in the financial condition of one or more individual municipal issuers (or one or more insurers of municipal issuers), or one or more defaults by municipal issuers or insurers, can adversely affect liquidity and valuations in the overall market for municipal securities. The value of municipal securities can also be adversely affected by regulatory and political developments affecting the ability of municipal issuers to pay interest or repay principal, actual or anticipated tax law changes or other legislative actions, and by uncertainties and public perceptions concerning these and other factors. In the past, a number of municipal issuers have defaulted on obligations, were downgraded or commenced insolvency proceedings.

Issuers of municipal securities tend to derive a significant portion of their revenue from taxes, particularly property and income taxes, and decreases in personal income levels and property values and other unfavorable economic factors, such as a general economic recession, adversely affect municipal securities. Municipal issuers may also be adversely affected by rising health care costs, increasing unfunded pension liabilities and by the phasing out of U.S. federal programs providing financial support. Also, if the Internal Revenue Service determines that an issuer of a municipal security has not complied with applicable tax requirements, interest from the security could become taxable and the security could decline significantly in value. Where municipal securities are issued to finance particular projects, such as those relating to education, health care, transportation, and utilities, issuers often depend on revenues from those projects to make principal and interest payments. Adverse conditions and developments in those sectors can result in lower revenues to issuers of municipal securities, potentially resulting in defaults, and can also have an adverse effect on the broader municipal securities market.

The Fund may invest in revenue bonds. Because the principal security for a revenue bond is generally the net revenues derived from a particular facility or group of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source, there is no guarantee that the particular project will generate enough revenue to pay its obligations, in which case the Fund’s performance may be adversely affected.

Obligations of issuers of municipal securities may be subject to the provisions of bankruptcy, insolvency and the United States Bankruptcy Code and applicable state laws, which could limit the ability of the Fund to recover payments of principal or interest on such securities.

Certain municipal securities which may be held by the Fund may permit the issuer at its option to “call,” or redeem, its securities. If an issuer were to redeem municipal securities held by the Fund during a time of declining interest rates, the Fund may realize a capital loss on its investment if the security was purchased at a premium and may not be able to reinvest the proceeds in municipal securities providing as high a level of investment return as the securities redeemed.

Tax-Exempt Securities Risk

In general, the secondary market for tax-exempt securities is less liquid than that for taxable fixed-income securities. Consequently, the ability of the Fund to buy and sell tax-exempt securities may, at any particular time and with respect to any particular securities, be limited. The amount of information about the financial condition of an issuer of tax-exempt securities may not be as extensive as information about corporations whose securities are publicly traded. Obligations of issuers of tax-exempt securities may be subject to the provisions of bankruptcy, insolvency and the United States Bankruptcy Code and applicable state laws, which could limit the ability of the Fund to recover payments of principal or interest on such securities.

Certain tax-exempt securities which may be held by the Fund may permit the issuer at its option to “call,” or redeem, its securities. If an issuer were to redeem tax-exempt securities held by the Fund during a time of declining interest rates, the Fund may realize a capital loss on its investment if the security was purchased at a premium and may not be able to reinvest the proceeds in tax-exempt securities providing as high a level of investment return as the securities redeemed.

Inverse Floating Rate Securities and TOBs Risk

Subject to certain limitations, the Fund may invest in inverse floating rate securities. Typically, inverse floating rate securities represent beneficial interests in a special purpose trust (sometimes called a “tender option bond trust”) formed by a third party sponsor for the purpose of holding municipal bonds purchased from the Fund or from another third party. An investment in an inverse floating rate security may involve greater risk than an investment in a fixed-rate bond. Because changes in the interest rate on the underlying security or index inversely affect the residual interest paid on the inverse floating rate security, the value of an inverse floating rate security is generally more volatile than that of a fixed-rate bond.

Inverse floating rate securities have interest rate adjustment formulas which generally reduce or, in the extreme, eliminate the interest paid to the Fund when short-term interest rates rise, and increase the interest paid to the Fund when short-term interest rates fall. Inverse floating rate securities have varying degrees of liquidity, and the market for these securities is relatively volatile. These securities tend to underperform the market for fixed-rate bonds in a rising interest rate environment, but tend to outperform the market for fixed-rate bonds when interest rates decline. Shifts in long-term interest rates may, however, alter this tendency.

During times of reduced market liquidity, such as at the present, the Fund may not be able to sell municipal securities readily at prices reflecting the values at which the securities are carried on the Fund’s books. Sales of large blocks of municipal securities by market participants, such as the Fund, that are seeking liquidity can further reduce municipal security prices in an illiquid market. The Fund may seek to make sales of large blocks of municipal securities as part of its investment strategy or it may be required to raise cash to re-collateralize, unwind or “collapse” tender option bond trusts that issued inverse floating rate securities to the Fund or to make payments to such trusts to enable them to pay for tenders of the short-term securities they have issued if the remarketing agents for those municipal securities are unable to sell the short-term securities in the marketplace to other buyers (typically tax-exempt money market funds). The Fund’s potential exposure to losses related to or on inverse floating rate securities may increase beyond the value of the Fund’s inverse floater investments as the Fund may potentially be liable to fulfill all amounts owed to holders of the floating rate certificates.

Although volatile, inverse floating rate securities typically offer the potential for yields exceeding the yields available on fixed-rate bonds with comparable credit quality, coupon, call provisions and maturity. These securities usually permit the investor to convert the floating rate to a fixed rate (normally adjusted downward), and this optional conversion feature may provide a partial hedge against rising rates if exercised at an opportune time.

Investment in inverse floating rate securities may amplify the effects of the Fund’s use of leverage. Any economic effect of leverage through the Fund’s purchase of inverse floating rate securities will create an opportunity for increased Common Stock net income and returns, but may also result in losses if the cost of leverage exceeds the return on the inverse floating rate securities purchased by the Fund.

TOB transactions expose the Fund to leverage and credit risk, and generally involve greater risk than investments in fixed rate municipal bonds, including the risk of loss of principal. The interest payments that the Fund would typically receive on Inverse Floaters acquired in such transactions vary inversely with short-term interest rates and will be reduced (and potentially eliminated) when short-term interest rates increase. Inverse Floaters will generally underperform the market for fixed rate municipal securities when interest rates rise. The value and market for Inverse Floaters can be volatile, and Inverse Floaters can have limited liquidity. Investments in Inverse Floaters issued in TOB transactions are derivative instruments and, therefore, are also subject to the risks generally applicable to investments in derivatives.

Insurance Risk

The Fund may purchase municipal securities that are secured by insurance, bank credit agreements or escrow accounts. The credit quality of the companies that provide such credit enhancements will affect the value of those securities. Certain significant providers of insurance for municipal securities have recently incurred significant losses as a result of exposure to sub-prime mortgages and other lower credit quality investments that have experienced recent defaults or otherwise suffered extreme credit deterioration. As a result, such losses have reduced the insurers’ capital and called into question their continued ability to perform their obligations under such insurance if they are called upon to do so in the future. While an insured municipal security will typically be deemed to have the rating of its insurer, if the insurer of a municipal security suffers a downgrade in its credit rating or the market discounts the value of the insurance provided by the insurer, the rating of the underlying municipal security will be more relevant and the value of the municipal security would more closely, if not entirely, reflect such rating. In such a case, the value of insurance associated with a municipal security would decline, and the insurance may not add any value. The insurance feature of a municipal security does not guarantee the full payment of principal and interest through the life of an insured obligation, the market value of the insured obligation or the net asset value of the Common Stock represented by such insured obligation.

Risks Related to Zero-coupon Municipal Bonds

A zero-coupon municipal bond is a security that makes no fixed interest payments but instead is sold at a discount from its face value. The bond is redeemed at its face value on the specified maturity date. Zero-coupon municipal bonds may be issued as such, or they may be created by a broker who strips the coupons from a bond and separately sells the rights to receive principal and interest. The prices of zero-coupon municipal bonds tend to fluctuate more in response to changes in market interest rates than do the prices of interest-paying debt securities with similar maturities. Zero-coupon municipal bonds with a fixed maturity date of more than one year from the date of issuance will be treated as debt obligations that are issued originally at a discount for U.S. federal income tax purposes. Generally, the discount is treated as interest income that is taken into account over the term of the bond in determining the distributions the Fund must make to qualify for the favorable U.S. federal income tax treatment generally accorded to regulated investment companies (and for taxable bonds, is included in income), even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the bond. The Fund may thus be required to pay out as an income distribution each year an amount which is greater than the total amount of cash the Fund actually received, and may have to dispose of other securities, including at times when it may be disadvantageous to do so, to generate the cash necessary for the distribution of income attributable to its zero-coupon municipal bonds.

Special Risks Related to Certain Municipal Securities

The Fund may invest in municipal leases and certificates of participation in such leases. Municipal leases and certificates of participation involve special risks not normally associated with general obligations or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt issuance limitations are deemed to be inapplicable because of the inclusion in many leases or contracts of “non-appropriation” clauses that relieve the governmental issuer of any obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate governmental body on a yearly or other periodic basis. In addition, such leases or contracts may be subject to the temporary abatement of payments in the event the governmental issuer is prevented from maintaining occupancy of the leased premises or utilizing the leased equipment. Although the obligations may be secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might prove difficult, time consuming and costly, and may result in a delay in recovering or the failure to fully recover the Fund’s original investment. In the event of non-appropriation, the issuer would be in default and taking ownership of the assets may be a remedy available to the Fund, although the Fund does not anticipate that such a remedy would normally be pursued. To the extent that the Fund invests in unrated municipal leases or participates in such leases, the credit quality rating and risk of cancellation of such unrated leases will be monitored on an ongoing basis. Certificates of participation, which represent interests in unmanaged pools of municipal leases or installment contracts, involve the same risks as the underlying municipal leases. In addition, the Fund may be dependent upon the municipal authority issuing the certificates of participation to exercise remedies with respect to the underlying securities. Certificates of participation also entail a risk of default or bankruptcy, both of the issuer of the municipal lease and also the municipal agency issuing the certificate of participation.

The Fund may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of specific projects (such as those relating to education, health care, housing, transportation and utilities), IDBs, or in general obligation bonds, particularly if there is a large concentration from issuers in a single state. The value of municipal securities can be affected by the political, economic, legal, and legislative landscape of the particular issuer’s locality, municipal sector events or actual or perceived changes in economic, social, or public health conditions. In addition, a significant change in federal income tax rates or even serious discussion on the topic in Congress could cause municipal bond prices to fall. The demand for municipal securities is strongly influenced by the value of tax-exempt income to investors. Lower income tax rates could reduce the advantage of owning municipal securities. Similarly, changes to state or federal regulation tied to a specific sector, such as the hospital sector, could have an impact on the revenue stream for a given subset of the market.

Credit Crisis Liquidity and Volatility Risk

The markets for credit instruments, including fixed income securities, have experienced periods of extreme illiquidity and volatility. General market uncertainty and consequent repricing risk have led to market imbalances of sellers and buyers, which in turn have also resulted in significant valuation uncertainties in a variety of debt securities, including certain fixed income securities. These conditions resulted, and in many cases continue to result in greater volatility, less liquidity, widening credit spreads and a lack of price transparency, with many debt securities remaining illiquid and of uncertain value. During times of reduced market liquidity, the Fund may not be able to sell securities readily at prices reflecting the values at which the securities are carried on the Fund’s books. Sales of large blocks of securities by market participants, such as the Fund, that are seeking liquidity can further reduce security prices in an illiquid market. These market conditions may make valuation of some of the Fund’s securities uncertain and/or result in sudden and significant valuation increases or decreases in its holdings. Illiquidity and volatility in the credit markets may directly and adversely affect the setting of dividend rates on the Common Stock.

Government Intervention in Financial Markets Risk

U.S. federal and state governments and foreign governments, their regulatory agencies or self regulatory organizations may take additional actions that affect the regulation of the securities in which the Fund invests, or the issuers of such securities, in ways that are unforeseeable. Issuers of corporate fixed income securities might seek protection under the bankruptcy laws. Legislation or regulation may also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objectives. Western Asset will monitor developments and seek to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objectives, but there can be no assurance that it will be successful in doing so.

Interest Rate Risk

The market value of the Fund’s investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the values of fixed-income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. The magnitude of these fluctuations is generally greater for securities with longer maturities. The Subadviser’s judgment about interest rate trends may prove to be incorrect.

Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value if interest rates increase. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When the Fund holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the NAV of the Fund’s shares.

In a rising interest rate environment, there is a risk that the Fund’s floating rate securities will be unable to pay escalating interest amounts, which could result in a default. Rising interests rates could also cause a shift to cash from other productive uses to the payment of interest, which may have a material adverse effect on operations and could, over time, lead to increased defaults on our investments in such securities. In addition, increasing payment obligations under floating rate obligations may cause borrowers to refinance or otherwise repay our obligations earlier than they otherwise would, requiring us to incur management time and expense to re-deploy such proceeds, including on terms that may not be as favorable as our existing obligation. In addition, rising interest rates may increase pressure on the Fund to invest in fixed rate securities, which could adversely affect our performance.

Prepayment Risk

Prepayments may cause losses on securities purchased at a premium. At times, some of the securities in which the Fund may invest may have higher than market interest rates and therefore may be purchased at a premium above their par value. Unscheduled prepayments, which are made at par, may cause the Fund to experience a loss equal to any unamortized premium. In addition, a reduction in prepayments may increase the effective maturities of these securities, subjecting them to a greater risk of decline in market value in response to rising interest rates than traditional debt securities, and, therefore, potentially increasing the volatility of the Fund.

Derivatives Risk

The Fund may utilize a variety of derivative instruments for investment or risk management purposes, such as options, futures contracts, swap agreements and credit default swaps. Using derivatives can increase Fund losses and reduce opportunities for gains when market prices, interest rates, currencies, or the derivatives themselves behave in a way not anticipated by the Fund. Using derivatives also can have a leveraging effect and increase Fund volatility. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. Derivatives may not be available at the time or price desired, may be difficult to sell, unwind or value, and the counterparty may default on its obligations to the Fund. Derivatives are generally subject to the risks applicable to the assets, rates, indices or other indicators underlying the derivative. The value of a derivative may fluctuate more than the underlying assets, rates, indices or other indicators to which it relates. Use of derivatives may have different tax consequences for the Fund than an investment in the underlying security, and those differences may affect the amount, timing and character of income distributed to stockholders. The U.S. government and foreign governments are in the process of adopting and implementing regulations governing derivatives markets, including mandatory clearing of certain derivatives, margin and reporting requirements. The ultimate impact of the regulations remains unclear. Additional regulation of derivatives may make derivatives more costly, limit their availability or utility, otherwise adversely affect their performance or disrupt markets.

Effective August 19, 2022, the Fund began operating under Rule 18f-4 under the 1940 Act which, among other things, governs the use of derivative investments and certain financing transactions (e.g., reverse repurchase agreements) by registered investment companies. Among other things, Rule 18f-4 requires funds that invest in derivative instruments beyond a specified limited amount to apply a value at risk (VaR) based limit to their use of certain derivative instruments and financing transactions and to adopt and implement a derivatives risk management program. A fund that uses derivative instruments in a limited amount is not subject to the full requirements of Rule 18f-4. Compliance with Rule 18f-4 by the Fund could, among other things, make derivatives more costly, limit their availability or utility, or otherwise adversely affect their performance. Rule 18f-4 may limit the Fund’s ability to use derivatives as part of its investment strategy.

Counterparty Risk

Changes in the credit quality of the companies that serve as the Fund’s counterparties with respect to derivatives or other transactions supported by another party’s credit will affect the value of those instruments. Certain entities that have served as counterparties in the markets for these transactions have recently incurred significant financial hardships including bankruptcy and losses as a result of exposure to sub-prime mortgages and other lower quality credit investments that have experienced recent defaults or otherwise suffered extreme credit deterioration. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.

Credit Risk

If an issuer or guarantor of a security held by the Fund or a counterparty to a financial contract with the Fund defaults or its credit is downgraded, or is perceived to be less creditworthy, or if the value of the assets underlying a security declines, the value of your investment will typically decline. Changes in actual or perceived creditworthiness may occur quickly. The Fund could be delayed or hindered in its enforcement of rights against an issuer, guarantor or counterparty. Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer and will be disproportionately affected by a default, downgrade or perceived decline in creditworthiness.

Inflation/Deflation Risk

Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Stock and distributions on the Common Stock can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to stockholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Liquidity Risk

The Fund may invest all or a portion of its net assets in illiquid securities. The term “illiquid securities” for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the value at which the Fund has valued the securities. Illiquid securities may trade at a discount from comparable, more liquid securities and may be subject to wide fluctuations in market value. Accordingly, the Fund may be forced to sell these securities at less than fair market value or may not be able to sell them when the Subadviser believes it is desirable to do so.

Market Events Risk

The market values of securities or other assets will fluctuate, sometimes sharply and unpredictably, due to factors such as economic events, governmental actions or intervention, actions taken by the U.S. Federal Reserve or foreign central banks, market disruptions caused by trade disputes or other factors, political developments, armed conflicts, economic sanctions and countermeasures in response to sanctions, major cybersecurity events, the global and domestic effects of widespread or local health, weather or climate events, and other factors that may or may not be related to the issuer of the security or other asset. Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events, trading and tariff arrangements, public health events, terrorism, wars, natural disasters and other circumstances in one country or region could have profound impacts on global economies or markets. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to the countries or markets directly affected, the value and liquidity of the Fund’s investments may be negatively affected.

Raising the ceiling on U.S. government debt has become increasingly politicized. Any failure to increase the total amount that the U.S. government is authorized to borrow could lead to a default on U.S. government obligations, with unpredictable consequences for economies and markets in the U.S. and elsewhere. Recently, inflation and interest rates have increased and may rise further. These circumstances could adversely affect the value and liquidity of the Fund’s investments, impair the Fund’s ability to satisfy redemption requests, and negatively impact the Fund’s performance.

The United States and other countries are periodically involved in disputes over trade and other matters, which may result in tariffs, investment restrictions and adverse impacts on affected companies and securities. For example, the United States has imposed tariffs and other trade barriers on Chinese exports, has restricted sales of certain categories of goods to China, and has established barriers to investments in China. Trade disputes may adversely affect the economies of the United States and its trading partners, as well as companies directly or indirectly affected and financial markets generally. The United States government has prohibited U.S. persons from investing in Chinese companies designated as related to the Chinese military. These and possible future restrictions could limit the Fund’s opportunities for investment and require the sale of securities at a loss or make them illiquid. Moreover, the Chinese government is involved in a longstanding dispute with Taiwan that has included threats of invasion. If the political climate between the United States and China does not improve or continues to deteriorate, if China were to attempt unification of Taiwan by force, or if other geopolitical conflicts develop or get worse, economies, markets and individual securities may be severely affected both regionally and globally, and the value of the Fund’s assets may go down.

Portfolio Turnover Risk

Changes to the investments of the Fund may be made regardless of the length of time particular investments have been held. A high portfolio turnover rate may result in increased transaction costs for the Fund in the form of increased dealer spreads and other transactional costs, which may have an adverse impact on performance. The portfolio turnover rate of the Fund will vary from year to year, as well as within a year.

Management Risk

The Fund is subject to management risk because it is an actively managed investment portfolio. The Subadviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results.

Risks of Futures and Options on Futures

The use by the Fund of futures contracts and options on futures contracts to hedge interest rate risks involves special considerations and risks, as described below.

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Successful use of hedging transactions depends upon the Subadviser’s ability to correctly predict the direction of changes in interest rates. There can be no assurance that any particular hedging strategy will succeed.

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There might be imperfect correlation, or even no correlation, between the price movements of a futures or option contract and the movements of the interest rates being hedged. Such a lack of correlation might occur due to factors unrelated to the interest rates being hedged, such as market liquidity and speculative or other pressures on the markets in which the hedging instrument is traded.

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Hedging strategies, if successful, can reduce risk of loss by wholly or partially offsetting the negative effect of unfavorable movements in the interest rates being hedged. However, hedging strategies can also reduce opportunity for gain by offsetting the positive effect of favorable movements in the hedged interest rates.

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There is no assurance that a liquid secondary market will exist for any particular futures contract or option thereon at any particular time. If the Fund were unable to liquidate a futures contract or an option on a futures contract position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position.

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There is no assurance that the Fund will use hedging transactions. For example, if the Fund determines that the cost of hedging will exceed the potential benefit to the Fund, the Fund will not enter into such transactions.

Market Price Discount from Net Asset Value Risk

Shares of closed-end investment companies frequently trade at a discount to their net asset value. This characteristic is a risk separate and distinct from the risk that the Fund’s net asset value could decrease as a result of the Fund’s investment activities and may be greater for investors expecting to sell their shares in a relatively short period following completion of any offering under this Prospectus. Although the value of the Fund’s net assets is generally considered by market participants in determining whether to purchase or sell shares, whether investors will realize gains or losses upon the sale of the Common Stock depends upon whether the market price of the Common Stock at the time of sale is above or below the investor’s purchase price for the Common Stock. Because the market price of the Common Stock is affected by factors such as net asset value, dividend or distribution levels (which are dependent, in part, on expenses), supply of and demand for the Common Stock, stability of distributions, trading volume of the Common Stock, general market and economic conditions, and other factors beyond our control, the Fund cannot predict whether the Common Stock will trade at, below or above net asset value or at, below or above the offering price. The Fund is designed primarily for long-term investors and you should not view the Fund as a vehicle for trading purposes.

Valuation Risk

The sales price the Fund could receive for any particular portfolio investment may differ from the Fund’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair value methodology. These differences may increase significantly and affect Fund investments more broadly during periods of market volatility. The Fund’s ability to value its investments may be impacted by technological issues and/or errors by pricing services or other third party service providers. The valuation of the Fund’s investments involves subjective judgment.

Tax Risks

Status as Regulated Investment Company. To qualify for the favorable U.S. federal income tax treatment generally accorded to regulated investment companies, among other things, the Fund must derive in each taxable year at least 90% of its gross income from certain prescribed sources and satisfy certain distribution and asset diversification requirements. If for any taxable year the Fund does not qualify as a regulated investment company, all of its taxable income (including its net realized capital gains) would be subject to tax at regular corporate rates without any deduction for distributions to stockholders, and such distributions would be taxable as ordinary dividends to the extent of the Fund’s current or accumulated earnings and profits. Accordingly, disqualification as a regulated investment company could have a material adverse effect on the value of the Fund’s Common Stock and the amount of Fund distributions.

Alternative Minimum Tax and Taxable Income Risk. The Fund will qualify to pay “exempt-interest dividends,” which are exempt from regular U.S. federal income tax, for any taxable year only if at least 50% of the value of its assets, as of the close of each quarter of the taxable year, consists of state or local obligations described in Section 103(a) of the Code. Assuming that the Fund qualifies to pay exempt-interest dividends, it is anticipated that certain of the Fund’s distributions will nevertheless constitute taxable income. Moreover, a portion of the Fund’s exempt-interest dividends may be subject to federal alternative minimum tax, and all or a portion of such dividends may be subject to state and local taxation.

A portion of the Fund’s distributions may be taxable to Common Stockholders. In particular, the Fund may use a variety of derivative instruments and may sell certain fixed-income securities short including, but not limited to, U.S. Treasuries, for investment and/or hedging purposes. To the extent that the Fund utilizes these strategies the Fund could generate taxable income and gains. Distributions of any capital gain or other taxable income (including gains realized by the Fund on the sale of municipal securities) will be taxable to Common Stockholders. The Fund may not be a suitable investment for investors subject to the federal alternative minimum tax or who would become subject to such tax by investing in the Fund. The suitability of an investment in Common Stock will depend upon a comparison of the after tax yield likely to be provided from the Fund with that from comparable tax-exempt investments not subject to the alternative minimum tax, and from comparable fully taxable investments, in light of each such investor’s tax position. Special considerations apply to corporate investors.

Certain provisions of the Code relating to the issuance of municipal obligations impose restrictions on the volume of municipal obligations qualifying for federal tax exemption. One effect of these provisions could be to increase the cost of the municipal securities available for purchase by the Fund and thus reduce available yield. Legislative proposals that may further restrict or eliminate the federal income tax exemption for interest on municipal obligations may be introduced in the future. The value of the Fund’s investments and its net asset value may be adversely affected by changes in tax rates and policies. Because interest income from municipal securities normally is not subject to regular federal income taxation, the attractiveness of municipal securities in relation to other investment alternatives is affected by changes in federal income tax rates or changes in the tax-exempt status of interest income from municipal securities. Any proposed or actual changes in such rates or exempt status, therefore, can significantly affect the demand for and supply, liquidity and marketability of municipal securities. This could in turn affect the Fund’s net asset value and ability to acquire and dispose of municipal securities at desirable yield and price levels.

Anti-Takeover Provisions Risk

The Fund’s Charter and Bylaws include provisions that are designed to limit the ability of other entities or persons to acquire control of the Fund for short-term objectives, including by changing the composition of the Board. The Bylaws also contain a provision providing that the Board of Directors has adopted a resolution to opt in the Fund to the provisions of the MCSAA. There can be no assurance, however, that such provisions will be sufficient to deter professional arbitrageurs that seek to cause the Fund to take actions that may not be consistent with its investment objective or aligned with the interests of long-term stockholders, such as liquidating debt investments prior to maturity, triggering taxable events for stockholders and decreasing the size of the Fund. See “Certain Provisions in the Charter and Bylaws” and “Certain Provisions in the Charter and Bylaws—Maryland Control Share Acquisition Act.” Such provisions may limit the ability of stockholders to sell their shares at a premium over prevailing market prices by discouraging an investor from seeking to obtain control of the Fund.

In determining to opt in to the MCSAA, the Board of Directors considered its fiduciary obligations to the Fund. In particular, the Board of Directors considered whether the interests of a short-term professional investor seeking to arbitrage the Fund’s market price would be consistent with the interests of stockholders that invested in the Fund due to its investment objective to seek high current income exempt from federal income taxes. In order to seek to allow the Fund to achieve its investment objective for those long-term stockholders, the Board of Directors determined that it would be in the best interests of the Fund to opt in to the MCSAA. In making this decision, the Board of Directors considered a decision in the U.S. District Court for the District of Maryland, which had the effect of allowing a closed-end fund organized in Maryland to remain opted in to the MCSAA notwithstanding a counterclaim alleging that the fund’s decision to opt in to the MCSAA violated Section 18(i) of the 1940 Act. A recent decision by the U.S. District Court for the Southern District of New York, however, held that certain Funds that opted into the MCSAA violated Section 18(i) of the 1940 Act. The decision has been affirmed by the U.S. Court of Appeals for the Second Circuit. These decisions are incompatible with the prior decision in Maryland federal court that allowed a registered closed-end fund organized as a Maryland corporation to remain opted into the MCSAA, resulting in a circuit split on the issue. There is a risk that a court could follow the reasoning of the New York federal court, as opposed to the decision of the Maryland federal court, when determining whether a closed-end fund organized in Maryland can opt in to the MCSAA.

Temporary Defensive Strategies Risk

When Western Asset anticipates unusual market or other conditions, the Fund may temporarily depart from its principal investment strategies as a defensive measure and invest all or a portion of its assets in obligations of the U.S. government, its agencies or instrumentalities; other investment grade debt securities; investment grade commercial paper; certificates of deposit and bankers’ acceptances; repurchase agreements with respect to any of the foregoing investments or any other fixed income securities that Western Asset considers consistent with this strategy. To the extent that the Fund invests defensively, it may not achieve its investment objectives.

When-Issued and Delayed Delivery Transactions Risk

The Fund may use when-issued and delayed delivery transactions to purchase securities. The value of securities purchased in these transactions may decrease before they are delivered to the Fund. Also, the yield on securities purchased in these transactions may be higher in the market when the delivery takes place.

Operational Risk

The valuation of the Fund’s investments may be negatively impacted because of the operational risks arising from factors such as processing errors and human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel, and errors caused by third party service providers or trading counterparties. It is not possible to identify all of the operational risks that may affect the Fund or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures. The Fund and its stockholders could be negatively impacted as a result.

Cybersecurity Risk

Cybersecurity incidents, both intentional and unintentional, may allow an unauthorized party to gain access to Fund assets, Fund or proprietary information, cause the Fund, the Fund’s Investment Manager and Subadviser and/or their service providers to suffer data breaches, data corruption or loss of operational functionality or prevent fund investors from purchasing, redeeming or exchanging shares or receiving distributions. The Fund, Investment Manager and Subadviser have limited ability to prevent or mitigate cybersecurity incidents affecting third party service providers, and such third party service providers may have limited indemnification obligations to the Fund or Investment Manager. Cybersecurity incidents may result in financial losses to the Fund and its stockholders, and substantial costs may be incurred in an effort to prevent or mitigate future cybersecurity incidents. Issuers of securities in which the Fund invests are also subject to cybersecurity risks, and the value of these securities could decline if the issuers experience cybersecurity incidents.

MANAGEMENT OF THE FUND

Directors and Officers

The overall management of the business and affairs of the Fund is vested in the Board of Directors. The Board of Directors approves all significant agreements between the Fund and persons or companies furnishing services to the Fund. The day-to-day operation of the Fund is delegated to the officers of the Fund, FTFA and the Subadviser, subject always to the investment objectives, restrictions and policies of the Fund and to the general supervision of the Board of Directors. Certain Directors and officers of the Fund are affiliated with Franklin Templeton, the parent corporation of FTFA and the Subadviser. All of the Fund’s executive officers hold similar offices with some or all of the other funds advised by FTFA.

Investment Manager

FTFA, located at One Madison Avenue, 17th Floor, New York, NY 10010, serves as the Fund’s investment manager. FTFA is a registered investment adviser and provides administrative and management services to the Fund. As of March 31, 2025, FTFA’s total assets under management were approximately $151.85 billion. FTFA is a wholly owned subsidiary of Franklin Templeton. Franklin Templeton is a global asset management firm. As of March 31, 2025, Franklin Templeton’s asset management operation had aggregate assets under management over $1.54 trillion.

Subadviser

Western Asset, located at 385 East Colorado Boulevard, Pasadena, California 91101, serves as the Fund’s subadviser. Western Asset, a wholly-owned subsidiary of Franklin Templeton, is a registered investment adviser and has day-to-day responsibility for managing the fixed income portion of the Fund’s direct investments, subject to the supervision of the Fund’s Board of Directors and FTFA.

As of March 31, 2025, Western Asset and its investment advisory affiliates over which Western Asset has operational responsibility, or its supervised affiliates, had approximately $248.24 billion in assets under management.

However, investors should be aware that the investments made by the Fund and the results achieved by the Fund at any given time are not expected to be the same as those made by other funds for which Western Asset act as investment advisers, including funds with names, investment objectives and policies similar to the Fund.

See “Portfolio Managers—Investment Professional Compensation—Conflicts of Interest” in the SAI for discussion of potential conflicts of interest between Western Asset and the Fund.

Investment Management Agreement and Sub-Advisory Agreement

Investment Management Agreement

Under the Fund’s management agreement with FTFA (the “Investment Management Agreement”), subject to the supervision and direction of the Fund’s Board, FTFA is delegated the responsibility of managing the Fund’s portfolio in accordance with the Fund’s stated investment objectives and policies, making investment decisions for the Fund and placing orders to purchase and sell securities. FTFA performs administrative and management services necessary for the operation of the Fund, such as (1) supervising the overall administration of the Fund, including negotiation of contracts and fees with, and the monitoring of performance and billings of, the Fund’s transfer agent, stockholder servicing agents, custodian and other independent contractors or agents; (2) providing certain compliance, Fund accounting, regulatory reporting and tax reporting services; (3) preparing or participating in the preparation of materials for the Fund’s Board of Directors, registration statements, proxy statements and reports and other communications to stockholders; (4) maintaining the Fund’s existence and (5) maintaining the registration and qualification of the Fund’s shares under federal and (if required) state laws.

FTFA also provides the office space, facilities, equipment and personnel necessary to perform the following services for the Fund: SEC compliance, including record keeping, reporting requirements and registration statements and proxies; supervision of Fund operations, including coordination of functions of the transfer agent, custodian, accountants, counsel and other parties performing services or operational functions for the Fund; and certain administrative and clerical services, including certain accounting services and maintenance of certain books and records.

The Investment Management Agreement will continue in effect, unless otherwise terminated, until July 31, 2026 and then will continue from year to year provided such continuance is specifically approved at least annually (a) by the Fund’s Board of Directors or by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) and (b) in either event, by a majority of the Directors of the Fund who are not “interested persons” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act (the “Independent Directors”) with such Independent Directors casting votes in person at a meeting called for such purpose. The Investment Management Agreement provides that FTFA may render services to others. The Investment Management Agreement is terminable without penalty on not more than 60 days’ nor less than 30 days’ written notice by the Fund when authorized either by a vote of holders of shares representing a majority of the voting power of the outstanding voting securities of the Fund (as defined in the 1940 Act) or by a vote of a majority of the Fund’s Directors, or by FTFA on not less than 90 days’ written notice, and will automatically terminate in the event of its assignment. The Investment Management Agreement provides that neither FTFA nor its personnel or affiliates shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Fund, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties.

Other than the cash management services it provides for certain equity funds, FTFA does not provide day-to-day portfolio management services. Rather, portfolio management for the Fund is provided by Western Asset.

Sub-Advisory Agreement

Western Asset provides services to the Fund pursuant to a subadvisory agreement between FTFA and Western Asset (the “Subadvisory Agreement”). Under the Subadvisory Agreement, subject to the supervision and direction of the Fund’s Board of Directors and FTFA, Western Asset will manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, make investment decisions for the Fund, place orders to purchase and sell securities, and employ professional portfolio managers and securities analysts who provide research services to the Fund.

The Subadvisory Agreement for the Fund will continue in effect, unless otherwise terminated, until July 31, 2026 and then will continue from year to year provided such continuance is specifically approved at least annually (a) by the Board of Directors or by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and (b) in either event, by a majority of the Independent Directors with such Independent Directors casting votes in person at a meeting called for such purpose. The Board of Directors or a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) may terminate the Subadvisory Agreement without penalty, in each case on not more than 60 days’ nor less than 30 days’ written notice to Western Asset. Western Asset may terminate the subadvisory agreement on 90 days’ written notice to the Fund and FTFA. FTFA and Western Asset may terminate the Subadvisory Agreement upon their mutual written consent. The Subadvisory Agreement will terminate automatically in the event of its assignment.

Advisory Fees

For its services, the Fund has agreed to pay FTFA an annual fee, payable monthly, in an amount equal to 0.55% of the Fund’s average daily net assets. The Fund’s management fee and other expenses are borne by the stockholders.

Western Asset receives an annual subadvisory fee from FTFA, payable monthly, in an amount equal to 70% of the management fee paid to FTFA. No advisory fee will be paid by the Fund directly to Western Asset.

The basis for the Board of Directors’ approval of the continuance of the Investment Management Agreement and the Subadvisory Agreement is provided in the Fund’s annual or semi-annual stockholder report for the periods during which such continuance occurs. The basis for subsequent continuations of such agreements will be provided in annual or semi-annual reports to stockholders for the periods during which such continuations occur.

Subadviser Philosophy

Western Asset’s portfolios are constructed using top-down economic and industry knowledge integrated with bottom-up fundamental credit research. Portfolio managers combine Western Asset’s economic assessment along with industry sector insights from its dedicated research staff to derive the general framework for portfolio construction. This framework provides the foundation for how the portfolio will be positioned with respect to risk (aggressive, neutral, conservative) as well as identifying sector overweights and underweights. Risk and weightings are formally re-visited on a monthly basis, but informally evaluated on a continual basis.

Subadviser Investment Process

Western Asset’s portfolio management team includes portfolio managers Michael C. Buchanan , David Fare, Robert Amodeo, John Mooney and Ryan Brist. Their focus is on portfolio structure, including sector allocation, duration weighting and term structure decisions.

Western Asset’s construction process begins with Western Asset’s view regarding the global macroeconomic environment. Western Asset’s view is determined by the U.S. Broad Strategy Committee. This Committee includes Western Asset’s senior portfolio managers, the heads of the various fixed-income asset classes and senior officers of Western Asset. This Committee discusses debates and determines Western Asset’s broad market portfolio strategies while considering various inputs including central bank policies, strength of the economy, direction of interest rates and shape of the yield curve.

The Global Credit Committee (“GCC”) considers the output of the U.S. Broad Strategy Committee particularly as it relates to setting the overall risk profile for credit portfolios as well as when considering gaining non-benchmark sector exposure, if allowed by a fund’s guidelines. The members of the GCC include the heads of the various credit asset classes including U.S. high-yield, U.S. investment-grade, U.S. bank loan, emerging market credit, non-U.S. high-yield and non-U.S. investment-grade credit. The GCC meets monthly, or as needed, with the primary objectives of rating the relative value characteristics of the credit asset classes and providing guidance as to a portfolios relative risk profile.

Investment Management Team

Set forth below is information regarding the team of professionals at Western Asset responsible for overseeing the day-to-day operations of the Fund.

Name, Address and Title	Principal Occupation(s) During Past 5 Years
Michael Buchanan Western Asset 385 East Colorado Blvd. Pasadena, CA 91101	Responsible for the day-to-day management with other members of Western Asset’s portfolio management team; Chief Investment Officer of Western Asset since 2023; employed by Western Asset as an investment professional for at least the past five years Managing Director and head of U.S. Credit Products from 2003-2005 at Credit Suisse Asset Management.

Name, Address and Title	Principal Occupation(s) During Past 5 Years

Davie T. Fare Western Asset 385 East Colorado Blvd. Pasadena, CA 91101	Responsible for the day-to-day management with other members of the Fund’s portfolio management team; portfolio manager at Western Asset since 2005; prior to that time, Mr. Fare was with Citigroup Asset Management or one of its affiliates since 1989.

Robert Amodeo Western Asset 385 East Colorado Blvd. Pasadena, CA 91101	Responsible for the day-to-day management with other members of the Fund’s portfolio management team; portfolio manager at Western Asset since 2005; prior to that time, Mr. Amodeo was a Managing Director and portfolio manager with Salomon Brothers Asset Management Inc from 1992 to 2005.

John Mooney Western Asset 385 East Colorado Blvd. Pasadena, CA 91101	Responsible for the day-to-day management with other members of the Fund’s portfolio management team; portfolio manager at Western Asset since 2005; prior to that time, Mr. Mooney was with Citigroup Asset Management, AIG/SunAmerica, and First Investors Management Company.

Ryan Brist Western Asset 385 East Colorado Blvd. Pasadena, CA 91101	Responsible for the day-to-day management with other members of Western Asset’s portfolio management team; Head of U.S. Investment Grade Credit of Western Asset since 2009; Chief Investment Officer and Portfolio Manager at Logan Circle Partners, L.P. from 2007-2009; Co-Chief Investment Officer and Senior Portfolio Manager at Delaware Investment Advisors from 2000-2007.

Additional information about the portfolio managers’ compensation, other accounts managed by them and other information is provided in the SAI.

Control Persons

A control person is a person who beneficially owns more than 25% of the voting securities of a company. The Fund currently has no control person.

NET ASSET VALUE

The Fund determines the net asset value of its Common Stock on each day the NYSE is open for business, as of the close of the customary trading session (normally 4:00 p.m. Eastern Time), or any earlier closing time that day. The Fund determines the net asset value per share of Common Stock by dividing the value of the Fund’s securities, cash and other assets (including the value of derivatives and interest accrued but not collected) less all its liabilities (including accrued expenses and dividends payable) by the total number of shares of Common Stock outstanding. Securities are valued at the mean between the last quoted bid and asked prices provided by an independent pricing service that are based on transactions in corporate obligations, quotations from corporate bond dealers, market transactions in comparable securities and various other relationships between securities. The Fund values portfolio securities for which market quotations are readily available at the last reported sales price or official closing price on the primary market or exchange on which they trade. Under the Fund’s valuation policies and procedures, which were adopted by the Board, the Fund’s short-term investments are valued at amortized cost when the security has 60 days or less to maturity. Determination of the Common Stock’s net asset value is made in accordance with U.S. generally accepted accounting principles.

The Fund values all other securities and assets at their fair value. If events occur that materially affect the value of a security between the time trading ends on the security and the close of the customary trading session of the NYSE, the Fund may value the security at its fair value as determined in good faith by or under the supervision of the Board of Directors. The effect of using fair value pricing is that the Common Stock’s net asset value will be subject to the judgment of the Board of Directors or its designee instead of being determined by the market.

Any swap transaction that the Fund enters into may, depending on the applicable interest rate environment, have a positive or negative value for purposes of calculating net asset value. Any cap transaction that the Fund enters into may, depending on the applicable interest rate environment, have no value or a positive value. In addition, accrued payments to the Fund under such transactions will be assets of the Fund and accrued payments by the Fund will be liabilities of the Fund.

The Fund’s Board of Directors has adopted valuation policies and procedures in accordance with SEC Rule 2a-5. The Investment Manager has been designated as the valuation designee and is responsible for the oversight of the daily valuation process. The Investment Manager is assisted by the Global Fund Valuation Committee. The Global Fund Valuation Committee is responsible for making fair value determinations, evaluating the effectiveness of the Fund’s pricing policies, and reporting to the Investment Manager and the Board of Directors. When determining the reliability of third party pricing information for investments owned by the Fund, the Global Fund Valuation Committee, among other things, conducts due diligence reviews of pricing vendors, monitors the daily change in prices and reviews transactions among market participants. Because the Investment Manager will receive fees from the Fund based on the Fund’s average daily net assets, there is a potential conflict of interest related to the Investment Manager’s role in valuing the Fund’s investments. These fees could influence the valuation advice the Investment Manager provides to the Global Fund Valuation Committee.

For each portfolio security that has been fair valued pursuant to the policies adopted by the Board of Directors, the fair value price is compared against the last available and next available market quotations. The Global Fund Valuation Committee reviews the results of such back testing monthly and fair valuation occurrences are reported to the Board of Directors quarterly.

The Fund uses valuation techniques to measure fair value that are consistent with the market approach and/or income approach, depending on the type of security and the particular circumstance. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable securities. The income approach uses valuation techniques to discount estimated future cash flows to present value.

DISTRIBUTIONS

The Fund intends to make regular monthly cash distributions of all or a portion of its net investment income to Common Stockholders. The following table sets forth information about distributions we paid to our Common Stockholders during the past three fiscal years, percentage participation by Common Stockholders in our dividend reinvestment program and reinvestments and related issuances of additional shares of Common Stock as a result of such participation (the information in the table is unaudited):

Distribution Payable Date to Common Stockholders	Amount of Distribution Per Share	Percentage of Common Stockholders Electing to Participate in Dividend Reinvestment Program	Amount of Corresponding Reinvestment through Dividend Reinvestment Program	Additional Shares of Common Stock Issued through Dividend Reinvestment Program
November 1, 2021	$0.02180	4.46%	$21,031	2,610
December 1, 2021	$0.02180	4.45%	$20,987	2,597
December 31, 2021	$0.01980	4.41%	$18,911	2,346
February 1, 2022	$0.01980	4.38%	$18,784	—
March 1, 2022	$0.01980	4.43%	$19,009	—
April 1, 2022	$0.01980	4.43%	$18,999	—
May 2, 2022	$0.01980	4.47%	$19,165	—
June 1, 2022	$0.01980	4.68%	$20,079	—
July 1, 2022	$0.01980	5.02%	$21,531	—
August 1, 2022	$0.01980	4.89%	$20,967	—
September 1, 2022	$0.01980	4.74%	$20,325	—
October 3, 2022	$0.01980	4.96%	$21,258	—
November 1, 2022	$0.01980	5.16%	$22,117	—
December 1, 2022	$0.01980	5.01%	$21,457	—
December 30, 2022	$0.01980	5.02%	$21,504	—
February 1, 2023	$0.01980	5.11%	$21,914	—
March 1, 2023	$0.01980	5.24%	$22,452	—
April 3, 2023	$0.01980	5.14%	$22,029	—
May 1, 2023	$0.01980	5.22%	$22,361	—
June 1, 2023	$0.01980	5.13%	$21,974	—
July 3, 2023	$0.01980	5.15%	$22,070	—
August 1, 2023	$0.01980	5.14%	$22,052	—
September 1, 2023	$0.01980	4.94%	$21,172	—
October 2, 2023	$0.02080	5.16%	$23,256	—
November 1, 2023	$0.02080	5.37%	$24,186	—
December 1, 2023	$0.02080	5.95%	$26,798	—
December 29, 2023	$0.02200	5.89%	$28,048	—
February 1, 2024	$0.02200	5.71%	$27,220	—
March 1, 2024	$0.02200	5.93%	$28,234	—
April 1, 2024	$0.03400	6.03%	$44,405	—
May 1, 2024	$0.03400	6.03%	$44,386	—
June 3, 2024	$0.03400	6.11%	$45,008	—
July 1, 2024	$0.03400	6.37%	$46,888	—
August 1, 2024	$0.03400	6.69%	$49,224	—
September 3, 2024	$0.03400	6.86%	$50,470	—
October 1, 2024	$0.03400	7.00%	$51,498	—
November 1, 2024	$0.03400	7.13%	$52,509	—
December 2, 2024	$0.03400	7.22%	$53,138	—
December 31, 2024	$0.03400	7.13%	$52,473	—
February 3, 2025	$0.03400	7.46%	$54,906	6,268

Distribution Payable Date to Common Stockholders	Amount of Distribution Per Share	Percentage of Common Stockholders Electing to Participate in Dividend Reinvestment Program	Amount of Corresponding Reinvestment through Dividend Reinvestment Program	Additional Shares of Common Stock Issued through Dividend Reinvestment Program
March 3, 2025	$0.03400	8.01%	$59,017	8,208
April 1, 2025	$0.03400	7.81%	$57,548	8,139
May 1, 2025	$0.03400	7.40%	$54,540	7,864
June 2, 2025	$0.03400	7.57%	$55,775	8,153

A distribution by the Fund consisting of a return of capital should not be considered a dividend yield or total return of an investment in the Fund’s Common Stock. Common Stockholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Stockholders should not assume that the source of a distribution from the Fund is net profits. The Fund has previously made distributions that included a return of capital. A return of capital is a return to investors of a portion of their original investment in the Fund. In general terms, a return of capital would involve a situation in which a Fund distribution (or a portion thereof) represents a return of a portion of a stockholder’s investment in the Fund, rather than a distribution that is funded from the Fund’s earned income or other profits. Although return of capital distributions may not be currently taxable, such distributions would decrease the basis of a stockholder’s shares (but not below zero), and therefore may increase a stockholder’s tax liability for capital gains upon a sale of shares, even if sold at a loss to the stockholder’s original investment.

Unless a Common Stockholder elects to receive distributions in cash (i.e., opt out), all of such Common Stockholder’s distributions, including any capital gains distributions on Common Stock, will be automatically reinvested in additional shares of Common Stock under the Fund’s Dividend Reinvestment Plan. See “Dividend Reinvestment Plan.”

DIVIDEND REINVESTMENT PLAN

Unless you elect to receive distributions in cash (i.e., opt-out), all dividends, including any capital gain dividends and return of capital distributions, on your Common Stock will be automatically reinvested by Computershare Trust Company, N.A., as agent for the stockholders (the “Plan Agent”), in additional shares of Common Stock under the Fund’s Dividend Reinvestment Plan (the “Plan”). You may elect not to participate in the Plan by contacting the Plan Agent. If you do not participate, you will receive all cash distributions paid by check mailed directly to you by Computershare Trust Company, N.A., as dividend paying agent.

If you participate in the Plan, the number of shares of Common Stock you will receive will be determined as follows:

(1) If the market price of the Common Stock (plus $0.03 per share commission) on the payment date (or, if the payment date is not a NYSE trading day, the immediately preceding trading day) is equal to or exceeds the net asset value per share of the Common Stock at the close of trading on the NYSE on the payment date, the Fund will issue new Common Stock at a price equal to the greater of

(a) the net asset value per share at the close of trading on the NYSE on the payment date or

(b) 95% of the market price per share of the Common Stock on the payment date.

(2) If the net asset value per share of the Common Stock exceeds the market price of the Common Stock (plus $0.03 per share commission) at the close of trading on the NYSE on the payment date, the Plan Agent will receive the dividend or distribution in cash and will buy Common Stock in the open market, on the NYSE or elsewhere, for your account as soon as practicable commencing on the trading day following the payment date and terminating no later than the earlier of (a) 30 days after the dividend or distribution payment date, or (b) the payment date for the next succeeding dividend or distribution to be made to the stockholders; except when necessary to comply with applicable provisions of the federal securities laws. If during this period: (i) the market price (plus $0.03 per share commission) rises so that it equals or exceeds the net asset value per share of the Common Stock at the close of trading on the NYSE on the payment date before the Plan Agent has completed the open market purchases or (ii) if the Plan Agent is unable to invest the full amount eligible to be reinvested in open market purchases, the Plan Agent will cease purchasing Common Stock in the open market and the Fund shall issue the remaining Common Stock at a price per share equal to the greater of (a) the net asset value per share at the close of trading on the NYSE on the day prior to the issuance of shares for reinvestment or (b) 95% of the then current market price per share.

Common Stock in your account will be held by the Plan Agent in non-certificated form. Any proxy you receive will include all shares of Common Stock you have received under the Plan.

You may withdraw from the Plan (i.e., opt-out) by notifying the Plan Agent in writing at 462 South 4th Street, Suite 1600, Louisville, KY 40202 or by calling the Plan Agent at 1-888-888-0151. Such withdrawal will be effective immediately if notice is received by the Plan Agent not less than ten business days prior to any dividend or distribution record date; otherwise such withdrawal will be effective as soon as practicable after the Plan Agent’s investment of the most recently declared dividend or distribution on the Common Stock.

Plan participants who sell their shares will be charged a service charge (currently $5.00 per transaction) and the Plan Agent is authorized to deduct brokerage charges actually incurred from the proceeds (currently $0.05 per share commission). There is no service charge for reinvestment of your dividends or distributions in Common Stock. However, all participants will pay a pro rata share of brokerage commissions incurred by the Plan Agent when it makes open market purchases. Because all dividends and distributions will be automatically reinvested in additional shares of Common Stock, this allows you to add to your investment through dollar cost averaging, which may lower the average cost of your Common Stock over time. Dollar cost averaging is a technique for lowering the average cost per share over time if the Fund’s net asset value declines. While dollar cost averaging has definite advantages, it cannot assure profit or protect against loss in declining markets.

Automatically reinvesting dividends and distributions does not mean that you do not have to pay income taxes, if any, due upon receiving dividends and distributions. Investors will be subject to income tax on amounts reinvested under the Plan to the same extent as if they had received cash.

The Fund reserves the right to amend or terminate the Plan if, in the judgment of the Board of Directors, the change is warranted. The Plan may be terminated, amended or supplemented by the Fund upon notice in writing mailed to stockholders at least 30 days prior to the record date for the payment of any dividend or distribution by the Fund for which the termination or amendment is to be effective. Upon any termination, you will be sent cash for any fractional share of Common Stock in your account. You may elect to notify the Plan Agent in advance of such termination to have the Plan Agent sell part or all of your Common Stock on your behalf. Additional information about the Plan and your account may be obtained from the Plan Agent at 462 South 4th Street, Suite 1600, Louisville, KY 40202 or by calling the Plan Agent at 1-888-888-0151.

DESCRIPTION OF SHARES

Common Stock

As of June 25, 2025, we had approximately 21,689,855 shares of Common Stock outstanding. All Common Stock offered pursuant to this Prospectus and any related Prospectus Supplement will be, upon issuance, duly authorized, fully paid and nonassessable, and will have no pre-emptive, conversion or appraisal rights or rights to cumulative voting. All Common Stock offered pursuant to this Prospectus and any related Prospectus Supplement will be of the same class and will have identical rights, as described below.

The Charter authorizes the issuance of 500,000,000 shares of Common Stock, par value $0.01 per share. All shares of Common Stock have equal rights with respect to the payment of dividends and the distribution of assets upon liquidation. Common Stock will, when issued, be fully paid and nonassessable, and will have no preemptive or conversion rights or rights to cumulative voting. The Board of Directors, without a stockholder vote, may amend the Charter to increase or decrease the aggregate number of shares of Common Stock authorized and can reclassify any authorized but unissued shares.

The Fund’s Common Stock is listed on the NYSE under the trading or “ticker” symbol “MHF.” The Fund intends to hold annual meetings of stockholders so long as the Common Stock is listed on a national securities exchange and such meetings are required as a condition to such listing. The Fund must continue to meet the NYSE requirements in order for the Common Stock to remain listed.

Unlike open-end funds, closed-end funds, like the Fund, do not continuously offer shares and do not provide daily redemptions. Rather, if a stockholder determines to buy additional shares of Common Stock or sell shares of Common Stock already held, the stockholder may do so by trading on the NYSE through a broker or otherwise. Shares of closed-end funds may frequently trade on an exchange at prices lower than net asset value. The market value of the Common Stock may be influenced by such factors as dividend levels (which are in turn affected by expenses), call protection, dividend stability, portfolio credit quality, net asset value, relative demand for and supply of such Common Stock in the market, general market and economic conditions, and other factors beyond the control of the Fund. The Fund cannot assure you that Common Stock will trade at a price equal to or higher than net asset value in the future. The Fund’s Common Stock is designed primarily for long-term investors, and investors in Common Stock should not view the Fund as a vehicle for trading purposes. See “Repurchase of Fund Shares.”

The Fund may also issue shares of Common Stock in a rights offering at a price below the then current net asset value so long as certain conditions are met, including: (i) a good faith determination by the Fund’s Board of Directors that such offering would result in a net benefit to existing stockholders; (ii) the offering fully protects stockholders’ preemptive rights and does not discriminate among stockholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by stockholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held. The specific terms of any rights offering conducted by the Fund will be provided in a Prospectus Supplement.

Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of Common Stockholders, including the election of Directors. Except as provided with respect to any other class or series, the Common Stockholders will possess the exclusive voting power. Each director shall be elected by a majority of the votes entitled to be cast in the election of directors. There is no cumulative voting in the election of Directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the Directors then standing for election, and the holders of the remaining shares of Common Stock will not be able to elect any Directors.

CERTAIN PROVISIONS IN THE CHARTER AND BYLAWS

The Fund has provisions in its Charter and Bylaws that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure. These provisions could have the effect of depriving Common Stockholders of opportunities to sell their Common Stock at a premium over the then-current market price of the Common Stock. At the Fund’s first annual meeting of stockholders, the Board of Directors was divided into three classes, having initial terms ending at the first, second and third annual meeting of stockholders thereafter, respectively. At the annual meeting of stockholders in each year thereafter, the term of one class will expire and Directors will be elected to serve in that class for terms ending at the third annual meeting of stockholders following their election and until their respective successors are duly elected and qualify. This provision could delay for up to two years the replacement of a majority of the Board of Directors. A Director may be removed from office only for cause and then only by a vote of the holders of at least 75% of the votes entitled to be cast for the election of Directors.

The Fund’s Bylaws provide that with respect to any annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the business must be pursuant to the Fund’s notice of meeting, by or at the direction of the Board of Directors or properly brought by a stockholder who was a stockholder of record as of the record date for the meeting, at the time of giving notice and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who complied with the advance notice procedures of the Bylaws. To be properly brought before a special meeting, the business must be pursuant to the Fund’s notice of meeting. Nominations of individuals for election to the Board of Directors may be properly brought before a special meeting of stockholders by or at the direction of the Board of Directors or properly brought by a stockholder who was a stockholder of record as of the record date for the meeting, at the time of giving notice and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who complied with the advance notice procedures of the Bylaws.

The affirmative vote of the holders of at least 75% of the outstanding stock of the Fund entitled to vote is required to approve, adopt, or authorize any of the following:

(i) a merger, consolidation, or statutory share exchange of the Fund with or into another corporation;

(ii) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of the Corporation’s investment activities); or

(iii) a liquidation or dissolution of the corporation.

However, the stockholder vote described above will not be required with respect to the foregoing transactions if they are approved by a vote of at least two-thirds of the total number of Directors fixed in accordance with the Bylaws. In that case, the affirmative vote of a majority of the outstanding stock of the Fund entitled to vote thereon shall be required.

The Charter and Bylaws contain provisions the effect of which is to prevent matters, including nominations of Directors, from being considered at an annual stockholders’ meeting where the Fund has not received notice of the matters generally at least 120 but no more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Fund’s Charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law. In addition, the Fund has provisions in its Charter and Bylaws that obligate the Fund, to the maximum extent permitted by Maryland law, to indemnify any present or former Director or officer from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former Director or officer of the Fund and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.

Reference is made to the Charter and Bylaws of the Fund, on file with the SEC, for the full text of these provisions. These provisions could have the effect of depriving Common Stockholders of an opportunity to sell their Common Stock at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. These provisions, however, offer several possible advantages. They may require persons seeking control of the Fund to negotiate with its management regarding the price to be paid for the shares of Common Stock required to obtain such control, they promote continuity and stability and they enhance the Fund’s ability to pursue long-term strategies that are consistent with its investment objectives.

Maryland Business Combination Act

The Maryland Business Combination Act will not be applicable to the Fund as a registered closed-end investment company unless and until its Board of Directors adopts a resolution to be subject to the statute, provided that the resolution will not be effective with respect to a “business combination” with any person who has become an interested stockholder before the time that the resolution is adopted.

Under the Maryland Business Combination Act, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors of the corporation approved in advance the transaction by which he otherwise would have become an interested stockholder.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

66 2⁄3% of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom, or with whose affiliate, the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s Common Stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

If adopted by the Board of Directors, the Maryland Business Combination Act could discourage others from trying to acquire control of the Fund and increase the difficulty of consummating any offer.

Maryland Control Share Acquisition Act

The Fund has elected, by resolution unanimously adopted by the Board of Directors, to be subject to the MCSAA. The MCSAA provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition will not be entitled to vote its control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter (i.e., entitled to vote on the restoration of voting rights for the holder of the control shares). Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval as described above. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the holder of control shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholder meeting.

If voting rights for the holder of control shares are approved at a stockholder meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The MCSAA does not apply (a) to shares acquired in a merger, consolidation or share exchange if the Fund is a party to the transaction, (b) to shares acquired under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the MCSAA, or (c) to acquisitions of shares approved or exempted by a provision contained in the Charter or Bylaws of the Fund and adopted at any time before the acquisition of the shares. The Bylaws provide that the MCSAA will not apply to any acquisition or proposed acquisition of shares of the Fund by any company that, in accordance with the 1940 Act or SEC exemptive order or other regulatory relief or guidance, votes the shares held by it in the same proportion as the vote of all other holders of such security or all securities.

The MCSAA is designed to discourage others from trying to acquire control of the Fund for short-term objectives, including by changing the composition of the Board, that may be detrimental to the Fund’s ability to achieve its primary investment objective to seek high current income exempt from federal income taxes. Such provisions may limit the ability of stockholders to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund. There can be no assurance, however, that such provisions will be sufficient to deter activist investors that seek to cause the Fund to take actions that may not be aligned with the interests of long-term stockholders.

Derivative Actions, Direct Actions and Exclusive Jurisdiction

Unless the Fund consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the Maryland General Corporation Law (the “MGCL”), or any successor provision thereof, (b) any derivative action or proceeding brought on behalf of the Fund, (c) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Fund to the Fund or to the stockholders of the Fund, (d) any action asserting a claim against the Fund or any director or officer or other employee of the Fund arising pursuant to any provision of the MGCL or the Charter or Bylaws or federal law, including the 1940 Act, or (e) any other action asserting a claim against the Fund or any director or officer or other employee of the Fund that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Fund consents in writing to such court. The exclusive jurisdiction provision limits a stockholder’s ability to litigate a claim in a jurisdiction that may be more favorable and convenient to the stockholder. It may also make it more expensive for a stockholder to bring a suit.

REPURCHASE OF FUND SHARES

The Fund is a closed-end investment company, and as such the Common Stockholders do not have the right to cause the Fund to redeem their Common Stock. Instead, liquidity will be provided through trading in the open market. Notice is hereby given in accordance with Section 23(c) of the 1940 Act that the Fund may purchase at market prices from time to time shares of its Common Stock in the open market but is under no obligation to do so.

On November 16, 2015, the Fund announced that the Fund’s Board of Directors had authorized the Fund to repurchase in the open market up to approximately 10% of the Fund’s outstanding Common Stock when the Fund’s shares are trading at a discount to net asset value. The Board has directed management of the Fund to repurchase shares of Common Stock at such times and in such amounts as management reasonably believes may enhance stockholder value. The Fund is under no obligation to purchase shares at any specific discount levels or in any specific amounts. During the fiscal year ended October 31, 2024, the Fund did not repurchase any shares.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The discussion below and certain disclosure in the SAI provide general tax information related to an investment in the Fund’s Common Stock. Because tax laws are complex and often change, stockholders should consult their tax advisors about the tax consequences of an investment in the Common Stock. Unless otherwise noted, the following tax discussion applies only to U.S. stockholders that hold the Common Stock as capital assets. A U.S. stockholder is a Common Stockholder who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a U.S. corporation, (iii) a trust if it (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or (iv) any estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations (possibly with retroactive effect).

This discussion does not represent a detailed description of the U.S. federal income tax consequences relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, partnerships or other pass-through entities (or investors therein), U.S. stockholders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect mark to market treatment, persons subject to alternative minimum tax or persons that will hold Common Stock as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address U.S. federal estate or gift taxes or the application of the Medicare tax on net investment income.

Taxation of the Fund

The Fund has elected to be treated, and intends to qualify annually, as a regulated investment company (a “RIC”) under Subchapter M of the Code.

To qualify under Subchapter M for the favorable U.S. federal income tax treatment generally accorded to RICs, the Fund must, among other things: (1) distribute to its stockholders in each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) and its net tax-exempt income (as reduced by certain disallowed expenses); (2) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; and (b) net income derived from interests in certain publicly traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each a “Qualified Publicly Traded Partnership”); and (3) diversify its holdings so that, at the end of each quarter of each taxable year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. government securities, the securities of other RICs and other securities, with such other securities limited, with respect to any one issuer, to an amount not greater in value than 5% of the value of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is represented by the securities (other than U.S. government securities or the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses, or (III) any one or more Qualified Publicly Traded Partnerships.

If the Fund fails to satisfy as of the close of any quarter the asset diversification test referred to in the preceding paragraph, it will have 30 days to cure the failure by, for example, selling securities that are the source of the violation. Other cure provisions are available in the Code for a failure to satisfy the asset diversification test, but any such cure provision may involve the payment of a penalty excise tax.

As a RIC, the Fund generally will not be subject to U.S. federal income tax on its taxable income and gains that it distributes in each taxable year to its stockholders. The Fund intends to distribute to its stockholders, at least annually substantially all of its net investment income and net realized long-term and short-term capital gains, if any.

If the Fund failed to qualify for the favorable tax treatment accorded to RICs in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income (including its net realized capital gains), even if such income were distributed to its stockholders, and all distributions out of earnings and profits (including distributions of tax-exempt income) would be taxed to stockholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate stockholders and (ii) for the dividends received deduction in the case of corporate stockholders. To qualify again to be taxed as a RIC in a subsequent year, the Fund would be required to distribute to its stockholders its earnings and profits attributable to non-RIC years reduced by an interest charge on 50% of such earnings and profits payable by the Fund to the Internal Revenue Service (the “IRS”). In addition, if the Fund failed to qualify as a RIC for a period greater than two taxable years, then the Fund would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if the Fund had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of 5 years, in order to qualify as a RIC in a subsequent year.

A RIC that fails to distribute, by the close of each calendar year, an amount at least equal to the sum of 98% of its ordinary taxable income for such calendar year and 98.2% of its capital gain net income (both long-term and short-term, and adjusted for certain ordinary losses) for the one-year period ending on October 31 of such calendar year, plus any shortfalls from any prior year’s required distribution, is liable for a nondeductible 4% U.S. federal excise tax on the portion of the undistributed amounts of such income that are less than the required distributions. For these purposes, the Fund will be deemed to have distributed any income or gain on which it paid U.S. federal income tax.

The Fund may elect to retain its net capital gain (i.e., the excess of its net realized long-term capital gains over its net realized short-term capital losses (including any capital loss carryovers)) or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, the Fund may designate the retained amount as undistributed capital gains in a written notice to its stockholders, who will be treated as if each received a distribution of its pro rata share of such gain, with the result that each Common Stockholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for its Common Stock by an amount equal to the deemed distribution less the tax credit.

The following discussion assumes that the Fund qualifies as a RIC and satisfies the 90% distribution requirement for each taxable year.

Distributions

Exempt-Interest Dividends. The Fund intends to qualify to pay exempt-interest dividends, as defined in Section 852(b)(5) of the Code, on its Common Stock. Under such section, if, at the close of each quarter of the Fund’s taxable year, at least 50% of the value of the Fund’s total assets consists of obligations exempt from federal income tax (“tax-exempt obligations”) under Section 103(a) of the Code (relating generally to obligations of a state or local governmental unit), the Fund will be qualified to pay exempt-interest dividends to holders of its Common Stock. Exempt-interest dividends are dividends or any part thereof paid by the Fund that are attributable to interest on tax-exempt obligations and are so reported by the Fund as exempt-interest dividends.

Exempt-interest dividends will be excludable from a Common Stockholder’s gross income for federal income tax purposes, subject to the possible application of the federal alternative minimum tax. Exempt-interest dividends are included, however, in determining the portion, if any, of a person’s social security and railroad retirement benefits subject to federal income taxes.

Interest on indebtedness incurred or continued to purchase or carry shares of a RIC paying exempt-interest dividends, such as the Fund, will not be deductible by the investor for federal income tax purposes to the extent attributable to exempt-interest dividends. Under rules used by the IRS for determining whether borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase or ownership of shares may be considered to have been made with borrowed funds even though such funds are not directly used for the purchase or ownership of such shares.

A portion of the Fund’s expenditures that would otherwise be deductible may not be allowed as deductions by reason of the Fund’s investment in municipal securities. Such disallowed portion will generally be the same percentage of the Fund’s aggregate expenses as the percentage of the Fund’s aggregate income (other than capital gain income) that constitutes exempt-interest income from municipal securities. A similar disallowance rule also applies to interest expense paid or incurred by the Fund, if any. Such disallowed deductions, if any, will reduce the amount that the Fund can report as exempt-interest dividends by the disallowed amount. As a result, income distributions by the Fund in excess of the amount of the Fund’s exempt-interest dividends may be taxable as ordinary income as described below.

Exempt-Interest Dividends Subject to the Federal Alternative Minimum Tax. Federal law imposes an alternative minimum tax with respect to individuals, trusts and estates. Interest received on certain otherwise tax-exempt securities may be subject to the federal alternative minimum tax. The alternative minimum tax applies to interest received on certain private activity bonds issued after August 7, 1986. Private activity bonds are bonds that, although tax-exempt, are used for purposes other than those generally performed by governmental units and that benefit non-governmental entities (e.g., bonds used for industrial development or housing purposes). Income received on such bonds is classified as an item of “tax preference,” which could subject certain investors in such bonds to the federal alternative minimum tax. A portion of the dividends paid on the Common Stock, although otherwise exempt from federal income tax, may be subject to the alternative minimum tax. The Fund will report to stockholders after the close of each calendar year the portion of the Fund’s dividends declared during the year that constitute an item of tax preference for alternative minimum tax purposes.

Treatment of “Substantial Users.” The interest on private activity bonds in most instances is not federally tax-exempt to a person who is a “substantial user” of a facility financed by such bonds or a “related person” of such “substantial user.” As a result, the Fund may not be an appropriate investment for stockholders who are considered either a “substantial user” or a “related person” within the meaning of the Code. In general, a “substantial user” of a facility includes a “non-exempt person who regularly uses a part of such facility in his trade or business.” “Related persons” are in general defined to include persons between whom there exists a relationship, either by family or business, which would result in a disallowance of losses in transactions between them under various provisions of the Code (or if they are members of the same controlled group of corporations under the Code), including a partnership and each of its partners (and certain members of their families), an S corporation and each of its stockholders (and certain members of their families) and various combinations of these and other relationships. The foregoing is not a complete description of all of the provisions of the Code covering the definitions of “substantial user” and “related person.”

Stockholders are advised to consult their tax advisors with respect to whether exempt-interest dividends retain the exclusion under Code Section 103(a) if a stockholder would be treated as a “substantial user” or “related person” with respect to property financed with the proceeds of an issue of private activity bonds, if any, held by the Fund.

Dividends Attributable to Ordinary Income and Capital Gains. Distribution to Common Stockholders by the Fund of any net income received from taxable investments that is treated as ordinary income, any accrued market discount includible in income on a current basis, any net short-term capital gain over net long-term capital loss and any income from hedging or derivatives transactions that is treated as ordinary income (together referred to as “ordinary income dividends”) are taxable to Common Stockholders as ordinary income to the extent that such distributions are paid out of the Fund’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Distributions of net capital gains that are properly reported by the Fund as “capital gain dividends” are taxable to Common Stockholders as long-term capital gains, regardless of the length of time the stockholder has owned its Common Stock. Distributions paid by the Fund that are reported as exempt-interest dividends will not be subject to regular federal income tax, subject to the possible application of the federal alternative minimum tax.

As long as the Fund qualifies as a RIC under the Code, no part of its distributions to Common Stockholders are expected to qualify for (i) the reduced tax rates applicable to “qualified dividend income” received by individual and other non-corporate stockholders or (ii) the dividends received deduction available to corporate stockholders.

Returns of Capital. Distributions, if any, in excess of the Fund’s current and accumulated earnings and profits will first reduce the adjusted tax basis of a stockholder’s Common Stock, and after that basis has been reduced to zero, will constitute capital gain to the stockholder.

Dividend Reinvestment Plan. Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Common Stock pursuant to the Plan. Common Stockholders that receive distributions in the form of additional Common Stock will generally be treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash, unless the Fund issues additional Common Stock with a fair market value equal to or greater than the net asset value per share, in which case such stockholders will be treated as receiving a distribution in the amount of the fair market value of the distributed Common Stock. The additional Common Stock received pursuant to the Plan will have a new holding period commencing on the day following the day on which the Common Stock is credited to the stockholder’s account.

Allocation of Income. Although the Fund expects that its distributions to its stockholders will generally constitute exempt-interest dividends, some of those distributions may be taxable as capital gains or ordinary income or may be subject to the alternative minimum tax (even if otherwise exempt from federal income tax). The IRS currently requires a RIC that has two or more classes of shares outstanding to allocate to each such class proportionate amounts of each type of its income for each taxable year based upon the percentage of total dividends distributed to each class for such year. The Fund presently intends that, so long as the IRS maintains this position and the Fund has any class of shares outstanding in addition to its Common Stock, it will allocate tax-exempt interest, net capital gains (if any) and ordinary income (if any) in each year between its Common Stock and such other class of shares in proportion to the total dividends paid to each such class with respect to such year. The Fund reserves the right, however, to make special allocations of income within a class, consistent with the Fund’s objectives and subject to applicable law.

Timing of Income. A distribution by the Fund will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to stockholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

Sale or Exchange of Common Stock

In general, the sale, exchange or other disposition of Common Stock will result in capital gain or loss to Common Stockholders. A Common Stockholder’s gain or loss generally will be long-term capital gain or loss if the Common Stock has been held for more than one year; otherwise, such capital gain or loss generally will be short-term capital gain or loss. Present law taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, however, long-term capital gains are currently eligible for reduced rates of taxation. Losses realized by a Common Stockholder on the sale, exchange or other disposition of Common Stock held for six months or less are disallowed to the extent of any exempt-interest dividends received with respect to such Common Stock, and, if not disallowed, such losses are treated as long-term capital losses to the extent of any distributions of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such Common Stock. In addition, no loss will be allowed on the sale, exchange or other disposition of Common Stock if the Common Stockholder acquires (including pursuant to the Plan) or enters into a contract or option to acquire securities that are substantially identical to such Common Stock within 30 days before or after the disposition. In such case, the basis of the securities acquired will be adjusted to reflect the disallowed loss.

Non-U.S. Stockholders

Ordinary income dividends paid to nonresident aliens or entities that are foreign entities for U.S. federal income tax purposes (“non-U.S. stockholders”) generally will be subject to a 30% U.S. withholding tax unless a reduced rate of withholding or a withholding exemption is provided under an applicable tax treaty. Certain dividends that are attributable to short-term capital gains or “qualified net interest income” and that satisfy certain requirements are exempt from this withholding tax. Non-U.S. stockholders are generally not subject to U.S. federal income tax on exempt-interest dividends, capital gain dividends, undistributed capital gains credited to such investors or gains from the sale, exchange or other disposition of Common Stock. The foregoing rules apply when the non-U.S. stockholder’s income from its Common Stock is not effectively connected with a U.S. trade or business. If, however, any ordinary income dividends, capital gain dividends, undistributed capital gains credited to a non-U.S. stockholder’s account or gains realized from the sale, exchange or other disposition of Common Stock are effectively connected with a U.S. trade or business carried on by a non-U.S. stockholder, then such income will be subject to U.S. federal income tax at the rates applicable to U.S. citizens or domestic corporations. A foreign corporation that has effectively connected income may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or any lower treaty rate). Different tax consequences may result to an individual non-U.S. stockholder that is present in the United States for more than 182 days during a taxable year.

Reporting and Backup Withholding

U.S. stockholders are required to report on their tax returns the amount of exempt-interest dividends received from the Fund during a taxable year The Fund may be required to backup withhold, for U.S. federal income tax purposes, a portion of the distributions payable to Common Stockholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain stockholders specified in the Code, including non-U.S. stockholders, generally are exempt from such backup withholding. A non-U.S. stockholder can generally establish its exemption from backup withholding by providing an IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable form. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against a Common Stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends that the Fund pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of Common Stock.

The foregoing tax discussion is for general information only. Stockholders are advised to consult with their own tax advisors for more detailed information concerning federal income tax matters.

PLAN OF DISTRIBUTION

We may sell our Common Stock, including to existing Common Stockholders in a rights offering, from time to time under this Prospectus and any related Prospectus Supplement in any one or more of the following ways (1) directly to one or more purchasers (including to existing Common Stockholders in a rights offering), (2) through agents for the period of their appointment, (3) to underwriters as principals for resale to the public, (4) to dealers as principals for resale to the public, (5) through “at-the-market” transactions or (6) pursuant to our Dividend Reinvestment Plan.

Our securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, which may change; at prevailing market prices at the time of sale; prices related to prevailing market prices; at varying prices determined at the time of sale; or at negotiated prices. Our securities may be sold other than for cash, including in exchange transactions for non-control securities, or may be sold for a combination of cash and securities. The Prospectus Supplement will describe the method of distribution of our securities offered therein. In the case of a rights offering, the applicable Prospectus Supplement will set forth the number of our Common Stock issuable upon the exercise of each right and the other terms of such rights offering.

Each Prospectus Supplement relating to an offering of our securities will state the terms of the offering, including:

•	the names of any agents, underwriters or dealers;

•	any sales loads, underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts, commissions, fees or concessions allowed or reallowed or paid to dealers or agents;

•	the public offering or purchase price of the offered securities and the estimated net proceeds we will receive from the sale; and

•	any securities exchange on which the offered securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Direct Sales

We may sell our securities directly to, and solicit offers from, purchasers, including institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. We may use electronic media, including the internet, to sell offered securities directly. We will describe the terms of any of those sales in a Prospectus Supplement.

Distribution Through Agents

We may offer and sell our securities on a continuous basis through agents that we designate. We will name any agent involved in the offer and sale and describe any commissions payable by us in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.

Offers to purchase our securities may be solicited directly by the issuer or by agents designated by the issuer from time to time. Any such agent, who may be deemed to be an underwriter as the term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the issuer to such agent set forth, in a Prospectus Supplement.

Distribution Through Underwriters

We may offer and sell our securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public either on a firm commitment or best efforts basis. If we sell our securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of our securities for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase our securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. In the event of default by any underwriter, in certain circumstances, the purchase commitments may be increased among the non-defaulting underwriters or the underwriting agreement may be terminated. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Sales of the offered securities by underwriters may be in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Prospectus Supplement will describe the method of reoffering by the underwriters. The Prospectus Supplement will also describe the discounts and commissions to be allowed or paid to the underwriters, if any, all other items constituting underwriting compensation, and the discounts and commissions to be allowed or paid to dealers, if any. If a Prospectus Supplement so indicates, we may grant the underwriters an option to purchase additional shares of our securities at the public offering price, less the underwriting discounts and commissions, within a specified number of days from the date of the Prospectus Supplement, to cover any overallotments.

Distribution Through Dealers

We may offer and sell our securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

Distribution Through At-the-Market Offerings

We may engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4). An at-the-market offering may be through one or more underwriters or dealers acting as principal or agent for us.

General Information

Agents, underwriters, or dealers participating in an offering of our securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they may act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell our securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

If indicated in the applicable Prospectus Supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include: commercial and savings banks, insurance companies, pension funds, educational and charitable institutions and others, but in all cases these institutions must be approved by us. The obligations of any purchaser under any contract will be subject only to those conditions described in the applicable Prospectus Supplement. The underwriters and the other agents will not have any responsibility for the validity or performance of the contracts. The applicable Prospectus Supplement will describe the commission payable for solicitation of those contracts.

In connection with any offering of the securities in an underwritten transaction, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Stock. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•	An overallotment in connection with an offering creates a short position in the offered securities for the underwriters’ own account.

•	An underwriter may place a stabilizing bid to purchase an offered security for the purpose of pegging, fixing, or maintaining the price of that security.

•

Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the offered securities by bidding for, and purchasing, the offered securities or any other securities in the open market in order to reduce a short position created in connection with the offering.

•

The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our securities on the NYSE in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We will not require underwriters or dealers to make a market in the Common Stock. Any underwriters to whom the offered securities are sold for offering and sale may make a market in the offered securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries, if any, in the ordinary course of business.

The aggregate offering price specified on the cover of this Prospectus relates to the offering of the securities not yet issued as of the date of this Prospectus. The place and time of delivery for the offered securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of our portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate our securities for sale to their online brokerage account holders. Such allocations of our securities for internet distributions will be made on the same basis as other allocations. In addition, our securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

Dividend Reinvestment Plan

We may issue and sell shares of Common Stock pursuant to our Plan.

CUSTODIAN AND TRANSFER AGENT

The custodian of the assets of the Fund is The Bank of New York Mellon, 225 Liberty Street, New York, New York 10286. The custodian performs custodial, fund accounting and portfolio accounting services. The Fund’s transfer, stockholder services and dividend paying agent is Computershare Inc., 462 South 4th Street, Suite 1600, Louisville, KY 40202.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for the Fund by Simpson Thacher & Bartlett LLP, Washington, D.C. Simpson Thacher & Bartlett LLP may rely as to certain matters of Maryland law on the opinion of Venable LLP, Baltimore, Maryland.

INCORPORATION BY REFERENCE

As noted above, this prospectus is part of a registration statement filed with the SEC. Pursuant to the final rule and form amendments adopted by the SEC on April 8, 2020, the Fund is permitted to “incorporate by reference” certain information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering will be incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

•	the Fund’s Statement of Additional Information, dated July 18, 2025, filed with the accompanying Prospectus;

•	the Fund’s Semi-Annual Report on Form N-CSRS, filed on June 25, 2025;

•	the Fund’s Annual Report on Form N-CSR, filed on December 31, 2024;

•	the Fund’s Proxy Statement on Form DEF 14A, filed on March 7, 2025;

•	the Fund’s description of Common Stock on Form 8-A, filed on March 11, 1988.

You may obtain copies of any information incorporated by reference into this prospectus, at no charge, by calling toll-free (888) 777-0102 or by writing to the Fund at One Madison Avenue, New York, NY 10010. The Fund’s periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as this Prospectus and the Statement of Additional Information, are available on the Fund’s website http://www.franklintempleton.com/investments/options/closed-end-funds. In addition, the SEC maintains a website at www.sec.gov, free of charge, that contains these reports, the Fund’s proxy and information statements, and other information relating to the Fund.

FINANCIAL STATEMENTS

The audited financial statements included in the annual report to the Fund’s stockholders for the fiscal year ended October 31, 2024 and together with the report of PricewaterhouseCoopers LLP (“PwC”) for the Fund’s annual report, are incorporated herein by reference to the Fund’s annual report to stockholders. The unaudited financial statements included in the semi-annual report to the Fund’s stockholders for the fiscal period ended April 30, 2025 are incorporated herein by reference to the Fund’s semi-annual report to stockholders. All other portions of the annual and semi-annual reports to stockholders are not incorporated herein by reference and are not part of the registration statement, the SAI, the Prospectus or any Prospectus Supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC serves as the Independent Registered Public Accounting Firm of the Fund and audits the financial statements of the Fund. PwC is located at 100 East Pratt Street, Suite 2600, Baltimore, Maryland 21202-1096.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and the Investment Company Act of 1940, as amended, and are required to file reports (including our annual and semi-annual reports), proxy statements and other information with the SEC. Our most recent stockholder report filed with the SEC is for the period ended October 31, 2024. Such reports, proxy statements and other information, as well as the registration statement and the amendments, exhibits and schedules thereto, can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C. Information about the operation of the public reference facilities may be obtained by calling the SEC at (202) 551-8090. Copies of such material may also be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain the same information free of charge from the SEC’s website at www.sec.gov. You may also e-mail requests for these documents to publinfo@sec.gov or make a request in writing to the SEC’s Public Reference Section, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

This Prospectus does not contain all of the information in our registration statement, including amendments, exhibits, and schedules. Statements in this Prospectus about the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference. Additional information about us can be found in our Registration Statement (including amendments, exhibits, and schedules) on Form N-2 filed with the SEC. The SEC maintains a web site (www.sec.gov) that contains our Registration Statement, other documents incorporated by reference, and other information we have filed electronically with the SEC, including proxy statements and reports filed under the Exchange Act.

Up to $75,000,000

Western Asset Municipal High Income Fund Inc.

Shares of

Common Stock

PROSPECTUS SUPPLEMENT

July 21, 2025

WESTERN ASSET MUNICIPAL HIGH INCOME FUND INC.

STATEMENT OF ADDITIONAL INFORMATION

Western Asset Municipal High Income Fund Inc., a Maryland corporation (the “Fund”), is a diversified, closed-end management investment company.

This Statement of Additional Information relating to the Fund’s common stock, par value $0.01 per share (“Common Stock”), which we also refer to as our securities, does not constitute a prospectus, but should be read in conjunction with the Fund’s prospectus relating thereto dated July 18, 2025, and as it may be supplemented (the “Prospectus”). This Statement of Additional Information does not include all information that a prospective investor should consider before purchasing the Fund’s securities, and investors should obtain and read the Fund’s Prospectus prior to purchasing such securities. A copy of the Fund’s Prospectus, annual and semi-annual reports (when available) and additional information about the Fund may be obtained without charge by calling (888) 777-0102, by writing to the Fund at One Madison Avenue, New York, NY 10010 or by visiting the Fund’s website (http://www.franklintempleton.com/investments/options/closed-end-funds). The information contained in, or accessed through, the Fund’s website is not part of the Fund’s Prospectus or this Statement of Additional Information. Prospective investors may also obtain a copy of the Fund’s Prospectus on the Securities and Exchange Commission’s website (http://www.sec.gov). Capitalized terms used but not defined in this Statement of Additional Information have the meanings ascribed to them in the Prospectus.

This Statement of Additional Information is dated July 18, 2025.

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INVESTMENT OBJECTIVE

The Fund’s investment objective is to seek high current income exempt from federal income taxes. There can be no assurance the Fund will achieve its investment objective.

INVESTMENT RESTRICTIONS

The Fund has adopted certain fundamental investment restrictions that may be changed only with the prior approval of the holders of a majority of the Fund’s outstanding voting securities. A “majority of the Fund’s outstanding voting securities” for this purpose means the lesser of (a) 67% or more of the shares of the Fund’s common stock present at a meeting of stockholders, if the holders of 50% of the outstanding shares are present or represented by proxy at the meeting or (b) more than 50% of the outstanding shares.

The following are several of the restrictions applicable to the Fund. The Fund may not:

(1) Purchase securities other than municipal obligations and Taxable Investments, as those terms are described in the Prospectus.

(2) Purchase securities (other than U.S. government securities) of any issuer if as a result of the purchase more than 5% of the value of the Fund’s total assets would be invested in the securities of the issuer, except that up to 25% of the value of the Fund’s total assets may be invested without regard to this 5% limitation.

(3) Purchase more than 10% of the voting securities of any one issuer, except that this limitation is not applicable to the Fund’s investments in U.S. government securities.

(4) Borrow money, except for temporary or emergency purposes, or for clearance of transactions, in amounts not exceeding 15% of its total assets (not including the amount borrowed) and as otherwise described in the Prospectus. When the Fund’s borrowings exceed 5% of the value of its total assets, the Fund will not make any additional investments.

(5) Sell securities short or purchase securities on margin, except for such short-term credits as are necessary for the clearance of transactions, but the Fund may make margin deposits in connection with transactions in options, futures and options on futures.

(6) Underwrite any issue of securities, except to the extent that the purchase of municipal obligations may be deemed to be an underwriting.

(7) Purchase, hold or deal in real estate or oil and gas interests, except that the Fund may invest in municipal obligations secured by real estate or interests in real estate.

(8) Invest in commodities, except that the Fund may enter into futures contracts, including those relating to indexes, and options on futures contracts or indexes, as described in the Prospectus.

(9) Lend any funds or other assets, except through purchasing municipal obligations or Taxable Investments, lending portfolio securities and entering into repurchase agreements consistent with the Fund’s investment objective.

(10) Issue senior securities.

(11) Invest more than 25% of its total assets in the securities of issuers in any single industry, except that this limitation will not be applicable to the purchase of municipal obligations and U.S. government securities. For purposes of this restriction, industrial development bonds (“IDBs”), with respect to which the payment of principal and interest is the ultimate responsibility of companies within the same industry, are grouped together as an “industry.”

(12) Make any investments for the purpose of exercising control or management of any company.

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Unless otherwise indicated, all limitations applicable to the Fund’s investments (as stated above and elsewhere in this Statement of Additional Information) apply only at the time a transaction is entered into. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed by the Investment Manager to be of comparable quality), or change in the percentage of the Fund’s assets invested in certain securities or other instruments, or change in the average maturity or duration of the Fund’s investment portfolio, resulting from market fluctuations or other changes in the Fund’s total assets, will not require the Fund to dispose of an investment until the Investment Manager determines that it is practicable to sell or close out the investment without undue market or tax consequences to the Fund. In the event that rating agencies assign different ratings to the same security, the Investment Manager will treat the security as being rated in the highest rating category.

Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.

Non-Fundamental Restriction. An additional investment restriction adopted by the Fund, which is deemed non-fundamental and which may be changed by the Board of Directors without stockholder approval, provides that the Fund may not purchase securities on margin (except for delayed delivery or when-issued transactions, such short-term credits as are necessary for the clearance of transactions and margin deposits in connection with transactions in futures contracts, options on futures contracts and options on securities and securities indices).

INVESTMENT POLICIES AND TECHNIQUES

The following information supplements the discussion of the Fund’s investment objective, policies, and techniques that are described in the Prospectus.

The Fund invests primarily in municipal obligations. However, the Fund may invest in municipal obligations of any maturity. Under normal market conditions, at least 80% of the Fund’s assets will be invested in municipal obligations. The Fund may invest up to 100% of its assets in municipal obligations rated below investment grade. Investment grade securities are those rated in the Baa/BBB categories or above by at least one NRSRO that provides such a rating or unrated securities that the Subadviser determined to be of comparable credit quality. The Fund will not invest in municipal obligations rated lower than Ba, MIG 1/VMIG or P-2 by Moody’s, BB, SP-1 or A-1 by S&P, or BB by Fitch. The Fund may invest in non-publicly traded municipal securities, zero-coupon municipal obligations and non-appropriation or other municipal lease obligations.

Municipal Securities

Private Activity Bonds. Private activity bonds are issued by or on behalf of public authorities to provide funds, usually through a loan or lease arrangement, to a private entity for the purpose of financing construction of privately operated industrial facilities, such as warehouse, office, plant and storage facilities and environmental and pollution control facilities. Such bonds are secured primarily by revenues derived from loan repayments or lease payments due from the entity, which may or may not be guaranteed by a parent company or otherwise secured. Private activity bonds generally are not secured by a pledge of the taxing power of the issuer of such bonds. Therefore, repayment of such bonds generally depends on the revenue of a private entity. The continued ability of an entity to generate sufficient revenues for the payment of principal and interest on such bonds will be affected by many factors, including the size of the entity, its capital structure, demand for its products or services, competition, general economic conditions, government regulation and the entity’s dependence on revenues for the operation of the particular facility being financed.

Under U.S. federal income tax law, interest on municipal bonds issued after August 7, 1986 which are specified private activity bonds, and the proportionate share of any exempt-interest dividend paid by a regulated

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investment company that receives interest from such private activity bonds, will be treated as an item of tax preference for purposes of the AMT. For regular U.S. federal income tax purposes such interest is tax-exempt. Bonds issued in 2009 and 2010 generally will not be treated as private activity bonds, and interest earned on such bonds generally will not be treated as a tax preference item.

Industrial Development Bonds. IDBs are issued by public authorities to obtain funds to provide financing for privately-operated facilities for business and manufacturing, housing, sports, convention or trade show facilities, airport, mass transit, port and parking facilities, air or water pollution control facilities, and certain facilities for water supply, gas, electricity or sewerage or solid waste disposal. Although IDBs are issued by municipal authorities, the payment of principal and interest on IDBs is dependent solely on the ability of the user of the facilities financed by the bonds to meet its financial obligations and the pledge, if any, of the real and personal property being financed as security for such payments. IDBs are considered municipal securities if the interest paid is exempt from regular U.S. federal income tax. Interest earned on IDBs may be subject to the AMT.

Tender Option Bonds. In a TOB transaction, a TOB Trust issues Floaters and Inverse Floaters and utilizes the proceeds of such issuance to purchase a bond, typically Fixed Rate Bond. The Fund may invest in both Floaters and Inverse Floaters. The Fund may purchase an Inverse Floater in the secondary market or purchase an Inverse Floater from a TOB Trust where the Fixed-Rate Bond held by the TOB Trust was either owned or identified by the Fund. The Floaters typically have first priority on the cash flow from the Fixed Rate Bond held by the trust, and the remaining cash flow, less certain expenses, is paid to holders of the Inverse Floaters. Where the Fixed-Rate Bond held by the TOB Trust was either owned or identified by the Fund, the net proceeds of the sale of the Floaters, after expenses, may be received by the Fund and may be invested in additional securities. This would generate economic leverage for the Fund.

Inverse Floaters in which the Fund will invest will pay interest or income that, in the opinion of counsel to the applicable TOB Trust, is exempt from regular U.S. federal income tax. Neither the Fund, nor the Investment Manager, nor the Subadviser will conduct its own analysis of the tax status of the interest or income paid by the residual interest held by the Fund, but will rely on the opinion of counsel to the applicable TOB Trust. There is a risk that the Fund will not be considered the owner of a TOB for U.S. federal income tax purposes, and in that case it would not be entitled to treat such interest as exempt from U.S. federal income tax.

Typically, a liquidity provider is engaged to purchase the Floaters at their original purchase price plus accrued interest upon the occurrence of certain events, such as the failure to remarket a certain percentage of the floating rate interests in a timely fashion, the downgrading (but typically not below investment grade or in connection with events indicating that bankruptcy of the issuer may be likely) of the bonds held by the TOB Trust, or certain regulatory or tax events. A Fund participating in a TOB transaction will bear the fees paid to the liquidity provider for providing the put option to the holders of the Floaters. If the liquidity provider acquires the Floaters upon the occurrence of an event described above, the liquidity provider generally will be entitled to an in-kind distribution of the Fixed Rate Bond held by the TOB Trust or to cause the TOB Trust to sell the securities and distribute the proceeds to the liquidity provider.

The TOB Trust may be collapsed without the consent of the Fund upon the occurrence of tender option termination events (“TOTEs”) and mandatory termination events (“MTEs”), as defined in the TOB Trust agreements. TOTEs typically include the bankruptcy or default of the issuer of the Fixed-Rate Bonds held in the TOB Trust, a substantial downgrade in the credit quality of the issuer of the Fixed-Rate Bonds held in the TOB Trust, failure of any scheduled payment of principal or interest on the Fixed-Rate Bonds, and a judgment or ruling that interest on the Fixed-Rate Bonds is subject to U.S. federal income taxation. MTEs may include, among other things, a failed remarketing of the Floaters, the inability of the TOB Trust to obtain renewal of the liquidity support agreement, and a substantial decline in the market value of the Fixed-Rate Bonds held in the TOB Trust. Upon the occurrence of a TOTE or an MTE, a TOB Trust would be liquidated with the proceeds applied first to any accrued fees owed to the trustee of the TOB Trust, the remarketing agent of the Floaters and the liquidity provider. In the case of an MTE, after the payment of fees, the holders of the Floaters would be paid

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senior to the Inverse Floaters holders. In contrast, generally in the case of a TOTE, after payment of fees, the holders of Floaters and the Inverse Floaters holders would be paid pro rata in proportion to the respective face values of their certificates.

The Fund may invest in a TOB Trust on either a non-recourse and recourse basis. TOB Trusts are typically supported by a liquidity facility provided by a third-party bank or other financial institution (the “liquidity provider”) that allows the holders of the Floaters to tender their Floaters in exchange for payment of par plus accrued interest on any business day (subject to the non-occurrence of a TOTE described above). Depending on the structure of the TOB Trust, the liquidity provider may purchase the tendered Floaters, or the TOB Trust may draw upon a loan from the liquidity provider to purchase the tendered Floaters.

When the Fund invests in TOB Trusts on a non-recourse basis, and the liquidity provider is required to make a payment under the liquidity facility, the liquidity provider will typically liquidate all or a portion of the fixed-income bonds held in the TOB Trust and then fund the balance, if any, of the amount owed under the liquidity facility over the liquidation proceeds (the “Liquidation Shortfall”). If the Fund invests in a TOB Trust on a recourse basis, it will typically enter into a reimbursement agreement with the liquidity provider pursuant to which the Fund is required to reimburse the liquidity provider the amount of any Liquidation Shortfall. As a result, if the Fund invests in a recourse TOB Trust, the Fund will bear the risk of loss with respect to any Liquidation Shortfall. The net economic effect of this agreement is to treat the Fund as though it had entered into a special type of reverse repurchase agreement pursuant to which the Fund is required to repurchase the municipal bonds or other securities upon the occurrence of certain events. Such an arrangement may expose the Fund to a risk of loss that exceeds its investment in the TOB and the residual interest income received by the Fund.

In a non-recourse transaction, the Fund does not expect to pay the liquidity provider in the event that it suffers a loss. However, the Fund might incur a loss if the liquidity provider liquidates the TOB Trust at an inopportune time. Even if a TOB transaction was entered into on a non-recourse basis, under certain circumstances it might be in the Fund’s interest to later agree to a recourse arrangement in order to prevent the liquidity provider from terminating the TOB Trust at that time.

Transactions in the short-term floating rate interests of TOBs are generally facilitated by a remarketing agent for the TOB Trust, which sets an interest rate for the securities periodically, usually every 7-35 days. Holders of the floating rate securities usually have the right to require the TOB Trust or a specified third party acting as agent for the TOB Trust (such as the liquidity provider) to purchase the bonds, usually at par plus accrued interest, at a certain time or times prior to maturity or upon the occurrence of specified events or conditions. The put option or tender option right is typically available to the investor on a periodic (daily, weekly or monthly) basis. Typically, the put option is exercisable on dates on which the interest rate changes. A failure to remarket typically requires the liquidity provider to purchase the floating rate interests and in turn the liquidity provider may have recourse to the TOB Trust and to the Fund, as described above. A Fund participating in a TOB transaction will also bear the fees paid to the remarketing agent and or tender agent for providing services to the TOB Trust.

If the Fund purchases all or a portion of the short-term floating rate securities sold by the TOB Trust, it is usually permitted to surrender those short-term floating rate securities together with a proportionate amount of residual interests to the trustee of the TOB Trust in exchange for a proportionate amount of the municipal bonds or other securities held by the TOB Trust.

In December 2013, U.S. regulators finalized rules implementing Section 619 (the “Volcker Rule”) and Section 941 (the “Risk Retention Rules”) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), both of which place restrictions on TOB Trust sponsors and their participation in TOB transactions. TOB Trusts and related transactions are generally considered to be subject to the limitations of the Volcker Rule and, thus, may not be sponsored by a banking entity absent an applicable exemption. No exemption to the Volcker Rule exists that would allow covered banking entities to sponsor TOB Trusts in the same manner as they did prior to the Volcker Rule’s compliance date in 2017.

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In response to the Volcker Rule, industry participants developed alternative structures for TOB financings in which service providers are engaged to assist with establishing, structuring and sponsoring TOB Trusts. The service providers, such as administrators, liquidity providers, trustees and remarketing agents act at the direction of, and as agent of, the Fund holding residual interests of the TOB Trust. This new structure and any other strategies that may be developed to address the Volcker Rule may be more or less advantageous to the Fund than obtaining leverage through existing TOB transactions. In addition, the Fund, rather than a bank entity, may be the sponsor of the TOB Trust and undertakes certain responsibilities that previously belonged to the sponsor bank. Although the Fund may use third-party service providers to complete some of these additional responsibilities, being the sponsor of the TOB Trust may give rise to certain additional risks including compliance, securities law and operational risks.

The Risk Retention Rules, which took effect in 2016, require the sponsor of a TOB Trust to retain at least five percent of the credit risk of the underlying assets supporting the TOB Trust’s underlying securities. The Risk Retention Rules may adversely affect the Fund’s ability to engage in TOB Trust transactions or increase the costs of such transactions in certain circumstances. Other accounts managed by the Subadviser may contribute bonds to a TOB Trust into which the Fund has contributed bonds. If multiple accounts/funds managed by the Subadviser participate in the same TOB Trust, the economic rights and obligations under the Inverse Floaters will generally be shared among the funds/accounts ratably in proportion to their participation in the TOB Trust.

Separately, the Fund will treat reverse repurchase agreements and similar financing transactions, including TOB Trust transactions, either (i) consistently with Section 18 of the 1940 Act, by maintaining asset coverage of at least 300% of the value of such transactions or (ii) as derivatives transactions for purposes of Rule 18f-4, including, as applicable, the value-at-risk based limit on leverage risk.

Participation Interests. Tax-exempt participation interests in municipal obligations (such as private activity bonds and municipal lease obligations) are typically issued by a financial institution. A participation interest gives the Fund an undivided interest in the municipal obligation in the proportion that the Fund’s participation interest bears to the total principal amount of the municipal obligation. Participation interests in municipal obligations may be backed by an irrevocable letter of credit or guarantee of, or a right to put to, a bank (which may be the bank issuing the participation interest, a bank issuing a confirming letter of credit to that of the issuing bank, or a bank serving as agent of the issuing bank with respect to the possible repurchase of the participation interest) or insurance policy of an insurance company. The Fund has the right to sell the participation interest back to the institution or draw on the letter of credit or insurance after a specified period of notice, for all or any part of the full principal amount of the Fund’s participation in the security, plus accrued interest.

Issuers of participation interests will retain a service and letter of credit fee and a fee for providing the liquidity feature, in an amount equal to the excess of the interest paid on the instruments over the negotiated yield at which the participations were purchased on behalf of the Fund. The issuer of the participation interest may bear the cost of insurance backing the participation interest, although the Fund may also purchase insurance, in which case the cost of insurance will be an expense of the Fund. Participation interests may be sold prior to maturity. Participation interests may include municipal lease obligations. Purchase of a participation interest may involve the risk that the Fund will not be deemed to be the owner of the underlying municipal obligation for purposes of the ability to claim tax exemption of interest paid on that municipal obligation.

Municipal Notes. There are four major varieties of municipal notes: TRANs; Tax Anticipation Notes (“TANs”); Revenue Anticipation Notes (“RANs”); and BANs. TRANs, TANs and RANs are issued by U.S. states, municipalities and other tax-exempt issuers to finance short-term cash needs or, occasionally, to finance construction. Many TRANs, TANs and RANs are general obligations of the issuing entity payable from taxes or designated revenues, respectively, expected to be received within the related fiscal period. BANs are issued with the expectation that their principal and interest will be paid out of proceeds from renewal notes or bonds to be issued prior to the maturity of the BANs. BANs are issued most frequently by both general obligation and revenue bond issuers usually to finance such items as land acquisition, facility acquisition and/or construction and capital improvement projects.

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Tax-Exempt Commercial Paper. Tax-exempt commercial paper is a short-term obligation with a stated maturity of 270 days or less. It is issued by state and local governments or their agencies to finance seasonal working capital needs or as short-term financing in anticipation of longer term financing. Although tax-exempt commercial paper is intended to be repaid from general revenues or refinanced, it frequently is backed by a letter of credit, lending arrangement, note repurchase agreement or other credit facility agreement offered by a bank or financial institution.

Demand Instruments. Municipal bonds may be issued as floating- or variable-rate securities subject to demand features (“demand instruments”). Demand instruments usually have a stated maturity of more than one year but contain a demand feature (or “put”) that enables the holder to redeem the investment. Variable-rate demand instruments provide for automatic establishment of a new interest rate on set dates. Floating-rate demand instruments provide for automatic adjustment of interest rates whenever a specified interest rate (e.g., the prime rate) changes.

These floating and variable rate instruments are payable upon a specified period of notice which may range from one day up to one year. The terms of the instruments provide that interest rates are adjustable at intervals ranging from daily to up to one year and the adjustments are based upon the prime rate of a bank or other appropriate interest rate adjustment index as provided in the respective instruments. Variable rate instruments include participation interests in variable- or fixed-rate municipal obligations owned by a bank, insurance company or other financial institution or affiliated organizations. Although the rate of the underlying municipal obligations may be fixed, the terms of the participation interest may result in the Fund receiving a variable rate on its investment.

Because of the variable nature of the instruments when prevailing interest rates decline, the yield on these instruments generally will decline. On the other hand, during periods when prevailing interest rates increase, the yield on these instruments generally will increase and the instruments will have less risk of capital depreciation than instruments bearing a fixed rate of return.

Taxable Municipal Obligations. The market for U.S. taxable municipal obligations is relatively small, which may result in a lack of liquidity and in price volatility of those securities. Interest on taxable municipal obligations is includable in gross income for regular U.S. federal income tax purposes. While interest on taxable municipal obligations may be exempt from personal taxes imposed by the U.S. state within which the obligation is issued, such interest will nevertheless generally be subject to all other U.S. state and local income and franchise taxes.

Additional Risks Relating to Municipal Securities

Tax Risk. The Code imposes certain continuing requirements on issuers of tax-exempt bonds regarding the use, expenditure and investment of bond proceeds and the payment of rebates to the U.S. government. Failure by the issuer to comply after the issuance of tax-exempt bonds with certain of these requirements could cause interest on the bonds to become includable in gross income retroactive to the date of issuance.

From time to time, proposals have been introduced before the U.S. Congress for the purpose of restricting or eliminating the U.S. federal income tax exemption for interest on municipal obligations. In this regard, for bonds issued after December 31, 2017, the tax-advantaged treatment previously available to “tax credit bonds” and “advance refunding bonds” is no longer available. Further, similar proposals may be introduced in the future. In addition, the U.S. federal income tax exemption has been, and may in the future be, the subject of litigation. If one of these proposals were enacted, or if any such litigation were adversely decided, the availability of tax-exempt obligations for investment by the Fund and the value of the Fund’s investments could be affected.

Opinions relating to the validity of municipal obligations and to the exclusion of interest thereon from gross income for regular U.S. federal and/or state income tax purposes are rendered by bond counsel to the respective issuers at the time of issuance. The Fund and its service providers will rely on such opinions and will not review the proceedings relating to the issuance of municipal obligations or the bases for such opinions.

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Information Risk. Information about the financial condition of issuers of municipal obligations may be less available than about corporations whose securities are publicly traded.

U.S. State and Federal Law Risk. Municipal obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the U.S. federal Bankruptcy Code, and laws, if any, that may be enacted by the U.S. Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. There is also the possibility that, as a result of litigation or other conditions, the power or ability of any one or more issuers to pay, when due, the principal of and interest on its or their municipal obligations may be materially affected.

Market and Ratings Risk. The yields on municipal obligations are dependent on a variety of factors, including economic and monetary conditions, general market conditions, supply and demand, general conditions of the municipal market, size of a particular offering, the maturity of the obligation and the rating of the issue. Adverse economic, business, legal or political developments might affect all or substantial portions of the Fund’s municipal obligations in the same manner.

Unfavorable developments in any economic sector may have far-reaching ramifications for the municipal market overall or any state’s municipal market. Although the ratings of tax-exempt securities by ratings agencies are relative and subjective, and are not absolute standards of quality, such ratings reflect the assessment of the ratings agency, at the time of issuance of the rating, of the economic viability of the issuer of a general obligation bond or, with respect to a revenue bond, the special revenue source, with respect to the timely payment of interest and the repayment of principal in accordance with the terms of the obligation, but do not reflect an assessment of the market value of the obligation. See Appendix A for additional information regarding ratings. Consequently, municipal obligations with the same maturity, coupon and rating may have different yields when purchased in the open market, while municipal obligations of the same maturity and coupon with different ratings may have the same yield.

Risks Associated with Sources of Liquidity or Credit Support. Issuers of municipal obligations may employ various forms of credit and liquidity enhancements, including letters of credit, guarantees, swaps, puts and demand features, and insurance, provided by U.S. or non-U.S. entities such as banks and other financial institutions. Changes in the credit quality of the entities providing the enhancement could affect the value of the securities or the Fund’s share price. U.S. banks and certain financial institutions are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments which may be made and interest rates and fees which may be charged. Non-U.S. banks and financial institutions may be less regulated than their U.S. counterparts and may be subject to additional risks, such as those relating to foreign economic and political developments and foreign governmental restrictions. The profitability of the banking industry is largely dependent upon the availability and cost of capital for the purpose of financing lending operations under prevailing money market conditions. Also, general economic conditions play an important part in the operation of the banking industry, and exposure to credit losses arising from possible financial difficulties of borrowers might affect a bank’s ability to meet its obligations under a letter of credit.

Other. Securities may be sold in anticipation of a market decline (a rise in interest rates) or purchased in anticipation of a market rise (a decline in interest rates). In addition, a security may be sold and another purchased at approximately the same time to take advantage of what the portfolio manager believes to be a temporary disparity in the normal yield relationship between the two securities. In general, the secondary market for tax-exempt securities in the Fund’s portfolio may have lower liquidity than that for taxable fixed income securities. Accordingly, the ability of the Fund to make purchases and sales of securities in the foregoing manner may be limited. Yield disparities may occur for reasons not directly related to the investment quality of particular issues or the general movement of interest rates, but instead due to such factors as changes in the overall demand for or supply of various types of tax-exempt securities or changes in the investment objectives of investors.

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Risks Inherent in an Investment in Different Types of Municipal Securities.

General Obligation Bonds. General obligation bonds are backed by the issuer’s pledge of its full faith, credit and taxing power for the payment of principal and interest. However, the taxing power of any governmental entity may be limited by provisions of state constitutions or laws and an entity’s credit will depend on many factors. Some such factors are the entity’s tax base, the extent to which the entity relies on federal or state aid, and other factors which are beyond the entity’s control.

Industrial Development Revenue Bonds. IDRs are tax-exempt securities issued by states, municipalities, public authorities or similar entities to finance the cost of acquiring, constructing or improving various projects. These projects are usually operated by corporate entities. IDRs are not general obligations of governmental entities backed by their taxing power. Issuers are only obligated to pay amounts due on the IDRs to the extent that funds are available from the unexpended proceeds of the IDRs or receipts or revenues of the issuer. Payment of IDRs is solely dependent upon the creditworthiness of the corporate operator of the project or corporate guarantor. Such corporate operators or guarantors that are industrial companies may be affected by many factors, which may have an adverse impact on the credit quality of the particular company or industry.

Hospital and Health Care Facility Bonds. The ability of hospitals and other health care facilities to meet their obligations with respect to revenue bonds issued on their behalf is dependent on various factors. Some such factors are the level of payments received from private third-party payors and government programs and the cost of providing health care services, as well as competition from other health care facilities and providers. There can be no assurance that payments under governmental programs will be sufficient to cover the costs associated with their bonds. It also may be necessary for a hospital or other health care facility to incur substantial capital expenditures or increased operating expenses to effect changes in its facilities, equipment, personnel and services. Hospitals and other health care facilities are additionally subject to claims and legal actions by patients and others in the ordinary course of business. There can be no assurance that a claim will not exceed the insurance coverage of a health care facility or that insurance coverage will be available to a facility.

Single Family and Multi-Family Housing Bonds. Multi-family housing revenue bonds and single family mortgage revenue bonds are state and local housing issues that have been issued to provide financing for various housing projects. Multi-family housing revenue bonds are payable primarily from mortgage loans to housing projects for low to moderate income families. Single-family mortgage revenue bonds are issued for the purpose of acquiring notes secured by mortgages on residences. The ability of housing issuers to make debt service payments on their obligations may be affected by various economic and non-economic factors. Such factors include: occupancy levels, adequate rental income in multi-family projects, the rate of default on mortgage loans underlying single family issues and the ability of mortgage insurers to pay claims. All single-family mortgage revenue bonds and certain multi-family housing revenue bonds are prepayable over the life of the underlying mortgage or mortgage pool. Therefore, the average life of housing obligations cannot be determined. However, the average life of these obligations will ordinarily be less than their stated maturities. Mortgage loans are frequently partially or completely prepaid prior to their final stated maturities.

Power Facility Bonds. The ability of utilities to meet their obligations with respect to bonds they issue is dependent on various factors. These factors include the rates that they may charge their customers, the demand for a utility’s services and the cost of providing those services. Utilities are also subject to extensive regulations relating to the rates which they may charge customers. Utilities can experience regulatory, political and consumer resistance to rate increases. Utilities engaged in long-term capital projects are especially sensitive to regulatory lags in granting rate increases. Utilities are additionally subject to increased costs due to governmental environmental regulation and decreased profits due to increasing competition. Any difficulty in obtaining timely and adequate rate increases could adversely affect a utility’s results of operations. The portfolio manager cannot predict with certainty the effect of such factors on the ability of issuers to meet their obligations with respect to bonds.

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Water and Sewer Revenue Bonds. Water and sewer bonds are generally payable from user fees. The ability of state and local water and sewer authorities to meet their obligations may be affected by a number of factors. Some such factors are the failure of municipalities to utilize fully the facilities constructed by these authorities, declines in revenue from user charges, rising construction and maintenance costs, impact of environmental requirements, the difficulty of obtaining or discovering new supplies of fresh water, the effect of conservation programs, the impact of “no growth” zoning ordinances and the continued availability of federal and state financial assistance and of municipal bond insurance for future bond issues.

University and College Bonds. The ability of universities and colleges to meet their obligations is dependent upon various factors. Some of these factors of which an investor should be aware are the size and diversity of their sources of revenues, enrollment, reputation, management expertise, the availability and restrictions on the use of endowments and other funds and the quality and maintenance costs of campus facilities. Also, in the case of public institutions, the financial condition of the relevant state or other governmental entity and its policies with respect to education may affect an institution’s ability to make payments on its own.

Lease Rental Bonds. Lease rental bonds are predominantly issued by governmental authorities that have no taxing power or other means of directly raising revenues. Rather, the authorities are financing vehicles created solely for the construction of buildings or the purchase of equipment that will be used by a state or local government. Thus, the bonds are subject to the ability and willingness of the lessee government to meet its lease rental payments, which include debt service on the bonds. Lease rental bonds are subject to the risk that the lessee government is not legally obligated to budget and appropriate for the rental payments beyond the current fiscal year. These bonds are also subject to the risk of abatement in many states as rents cease in the event that damage, destruction or condemnation of the project prevents its use by the lessee. Also, in the event of default by the lessee government, there may be significant legal and/or practical difficulties involved in the reletting or sale of the project.

Capital Improvement Facility Bonds. Capital improvement bonds are bonds issued to provide funds to assist political subdivisions or agencies of a state through acquisition of the underlying debt of a state or local political subdivision or agency. The risks of an investment in such bonds include the risk of possible prepayment or failure of payment of proceeds on and default of the underlying debt.

Solid Waste Disposal Bonds. Bonds issued for solid waste disposal facilities are generally payable from tipping fees and from revenues that may be earned by the facility on the sale of electrical energy generated in the combustion of waste products. The ability of solid waste disposal facilities to meet their obligations depends upon the continued use of the facility, the successful and efficient operation of the facility and, in the case of waste-to-energy facilities, the continued ability of the facility to generate electricity on a commercial basis. Also, increasing environmental regulation on the federal, state and local level has a significant impact on waste disposal facilities. While regulation requires more waste producers to use waste disposal facilities, it also imposes significant costs on the facilities.

Moral Obligation Bonds. A moral obligation bond is a type of revenue bond issued by a state or municipality pursuant to legislation authorizing the establishment of a reserve fund to pay principal and interest payments if the issuer is unable to meet its obligations. The establishment of such a reserve fund generally requires appropriation by the state legislature, which is not legally required. Accordingly, the establishment of a reserve fund is generally considered a moral commitment but not a legal obligation of the state or municipality that created the issuer.

Pre-Refunded Bonds. Pre-refunded bonds are typically secured by direct obligations of the U.S. government, or in some cases obligations guaranteed by the U.S. government, placed in an escrow account maintained by an independent trustee until maturity or a predetermined redemption date. These obligations are generally non-callable prior to maturity or the predetermined redemption date. In a few isolated instances to date, however, bonds which were thought to be escrowed to maturity have been called for redemption prior to maturity. For

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credit ratings purposes, pre-refunded bonds are deemed to be unrated. The Subadviser determines the credit quality of pre-refunded bonds based on the quality of the escrowed collateral and such other factors as the Subadviser deems appropriate.

Airport, Port and Highway Revenue Bonds. Certain facility revenue bonds are payable from and secured by the revenue from the ownership and operation of particular facilities, such as airports, highways and port authorities. Airport operating income may be affected by the ability of airlines to meet their obligations under the agreements with airports. Similarly, payment on bonds related to other facilities is dependent on revenues from the projects, such as use fees from ports, tolls on turnpikes and bridges and rents from buildings. Therefore, payment may be adversely affected by reduction in revenues due to such factors and increased cost of maintenance or decreased use of a facility. The portfolio manager cannot predict what effect conditions may have on revenues which are required for payment on these bonds.

Special Tax Bonds. Special tax bonds are payable from and secured by the revenues derived by a municipality from a particular tax. Examples of such special taxes are a tax on the rental of a hotel room, the purchase of food and beverages, the rental of automobiles or the consumption of liquor. Special tax bonds are not secured by the general tax revenues of the municipality, and they do not represent general obligations of the municipality. Therefore, payment on special tax bonds may be adversely affected by a reduction in revenues realized from the underlying special tax. Also, should spending on the particular goods or services that are subject to the special tax decline, the municipality may be under no obligation to increase the rate of the special tax to ensure that sufficient revenues are raised from the shrinking taxable base.

Tax Allocation Bonds. Tax allocation bonds are typically secured by incremental tax revenues collected on property within the areas where redevelopment projects financed by bond proceeds are located. Such payments are expected to be made from projected increases in tax revenues derived from higher assessed values of property resulting from development in the particular project area and not from an increase in tax rates. Special risk considerations include: reduction of, or a less than anticipated increase in, taxable values of property in the project area; successful appeals by property owners of assessed valuations; substantial delinquencies in the payment of property taxes; or imposition of any constitutional or legislative property tax rate decrease.

Tobacco Settlement Revenue Bonds. Tobacco settlement revenue bonds are secured by a state or local government’s proportionate share in the Master Settlement Agreement (“MSA”). The MSA is an agreement, reached out of court in November 1998 between the attorneys general of 46 states (Florida, Minnesota, Mississippi and Texas all settled independently) and six other U.S. jurisdictions (including the District of Columbia, Puerto Rico and Guam), and the four largest U.S. tobacco manufacturers at that time (Philip Morris, RJ Reynolds, Brown & Williamson, and Lorillard). Subsequently, smaller tobacco manufacturers signed on to the MSA. The MSA basically provides for payments annually by the manufacturers to the states and jurisdictions in perpetuity, in exchange for releases of all claims against the manufacturers and a pledge of no further litigation. The MSA established a base payment schedule and a formula for adjusting payments each year. Manufacturers pay into a master escrow trust based on their market share, and each state receives a fixed percentage of the payment as set forth in the MSA. Annual payments are highly dependent on annual U.S. cigarette shipments and inflation, as well as several other factors. As a result, payments made by tobacco manufacturers could be reduced if there is a decrease in tobacco consumption over time. A market share loss by the MSA companies to non-MSA participating manufacturers would also cause a downward adjustment in the payment amounts. A participating manufacturer filing for bankruptcy could cause delays or reductions in bond payments.

Certain tobacco settlement revenue bonds are issued with “turbo” redemption features. Under this turbo structure, all available excess revenues are applied as an early redemption to the designated first turbo maturity until it is completely repaid, and then to the next turbo maturity until paid in full, and so on. The result is that the returned principal creates an average maturity that could be much shorter than the legal final maturity.

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Transit Authority Bonds. Mass transit is generally not self-supporting from fare revenues. Therefore, additional financial resources must be made available to ensure operation of mass transit systems as well as the timely payment of debt service. Often such financial resources include federal and state subsidies, lease rentals paid by funds of the state or local government or a pledge of a special tax. If fare revenues or the additional financial resources do not increase appropriately to pay for rising operating expenses, the ability of the issuer to adequately service the debt may be adversely affected.

Convention Facility Bonds. Bonds in the convention facilities category include special limited obligation securities issued to finance convention and sports facilities payable from rental payments and annual governmental appropriations. The governmental agency is not obligated to make payments in any year in which the monies have not been appropriated to make such payments. In addition, these facilities are limited use facilities that may not be used for purposes other than as convention centers or sports facilities.

Correctional Facility Bonds. Bonds in the correctional facilities category include special limited obligation securities issued to construct, rehabilitate and purchase correctional facilities payable from governmental rental payments and/or appropriations. An issuer’s ability to pay its lease obligations under these bonds could be adversely affected by a number of factors, including insufficient occupancy rates, unanticipated costs (such as legal claims), or the reduction or discontinuation of legislative appropriations.

Land-Secured or “Dirt” Bonds. Land-secured or “dirt” bonds are issued in connection with special taxing districts that are organized to plan and finance infrastructure development to induce residential, commercial and industrial growth and redevelopment. Obligations under these bonds are generally payable solely from taxes (using methods such as tax assessments, special taxes or tax increment financing) or other revenues attributable to the specific projects financed by the bonds, without recourse to the credit or taxing power of related or overlapping municipalities. The projects to which these bonds relate often are exposed to real estate development-related risks, such as the failure of property development, unavailability of financing, extended vacancies of properties, increased competition, limitations on rents, changes in neighborhood values, lessening demand for properties, and changes in interest rates. These real estate risks may be heightened if a project is subject to foreclosure and, in that event, the Fund, as a holder of the bonds, might be required to pay certain maintenance or operating expenses or taxes relating to the project. In addition, the bonds financing these projects may have more taxpayer concentration risk than general tax-supported bonds. Further, the fees, special taxes, or tax allocations and other revenues that are established to secure such financings generally are limited as to the rate or amount that may be levied or assessed and are not subject to increase pursuant to rate covenants or municipal or corporate guarantees. The bonds could default if a development fails to progress as anticipated or if taxpayers fail to pay the assessments, fees and taxes as provided in the financing plans of the projects.

Municipal Obligations of Other U.S. Territories

Municipal securities include the obligations of the governments of Puerto Rico and other U.S. territories and their political subdivisions (such as the U.S. Virgin Islands and Guam). Payment of interest and preservation of principal is dependent upon the continuing ability of such issuers and/or obligors of territorial, municipal and public authority debt obligations to meet their obligations thereunder. The sources of payment for such obligations and the marketability thereof may be affected by financial and other difficulties experienced by such issuers.

Puerto Rico. Municipal securities of issuers located in the Commonwealth of Puerto Rico may be affected by political, social and economic conditions in Puerto Rico. Puerto Rico’s economy has been in a recession since late 2006, which has contributed to a steep increase in unemployment rates, funding shortfalls of state employees’ retirement systems, a budget deficit resulting from a structural imbalance, and reduced government revenues. In May 2017, Puerto Rico made a filing in the U.S. District Court in Puerto Rico to commence a debt restructuring process similar to that of a traditional municipal bankruptcy. Puerto Rico had previously defaulted on certain agency debt payments and the Governor had warned of its inability to meet additional pending obligations, including under general obligation bonds.

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On March 15, 2022, Puerto Rico’s government formally exited bankruptcy, completing the largest public debt restructuring in U.S. history. Puerto Rico’s debt restructuring plan was approved by a federal judge in January 2022, and reduced claims against Puerto Rico’s government from $33 billion to just over $7.4 billion. The restructuring is related to Puerto Rico’s general obligation bonds, and did not resolve the bankruptcy proceedings for Puerto Rico’s Highways and Transportation Authority and the Electric Power Company, which owed nearly $9 billion, the largest debt of any government agency. In November 2023, a federal judge tentatively approved a portion of the plan to restructure the debt owed by Puerto Rico’s power company. A confirmation hearing regarding the plan began in March 2024 and is ongoing. The continued debt restructuring process could adversely affect the value of Puerto Rico municipal securities, including Puerto Rico municipal securities that are not subject to the debt restructuring process. In addition, Puerto Rico municipal securities remain subject to all of the other risks applicable to fixed income securities, including the risk of non-payment. To the extent that the Fund holds any Puerto Rico municipal securities, the Fund may lose some or all of the value of those investments.

Additionally, the lingering effects of the COVID-19 pandemic have also caused unprecedented damage to Puerto Rico’s economy. Because of Puerto Rico’s close ties to the United States’ mainland economy, a downturn in the U.S. economy indirectly affects Puerto Rico. These indirect impacts stem from the slowdown of the overall U.S. economy and the continued threat of a prolonged recession that will affect many industries, including retail, manufacturing, oil and gas, tourism, gaming and lodging, transportation, healthcare, and education, to name a few. Government revenue collections have been materially adversely affected by the COVID-19 pandemic.

The following is a brief summary of certain factors affecting Puerto Rico’s economy and does not purport to be a complete description of such factors.

The dominant sectors of the Puerto Rico economy are manufacturing and services. The manufacturing sector has undergone fundamental changes over the years as a result of increased emphasis on higher wage, high technology industries, such as pharmaceuticals, biotechnology, computers, microprocessors, professional and scientific instruments, and certain high technology machinery and equipment. The services sector, including finance, insurance, real estate, wholesale and retail trade, transportation, communications and public utilities and other services, also plays a major role in the economy. It ranks second only to manufacturing in contribution to the gross domestic product and leads all sectors in providing employment.

Most external factors that affect the Puerto Rico economy are determined by the policies and performance of the United States. These external factors include exports, direct investment, the amount of federal transfer payments, the level of interest rates, the rate of inflation, and tourist expenditures.

Guam. General obligations and/or revenue bonds of issuers located in Guam may be affected by political, social and economic conditions in Guam. The following is a brief summary of factors affecting the economy of Guam and does not purport to be a complete description of such factors.

Guam, the westernmost territory of the U.S., is located 3,800 miles to the west-southwest of Honolulu, Hawaii and approximately 1,550 miles south-southeast of Tokyo, Japan. The population of Guam was estimated to be 174,114 in July 2024. Guam’s unemployment rate was at 4.0% as of June 2023.

Guam’s economy depends in large measure on tourism and the U.S. military presence, each of which is subject to uncertainties as a result of global economic, social and political events. Tourism, particularly from Japan, which has been a source of a majority of visitors to Guam, represents the primary source of income for Guam’s economy. A weak economy, war, severe weather, epidemic outbreaks or the threat of terrorist activity, among other influences that are beyond Guam’s control, can adversely affect its tourism industry. Guam is also exposed to periodic typhoons, tropical storms, super typhoons and earthquakes, such as the March 2011 earthquake and tsunami that occurred in Japan and caused a decline in tourism for a period of time. The U.S. military presence also affects economic activity on Guam in various ways and recently has been a positive contributor to the economy. The U.S. Department of Defense recently opened a third U.S. military base in Guam.

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Nevertheless, economic, geopolitical, and other influences which are beyond Guam’s control could cause the U.S. military to reduce its existing presence on Guam or forgo any planned enhancements to its presence on Guam. Any reduction in tourism or the U.S. military presence could adversely affect Guam’s economy. Additionally, the ultimate financial effect of the COVID-19 pandemic on Guam’s economy is uncertain.

United States Virgin Islands. General obligations and/or revenue bonds of issuers located in the U.S. Virgin Islands may be affected by political, social and economic conditions in the U.S. Virgin Islands. The territory has experienced high levels of debt, increasing pension obligations and a declining population. The credit rating of certain bonds issued by the territory are rated below investment grade due to a perceived increased possibility that the territory may be forced to restructure its debts to address its financial problems.

In September 2017, the territory was hit by two hurricanes within the span of two weeks. Together, the hurricanes caused significant damage to the most populated islands, including to their infrastructure, hospitals, homes and other structures.

The following is a brief summary of factors affecting the economy of the U.S. Virgin Islands and does not purport to be a complete description of such factors.

The U.S. Virgin Islands consists of four main islands: St. Croix, St. Thomas, St. John, and Water Island and approximately 70 smaller islands, islets and cays. The total land area is about twice the size of Washington, D.C.

The U.S. Virgin Islands is located 60 miles east of Puerto Rico and 1,075 miles south of Miami, Florida in the Caribbean Sea and the Atlantic Ocean. The population of the U.S. Virgin Islands was estimated to be 98,055 in July 2024.

Tourism, trade, and other services, including manufacturing (rum distilling, watch assembly, pharmaceuticals, and electronics), are the primary economic activities, accounting for a substantial portion of the Virgin Islands’ gross domestic product and civilian employment. The agricultural sector is small, with most of the islands’ food being imported. A weak economy, severe weather, war, epidemic outbreaks or the threat of terrorist activity, among other influences that are beyond the control of the territory, can adversely affect its tourism and other industries. The COVID-19 pandemic has also had a significant effect on the tourism industry in the Virgin Islands. The coastal and marine communities of the U.S. Virgin Islands are susceptible to climate change, including warming water temperatures, increasing storm intensity, beach erosion, ocean acidification, increasing hazardous coastal conditions, and loss of life-sustaining marine, coastal and island resources. Climate change is anticipated to add to the stresses of coastal environments by altering temperatures and precipitation patterns, increasing the likelihood of extreme precipitation events, and accelerating rates of sea level rise.

High Yield Foreign Sovereign Debt Securities.

Investing in fixed rate and floating rate high yield foreign sovereign debt securities, especially in emerging market countries, creates exposure to the direct or indirect consequences of political, social or economic changes in the countries that issue the securities or in which the issuers are located. See “Foreign Securities and American Depositary Receipts” below. The ability and willingness of sovereign obligors in emerging market countries or the governmental authorities that control repayment of their external debt to pay principal and interest on such debt when due may depend on general economic and political conditions within the relevant country. Certain countries, especially emerging market countries, have historically experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate trade difficulties and extreme poverty and unemployment. Many of these countries are also characterized by political uncertainty or instability. Additional factors which may influence the ability or willingness to service debt include, but are not limited to, a country’s cash flow situation, the availability of sufficient foreign exchange on the date a payment is due, the relative size of its debt service burden to the economy as a whole, and its government’s policy towards the IMF, the World Bank and other international agencies.

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The ability of a foreign sovereign obligor, especially in emerging market countries, to make timely payments on its external debt obligations will also be strongly influenced by the obligor’s balance of payments, including export performance, its access to international credits and investments, fluctuations in interest rates and the extent of its foreign reserves. A country whose exports are concentrated in a few commodities or whose economy depends on certain strategic imports could be vulnerable to fluctuations in international prices of these commodities or imports. To the extent that a country receives payment for its exports in currencies other than U.S. dollars, its ability to make debt payments denominated in U.S. dollars could be adversely affected. If a foreign sovereign obligor cannot generate sufficient earnings from foreign trade to service its external debt, it may need to depend on continuing loans and aid from foreign governments, commercial banks and multilateral organizations, and inflows of foreign investment. The commitment on the part of these foreign governments, multilateral organizations and others to make such disbursements may be conditioned on the government’s implementation of economic reforms and/or economic performance and the timely service of its obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds, which may further impair the obligor’s ability or willingness to timely service its debts. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, because many external debt obligations bear interest at rates which are adjusted based upon international interest rates. The ability to service external debt will also depend on the level of the relevant government’s international currency reserves and its access to foreign exchange. Currency devaluation may affect the ability of a sovereign obligor to obtain sufficient foreign exchange to service its external debt. The risks enumerated above are particularly heightened with regard to issuers in emerging market countries.

As a result of the foregoing, a governmental obligor, especially in an emerging market country, may default on its obligations. If such an event occurs, there may be limited legal recourse against the issuer and/or guarantor. Remedies must, in some cases, be pursued in the courts of the defaulting party itself, and the ability of the holder of foreign sovereign debt securities to obtain recourse may be subject to the political climate in the relevant country. In addition, no assurance can be given that the holders of commercial bank debt will not contest payments to the holders of other foreign sovereign debt obligations in the event of default under their commercial bank loan agreements.

Sovereign obligors in developing and emerging market countries are among the world’s largest debtors to commercial banks, other governments, international financial organizations and other financial institutions.

These obligors have in the past experienced substantial difficulties in servicing their external debt obligations, which led to defaults on certain obligations and the restructuring of certain indebtedness. Restructuring arrangements have included, among other things, reducing and rescheduling interest and principal payments by negotiating new or amended credit agreements or converting outstanding principal and unpaid interest to Brady Bonds, and obtaining new credit to finance interest payments. Holders of certain foreign sovereign debt securities may be requested to participate in the restructuring of such obligations and to extend further loans to their issuers. There can be no assurance that the Brady Bonds and other foreign sovereign debt securities will not be subject to similar restructuring arrangements or to requests for new credit which may adversely affect a fund’s holdings. Furthermore, certain participants in the secondary market for such debt may be directly involved in negotiating the terms of these arrangements and may therefore have access to information not available to other market participants.

Distressed Debt Securities.

Distressed debt securities are debt securities that are purchased in the secondary market and are the subject of bankruptcy proceedings or otherwise in default as to the repayment of principal and/or interest at the time of acquisition or are rated in the lower rating categories (Ca or lower by Moody’s and CC or lower by S&P) or which, if unrated, are in the judgment of the Investment Manager of equivalent quality. Investment in distressed debt securities is speculative and involves significant risk. The risks associated with high yield securities are heightened by investing in distressed debt securities.

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Equity Securities

The Fund may invest in certain equity securities, such as money market funds, rights, warrants and shares of other investment companies that invests in a manner consistent with the Fund’s investment objective and policies. Equity securities tend to have higher levels of volatility and market and issuer specific risk that investments in debt obligations. An adverse event, such as an unfavorable earnings report, may depress the value of a particular equity security held by the Fund. Also, the prices of equity securities are sensitives to general movements in the stock market. Consequently, a decline in the stock market may depress the price of equity securities held by the Fund.

Common Stocks

Common stocks generally represent an ownership interest in an issuer, without preference over any other class of securities, including such issuer’s debt securities, preferred stock and other senior equity securities. Dividend payments generally are not guaranteed and so may be discontinued by the issuer at its discretion or because of the issuer’s inability to satisfy its liabilities. Further, an issuer’s history of paying dividends does not guarantee that it will continue to pay dividends in the future. In addition to dividends, under certain circumstances, investments in common stocks may benefit from capital appreciation of an issuer. Although common stocks historically have generated higher average returns than fixed income securities, common stocks also have experienced significantly more volatility in those returns. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock. Also, prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the prices of common stocks.

Convertible Securities and Synthetic Convertible Securities

Convertible securities are often bonds that are convertible into common stock at a specified price or conversion ratio. Because they have the characteristics of both fixed-income securities and common stock, convertible securities are sometimes called “hybrid” securities. Convertible bonds, debentures and notes are debt obligations offering a stated interest rate. Convertible securities will at times be priced in the market like other fixed income securities — that is, their prices will tend to rise when interest rates decline and will tend to fall when interest rates rise. However, because a convertible security provides an option to the holder to exchange the security for either a specified number of the issuer’s common stock at a stated price per share or the cash value of such common stock, the security market price will tend to fluctuate in relationship to the price of the common stock into which it is convertible. Thus, convertible securities will ordinarily provide opportunities for producing both current income and longer-term capital appreciation. Because convertible securities are usually viewed by the issuer as future common stock, they are generally subordinated to other senior securities and therefore are rated one category lower than the issuer’s non-convertible debt obligations or preferred stock.

There are also synthetic convertible securities, which differ from convertible securities in certain respects. Unlike a true convertible security, which is a single security having a unitary market value, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the “market value” of a synthetic convertible security is the sum of the values of its debt component and its convertibility component. Synthetic convertible securities can be variable or fixed rate instruments. For these reasons, the values of a synthetic convertible and a true convertible security may respond differently to market fluctuations.

Other Investment Companies

A fund may invest in securities of other open- or closed-end investment companies to the extent that such investments are consistent with the fund’s investment objective and policies and are permissible under the 1940 Act. The 1940 Act imposes the following restrictions on investments in other investment companies: (i) the fund may not purchase more than 3% of the total outstanding voting stock of another investment company; (ii) the

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fund may not invest more than 5% of its total assets in securities issued by another investment company; and (iii) the fund may not invest more than 10% of its total assets in securities issued by other investment companies. These limitations do not apply to the purchase of shares of any investment company (i) in connection with a merger, consolidation, reorganization or acquisition of substantially all the assets of another investment company or (ii) pursuant to any exemption granted under the 1940 Act.

As a stockholder in an investment company, the Fund would indirectly bear its proportionate share of the advisory fees and other operating expenses of such investment company, and would remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested. Holders of the Common Stock would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. The Investment Manager will take expenses into account when evaluating the investment merits of an investment in an investment company relative to available investments in other securities. In addition, the securities of other investment companies may also be leveraged and will therefore be subject to leverage risks.

The Fund may invest, to the extent permitted by applicable law, all or some of its short term cash investments in a money market fund or similarly-managed pool advised by the Investment Manager or an affiliate of the Investment Manager that may or may not be required to register with the SEC as an investment company. In connection with any such investments, the Fund, to the extent permitted by the 1940 Act, may pay its share of expense of the fund in which it invests, which may result in additional expenses for the Fund.

Exchange-Traded Funds (“ETFs”)

ETFs are ownership interests in investment companies, unit investment trusts, depositary receipts and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (the “Underlying Assets”). The Underlying Assets are typically selected to correspond to the securities that comprise a particular broad based sector or international index, or to provide exposure to a particular industry sector or asset class, including precious metals or other commodities. “Short ETFs” seek a return similar to the inverse, or a multiple of the inverse, of a reference index. Short ETFs carry additional risks because their Underlying Assets may include a variety of financial instruments, including futures and options on futures, options on securities and securities indices, swap agreements and forward contracts, and a short ETF may engage in short sales. An ETF’s losses on short sales are potentially unlimited; however, a fund’s risk would be limited to the amount it invested in the ETF. Certain ETFs are actively managed by a portfolio manager or management team that makes investment decisions on Underlying Assets without seeking to replicate the performance of a reference index or industry sector or asset class.

Unlike shares of typical open-end management investment companies or unit investment trusts, shares of ETFs are designed to be traded throughout the trading day and bought and sold based on market price rather than net asset value. Shares can trade at either a premium or discount to net asset value. The portfolios held by ETFs are typically publicly disclosed on each trading day and an approximation of actual net asset value is disseminated throughout the trading day. Because of this transparency, the trading prices of ETFs tend to closely track the actual net asset value of the Underlying Assets and the ETF will generally gain or lose value depending on the performance of the Underlying Assets. In the future, as new products become available, there will be ETFs that do not have this same level of transparency and, therefore, may be more likely to trade at a larger discount or premium to actual net asset values.

Gains or losses on investment in ETFs will ultimately depend on the purchase and sale price of the ETF. An active trading market for an ETF’s shares may not develop or be maintained and trading of an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally. The performance of an ETF will be reduced by transaction and other expenses, including fees paid by the ETF to service providers. Investors in ETFs are eligible to receive their portion of income, if any, accumulated on the securities held in the portfolio, less fees and expenses of the ETF.

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An investment in an ETF involves risks similar to investing directly in the Underlying Assets, including the risk that the value of the Underlying Assets may fluctuate in accordance with changes in the financial condition of their issuers, the value of securities and other financial instruments generally, and other market factors.

If an ETF is a registered investment company (as defined in the 1940 Act), the limitations applicable to a fund’s ability to purchase securities issued by other investment companies apply absent exemptive relief. The SEC has granted orders for exemptive relief to certain ETFs that permit investments in those ETFs by other investment companies (such as the Fund) in excess of these limits. Under the orders, other investment companies generally may acquire up to 25% of the assets of an ETF. Some ETFs are not structured as investment companies and thus are not regulated under the 1940 Act.

Fixed Income Securities

Fixed income securities include, among other securities, corporate bonds, mortgage and asset backed securities, U.S. government obligations, investment grade and high yield debt, including emerging market and high yield sovereign debt, and loans. Changes in market yields will affect a fund’s net asset value as prices of fixed income securities generally increase when interest rates decline and decrease when interest rates rise. Prices of longer term securities generally increase or decrease more sharply than those of shorter term securities in response to interest rate changes, particularly if such securities were purchased at a discount. It should be noted that the market values of securities rated below investment grade, and comparable unrated securities tend to react less to fluctuations in interest rate levels than do those of higher-rated securities. Except to the extent that values are affected independently by other factors such as developments relating to a specific issuer, when interest rates decline, the value of a fixed-income portfolio can generally be expected to rise. Conversely, when interest rates rise, the value of a fixed-income portfolio can generally be expected to decline.

In addition, many debt securities contain call or buy-back features that permit their issuers to call or repurchase the securities from their holders. Such securities may present risks based on payment expectations. Although a fund would typically receive a premium if an issuer were to redeem a security, if an issuer exercises such a “call option” and redeems the security during a time of declining interest rates, the fund may realize a capital loss on its investment if the security was purchased at a premium and the fund may have to replace the called security with a lower yielding security, resulting in a decreased rate of return to the fund. Conversely, during periods of rising interest rates, redemption or prepayment rates may slow, leading to an extension in the expected maturity of the obligation, leading to greater price volatility.

Investment Grade Securities

Securities are investment grade if they are rated in one of the top four long-term rating categories of a nationally recognized statistical rating organization, they have received a comparable short-term or other rating or they are unrated securities that the Investment Manager reasonably determines are of comparable quality to investment grade securities.

Foreign Securities and American Depositary Receipts (“ADR”)

ADRs are U.S. dollar-denominated receipts issued generally by domestic banks and representing the deposit with the bank of a security of a foreign issuer. ADRs are publicly traded on exchanges or over the counter in the U.S. Investors should recognize that investing in the securities of foreign issuers involves special considerations which are not typically associated with investing in the securities of U.S. issuers. Investments in securities of foreign issuers may involve risks arising from differences between U.S. and foreign securities markets, including less volume, much greater price volatility in and illiquidity of certain foreign securities markets, different trading and settlement practices and less governmental supervision and regulation, from changes in currency exchange rates, from high and volatile rates of inflation, from economic, social and political conditions such as wars, terrorism, civil unrest and uprisings, and, as with domestic multinational corporations, from fluctuating interest rates.

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There may be less publicly-available information about a foreign issuer than about a U.S. issuer, and foreign issuers may not be subject to the same accounting, auditing and financial record-keeping standards and requirements as U.S. issuers. In particular, the assets and profits appearing on the financial statements of a foreign issuer may not reflect its financial position or results of operations in the way they would be reflected had the financial statements been prepared in accordance with U.S. generally accepted accounting principles. In addition, for an issuer that keeps accounting records in local currency, inflation accounting rules may require, for both tax and accounting purposes, that certain assets and liabilities be restated on the issuer’s balance sheet in order to express items in terms of currency of constant purchasing power. Inflation accounting may indirectly generate losses or profits. Consequently, financial data may be materially affected by restatements for inflation and may not accurately reflect the real condition of those issuers and securities markets. Finally, in the event of a default in any such foreign obligations, it may be more difficult to obtain or enforce a judgment against the issuers of such obligations.

Other investment risks include the possible imposition of foreign withholding taxes on certain amounts of a fund’s income, the possible seizure or nationalization of foreign assets and the possible establishment of exchange controls, expropriation, confiscatory taxation, other foreign governmental laws or restrictions which might adversely affect payments due on securities held by the fund, the lack of extensive operating experience of eligible foreign subcustodians and legal limitations on the ability of the fund to recover assets held in custody by a foreign subcustodian in the event of the subcustodian’s bankruptcy.

There generally is less governmental supervision and regulation of exchanges, brokers and issuers in foreign countries than there is in the United States. For example, there may be no comparable provisions under certain foreign laws to insider trading and similar investor protection securities laws that apply with respect to securities transactions consummated in the United States. Further, brokerage commissions and other transaction costs on foreign securities exchanges generally are higher than in the United States.

In some countries, banks or other financial institutions may constitute a substantial number of the leading companies or companies with the most actively traded securities. The 1940 Act limits a fund’s ability to invest in any equity security of an issuer which, in its most recent fiscal year, derived more than 15% of its revenues from “securities related activities,” as defined by the rules thereunder. These provisions may also restrict the Fund’s investments in certain foreign banks and other financial institutions.

Foreign markets have different clearance and settlement procedures, and in certain markets there have been times when settlements have failed to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Further, satisfactory custodial services for investment securities may not be available in some countries having smaller, emerging capital markets, which may result in a fund incurring additional costs and delays in transporting such securities outside such countries. Delays in settlement or other problems could result in periods when assets of a fund are uninvested and no return is earned thereon. The inability of the fund to make intended security purchases due to settlement problems or the risk of intermediary counterparty failures could cause the fund to forego attractive investment opportunities. The inability to dispose of a portfolio security due to settlement problems could result either in losses to the fund due to subsequent declines in the value of such portfolio security or, if the fund has entered into a contract to sell the security, could result in possible liability to the purchaser.

Rules adopted under the 1940 Act permit a fund to maintain its foreign securities and cash in the custody of certain eligible non-U.S. banks and securities depositories. Certain banks in foreign countries may not be “eligible sub-custodians,” as defined in the 1940 Act, for a fund, in which event the fund may be precluded from purchasing securities in certain foreign countries in which it otherwise would invest or which may result in the fund incurring additional costs and delays in providing transportation and custody services for such securities outside of such countries. A fund may encounter difficulties in effecting on a timely basis portfolio transactions with respect to any securities of issuers held outside their countries. Other banks that are eligible foreign sub-custodians may be recently organized or otherwise lack extensive operating experience. In addition, in certain countries there may be legal restrictions or limitations on the ability of a fund to recover assets held in custody by foreign sub-custodians in the event of the bankruptcy of the sub-custodian.

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Certain of the risks associated with international investments and investing in smaller capital markets are heightened for investments in emerging market countries. For example, some of the currencies of emerging market countries have experienced devaluation relative to the U.S. dollar, and major adjustments have been made periodically in certain of such currencies. Certain of such countries face serious exchange constraints. In addition, governments of many emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector. In certain cases, the government owns or controls many companies. Accordingly, government actions in the future could have a significant effect on economic conditions in developing countries which could affect private sector companies and, consequently, the value of certain securities held in a fund’s portfolio.

Investment in certain emerging market issuers is restricted or controlled to varying degrees, which may at times limit or preclude investment in certain emerging market issuers and increase the costs and expenses of a fund. Certain emerging market countries require governmental approval prior to investments by foreign persons, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than other classes, restrict investment opportunities in issuers in industries deemed important to national interests and/or impose additional taxes on foreign investors.

The manner in which foreign investors may invest in companies in certain emerging market countries, as well as limitations on such investments, also may have an adverse impact on the operations of a fund. For example, a fund may be required in some countries to invest initially through a local broker or other entity and then have the shares purchased re-registered in the name of the fund. Re-registration may not occur on a timely basis in some instances, resulting in a delay during which the fund may be denied certain of its rights as an investor.

Certain emerging market countries may require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors which could adversely affect a fund. In addition, if a deterioration occurs in the country’s balance of payments, it could impose temporary restrictions on foreign capital remittances. Investing in local markets in emerging market countries may require a fund to adopt special procedures, seek local government approvals or take other actions, each of which may involve additional costs to the fund.

With respect to investments in certain emerging market countries, different legal standards may have an adverse impact on a fund. For example, while the potential liability of a stockholder in a U.S. corporation with respect to acts of the corporation is generally limited to the amount of the stockholder’s investment, the notion of limited liability is less clear in certain emerging market countries. Similarly, the rights of investors in emerging market companies may be more limited than those of stockholders of U.S. corporations.

Certain markets are in only the earliest stages of development. There is also a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of investors and financial intermediaries. Many of such markets also may be affected by developments with respect to more established markets in the region. Brokers in emerging market countries typically are fewer in number and less capitalized than brokers in the United States. These factors, combined with the U.S. regulatory requirements for investment companies and the restrictions on foreign investment, result in potentially fewer investment opportunities for a fund and may have an adverse impact on the investment performance of the fund.

Obligations of Supranational Entities

Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the World Bank, the European Investment Bank, the European Bank for Reconstruction and Development, the Asian Development Bank and the Inter-American Development Bank.

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Such supranational entity-issued instruments may be denominated in multi-national currency units. Obligations of the World Bank and certain other supranational organizations are supported by subscribed but unpaid commitments of member countries. There is no assurance that these commitments will be undertaken or complied with in the future.

Foreign Currency Transactions

Foreign currency transactions include the purchase and sale of foreign currency options and foreign currency futures contracts and related options (see “—Derivatives” below), and may be either on a spot (cash) basis at the prevailing rate in the currency exchange market at the time or through forward foreign currency exchange contracts (“forwards”) with terms generally of less than one year. A fund may engage in these transactions in order to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities. A fund may also use foreign currency options and foreign currency forward contracts to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another. Suitable currency hedging transactions may not be available in all circumstances and the investment manager may decide not to use hedging transactions that are available.

A forward involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar or to increase exposure to a particular foreign currency. Although forwards are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase. Forwards will be used primarily to adjust the foreign exchange exposure of a fund with a view to protecting the fund’s position, and a fund might be expected to enter into such contracts under the following circumstances:

Lock In. When the fund desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.

Cross Hedge. If a particular currency is expected to decrease against another currency, the fund may sell the currency expected to decrease and purchase a currency that is expected to increase against the currency sold in an amount approximately equal to some or all of the fund’s portfolio holdings denominated in the currency sold.

Direct Hedge. If the fund wants to eliminate substantially all of the risk of owning a particular currency, or if its investment manager believes that the fund can benefit from price appreciation in a given country’s debt obligations but does not want to hold the currency, or both, it may employ a direct hedge back into the U.S. dollar. In either case, the fund would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated a contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but the fund would hope to benefit from an increase (if any) in the value of the debt obligation.

Proxy Hedge. The investment manager might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, the fund, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be close to those in the United States and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.

Costs of Hedging. When the fund purchases a foreign bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially reduced or lost if

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the fund were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the “cost” of hedging. Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.

It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from the fund’s dividend distribution and are not reflected in its yield.

Tax Consequences of Hedging. Under applicable tax law, the fund’s hedging activities may result in the application of the mark-to-market and straddle provisions of the Code. Those provisions could cause the fund to recognize income or gain without a corresponding receipt of cash with which to satisfy distribution requirements, could result in an increase (or decrease) in the amount of taxable dividends paid by the fund and could affect whether dividends paid by the fund are classified as capital gains or ordinary income.

Foreign Currency Exchange-Related Securities

Foreign Currency Warrants. Foreign currency warrants, such as Currency Exchange Warrants (“CEWs”), are warrants that entitle their holders to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) that is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specific date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk that, from the point of view of the prospective purchasers of the securities, is inherent in the international debt obligation marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplement payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese Yen or the Euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered, and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time values” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants), and, if the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (“OCC”). Unlike foreign currency options issued by the OCC, the terms of foreign exchange warrants generally will not be amended in the event of government or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political or economic factors.

Principal Exchange Rate Linked Securities. Principal exchange rate linked securities (“PERLs”) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” principal

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exchange rate linked securities is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” principal exchange rate linked securities are like “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). Principal exchange rate linked securities may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

Performance Indexed Paper. Performance indexed paper (“PIPs”) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on performance indexed paper is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

Bank Obligations

Bank obligations include certificates of deposit, banker’s acceptances and fixed time deposits. A certificate of deposit is a short-term negotiable certificate issued by a commercial bank against funds deposited in the bank and is either interest-bearing or purchased on a discount basis. A bankers’ acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. The borrower is liable for payment as is the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Fixed time deposits are obligations of branches of U.S. banks or foreign banks which are payable at a stated maturity date and bear a fixed rate of interest. Although fixed time deposits do not have a market, there are no contractual restrictions on the right to transfer a beneficial interest in the deposit to a third party. Bank obligations may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulation.

Banks are subject to extensive governmental regulations which may limit both the amounts and types of loans and other financial commitments which may be made and interest rates and fees which may be charged. The profitability of this industry is largely dependent upon the availability and cost of capital funds for the purpose of financing lending operations under prevailing money market conditions. Also, general economic conditions play an important part in the operations of this industry and exposure to credit losses arising from possible financial difficulties of borrowers might affect a bank’s ability to meet its obligations.

Investors should also be aware that securities issued or guaranteed by foreign banks, foreign branches of U.S. banks, and foreign government and private issuers may involve investment risks in addition to those relating to domestic obligations. The Fund will not purchase bank obligations which the Investment Manager believes, at the time of purchase, will be subject to exchange controls or foreign withholding taxes; however, there can be no assurance that such laws may not become applicable to certain of the Fund’s investments. In the event unforeseen exchange controls or foreign withholding taxes are imposed with respect to the Fund’s investments, the effect may be to reduce the income received by the Fund on such investments.

Floating and Variable Rate Obligations

Floating or variable rate obligations bear interest at rates that are not fixed, but vary with changes in specified market rates or indices, such as the prime rate, and at specified intervals. Such obligations include

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variable rate master demand notes, which are unsecured instruments issued pursuant to an agreement between the issuer and the holder that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate. The Fund will limit its purchases of floating and variable rate obligations to those of the same quality as the fixed income securities which the Fund is otherwise permitted to purchase. The Investment Manager will monitor on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

Certain of the floating or variable rate obligations may carry a demand feature that would permit the holder to tender them back to the issuer of the instrument or to a third party at par value prior to maturity. Some of the demand instruments are not traded in a secondary market and derive their liquidity solely from the ability of the holder to demand repayment from the issuer or third party providing credit support. If a demand instrument is not traded in a secondary market, the Fund will nonetheless treat the instrument as “readily marketable” for the purposes of its investment restriction limiting investments in illiquid securities unless the demand feature has a notice period of more than seven days in which case the instrument will be characterized as “not readily marketable” and therefore illiquid.

A fund’s right to obtain payment at par on a demand instrument could be affected by events occurring between the date the fund elects to demand payment and the date payment is due that may affect the ability of the issuer of the instrument or third party providing credit support to make payment when due, except when such demand instruments permit same day settlement. To facilitate settlement, these same day demand instruments may be held in book entry form at a bank other than the fund’s custodian subject to a sub-custodian agreement approved by the fund between that bank and the fund’s custodian.

Asset-Backed Securities

Asset-backed securities are generally issued as pass through certificates, which represent undivided fractional ownership interests in the underlying pool of assets, or as debt instruments, which are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. The pool of assets generally represents the obligations of a number of different parties. Asset-backed securities frequently carry credit protection in the form of extra collateral, subordinated certificates, cash reserve accounts, letters of credit or other enhancements. For example, payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or other enhancement issued by a financial institution unaffiliated with the entities issuing the securities. Assets which, to date, have been used to back asset-backed securities include motor vehicle installment sales contracts or installment loans secured by motor vehicles, and receivables from revolving credit (credit card) agreements.

Asset-backed securities present certain risks which are, generally, related to limited interests, if any, in related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities. Other types of asset-backed securities will be subject to the risks associated with the underlying assets. If a letter of credit or other form of credit enhancement is exhausted or otherwise unavailable, holders of asset-backed securities may also experience delays in payments or losses if the full amounts due on underlying assets are not realized.

Mortgage-Backed Securities

Mortgage-backed securities are securities representing interests in “pools” of mortgage loans. The following describes certain characteristics of mortgage-backed securities. It should be noted that new types of

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mortgage-backed securities are developed and marketed from time to time and that, consistent with its investment limitations, the Fund may invest in those new type of mortgage-backed securities that the Investment Manager believes may assist in achieving the Fund’s investment objectives.

Background. Mortgage-backed securities were introduced in the 1970s when the first pool of mortgage loans was converted into a mortgage pass-through security. Since the 1970s, the mortgage-backed securities market has vastly expanded and a variety of structures have been developed to meet investor needs.

Yield Characteristics. Interest and principal payments on mortgage-backed securities are typically made monthly, and principal may be prepaid at any time because the underlying mortgage loans or other assets generally may be prepaid at any time. As a result, if a fund purchases such a security at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if a fund purchases these securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity.

Prepayments on a pool of mortgage loans are influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. Generally, however, prepayments on fixed rate mortgage loans will increase during a period of falling interest rates. Accordingly, amounts available for reinvestment by a fund are likely to be greater during a period of relatively low interest rates and, as a result, are likely to be reinvested at lower interest rates than during a period of relatively high interest rates. This prepayment effect has been particularly pronounced during recent years as borrowers have refinanced higher interest rate mortgages into lower interest rate mortgages available in the marketplace. Mortgage-backed securities may decrease in value as a result of increases in interest rates and may benefit less than other fixed income securities from declining interest rates because of the risk of prepayment.

Guaranteed Mortgage Pass-Through Securities. Mortgage pass-through securities representing participation interests in pools of residential mortgage loans originated by U.S. governmental or private lenders and guaranteed, to the extent provided in such securities, by the U.S. government or one of its agencies or instrumentalities. Any guarantee of such securities runs only to principal and interest payments on the securities and not to the market value of such securities or the principal and interest payments on the underlying mortgages. In addition, the guarantee only runs to the portfolio securities held by a fund and not to the purchase of shares of the fund. Such securities, which are ownership interests in the underlying mortgage loans, differ from conventional debt securities, which provide for periodic payment of interest in fixed amounts (usually semi-annually) and principal payments at maturity or on specified call dates. Mortgage pass-through securities provide for monthly payments that are a “pass-through” of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees paid to the guarantor of such securities and the servicer of the underlying mortgage loans. Guaranteed mortgage pass-through securities are often sold on a to-be-acquired or “TBA” basis. Such securities are typically sold one to three months in advance of issuance, prior to the identification of the underlying pools of mortgage securities but with the interest payment provisions fixed in advance. The underlying pools of mortgage securities are identified shortly before settlement and must meet certain parameters.

The guaranteed mortgage pass-through securities in which a fund may invest may include those issued or guaranteed by Ginnie Mae (“Ginnie Mae Certificates”), the Federal National Mortgage Association (“Fannie Mae Certificates”) and Freddie Mac (“Freddie Mac Certificates”).

Ginnie Mae Certificates. Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. The full faith and credit of the U.S. government is pledged to the payment of amounts that may be required to be paid under any guarantee, but not as to the market value of such securities. The Ginnie Mae Certificates will represent a pro rata interest in one or more pools of the

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following types of mortgage loans: (i) fixed rate level payment mortgage loans; (ii) fixed rate graduated payment mortgage loans; (iii) fixed rate growing equity mortgage loans; (iv) fixed rate mortgage loans secured by manufactured (mobile) homes; (v) mortgage loans on multifamily residential properties under construction; (vi) mortgage loans on completed multifamily projects; (vii) fixed rate mortgage loans as to which escrowed funds are used to reduce the borrower’s monthly payments during the early years of the mortgage loans (“buydown” mortgage loans); (viii) mortgage loans that provide for adjustments in payments based on periodic changes in interest rates or in other payment terms of the mortgage loans; and (ix) mortgage-backed serial notes. All of these mortgage loans will be Federal Housing Administration Loans (“FHA Loans”) or Veterans’ Administration Loans (“VA Loans”) and, except as otherwise specified above, will be fully amortizing loans secured by first liens on one- to four-family housing units.

Fannie Mae Certificates. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Each Fannie Mae Certificate will entitle the registered holder thereof to receive amounts representing such holder’s pro rata interest in scheduled principal payments and interest payments (at such Fannie Mae Certificate’s pass-through rate, which is net of any servicing and guarantee fees on the underlying mortgage loans), and any principal prepayments on the mortgage loans in the pool represented by such Fannie Mae Certificate and such holder’s proportionate interest in the full principal amount of any foreclosed or otherwise finally liquidated mortgage loan. The full and timely payment of principal of and interest on each Fannie Mae Certificate, but not the market value thereof, will be guaranteed by Fannie Mae, which guarantee is not backed by the full faith and credit of the U.S. government. Each Fannie Mae Certificate will represent a pro rata interest in one or more pools of FHA Loans, VA Loans or conventional mortgage loans (i.e., mortgage loans that are not insured or guaranteed by any governmental agency) of the following types: (i) fixed rate level payment mortgage loans; (ii) fixed rate growing equity mortgage loans; (iii) fixed rate graduated payment mortgage loans; (iv) variable rate California mortgage loans; (v) other adjustable rate mortgage loans; and (vi) fixed rate mortgage loans secured by multifamily projects.

Freddie Mac Certificates. Freddie Mac is a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended (the “FHLMC Act”). Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, but does not, generally, guarantee the timely payment of scheduled principal or the market value of the securities. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following: (i) foreclosure sale; (ii) payment of a claim by any mortgage insurer; or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by the full faith and credit of the U.S. government.

Freddie Mac Certificates represent a pro rata interest in a group of mortgage loans (a “Freddie Mac Certificate group”) purchased by Freddie Mac. The mortgage loans underlying the Freddie Mac Certificates will consist of fixed rate or adjustable rate mortgage loans with original terms to maturity of between ten and thirty years, substantially all of which are secured by first liens on one- to four-family residential properties or multifamily projects. Each mortgage loan must meet the applicable standards set forth in the FHLMC Act. A Freddie Mac Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac Certificate group.

Privately-Issued Mortgage Securities

Mortgage-backed securities issued by private issuers may entail greater risk than mortgage-backed securities that are guaranteed by the U.S. government, its agencies or instrumentalities. Privately-issued mortgage securities are issued by private originators of, or investors in, mortgage loans, including mortgage bankers, commercial banks, investment banks, savings and loan associations and special purpose subsidiaries of the foregoing. Since privately-issued mortgage certificates are not guaranteed by an entity having the credit status of Ginnie Mae or Freddie Mac, such securities generally are structured with one or more types of credit

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enhancement. Such credit support falls into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the pass-through of payments due on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default enhances the likelihood of ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches.

The ratings of mortgage securities for which third-party credit enhancement provides liquidity protection or protection against losses from default are generally dependent upon the continued creditworthiness of the provider of the credit enhancement. The ratings of such securities could be subject to reduction in the event of deterioration in the creditworthiness of the credit enhancement provider even in cases where the delinquency and loss experience on the underlying pool of assets is better than expected. There can be no assurance that the private issuers or credit enhancers of mortgage-backed securities can meet their obligations under the relevant policies or other forms of credit enhancement.

Examples of credit support arising out of the structure of the transaction include “senior-subordinated securities” (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of “reserve funds” (where cash or investments sometimes funded from a portion of the payments on the underlying assets are held in reserve against future losses) and “over-collateralization” (where the scheduled payments on, or the principal amount of, the underlying assets exceed those required to make payment of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that which is anticipated could adversely affect the return on an investment in such security.

Collateralized Mortgage Obligations and MultiClass Pass-Through Securities

Collateralized mortgage obligations (“CMOs”) are debt obligations collateralized by mortgage loans or mortgage pass-through securities. Typically, CMOs are collateralized by Ginnie Mae, Fannie Mae or Freddie Mac Certificates, but also may be collateralized by whole loans or private pass-throughs (such collateral collectively hereinafter referred to as “Mortgage Assets”). Multiclass pass-through securities are interests in a trust composed of Mortgage Assets. Unless the context indicates otherwise, all references herein to CMOs include multiclass pass-through securities. Payments of principal and of interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs or make scheduled distributions on the multiclass pass-through securities. CMOs may be issued by agencies or instrumentalities of the U.S. government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing.

In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a “tranche,” is issued at a specified fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semi-annual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a series of a CMO in innumerable ways. In one structure, payments of principal, including any principal prepayments, on the Mortgage Assets are applied to the classes of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class of CMOs until all other classes having an earlier stated maturity or final distribution date have been paid in full. As market conditions change, and particularly during periods of rapid or unanticipated changes

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in market interest rates, the attractiveness of the CMO classes and the ability of the structure to provide the anticipated investment characteristics may be significantly reduced. Such changes can result in volatility in the market value, and in some instances reduced liquidity, of the CMO class.

Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or a final distribution date but may be retired earlier. Planned amortization class bonds (“PAC Bonds”) are a type of CMO tranche or series designed to provide relatively predictable payments of principal provided that, among other things, the actual prepayment experience on the underlying mortgage loans falls within a predefined range. If the actual prepayment experience on the underlying mortgage loans is at a rate faster or slower than the predefined range or if deviations from other assumptions occur, principal payments on the PAC Bond may be earlier or later than predicted. The magnitude of the predefined range varies from one PAC Bond to another; a narrower range increases the risk that prepayments on the PAC Bond will be greater or smaller than predicted. Because of these features, PAC Bonds generally are less subject to the risks of prepayment than are other types of mortgage-backed securities.

Stripped Mortgage Securities

Stripped mortgage securities are structured with two or more classes of securities that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of stripped mortgage security will have at least one class receiving only a small portion of the interest and a larger portion of the principal from the mortgage assets, while the other class will receive primarily interest and only a small portion of the principal. In the most extreme case, one class will receive all of the interest (“IO” or interest-only), while the other class will receive all of the principal (“PO” or principal-only class). The yield to maturity on IOs, POs and other mortgage-backed securities that are purchased at a substantial premium or discount generally are extremely sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on such securities’ yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments of principal, a fund may fail to fully recoup its initial investment in these securities even if the securities have received the highest rating by a nationally recognized statistical rating organizations.

Stripped mortgage securities may be issued by agencies or instrumentalities of the U.S. government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. Stripped mortgage securities have greater volatility than other types of mortgage securities. Although stripped mortgage securities are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, the market for such securities has not yet been fully developed. Accordingly, stripped mortgage securities are generally illiquid.

In addition to the stripped mortgage securities described above, there are similar securities such as Super POs, Levered IOs and IOettes which are more volatile than POs and IOs. Risks associated with instruments such as Super POs are similar in nature to those risks related to investments in POs. Risks connected with Levered IOs and IOettes are similar in nature to those associated with IOs. POs may generate taxable income from the current accrual of original issue discount, without a corresponding distribution of cash to a fund.

Adjustable Rate Mortgage Securities

Unlike fixed rate mortgage securities, adjustable rate mortgage securities are collateralized by or represent interests in mortgage loans with variable rates of interest. These variable rates of interest reset periodically to align themselves with market rates. A fund will not benefit from increases in interest rates to the extent that interest rates rise to the point where they cause the current coupon of the underlying adjustable rate mortgages to

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exceed any maximum allowable annual or lifetime reset limits (or “cap rates”) for a particular mortgage. In this event, the value of the mortgage securities in the fund would likely decrease. Also, a fund’s net asset value could vary to the extent that current yields on adjustable rate mortgage securities are different than market yields during interim periods between coupon reset dates or if the timing of changes to the index upon which the rate for the underlying mortgages is based lags behind changes in market rates. During periods of declining interest rates, income to a fund derived from adjustable rate mortgages which remain in a mortgage pool will decrease in contrast to the income on fixed rate mortgages, which will remain constant. Adjustable rate mortgages also have less potential for appreciation in value as interest rates decline than do fixed rate investments.

Rule 144A Securities

A fund may purchase Rule 144A securities for which there is a secondary market of qualified institutional buyers, as defined in Rule 144A promulgated under the 1933 Act. Rule 144A provides an exemption from the registration requirements of the 1933 Act for the resale of certain restricted securities to qualified institutional buyers.

Rule 144A securities may be considered liquid securities if so determined by the investment manager and therefore will not be subject to a fund’s restriction on illiquid investments. The Investment Manager has adopted policies and procedures for the purpose of determining whether securities that are eligible for resales under Rule 144A are liquid or illiquid. Pursuant to those policies and procedures, the Investment Manager may make the determination as to whether a particular security is liquid or illiquid with consideration to be given to, among other things, the frequency of trades and quotes for the security, the number of dealers willing to sell the security and the number of potential purchasers, dealer undertakings to make a market in the security, the nature of the security and the time needed to dispose of the security.

To the extent that liquid Rule 144A securities that a fund holds become illiquid, due to the lack of sufficient qualified institutional buyers or market or other conditions, the percentage of the fund’s assets invested in illiquid assets would increase. The Investment Manager will monitor Fund investments in Rule 144A securities and will consider appropriate measures to enable the Fund to meet any investment limitations and to maintain sufficient liquidity for operating purposes and to meet redemption requests.

PIK Bonds and Deferred Payment Securities

A fund may invest in “payment-in-kind” or “PIK” bonds and deferred payment securities as well as custodial receipts or certificates underwritten by securities dealers or banks that evidence ownership of future interest payments, principal payments or both on certain U.S. government securities. Deferred payment securities are sold at substantial discounts from their maturity value and provide for the commencement of regular interest payments at a deferred date. PIK bonds pay all or a portion of their interest in the form of debt or equity securities. PIK bonds and deferred payment securities tend to be subject to greater price fluctuations in response to changes in interest rates than are ordinary interest-paying debt securities with similar maturities. PIK bonds and deferred payment securities may be issued by a wide variety of corporate and governmental issuers.

Current federal income tax law requires the holder of PIK bonds, deferred payment securities and certain other securities acquired at a discount (such as Brady Bonds) to accrue income with respect to these securities prior to the receipt of cash payments, although such income generally will not be taxable for any tax-exempt securities. For any such securities held by the Fund, such income (including with respect to any tax-exempt securities) will generally accrue over the term of the security and will be taken into account in determining the distributions the Fund must make to qualify for the favorable U.S. federal income tax treatment generally accorded to regulated investment companies. Accordingly, to avoid liability for federal income and excise taxes, the Fund may be required to distribute income accrued with respect to these securities and may have to dispose of portfolio securities under disadvantageous circumstances in order to generate cash to satisfy these distribution requirements.

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Restricted Securities and Securities with Limited Trading Markets

There are securities for which there is a limited trading market or which are subject to restrictions on resale to the public. If a fund were to assume substantial positions in securities with limited trading markets, the activities of the fund could have an adverse effect upon the liquidity and marketability of such securities and the fund might not be able to dispose of its holdings in those securities at then current market prices. Circumstances could also exist (to satisfy redemptions, for example) when portfolio securities might have to be sold by a fund at times which otherwise might be considered to be disadvantageous so that the fund might receive lower proceeds from such sales than it had expected to realize. Investments in securities which are “restricted” may involve added expenses to a fund should the fund be required to bear registration costs with respect to such securities. The fund could also be delayed in disposing of such securities which might have an adverse effect upon the price and timing of sales and the liquidity of the fund. Restricted securities and securities for which there is a limited trading market may be significantly more difficult to value due to the unavailability of reliable market quotations for such securities, and investment in such securities may have an adverse impact on net asset value. As more fully described above, a fund may purchase Rule 144A securities for which there may be a secondary market of qualified institutional buyers as contemplated by Rule 144A under the 1933 Act. To the extent that the number of qualified institutional buyers is reduced, a previously liquid Rule 144A security may be determined to be illiquid, thus increasing the percentage of illiquid assets in the fund’s portfolio. The investment manager of a fund is responsible for monitoring the liquidity of Rule 144A securities and the selection of such securities.

Structured Notes and Related Instruments

“Structured” notes and other related instruments are privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset, market or interest rate (an “embedded index”), such as selected securities, an index of securities or specified interest rates, or the differential performance of two assets or markets, such as indexes reflecting bonds. Structured instruments may be issued by corporations, including banks, as well as by governmental agencies. Structured instruments frequently are assembled in the form of medium-term notes, but a variety of forms are available and may be used in particular circumstances. The terms of such structured instruments normally provide that their principal and/or interest payments are to be adjusted upwards or downwards (but ordinarily not below zero) to reflect changes in the embedded index while the structured instruments are outstanding. As a result, the interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the embedded index and the effect of changes in the embedded index on principal and/or interest payments. The rate of return on structured notes may be determined by applying a multiplier to the performance or differential performance of the referenced index(es) or other asset(s). Application of a multiplier involves leverage that will serve to magnify the potential for gain and the risk of loss.

A fund may enter into credit default swap contracts for hedging purposes or to add leverage to the portfolio. When used for hedging purposes, the fund would be the buyer of a credit default swap contract. In that case, the fund would be entitled to receive the par (or other agreed-upon) value of a referenced debt obligation from the counterparty to the contract in the event of a default by a third party, such as a U.S. or foreign issuer, on the debt obligation. In return, the fund would pay to the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, the fund would have spent the stream of payments and received no benefit from the contract. When the fund is the seller of a credit default swap contract, it receives the stream of payments but is obligated to pay upon default of the referenced debt obligation. As the seller, the fund would effectively add leverage to its portfolio because, in addition to its total assets, the fund would be subject to investment exposure on the notional amount of the swap.

Borrowing

The Fund may not borrow money, except for temporary or emergency purposes, and then not in amounts that are greater than 15% of total assets (including the amount borrowed). Certain borrowing may create special risks. For example, borrowing may exaggerate changes in the net asset value of the Fund’s shares and in the

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return on the Fund’s portfolio. The Fund may be required to liquidate portfolio securities at a time when it would be disadvantageous to do so in order to make payments with respect to any borrowings. If the Fund were to engage in borrowing, an increase in interest rates could reduce the value of the Fund’s shares by increasing the Fund’s interest expense. This interest expense may be greater than the Fund’s return on the underlying investment.

Derivatives

A fund may use various investment strategies described below to hedge market risks (such as broad or specific market movements, interest rates and currency exchange rates), to manage the effective maturity or duration of debt instruments held by the fund, or to seek to increase the fund’s income or gain.

A fund may purchase and sell interest rate, currency or stock or bond index futures contracts and enter into currency transactions; purchase and sell (or write) exchange listed and over-the-counter (“OTC”) put and call options on securities, currencies, futures contracts, indices and other financial instruments; enter into interest rate transactions, equity swaps and related transactions; and invest in indexed securities and other similar transactions (collectively, these transactions are referred to as “Derivatives”). A fund’s interest rate transactions may take the form of swaps, caps, floors and collars, and the fund’s currency transactions may take the form of currency forward contracts, currency futures contracts and options thereon, currency swaps and options on currencies.

The Fund is not a “commodity pool” (i.e., a pooled investment vehicle which trades in commodity futures contracts and options thereon and the operator of which is registered with the CFTC), and Derivatives involving futures contracts and options on futures contracts will be purchased, sold or entered into primarily for bona fide hedging purposes, provided that the Fund may enter into such transactions for purposes other than bona fide hedging if, immediately thereafter, (i) its pro rata share of the aggregate initial margin and premiums do not exceed 5% of the fair market value of the Fund’s assets, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into (however, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% limitation); (ii) the aggregate “notional value” (i.e., the size of the contract, in contract units, times the current market price (futures position) or strike price (options position) of each such unit) or the contract, so that it does not exceed the liquidation value of the Fund, after taking into account unrealized profits and unrealized losses on such contracts and options. The Fund will engage in transactions in futures contracts and related options only to the extent such transactions are consistent with the requirements of the Code for maintaining its qualification as a regulated investment company for federal income tax purposes.

Derivatives involve special risks, including possible default by the other party to the transaction, illiquidity and, to the extent the investment manager’s view as to certain market movements is incorrect, the risk that the use of Derivatives could result in significantly greater losses than if it had not been used. The degree of a fund’s use of Derivatives may be limited by certain provisions of the Code.

Currency Transactions. A fund may engage in currency transactions with counterparties to hedge the value of portfolio securities denominated in particular currencies against fluctuations in relative value or to generate income or gain. Currency transactions include currency forward contracts, exchange-listed currency futures contracts and options thereon, exchange-listed and OTC options on currencies, and currency swaps. A currency forward contract involves a privately negotiated obligation to purchase or sell (with delivery generally required) a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. A currency swap is an agreement to exchange cash flows based on the notional difference among two or more currencies and operates similarly to an interest rate swap. A fund may enter into currency transactions only with counterparties that its investment manager deems to be creditworthy.

A fund may enter into currency forward contracts when its investment manager believes that the currency of a particular country may suffer a substantial decline against the U.S. dollar. In those circumstances, the fund may

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enter into a currency forward contract to sell, for a fixed amount of U.S. dollars, the amount of that currency approximating the value of some or all of the fund’s portfolio securities denominated in such currency. Currency forward contracts may limit potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies.

Transaction hedging is entering into a currency transaction with respect to specific assets or liabilities of a fund, which will generally arise in connection with the purchase or sale of the fund’s portfolio securities or the receipt of income from them. Position hedging is entering into a currency transaction with respect to portfolio securities positions denominated or generally quoted in that currency. The Fund will not enter into a transaction to hedge currency exposure to an extent greater, after netting all transactions intended wholly or partially to offset other transactions, than the aggregate market value (at the time of entering into the transaction) of the securities held by the Fund that are denominated or generally quoted in or currently convertible into the currency, other than with respect to proxy hedging as described below.

A fund may cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to increase or decline in value relative to other currencies to which the fund has or in which the fund expects to have exposure. To reduce the effect of currency fluctuations on the value of existing or anticipated holdings of its securities, a fund may also engage in proxy hedging. Proxy hedging is often used when the currency to which a fund’s holdings is exposed is difficult to hedge generally or difficult to hedge against the dollar. Proxy hedging entails entering into a forward contract to sell a currency, the changes in the value of which are generally considered to be linked to a currency or currencies in which some or all of the fund’s securities are or are expected to be denominated, and to buy dollars. The amount of the contract entered into for hedging purposes would not exceed the market value of the fund’s securities denominated in linked currencies.

Currency transactions are subject to risks different from other portfolio transactions. If the Fund enters into a currency hedging transaction, the Fund will comply with the relevant asset segregation requirements.

Futures Contracts. A fund may trade futures contracts: (1) on domestic and foreign exchanges on currencies, interest rates and bond indices; and (2) on domestic and, to the extent permitted by the CFTC, foreign exchanges on single stocks and stock indices. Futures contracts are generally bought and sold on the commodities exchanges on which they are listed with payment of initial and variation margin as described below. The sale of a futures contract creates a firm obligation by the fund, as seller, to deliver to the buyer the specific type of financial instrument called for in the contract at a specific future time for a specified price (or with respect to certain instruments, the net cash amount). The Fund is not a commodity pool, and the Fund, where permitted, will use futures contracts and options thereon solely: (i) for bona fide hedging purposes; and (ii) for other purposes in amounts permitted by the rules and regulations promulgated by the CFTC. The Fund’s use of financial futures contracts and options thereon will in all cases be consistent with applicable regulatory requirements and in particular the rules and regulations of the CFTC. Maintaining a futures contract or selling an option on a futures contract will typically require the Fund to deposit with a financial intermediary, as security for its obligations, an amount of cash or other specified assets (“initial margin”) that initially is from 1% to 10% of the face amount of the contract (but may be higher in some circumstances). Additional cash or assets (“variation margin”) may be required to be deposited thereafter daily as the mark-to-market value of the futures contract fluctuates. The Fund will not enter into a futures contract or option thereon other than for bona fide hedging purposes except in accordance with the rules of the CFTC described above. In addition, the value of all futures contracts sold by the Fund (adjusted for the historical volatility relationship between the Fund and the contracts) will not exceed the total market value of the Fund’s securities. In addition, the value of the Fund’s long futures and options positions (futures contracts on stock or bond indices, interest rates or foreign currencies and call options on such futures contracts) will not exceed the sum of: (a) liquid assets segregated for this purpose; (b) cash proceeds on existing investments due within thirty days; and (c) accrued profits on the particular futures or options positions.

Interest Rate Futures Contracts. A fund may enter into interest rate futures contracts in order to protect it from fluctuations in interest rates without necessarily buying or selling fixed income securities. An interest rate

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futures contract is an agreement to take or make delivery of either: (i) an amount of cash equal to the difference between the value of a particular index of debt securities at the beginning and at the end of the contract period; or (ii) a specified amount of a particular debt security at a future date at a price set at time of the contract. For example, if a fund owns bonds, and interest rates are expected to increase, the fund might sell futures contracts on debt securities having characteristics similar to those held in the portfolio. Such a sale would have much the same effect as selling an equivalent value of the bonds owned by the fund. If interest rates did increase, the value of the debt securities in the portfolio would decline, but the value of the futures contracts to the fund would increase at approximately the same rate, thereby keeping the net asset value of each class of the fund from declining as much as it otherwise would have. The fund could accomplish similar results by selling bonds with longer maturities and investing in bonds with shorter maturities when interest rates are expected to increase. However, since the futures market may be more liquid than the cash market, the use of futures contracts as a risk management technique allows the fund to maintain a defensive position without having to sell its portfolio securities.

Similarly when its investment manager expects that interest rates may decline, a fund may purchase interest rate futures contracts in an attempt to hedge against having to make subsequently anticipated purchases of bonds at the higher prices subsequently expected to prevail. Since the fluctuations in the value of appropriately selected futures contracts should be similar to that of the bonds that will be purchased, the fund could take advantage of the anticipated rise in the cost of the bonds without actually buying them until the market had stabilized. At that time, the fund could make the intended purchase of the bonds in the cash market and the futures contracts could be liquidated.

At the time of delivery of securities pursuant to an interest rate futures contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate from that specified in the contract. In some (but not many) cases, securities called for by a futures contract may have a shorter term than the term of the futures contract and, consequently, may not in fact have been issued when the futures contract was entered.

Options. In order to hedge against adverse market shifts or to increase income or gain, a fund may purchase put and call options or write “covered” put and call options on futures contracts on stock indices, interest rates and currencies. In addition, in order to hedge against adverse market shifts or to increase its income, a fund may purchase put and call options and write “covered” put and call options on securities, indices, currencies and other financial instruments. A fund may utilize options on currencies in order to hedge against currency exchange rate risks. A call option is “covered” if, so long as the fund is obligated as the writer of the option, it will: (i) own the underlying investment subject to the option; (ii) own securities convertible or exchangeable without the payment of any consideration into the securities subject to the option; (iii) own a call option on the relevant security or currency with an exercise price no higher than the exercise price on the call option written; or (iv) deposit with its custodian in a segregated account liquid assets having a value equal to the excess of the value of the security or index that is the subject of the call over the exercise price. A put option is “covered” if, to support its obligation to purchase the underlying investment if a put option that the fund writes is exercised, the fund will either (a) deposit with its custodian in a segregated account liquid assets having a value at least equal to the exercise price of the underlying investment or (b) continue to own an equivalent number of puts of the same “series” (that is, puts on the same underlying investment having the same exercise prices and expiration dates as those written by the fund), or an equivalent number of puts of the same “class” (that is, puts on the same underlying investment) with exercise prices greater than those that it has written (or, if the exercise prices of the puts it holds are less than the exercise prices of those it has written, it will deposit the difference with its custodian in a segregated account). Parties to options transactions must make certain payments and/or set aside certain amounts of assets in connection with each transaction, as described below.

In all cases except for certain options on interest rate futures contracts, by writing a call, a fund will limit its opportunity to profit from an increase in the market value of the underlying investment above the exercise price of the option for as long as the fund’s obligation as writer of the option continues. By writing a put, a fund will

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limit its opportunity to profit from a decrease in the market value of the underlying investment below the exercise price of the option for as long as the fund’s obligation as writer of the option continues. Upon the exercise of a put option written by a fund, the fund may suffer an economic loss equal to the difference between the price at which the fund is required to purchase the underlying investment and its market value at the time of the option exercise, less the premium received for writing the option. Upon the exercise of a call option written by a fund, the fund may suffer an economic loss equal to an amount not less than the excess of the investment’s market value at the time of the option exercise over the fund’s acquisition cost of the investment, less the sum of the premium received for writing the option and the positive difference, if any, between the call price paid to the fund and the fund’s acquisition cost of the investment.

In all cases except for certain options on interest rate futures contracts, in purchasing a put option, a fund will seek to benefit from a decline in the market price of the underlying investment, while in purchasing a call option, a fund will seek to benefit from an increase in the market price of the underlying investment. If an option purchased is not sold or exercised when it has remaining value, or if the market price of the underlying investment remains equal to or greater than the exercise price, in the case of a put, or remains equal to or below the exercise price, in the case of a call, during the life of the option, a fund will lose its investment in the option. For the purchase of an option to be profitable, the market price of the underlying investment must decline sufficiently below the exercise price, in the case of a put, and must increase sufficiently above the exercise price, in the case of a call, to cover the premium and transaction costs.

In the case of certain options on interest rate futures contracts, a fund may purchase a put option in anticipation of a rise in interest rates, and purchase a call option in anticipation of a fall in interest rates. By writing a covered call option on interest rate futures contracts, a fund will limit its opportunity to profit from a fall in interest rates. By writing a covered put option on interest rate futures contracts, a fund will limit its opportunity to profit from a rise in interest rates.

A fund may choose to exercise the options it holds, permit them to expire or terminate them prior to their expiration by entering into closing transactions. A fund may enter into a closing purchase transaction in which the fund purchases an option having the same terms as the option it had written or a closing sale transaction in which the fund sells an option having the same terms as the option it had purchased. A covered option writer unable to effect a closing purchase transaction will not be able to sell the underlying security until the option expires or the underlying security is delivered upon exercise, with the result that the writer will be subject to the risk of market decline in the underlying security during such period. Should a fund choose to exercise an option, the fund will purchase in the open market the securities, commodities or commodity futures contracts underlying the exercised option.

Exchange-listed options on securities and currencies, with certain exceptions, generally settle by physical delivery of the underlying security or currency, although in the future, cash settlement may become available. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option. Index options are cash settled for the net amount, if any, by which the option is “in- the-money” (that is, the amount by which the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised.

Put options and call options typically have similar structural characteristics and operational mechanics regardless of the underlying instrument on which they are purchased or sold. Thus, the following general discussion relates to each of the particular types of options discussed in greater detail below. In addition, many Derivatives involving options require segregation of fund assets in special accounts.

A put option gives the purchaser of the option, upon payment of a premium, the right to sell, and the writer of the obligation to buy, the underlying security, index, currency or other instrument at the exercise price. A fund’s purchase of a put option on a security, for example, might be designed to protect its holdings in the

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underlying instrument (or, in some cases, a similar instrument) against a substantial decline in the market value of such instrument by giving the fund the right to sell the instrument at the option exercise price. A call option, upon payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell, the underlying instrument at the exercise price. A fund’s purchase of a call option on a security, financial futures contract, index, currency or other instrument might be intended to protect the fund against an increase in the price of the underlying instrument that it intends to purchase in the future by fixing the price at which it may purchase the instrument. An “American” style put or call option may be exercised at any time during the option period, whereas a “European” style put or call option may be exercised only upon expiration or during a fixed period prior to expiration. Exchange-listed options are issued by a regulated intermediary such as the Options Clearing Corporation (“OCC”), which guarantees the performance of the obligations of the parties to the options. The discussion below uses the OCC as an example, but is also applicable to other similar financial intermediaries.

OCC-issued and exchange-listed options, with certain exceptions, generally settle by physical delivery of the underlying security or currency, although in the future, cash settlement may become available. Index options are cash settled for the net amount, if any, by which the option is “in-the-money” (that is, the amount by which the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option.

A fund’s ability to close out its position as a purchaser or seller of an OCC-issued or exchange-listed put or call option is dependent, in part, upon the liquidity of the particular option market. Among the possible reasons for the absence of a liquid option market on an exchange are: (1) insufficient trading interest in certain options; (2) restrictions on transactions imposed by an exchange; (3) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities, including reaching daily price limits; (4) interruption of the normal operations of the OCC or an exchange; (5) inadequacy of the facilities of an exchange or the OCC to handle current trading volume; or (6) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the relevant market for that option on that exchange would cease to exist, although any such outstanding options on that exchange would continue to be exercisable in accordance with their terms.

The hours of trading for listed options may not coincide with the hours during which the underlying financial instruments are traded. To the extent that the option markets close before the markets for the underlying financial instruments, significant price and rate movements can take place in the underlying markets that would not be reflected in the corresponding option markets.

OTC options are purchased from or sold to securities dealers, financial institutions or other parties (collectively referred to as “Counterparties” and individually referred to as a “Counterparty”) through a direct bilateral agreement with the Counterparty. In contrast to exchange-listed options, which generally have standardized terms and performance mechanics, all of the terms of an OTC option, including such terms as method of settlement, term, exercise price, premium, guaranties and security, are determined by negotiation of the parties. It is anticipated that any fund authorized to use OTC options will generally only enter into OTC options that have cash settlement provisions, although it will not be required to do so.

Unless the parties provide for it, no central clearing or guaranty function is involved in an OTC option. As a result, if a Counterparty fails to make or take delivery of the security, currency or other instrument underlying an OTC option it has entered into with a fund or fails to make a cash settlement payment due in accordance with the terms of that option, the fund will lose any premium it paid for the option as well as any anticipated benefit of the transaction. Thus, an investment manager must assess the creditworthiness of each such Counterparty or any guarantor or credit enhancement of the counterparty’s credit to determine the likelihood that the terms of the OTC option will be met. The Fund will enter into OTC option transactions only with U.S. Government securities

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dealers recognized by the Federal Reserve Bank of New York as “primary dealers,” or broker-dealers, domestic or foreign banks, or other financial institutions that the Investment Manager deems to be creditworthy. In the absence of a change in the current position of the staff of the SEC, OTC options purchased by a fund and the amount of the fund’s obligation pursuant to an OTC option sold by the fund (the cost of the sell-back plus the in-the-money amount, if any) or the value of the assets held to cover such options will be deemed illiquid.

If a fund sells a call option, the premium that it receives may serve as a partial hedge, to the extent of the option premium, against a decrease in the value of the underlying securities or instruments held by the fund or will increase the fund’s income. Similarly, the sale of put options can also provide gains for the fund.

A fund may purchase and sell call options on securities that are traded on U.S. and foreign securities exchanges and in the OTC markets, and on securities indices, currencies and futures contracts. All calls sold by a fund must be “covered” (that is, the fund must own the securities or futures contract subject to the call), or must otherwise meet the asset segregation requirements described below for so long as the call is outstanding. Even though the fund will receive the option premium to help protect it against loss, a call sold by the fund will expose the fund during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or instrument and may require the fund to hold a security or instrument that it might otherwise have sold.

The Fund reserves the right to purchase or sell options on instruments and indices which may be developed in the future to the extent consistent with applicable law, the Fund’s investment objective and the restrictions set forth herein.

A fund may purchase and sell put options on securities (whether or not it holds the securities in its portfolio) and on securities indices, currencies and futures contracts. In selling put options, the fund faces the risk that it may be required to buy the underlying security at a disadvantageous price above the market price.

(A) Options on Stocks and Stock Indices. A fund may purchase put and call options and write covered put and call options on stocks and stock indices listed on domestic and foreign securities exchanges in order to hedge against movements in the equity markets or to increase income or gain to the fund. In addition, a fund may purchase options on stocks that are traded over-the-counter. Options on stock indices are similar to options on specific securities. However, because options on stock indices do not involve the delivery of an underlying security, the option represents the holder’s right to obtain from the writer cash in an amount equal to a fixed multiple of the amount by which the exercise price exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying stock index on the exercise date. Currently, options traded include the Standard & Poor’s 100 Index of Composite Stocks, Standard & Poor’s 500 Index of Composite Stocks (the “S&P 500 Index”), the New York Stock Exchange Composite Index, the American Stock Exchange Market Value Index, the National Over-the-Counter Index and other standard broadly based stock market indices. Options are also traded in certain industry or market segment indices such as the Oil Index, the Computer Technology Index and the Transportation Index. Stock index options are subject to position and exercise limits and other regulations imposed by the exchange on which they are traded.

If its investment manager expects general stock market prices to rise, a fund might purchase a call option on a stock index or a futures contract on that index as a hedge against an increase in prices of particular equity securities it wants ultimately to buy. If the stock index does rise, the price of the particular equity securities intended to be purchased may also increase, but that increase would be offset in part by the increase in the value of the fund’s index option or futures contract resulting from the increase in the index. If, on the other hand, the investment manager expects general stock market prices to decline, it might purchase a put option or sell a futures contract on the index. If that index does decline, the value of some or all of the equity securities in the fund’s portfolio may also be expected to decline, but that decrease would be offset in part by the increase in the value of the fund’s position in such put option or futures contract.

(B) Options on Currencies. A fund may invest in options on currencies traded on domestic and foreign securities exchanges in order to hedge against currency exchange rate risks or to increase income or gain.

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(C) Options on Futures Contracts. A fund may purchase put and call options and write covered put and call options on futures contracts on stock indices, interest rates and currencies traded on domestic and, to the extent permitted by the CFTC, foreign exchanges, in order to hedge all or a portion of its investments or to increase income or gain and may enter into closing transactions in order to terminate existing positions. There is no guarantee that such closing transactions can be effected. An option on a stock index futures contract, interest rate futures contract or currency futures contract, as contrasted with the direct investment in such a contract, gives the purchaser the right, in return for the premium paid, to assume a position in the underlying contract at a specified exercise price at any time on or before the expiration date of the option. Upon exercise of an option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s futures margin account. The potential loss related to the purchase of an option on a futures contract is limited to the premium paid for the option (plus transaction costs). While the price of the option is fixed at the point of sale, the value of the option does change daily and the change would be reflected in the net asset value of the fund.

The purchase of an option on a financial futures contract involves payment of a premium for the option without any further obligation on the part of the fund. If the fund exercises an option on a futures contract it will be obligated to post initial margin (and potentially variation margin) for the resulting futures position just as it would for any futures position. Futures contracts and options thereon are generally settled by entering into an offsetting transaction, but no assurance can be given that a position can be offset prior to settlement or that delivery will occur.

Interest Rate and Equity Swaps and Related Transactions. A fund may enter into interest rate and equity swaps and may purchase or sell (i.e., write) interest rate and equity caps, floors and collars. A fund may enter into these transactions in order to hedge against either a decline in the value of the securities included in the fund’s portfolio or against an increase in the price of the securities which it plans to purchase, in order to preserve or maintain a return or spread on a particular investment or portion of its portfolio or to achieve a particular return on cash balances, or in order to increase income or gain. Interest rate and equity swaps involve the exchange by a fund with another party of their respective commitments to make or receive payments based on a notional principal amount. The purchase of an interest rate or equity cap entitles the purchaser, to the extent that a specified index exceeds a predetermined level, to receive payments on a contractually-based principal amount from the party selling the interest rate or equity cap. The purchase of an interest rate or equity floor entitles the purchaser, to the extent that a specified index falls below a predetermined rate, to receive payments on a contractually-based principal amount from the party selling the interest rate or equity floor. A collar is a combination of a cap and a floor which preserves a certain return within a predetermined range of values.

A fund may enter into interest rate and equity swaps, caps, floors and collars on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities, and will usually enter into interest rate and equity swaps on a net basis (i.e., the two payment streams are netted out), with the fund receiving or paying, as the case may be, only the net amount of the two payments. The net amount of the excess, if any, of the fund’s obligations over its entitlements with respect to each interest rate or equity swap will be accrued on a daily basis, and an amount of liquid assets having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the fund’s custodian in accordance with procedures established by its board of directors. If a fund enters into an interest rate or equity swap on other than a net basis, the fund shall maintain a segregated account in the full amount accrued on a daily basis of the fund’s obligations with respect to the swap. The Fund will only enter into interest rate and equity swap, cap, floor or collar transactions with counterparties the Investment Manager deems to be creditworthy. The Investment Manager will monitor the creditworthiness of counterparties to its interest rate and equity swap, cap, floor and collar transactions on an ongoing basis. If there is a default by the other party to such a transaction, the Fund will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and agents utilizing standardized swap documentation. The Investment Manager has determined that, as a result, the swap market is liquid. Caps, floors and collars are more recent innovations for which standardized

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documentation has not yet been developed and, accordingly, they are less liquid than swaps. To the extent the Fund sells caps, floors and collars it will maintain in a segregated account cash and/or, cash equivalents or other liquid high grade debt securities having an aggregate net asset value at least equal to the full amount, accrued on a daily basis, of the Fund’s obligations with respect to the caps, floors or collars. The use of interest rate and equity swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Investment Manager is incorrect in its forecasts of market values, interest rates and other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these investment techniques were not utilized. Moreover, even if the Investment Manager is correct in its forecasts, there is a risk that the swap position may correlate imperfectly with the price of the asset or liability being hedged.

The liquidity of swap agreements will be determined by the investment manager based on various factors, including (1) the frequency of trades and quotations, (2) the number of dealers and prospective purchasers in the marketplace, (3) dealer undertakings to make a market, (4) the nature of the security (including any demand or tender features), and (5) the nature of the marketplace for trades (including the ability to assign or offset the fund’s rights and obligations relating to the investment). Such determination will govern whether a swap will be deemed within the percentage restriction on investments in securities that are not readily marketable.

The Fund will maintain liquid assets in a segregated custodial account to cover its current obligations under swap agreements. If the Fund enters into a swap agreement on a net basis, it will segregate assets with a daily value at least equal to the excess, if any, of the Fund’s accrued obligations under the swap agreement over the accrued amount the Fund is entitled to receive under the agreement. If the Fund enters into a swap agreement on other than a net basis, it will segregate assets with a value equal to the full amount of the Fund’s accrued obligations under the agreement.

There is no limit on the amount of interest rate and equity swap transactions that may be entered into by a fund. These transactions do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate and equity swaps is limited to the net amount of payments that the fund is contractually obligated to make, if any. The effective use of swaps and related transactions by the fund may depend, among other things, on the fund’s ability to terminate the transactions at times when its investment manager deems it desirable to do so. Because swaps and related transactions are bilateral contractual arrangements between a fund and counterparties to the transactions, the fund’s ability to terminate such an arrangement may be considerably more limited than in the case of an exchange traded instrument. To the extent a fund does not, or cannot, terminate such a transaction in a timely manner, the fund may suffer a loss in excess of any amounts that it may have received, or expected to receive, as a result of entering into the transaction. If the other party to a swap defaults, the fund’s risk of loss is the net amount of payments that the fund contractually is entitled to receive, if any. A fund may purchase and sell caps, floors and collars without limitation, subject to the segregated account requirement described above.

Indexed Securities. A fund may purchase securities whose prices are indexed to the prices of other securities, securities indices, currencies, or other financial indicators. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to a specific instrument or statistic. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities of equivalent issuers. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign currency-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

Combined Transactions. A fund may enter into multiple transactions, including multiple options transactions, multiple futures transactions, multiple currency transactions (including forward currency contracts),

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multiple interest rate transactions and any combination of futures, options, currency and interest rate transactions, instead of a single Derivative, as part of a single or combined strategy. A combined transaction will usually contain elements of risk that are present in each of its component transactions. Although combined transactions will normally be entered into to reduce risk or otherwise more effectively achieve the desired portfolio management goal, it is possible that the combination will instead increase the risks or hinder achievement of a fund’s objective.

Risk Factors. Derivatives have special risks associated with them, including possible default by the counterparty to the transaction, illiquidity and, to the extent the investment manager’s view as to certain market movements is incorrect, the risk that the use of the Derivatives could result in losses greater than if they had not been used. Use of put and call options could result in losses to a fund, force the sale or purchase of portfolio securities at inopportune times or for prices higher than (in the case of put options) or lower than (in the case of call options) current market values, or cause the fund to hold a security it might otherwise sell.

The use of futures and options transactions entails certain special risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related securities position of a fund could create the possibility that losses on the hedging instrument are greater than gains in the value of the fund’s position. In addition, futures and options markets could be illiquid in some circumstances and certain OTC options could have no markets. As a result, in certain markets, a fund might not be able to close out a transaction without incurring substantial losses. Although a fund’s use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time it will tend to limit any potential gain to the fund that might result from an increase in value of the position. There is also the risk of loss by a fund of margin deposits in the event of bankruptcy of a broker with whom the fund has an open position in a futures contract or option thereon. Finally, the daily variation margin requirements for futures contracts create a greater ongoing potential financial risk than would purchases of options, in which case the exposure is limited to the cost of the initial premium. However, because option premiums paid by a fund are small in relation to the market value of the investments underlying the options, buying options can result in large amounts of leverage. The leverage offered by trading in options could cause a fund’s net asset value to be subject to more frequent and wider fluctuation than would be the case if the fund did not invest in options.

As is the case with futures and options strategies, the effective use of swaps and related transactions by a fund may depend, among other things, on the fund’s ability to terminate the transactions at times when its investment manager deems it desirable to do so. To the extent a fund does not, or cannot, terminate such a transaction in a timely manner, the fund may suffer a loss in excess of any amounts that it may have received, or expected to receive, as a result of entering into the transaction.

Currency hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to a fund if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. Further, the risk exists that the perceived linkage between various currencies may not be present or may not be present during the particular time that the fund is engaging in proxy hedging. Currency transactions are also subject to risks different from those of other portfolio transactions. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be adversely affected by government exchange controls, limitations or restrictions on repatriation of currency, and manipulations or exchange restrictions imposed by governments. These forms of governmental actions can result in losses to a fund if it is unable to deliver or receive currency or monies in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure as well as incurring transaction costs. Buyers and sellers of currency futures contracts are subject to the same risks that apply to the use of futures contracts generally. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. Trading options on currency futures contracts is relatively new, and the ability to establish and close out positions on these options is subject to the maintenance of a liquid market that may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country’s economy.

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Because the amount of interest and/or principal payments which the issuer of indexed securities is obligated to make is linked to the prices of other securities, securities indices, currencies or other financial indicators, such payments may be significantly greater or less than payment obligations in respect of other types of debt securities. As a result, an investment in indexed securities may be considered speculative. Moreover, the performance of indexed securities depends to a great extent on the performance of and may be more volatile than the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the United States and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer’s creditworthiness deteriorates.

Losses resulting from the use of Derivatives will reduce a fund’s net asset value, and possibly income, and the losses can be greater than if Derivatives had not been used.

Risks of Derivatives Outside the United States. When conducted outside the United States, Derivatives transactions may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and will be subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities, currencies and other instruments. In addition, the price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time an order is placed and the time it is liquidated, offset or exercised. The value of positions taken as part of non-U.S. Derivatives also could be adversely affected by: (1) other complex foreign political, legal and economic factors, (2) lesser availability of data on which to make trading decisions than in the United States, (3) delays in a fund’s ability to act upon economic events occurring in foreign markets during nonbusiness hours in the United States, (4) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States and (5) lower trading volume and liquidity.

Use of Segregated and Other Special Accounts. Use of many Derivatives by the Fund will require, among other things, that the Fund segregate liquid assets with its custodian, or a designated sub-custodian, to the extent the Fund’s obligations are not otherwise “covered” through ownership of the underlying security, financial instrument or currency. In general, either the full amount of any obligation by the Fund to pay or deliver securities or assets must be covered at all times by the securities, instruments or currency required to be delivered, or, subject to any regulatory restrictions, an amount of liquid assets at least equal to the current amount of the obligation must be segregated with the custodian or subcustodian in accordance with established procedures. The segregated assets cannot be sold or transferred unless equivalent assets are substituted in their place or it is no longer necessary to segregate them. A call option on securities written by the Fund, for example, will require the Fund to hold the securities subject to the call (or securities convertible into the needed securities without additional consideration) or to segregate liquid high grade debt obligations sufficient to purchase and deliver the securities if the call is exercised. A call option sold by the Fund on an index will require the Fund to own portfolio securities that correlate with the index or to segregate liquid high grade debt obligations equal to the excess of the index value over the exercise price on a current basis. A put option on securities written by the Fund will require the Fund to segregate liquid high grade debt obligations equal to the exercise price. Except when the Fund enters into a forward contract in connection with the purchase or sale of a security denominated in a foreign currency or for other non-speculative purposes, which requires no segregation, a currency contract that obligates the Fund to buy or sell a foreign currency will generally require the Fund to hold an amount of that currency or liquid securities denominated in that currency equal to the Fund’s obligations or to segregate liquid high grade debt obligations equal to the amount of the Fund’s obligations.

OTC options entered into by the Fund, including those on securities, currency, financial instruments or indices, and OCC-issued and exchange-listed index options will generally provide for cash settlement, although the Fund will not be required to do so. As a result, when the Fund sells these instruments it will segregate an amount of assets equal to its obligations under the options. OCC-issued and exchange-listed options sold by the Fund other than those described above generally settle with physical delivery, and the Fund will segregate an amount of assets equal to the full value of the option. OTC options settling with physical delivery or with an election of either physical delivery or cash settlement will be treated the same as other options settling with physical delivery.

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In the case of a futures contract or an option on a futures contract, the Fund must deposit initial margin and, in some instances, daily variation margin in addition to segregating liquid assets sufficient to meet its obligations to purchase or provide securities or currencies, or to pay the amount owed at the expiration of an index-based futures contract. The Fund will accrue the net amount of the excess, if any, of its obligations relating to swaps over its entitlements with respect to each swap on a daily basis and will segregate with its custodian, or designated sub-custodian, an amount of liquid assets having an aggregate value equal to at least the accrued excess. Caps, floors and collars require segregation of liquid assets with a value equal to the Fund’s net obligation, if any.

Derivatives may be covered by means other than those described above when consistent with applicable regulatory policies. The Fund may also enter into offsetting transactions so that its combined position, coupled with any segregated assets, equals its net outstanding obligation in related Derivatives. The Fund could purchase a put option, for example, if the strike price of that option is the same or higher than the strike price of a put option sold by the Fund. Moreover, instead of segregating assets if it holds a futures contract or forward contract, the Fund could purchase a put option on the same futures contract or forward contract with a strike price as high or higher than the price of the contract held. Other Derivatives may also be offset in combinations. If the offsetting transaction terminates at the time of or after the primary transaction, no segregation is required, but if it terminates prior to that time, assets equal to any remaining obligation would need to be segregated.

Structured Instruments

Structured instruments generally consist of, but are not limited to, a trust or partnership through which a fund holds an interest in one or more underlying bonds or other debt obligations coupled with a conditional right to sell (“put”) a fund’s interest in the underlying bonds at par plus accrued interest to a financial institution (a “Liquidity Provider”). With respect to tax-exempt instruments, the instrument is typically structured as a trust or partnership which provides for pass-through tax-exempt income. Structured instruments include: (1) “Tender Option Bonds”, which are instruments which grant the holder thereof the right to put an underlying bond at par plus accrued interest at specified intervals to a Liquidity Provider; (2) “Swap Products”, in which the trust or partnership swaps the payments due on an underlying bond with a swap counterparty who agrees to pay a floating money market interest rate; and (3) “Partnerships”, which allocate to the partners income, expenses, capital gains and losses in accordance with a governing partnership agreement. Structured instruments may be considered to be derivatives.

Short-Term Investments

In anticipation of or in response to adverse market conditions, for cash management purposes, or for defensive purposes, the Fund may invest up to 100% of its total net assets in cash equivalents and short-term fixed-income securities. Short-term fixed income investments are defined to include, without limitation, the following:

(1) U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities. U.S. government agency securities include securities issued by (a) the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration and the Government National Mortgage Association, whose securities are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks, Federal Intermediate Credit Banks, and the Tennessee Valley Authority, whose securities are supported by the right of the agency to borrow from the U.S. Treasury; (c) the Federal National Mortgage Association, whose securities are supported by the discretionary authority of the U.S. government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, whose securities are supported only by its credit. While the U.S. government provides financial support to such U.S. government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. government, its agencies and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate.

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Certificates of Deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Under current FDIC regulations, the maximum insurance payable as to any one certificate of deposit is $100,000; therefore, certificates of deposit purchased by a fund may not be fully insured.

Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Investments in commercial paper will be limited to commercial paper rated in the highest categories by a major rating agency and which mature within one year of the date of purchase or carry a variable or floating rate of interest. Master demand notes are direct lending arrangements between a fund and a corporation. There is no secondary market for such notes. However, they are redeemable by the fund at any time. The investment manager will consider the financial condition of the corporation (e.g., earning power, cash flow, and other liquidity measures) and will continuously monitor the corporation’s ability to meet all of its financial obligations, because the fund’s liquidity might be impaired if the corporation were unable to pay principal and interest on demand.

Loans of Portfolio Securities

A fund may lend portfolio securities to brokers or dealers or other financial institutions. The procedure for the lending of securities will include the following features and conditions. The borrower of the securities will deposit cash or liquid securities with the fund in an amount equal to a minimum of 100% of the market value of the securities lent. The fund will invest the cash collateral in short-term debt securities or cash equivalents and earn the interest thereon. A negotiated portion of the income so earned may be paid to the borrower and/or the broker who arranged the loan. If the fund receives securities as collateral, the fund will receive a fee from the borrower. If the value of the collateral drops below the required minimum at any time, the borrower may be called upon to post additional collateral. If the additional collateral is not paid, the loan will be immediately due and the fund may use the collateral or its own cash to replace the securities by purchase in the open market charging any loss to the borrower. These will be “demand” loans and may be terminated by the fund at any time. The fund will receive any dividends and interest paid on the securities lent and the loans will be structured to assure that the fund will be able to exercise its voting rights on the securities.

Interest Rate Transactions

In order to reduce the interest rate risk, a fund may enter into interest rate swap or cap transactions.

Interest rate swaps involve a fund’s agreement with the swap counterparty to pay a fixed rate payment in exchange for the counterparty paying the fund a variable rate payment that is intended to approximate all or a portion of the fund’s variable rate interest payments on borrowings. The payment obligation would be based on the notional amount of the swap, which will not exceed the amount of the fund’s leverage. The fund will usually enter into swaps on a net basis; that is, the two payment streams will be netted out in a cash settlement on the payment date or dates specified in the instrument, with the fund receiving or paying, as the case may be, only the net amount of the two payments.

A fund may use interest rate caps, which would require it to pay a premium to the cap counterparty and would entitle it, to the extent that a specified variable rate index exceeds a predetermined fixed rate, to receive payment from the counterparty of the difference based on the notional amount.

The use of interest rate swaps and caps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. Depending on the state of interest rates in general, a fund’s use of interest rate instruments could enhance or harm the overall performance

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of its common stock. To the extent there is a decline in interest rates, the net amount receivable by a fund, if any, under the interest rate swap or cap could decline, and could thus result in a decline in the net asset value of its common stock. In addition, if short-term interest rates are lower than the fund’s fixed rate of payment on the interest rate swap, the swap will reduce common stock net earnings if the fund must make net payments to the counterparty. If, on the other hand, short-term interest rates are higher than the fixed rate of payment on the interest rate swap, the swap will enhance common stock net earnings if the fund receives net payments from the counterparty. Buying interest rate caps could enhance the performance of the common stock by providing a maximum leverage expense. Buying interest rate caps could also decrease the net earnings of the common stock in the event that the premium paid by the fund to the counterparty exceeds the additional interest on borrowings. The Fund has no current intention of entering into swaps or caps other than as described in this Statement of Additional Information. The Fund would not enter into interest rate swap or cap transactions in an aggregate notional amount that exceeds the outstanding amount of the Fund’s leverage.

Interest rate swaps and caps do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the fund is contractually obligated to make. If the counterparty defaults, the fund would not be able to use the anticipated net receipts under the swap or cap to offset the interest payments on borrowings. Depending on whether the fund would be entitled to receive net payments from the counterparty on the swap or cap, which in turn would depend on the general state of short-term interest rates at that point in time, such a default could negatively impact the performance of the common stock.

Although this will not guarantee that the counterparty does not default, the Fund will not enter into an interest rate swap or cap transaction with any counterparty that the Investment Manager believes does not have the financial resources to honor its obligation under the interest rate swap or cap transaction. Further, the Investment Manager will continually monitor the financial stability of a counterparty to an interest rate swap or cap transaction in an effort to proactively protect the Fund’s investments.

In addition, at the time the interest rate swap or cap transaction reaches its scheduled termination date, there is a risk that a fund will not be able to obtain a replacement transaction or that the terms of the replacement will not be as favorable as those of the expiring transaction. If this occurs, it could have a negative impact on the performance of its common stock.

A fund may choose or be required to prepay any borrowings. This redemption would likely result in the fund seeking to terminate early all or a portion of any swap or cap transaction. Such early termination of a swap could result in a termination payment by or to the fund. An early termination of a cap could result in a termination payment to the fund. There may also be penalties associated with early termination.

A fund may also purchase and sell futures contracts and options on futures contracts to hedge interest rate risk. See a discussion regarding derivatives in the “Investment Strategies” section in the Prospectus.

A fund’s ability to engage in interest rate transactions to hedge interest rate risk may be limited by tax considerations.

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MANAGEMENT OF THE FUND

Board of Directors

The overall management of the business and affairs of the Fund is vested in the Board of Directors. The Board of Directors is classified, with respect to the time for which Directors severally hold office, into three classes—Class I, Class II and Class III, with the Directors in each Class to hold office until their successors are elected and qualified. At each succeeding annual meeting of stockholders, the successors to the Class of Directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the later of the annual meeting of stockholders held in the third year following the year of their election or the election and qualification of their successors. The terms of office of Class I directors, Class II directors and Class III directors expire at the 2027, 2028 and 2026 Annual Meeting of Stockholders, respectively.

The Directors of the Fund, their ages, their principal occupations during the past five years (their titles may have varied during that period), the number of investment companies or portfolios in the Fund Complex that each Director oversees, and the other board memberships held by each Director is set forth below.

Name, Address(1) and Age	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Investment Companies in Fund Complex(2) Overseen by Trustee	Other Trustee Positions Held by Director During Past Five Years
INTERESTED DIRECTOR:
Jane E. Trust, CFA* Born 1962	Director, President and Chief Executive Officer	Since 2015 Class I	Senior Vice President, Fund Board Management, Franklin Templeton (since 2020); Officer and/or Trustee/Director of 114 funds associated with FTFA or its affiliates (since 2015); Trustee of Putnam Family of Funds consisting of 105 Portfolios; President and Chief Executive Officer of FTFA (since 2015); formerly, Senior Managing Director (2018 to 2020) and Managing Director (2016 to 2018) of Legg Mason & Co., LLC (“Legg Mason & Co.”); Senior Vice President of FTFA (2015)	114	None
NON-INTERESTED DIRECTORS:
Robert D. Agdern Birth year: 1950	Director and Member of Nominating, Audit, Compensation and Pricing and Valuation Committees, and Compliance Liaison	Since 2015 Class III	Member of the Advisory Committee of the Dispute Resolution Research Center at the Kellogg Graduate School of Business, Northwestern University (2002 to 2016); formerly, Deputy General Counsel responsible for western hemisphere matters for BP PLC (1999 to 2001); Associate General Counsel at Amoco Corporation responsible for corporate, chemical, and refining and marketing matters and special assignments (1993 to 1998) (Amoco merged with British Petroleum in 1998 forming BP PLC)	21	None

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Name, Address(1) and Age	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Investment Companies in Fund Complex(2) Overseen by Trustee	Other Trustee Positions Held by Director During Past Five Years
Carol L. Colman Birth year: 1946	Director and Member of Nominating, Audit and Compensation Committees, and Chair of Pricing and Valuation and Committee	Since 2007 Class I	President, Colman Consulting Co.	21	None
Anthony Grillo** Birth year: 1955	Director and Member of Nominating, Audit, Compensation and Pricing and Valuation Committees	Since 2024 Class I	Retired; Founder, Managing Director and Partner of American Securities Opportunity Funds (private equity and credit firm) (2006 to 2018); formerly, Senior Managing Director of Evercore Partners Inc. (investment banking) (2001 to 2004); Senior Managing Director of Joseph Littlejohn & Levy, Inc. (private equity firm) (1999 to 2001); Senior Managing Director of The Blackstone Group L.P. (private equity and credit firm) (1991 to 1999)	21	Director of Littelfuse, Inc. (electronics manufacturing) (since 1991); formerly, Director of Oaktree Acquisition Corp. II (2020 to 2022); Director of Oaktree Acquisition Corp. (2019 to 2021)
Eileen A. Kamerick Birth year: 1958	Chair and Member of Nominating, Compensation, Pricing and Valuation and Audit Committees	Since 2013 Class III	Chief Executive Officer, The Governance Partners, LLC (consulting firm) (since 2015); National Association of Corporate Directors Board Leadership Fellow (since 2016, with Directorship Certification since 2019) and NACD 2022 Directorship 100 honoree; Adjunct Professor, Georgetown University Law Center (since 2021); Adjunct Professor, The University of Chicago Law School (since 2018); Adjunct Professor, University of Iowa College of Law (since 2007); formerly, Chief Financial Officer, Press Ganey Associates (health care informatics company) (2012 to 2014); Managing Director and Chief Financial Officer, Houlihan Lokey (international investment bank) and President, Houlihan Lokey Foundation (2010 to 2012)	21	Director, VALIC Company I (since October 2022); Director of ACV Auctions Inc. (since 2021); Director of Associated Banc-Corp (financial services company) (since 2007); formerly, Director of Hochschild Mining plc (precious metals company) (2016 to 2023); formerly, Trustee of AIG Funds and Anchor Series Trust (2018 to 2021)

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Name, Address(1) and Age	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Investment Companies in Fund Complex(2) Overseen by Trustee	Other Trustee Positions Held by Director During Past Five Years
Nisha Kumar Birth year: 1970	Director and Member of Nominating, Compensation and Pricing and Valuation Committees, and Chair of Audit Committee	Since 2019 Class II	Formerly, Managing Director and the Chief Financial Officer and Chief Compliance Officer of Greenbriar Equity Group, LP (2011-2021); formerly, Chief Financial Officer and Chief Administrative Officer of Rent the Runway, Inc. (2011); Executive Vice President and Chief Financial Officer of AOL LLC, a subsidiary of Time Warner Inc. (2007 to 2009). Member of the Council on Foreign Relations	21

Director of Stonepeak-Plus Infrastructure Fund LP (since 2025);

Director of Birkenstock Holding plc (since 2023); Director of The

India Fund, Inc. (since 2016); formerly, Director of Aberdeen

Income Credit Strategies Fund (2017 to 2018); and Director of

The Asia Tigers Fund, Inc. (2016 to 2018)

Peter Mason** Birth year: 1959	Director and Member of Nominating, Audit and Pricing and Valuation Committees, and Chair of Compensation Committee	Since 2024 Class III	Arbitrator and Mediator (self-employed) (since 2021); formerly, Global General Counsel of UNICEF (intergovernmental organization) (1998-2021)	21	Chairman of University of Sydney USA Foundation (since 2020); Director of the Radio Workshop US, Inc. (since 2023)
Hillary A. Sale** Birth year: 1961	Director and Member of Audit, Compensation and Pricing and Valuation Committees, and Chair of Nominating Committee	Since 2024 Class II	Agnes Williams Sesquicentennial Professor of Leadership and Corporate Governance, Georgetown Law Center; and Professor of Management, McDonough School of Business (since 2018); formerly, Associate Dean for Strategy, Georgetown Law Center (2020-2023); National Association of Corporate Directors Board Faculty Member (since 2021); formerly, a Member of the Board of Governors of FINRA (2016-2022)	21

Director of CBOE U.S. Securities Exchanges, CBOE Futures Exchange, and

CBOE SEF, Director (Since 2022); Advisory Board Member of Foundation Press (academic book publisher) (since 2019); Chair of DirectWomen Board Institute (since 2019); formerly, Member of DirectWomen (nonprofit) (2007-2022)

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*	Ms. Trust is an “interested person” as defined in the 1940 Act because she is an officer of FTFA and certain of its affiliates.
**	Effective November 15, 2024, Ms. Sale and Messrs. Grillo and Mason became Trustees of the Fund.
(1)	Unless otherwise indicated, the business address of the persons listed above is c/o Chair of the Fund, Franklin Templeton, One Madison Avenue, 17th Floor, New York, NY 10010.
(2)	The term “Fund Complex” means two or more registered investment companies that:
(a)	hold themselves out to investors as related companies for purposes of investment and investor services; or
(b)	have a common investment adviser or that have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

Each of the Directors has served as a director of the Fund as indicated in the table above. The Directors were selected to join the Board based upon the following as to each Board Member: his or her character and integrity; such person’s service as a board member of other funds in the Franklin Templeton Fund Complex; such person’s willingness to serve and willingness and ability to commit the time necessary to perform the duties of a Director; as to each Director other than Ms. Trust, his or her status as not being an “interested person” as defined in the 1940 Act; and, as to Ms. Trust, her role with Franklin Templeton. No factor, by itself, was controlling.

In addition to the information provided in the table included above, each Director possesses the following attributes: Mr. Agdern, experience in business and as a legal professional; Ms. Colman, experience as a consultant and investment professional; Mr. Grillo, experience as a managing director of a private equity and credit firm and experience in investment banking; Ms. Kamerick, experience in business and finance, including financial reporting, and experience as a board member of a highly regulated financial services company; Ms. Kumar, financial and accounting experience as the chief financial officer of other companies and experience as a board member of private equity funds; Mr. Mason, legal and managerial experience; Ms. Sale, experience as a college professor and experience as a board member for financial and corporate institutions; and Ms. Trust, investment management and risk oversight experience as an executive and portfolio manager and leadership roles within Franklin Templeton and affiliated entities. References to the qualifications, attributes and skills of the Directors are pursuant to requirements of the Securities and Exchange Commission, do not constitute holding out of the Board or any Director as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Responsibilities of the Board of Directors

The Board of Directors is responsible under Maryland law for overseeing generally the management and operations of the Fund. The Directors oversee the Fund’s operations by, among other things, meeting at the Board of Directors’ regularly scheduled meetings and as otherwise needed with the Fund’s management and evaluating the performance of the Fund’s service providers including FTFA, Western Asset, the custodian and the transfer agent. As part of this process, the Directors consult with the Fund’s independent auditors and with their own separate independent counsel.

The Directors review the Fund’s financial statements, performance, net asset value and market price and the relationship between them, as well as the quality of the services being provided to the Fund. As part of this process, the Directors review the Fund’s fees and expenses in light of the nature, quality and scope of the services being received while also seeking to ensure that the Fund continues to have access to high quality services in the future.

The Board of Directors has four regularly scheduled meetings each year, and additional meetings may be scheduled as needed. In addition, the Board has a standing Audit Committee, Corporate Governance and Nominating Committee (the “Nominating Committee”), Compensation Committee and Pricing and Valuation Committee that meet periodically and whose responsibilities are described below.

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During the fiscal year ended October 31, 2024, the Board of Directors held four regular meetings. Each Director attended at least 75% of the aggregate number of meetings of the Board and the committees for which he or she was serving during the period in which he or she served. The Fund does not have a formal policy regarding attendance by Directors at annual meetings of stockholders.

Each of the Audit Committee, the Nominating Committee, Compensation Committee and Pricing and Valuation Committee is composed of all Directors who have been determined not to be “interested persons” of the Fund, FTFA, Western Asset or their affiliates, within the meaning of the 1940 Act, and who are “independent” as defined in the New York Stock Exchange listing standards (“Independent Directors”), and is chaired by an Independent Director. The Board in its discretion from time to time may establish ad hoc committees.

The Board of Directors is currently comprised of eight directors, seven of whom are Independent Directors. Eileen Kamerick serves as Chair of the Board. Ms. Kamerick is an Independent Director. The appointment of Ms. Kamerick as Chair reflects the Board’s belief that her experience in business and finance, including financial reporting, and experience as a board member of a highly regulated financial services company, facilitates the efficient development of meeting agendas that address the Fund’s business, legal and other needs and the orderly conduct of board meetings. The Chair develops agendas for Board meetings and presides at all meetings of the Board. The Chair also leads executive sessions of the Independent Directors, serves as a spokesperson for the Independent Directors and serves as a liaison between the Independent Directors and the Fund’s management between Board meetings. The Independent Directors regularly meet outside the presence of management and are advised by independent legal counsel. The Board also has determined that its leadership structure, as described above, is appropriate in light of the size and complexity of the Fund, the number of Independent Directors (who constitute a super-majority of the Board’s membership) and the Board’s general oversight responsibility. The Board also believes that its leadership structure not only facilitates the orderly and efficient flow of information to the Independent Directors from management, including Western Asset, the Fund’s subadviser, but also enhances the independent and orderly exercise of its responsibilities.

Audit Committee

The Fund’s Audit Committee is composed entirely of all of the Independent Directors: Mses. Colman, Kamerick, Kumar and Sale and Messrs. Agdern, Grillo and Mason. Ms. Kumar serves as the Chair of the Audit Committee and has been determined by the Board to be an “audit committee financial expert.” The principal functions of the Audit Committee are: to (a) assist Board oversight of (i) the integrity of the Fund’s financial reporting, (ii) the Fund’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Fund’s independent registered public accountants and (iv) the performance of the Fund’s internal audit function and independent registered public accountants; (b) approve, and recommend to the Independent Board Members (as such term is defined in the Audit Committee Charter) for their ratification, the selection, appointment, retention or termination of the Fund’s independent registered public accounting firm, as well as approving the compensation thereof; (c) approve all audit and permissible non-audit services provided to the Fund and certain other persons by the Fund’s independent registered public accounting firm; and (d) prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Fund’s annual Proxy Statement. The Audit Committee met five times during the fiscal year ended October 31, 2024. The Audit Committee operates under a written charter adopted and approved by the Board, a copy of which is available on the Fund’s website at http://www.franklintempleton.com/investments/options/closed-end-funds after clicking on the name of the Fund.

Nominating Committee

The Fund’s Nominating Committee, the principal function of which is to select and nominate candidates for election as Directors of the Fund, is composed of all of the Independent Directors: Mses. Colman, Kamerick, Kumar and Sale and Messrs. Agdern, Grillo and Mason. Ms. Sale serves as the Chair of the Nominating

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Committee. The Nominating Committee may consider nominees recommended by the stockholder as it deems appropriate. Stockholders who wish to recommend a nominee should send recommendations to the Fund’s Secretary that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors. A recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The Nominating Committee met seven times during the fiscal year ended October 31, 2024. The Nominating Committee operates under a written charter adopted and approved by the Board, a copy of which is available on the Fund’s website at http://www.franklintempleton.com/investments/options/closed-end-funds after clicking on the name of the Fund.

The Nominating Committee identifies potential nominees through its network of contacts, and in its discretion may also engage a professional search firm. The Nominating Committee meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote. The Nominating Committee has not established specific qualities or skills that it regards as necessary for one or more of the Fund’s Directors to possess (other than any qualities or skills that may be required by applicable law, regulation or listing standard). However, as set forth in the Nominating Committee Charter, in evaluating a person as a potential nominee to serve as a Director of the Fund, the Nominating Committee may consider the following factors, among any others it may deem relevant:

•	whether or not the person is an “interested person” as defined in the 1940 Act and whether the person is otherwise qualified under applicable laws and regulations to serve as a Director of the Fund;

•

whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Fund management, the investment manager of the Fund, Fund service providers or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related mutual fund complexes;

•	whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Director of the Fund;

•

the contribution which the person can make to the Board and the Fund (or, if the person has previously served as a Director of the Fund, the contribution which the person made to the Board during his or her previous term of service), with consideration being given to the person’s business and professional experience, education and such other factors as the Committee may consider relevant;

•	the character and integrity of the person; and

•	whether or not the selection and nomination of the person would be consistent with the requirements of the Fund’s retirement policies.

The Nominating Committee does not have a formal diversity policy with regard to the consideration of diversity in identifying potential director nominees but may consider diversity of professional experience, education and skills when evaluating potential nominees for Board membership.

Pricing and Valuation Committee

The Fund’s Pricing and Valuation Committee is composed of all of the Independent Directors. The members of the Pricing and Valuation Committee are Mses. Colman, Kamerick, Kumar and Sale and Messrs. Agdern, Grillo and Mason. Ms. Colman serves as Chair of the Fund’s Pricing and Valuation Committee. The principal function of the Pricing and Valuation Committee is to assist the Board with its oversight of the process for valuing portfolio securities in light of applicable law, regulatory guidance and applicable policies and procedures adopted by the Fund. The Pricing and Valuation Committee met four times during the fiscal year ended October 31, 2024.

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Compensation Committee

The Fund’s Compensation Committee is composed entirely of all of the Independent Directors. The members of the Compensation Committee are Mses. Colman, Kamerick, Kumar and Sale and Messrs. Agdern, Grillo and Mason. Mr. Mason serves as Chair of the Fund’s Compensation Committee. The principal function of the Compensation Committee is to recommend the appropriate compensation of the Independent Directors for their service on the Board and the committees of the Board. The Compensation Committee met once during the fiscal year ended October 31, 2024. The Compensation Committee operates under a written charter adopted and approved by the Board, a copy of which is available on the Fund’s website at http://www.franklintempleton.com/investments/options/closed-end-funds after clicking on the name of the Fund.

Risk Oversight

The Board’s role in risk oversight of the Fund reflects its responsibility under Maryland law to oversee generally, rather than to manage, the operations of the Fund. In line with this oversight responsibility, the Board receives reports and makes inquiry at its regular meetings and as needed regarding the nature and extent of significant Fund risks (including investment, compliance and valuation risks) that potentially could have a materially adverse impact on the business operations, investment performance or reputation of the Fund, but relies upon the Fund’s management (including the Fund’s portfolio managers) and Chief Compliance Officer, who reports directly to the Board, and the Investment Manager to assist it in identifying and understanding the nature and extent of such risks and determining whether, and to what extent, such risks may be eliminated or mitigated. In addition to reports and other information received from Fund management and the Investment Manager regarding the Fund’s investment program and activities, the Board as part of its risk oversight efforts meets at its regular meetings and as needed with the Fund’s Chief Compliance Officer to discuss, among other things, risk issues and issues regarding the policies, procedures and controls of the Fund. The Board may be assisted in performing aspects of its role in risk oversight by the Audit Committee and such other standing or special committees as may be established from time to time by the Board. For example, the Audit Committee of the Board regularly meets with the Fund’s independent public accounting firm to review, among other things, reports on the Fund’s internal controls for financial reporting.

The Board believes that not all risks that may affect the Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, reports received by the Directors as to risk management matters are typically summaries of relevant information and may be inaccurate or incomplete. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to substantial limitations.

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Security Ownership of Management

The following table provides information concerning the dollar range of equity securities owned beneficially by each Director and nominee for election as Director as of December 31, 2024.

Name of Director	Dollar Range of Equity Securities in the Fund ($)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by the Director in the Family of Investment Companies(1) ($)
Non-Interested Directors:
Robert D. Agdern	A	D
Carol L. Colman	A	E
Anthony Grillo*	A	A
Eileen Kamerick	A	E
Nisha Kumar	A	E
Peter Mason*	A	A
Hillary Sale*	A	A
Interested Director:
Jane Trust	A	E

Key: A: none, B: $1-$10,000, C: $10,001-$50,000, D: $50,001-$100,000, E: over $100,000.

*	Effective November 15, 2024, Ms. Sale and Messrs. Grillo and Mason became Directors of the Fund.
(1)

The term “family of investment companies” means any two or more registered investment companies that share the same investment adviser or principal underwriter or hold themselves out to investors as related companies for purposes of investment and investor services.

At December 31, 2024, the nominees, Directors and officers of the Fund as a group beneficially owned less than 1% of the outstanding shares of the Fund’s Common Stock.

No Director or nominee for election as Director who is not an “interested person” of the Fund as defined in the 1940 Act, nor any immediate family members, to the best of the Fund’s knowledge, had any interest in the Fund’s investment adviser, or any person or entity (other than the Fund) directly or indirectly controlling, controlled by, or under common control with Franklin Templeton as of December 31, 2024.

Director Compensation

Under the federal securities laws, and in connection with an annual stockholder meeting, the Fund is required to provide to stockholders information regarding compensation paid to the Directors by the Fund, as well as by the various other investment companies advised by FTFA. The following table provides information concerning the compensation paid to each Director by the Fund during the fiscal year ended October 31, 2024 and the total compensation paid to each Director during the calendar year ended December 31, 2024. The Directors listed below are members of the Fund’s Audit, Nominating, Compensation and Pricing and Valuation Committees, as well as committees of the boards of certain other investment companies advised by FTFA. Accordingly, the amounts provided in the table include compensation for service on all such committees. The Fund does not provide any pension or retirement benefits to Directors. In addition, no remuneration was paid

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during the fiscal year ended October 31, 2024 by the Fund to Ms. Trust who is an “interested person” as defined in the 1940 Act.

Name of Director	Aggregate Compensation from the Fund for Fiscal Year Ended 10/31/24	Total Compensation from the Fund and Fund Complex(1) for Calendar Year Ended 12/31/2024
Non-Interested Directors:(2)
Robert D. Agdern	$8,045	$466,000
Carol L. Colman	$8,167	$371,000
Daniel P. Cronin*	$8,045	$366,000
Paolo M. Cucchi*	$8,045	$366,000
Anthony Grillo**	$0	$32,989
Eileen A. Kamerick	$9,024	$506,000
Nisha Kumar	$8,534	$486,000
Peter Mason**	$0	$32,989
Hillary A. Sale**	$0	$32,989

*	Messrs. Cronin and Cucchi resigned from the Board effective December 31, 2024.
**	Effective November 15, 2024, Ms. Sale and Messrs. Grillo and Mason became Directors of the Fund.
(1)

“Fund Complex” means two or more Funds (a registrant or, where the registrant is a series company, a separate portfolio of the registrant) that hold themselves out to investors as related companies for purposes of investment and investor services or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other Funds.

(2)	Each Non-Interested Director currently holds 21 investment company directorships within this Fund Complex.

Officers of the Fund

The Fund’s executive officers are elected each year at a regular meeting of the Board to hold office until their respective successors are duly elected and qualified. Officers of the Fund receive no compensation from the Fund, although they may be reimbursed by the Fund for reasonable out-of-pocket travel expenses for attending Board meetings. In addition to Ms. Trust, the Fund’s CEO and President, the executive officers of the Fund currently are:

Name, Address and Age	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Fred Jensen Franklin Templeton One Madison Avenue, 17th Floor New York, NY 10010 Birth Year: 1963	Chief Compliance Officer	Since 2020	Director—Global Compliance of Franklin Templeton (since 2020); Managing Director of Legg Mason & Co. (2006 to 2020); Director of Compliance, Legg Mason Office of the Chief Compliance Officer (2006 to 2020); formerly, Chief Compliance Officer of Legg Mason Global Asset Allocation (prior to 2014); Chief Compliance Officer of Legg Mason Private Portfolio Group (prior to 2013); formerly, Chief Compliance Officer of The Reserve Funds (investment adviser, funds and broker-dealer) (2004) and Ambac Financial Group (investment adviser, funds and broker-dealer) (2000 to 2003).

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Name, Address and Age	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Marc A. De Oliveira Franklin Templeton 100 First Stamford Place Stamford, CT 06902 Birth year: 1971	Secretary and Chief Legal Officer	Since 2023	Associate General Counsel of Franklin Templeton (since 2020); Secretary and Chief Legal Officer of certain funds associated with Legg Mason & Co. or its affiliates (since 2020); Assistant Secretary of certain funds associated with Legg Mason & Co. or its affiliates (since 2006); formerly, Managing Director (2016 to 2020) and Associate General Counsel of Legg Mason & Co. (2005 to 2020).

Thomas C. Mandia Franklin Templeton 100 First Stamford Place Stamford, CT 06902 Birth Year: 1962	Senior Vice President	Since 2022	Senior Associate General Counsel of Franklin Templeton (since 2020); Secretary of FTFA (since 2006); Secretary of LM Asset Services, LLC (“LMAS”) (since 2002) and Legg Mason Fund Asset Management, Inc. (“LMFAM”) (since 2013) (formerly registered investment advisers); formerly, Managing Director and Deputy General Counsel of Legg Mason & Co. (2005 to 2020) and Assistant Secretary of certain funds in the fund complex (2006 to 2022)

Jeanne M. Kelly Franklin Templeton One Madison Avenue, 17th Floor New York, NY 10010 Birth Year: 1951	Senior Vice President	Since 2009	U.S. Fund Board Team Manager, Franklin Templeton (since 2020); Senior Vice President of certain funds associated with Legg Mason & Co. or its affiliates (since 2007); Senior Vice President of the Investment Manager (since 2006); President and Chief Executive Officer of LMAS and LMFAM (since 2015); formerly, Managing Director of Legg Mason & Co. (since 2005 to 2020); Senior Vice President of LMFAM (2013 to 2015)

Christopher Berarducci Franklin Templeton One Madison Avenue, 17th Floor New York, NY 10010 Birth year: 1974	Treasurer and Principal Financial Officer	Since 2019	Vice President, Fund Administration and Reporting, Franklin Templeton (since 2020); Treasurer (since 2010) and Principal Financial Officer (since 2019) of certain funds associated with Legg Mason & Co. or its affiliates; formerly, Managing Director (2020), Director (2015 to 2020), and Vice President (2011 to 2015) of Legg Mason & Co.

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INVESTMENT MANAGER

Investment Manager and Subadviser

The Fund retains FTFA to act as its investment manager. FTFA is a wholly-owned subsidiary of Franklin Templeton. FTFA serves as the investment manager to numerous individuals and institutions and other investment companies. The investment management agreement (the “Management Agreement”) between FTFA and the Fund provides that FTFA will manage the operations of the Fund, subject to the supervision, direction and approval of the Fund’s Board of Directors and the objective and the policies stated in the Prospectus and this Statement of Additional Information.

Pursuant to the Management Agreement, FTFA manages the Fund’s investment portfolio, directs purchases and sales of portfolio securities and reports thereon to the Fund’s officers and Directors regularly. FTFA also provides the office space, facilities, equipment and personnel necessary to perform the following services for the Fund: SEC compliance, including record keeping, reporting requirements and registration statements and proxies; supervision of Fund operations, including coordination of functions of the transfer agent, custodian, accountants, counsel and other parties performing services or operational functions for the Fund; and certain administrative and clerical services, including certain accounting services and maintenance of certain books and records.

Advisory Fee.

	Fiscal Year or Period Ended October 31,
	2024	2023	2022	2021	2020	2019
The Fund paid FTFA approximate fees of	$867,839	$848,143	$893,595	$963,950	$935,455	$936,974

Pursuant to a subadvisory agreement (the “Subadvisory Agreement”), subject to the supervision and direction of the Fund’s Board and FTFA, Western Asset will manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, make investment decisions for the Fund, place orders to purchase and sell securities, and employ professional portfolio managers and securities analysts who provide research services to the Fund. Western Asset is a wholly-owned subsidiary of Franklin Templeton. Investment decisions for the Fund are made independently from those of other funds or accounts managed by Western Asset. Such other funds or accounts may also invest in the same securities as the Fund. If those funds or accounts are prepared to invest in, or desire to dispose of, the same security at the same time as the Fund, however, transactions in such securities will be made, insofar as feasible, for the respective funds and accounts in a manner deemed equitable to all. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by the Fund or the price paid or received by the Fund. In addition, because of different investment objectives, a particular security may be purchased for one or more funds or accounts when one or more funds or accounts are selling the same security.

Each of the Management Agreement and the Subadvisory Agreement had an initial term of two years and continues in effect from year to year thereafter if such continuance is specifically approved at least annually by the Fund’s Board or by a majority of the outstanding voting securities of the Fund, and in either event, by a majority of the disinterested Directors of the Board with such disinterested Directors casting votes in person at a meeting called for such purpose. The Board of Directors or the holders of a majority of the Fund’s shares may terminate the Management Agreement on 60 days’ written notice without penalty and FTFA may terminate the agreement on 90 days’ written notice without penalty. The Management Agreement terminates automatically in the event of an assignment (as defined in the 1940 Act). The Subadvisory Agreement may be terminated without penalty by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days’ nor less than 30 days’ written notice by Western Asset, upon not less than 90 days’ written notice to the Fund and FTFA, and will be terminated upon the mutual written consent of FTFA and Western Asset. The Subadvisory Agreement terminates automatically in the event of an assignment (as defined in the 1940 Act).

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Under the terms of the Management Agreement and the Subadvisory Agreement, neither FTFA or Western Asset, respectively, will be liable for losses or damages incurred by the Fund, unless such losses or damages are attributable to the willful misfeasance, bad faith or gross negligence on the part of FTFA or Western Asset, as the case may be, or from reckless disregard by them of their obligations and duties under the relevant agreement.

Codes of Ethics

Pursuant to Rule 17j-1 under the 1940 Act, the Fund, FTFA and Western Asset have each adopted codes of ethics that permit their respective personnel to invest in securities for their own accounts, including securities that may be purchased or held by a Fund. All personnel must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All personal securities transactions by employees must adhere to the requirements of the codes and must be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of an employee’s position of trust and responsibility.

When personnel covered by the Fund’s Code of Ethics are employed by more than one of the managers affiliated with Franklin Templeton, those employees may be subject to such affiliate’s Code of Ethics adopted pursuant to Rule 17j-1, rather than the Fund’s Code of Ethics.

Copies of the Codes of Ethics of the Fund, FTFA and Western Asset are on file with the SEC. These Codes of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information relating to the Public Reference Room may be obtained by calling the SEC at (202) 551-8090. Such materials are also available on EDGAR on the SEC’s website (http://www.sec.gov). You may also e-mail requests for these documents to publicinfo@sec.gov, or make a request in writing to the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102.

Proxy Voting Policies

Although individual Directors may not agree with particular policies or votes by FTFA or Western Asset, the Fund’s Board of Directors has delegated proxy voting discretion to FTFA and/or Western Asset, believing that FTFA and/or Western Asset should be responsible for voting because it is a matter relating to the investment decision making process.

FTFA delegates the responsibility for voting proxies for the Fund to Western Asset through its contract with Western Asset. Western Asset will use its own proxy voting policies and procedures to vote proxies. Accordingly, FTFA does not expect to have proxy voting responsibility for the Fund. Should FTFA become responsible for voting proxies for any reason, such as the inability of Western Asset to provide investment advisory services, FTFA shall utilize the proxy voting guidelines established by the most recent subadviser to vote proxies until a new subadviser is retained. In the case of a material conflict between the interests of FTFA (or its affiliates if such conflict is known to persons responsible for voting at FTFA) and the Fund, the Board of Directors of FTFA shall consider how to address the conflict and/or how to vote the proxies. FTFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations, to the extent that FTFA votes proxies. FTFA shall be responsible for gathering relevant documents and records related to proxy voting from Western Asset and providing them to the Fund as required for the Fund to comply with applicable rules under the 1940 Act.

FTFA’s proxy voting policy governs in determining how proxies relating to the Fund’s portfolio securities are voted and is attached as Appendix B hereto. Western Asset’s proxy voting policy is attached as Appendix C hereto. Information regarding how the Fund voted proxies (if any) relating to portfolio securities during the most recent 12-month period ended October 31, 2024 will be available without charge (1) by calling 888-425-6432, (2) on the Fund’s website at http://www.franklintempleton.com/investments/options/closed-end-funds and (3) on the SEC’s website at http://www.sec.gov on Form N-PX.

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PORTFOLIO MANAGERS

Unless otherwise indicated, the information below is provided as of the date of this SAI.

The table below identifies the number of accounts (other than the Fund) for which the Fund’s portfolio managers have day-to-day management responsibilities and the total assets in such accounts, within each of the following categories, as of October 31, 2024: registered investment companies, other pooled investment vehicles and other accounts. For each category, the number of accounts and total assets in the accounts where fees are based on performance is also indicated.

Name of Portfolio Manager	Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
Michael Buchanan‡	Other Registered Investment Companies	73	$94.77 billion	None	None
	Other Pooled Vehicles	253	$60.24 billion	21	$2.56 billion
	Other Accounts	522	$159.71 billion	17	$9.83 billion

David T. Fare‡	Other Registered Investment Companies	16	$9.68 billion	None	None
	Other Pooled Vehicles	3	$3.18 billion	None	None
	Other Accounts	14	$4.19 billion	None	None

Robert Amodeo‡	Other Registered Investment Companies	17	$9.94 billion	None	None
	Other Pooled Vehicles	3	$3.18 billion	None	None
	Other Accounts	20	$7.09 billion	None	None

John Mooney	Other Registered Investment Companies	16	$8.88 billion	None	None
	Other Pooled Vehicles	3	$3.18 billion	None	None
	Other Accounts	20	$7.09 billion	None	None

Ryan Brist‡	Other Registered Investment Companies	29	$13.57 billion	None	None
	Other Pooled Vehicles	25	$14.62 billion	None	None
	Other Accounts	156	$65.80 billion	5	$1.37 billion

‡

The numbers above reflect the overall number of portfolios managed by employees of Western Asset. Mr. Buchanan is involved in the management of all the Firm’s portfolios, but not solely responsible for particular portfolios. Western Asset’s investment discipline emphasizes a team approach that combines the efforts of groups of specialists working in different market sectors. They are responsible for overseeing implementation of Western Asset’s overall investment ideas and coordinating the work of the various sector teams. This structure ensures that client portfolios benefit from a consensus that draws on the expertise of all team members.

Investment Professional Compensation

Investment Professional Compensation Structure

With respect to the compensation of the Fund’s investment professionals, the Subadviser’s compensation system assigns each employee a total compensation range, which is derived from annual market surveys that benchmark each role with its job function and peer universe. This method is designed to reward employees with

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total compensation reflective of the external market value of their skills, experience and ability to produce desired results. Standard compensation includes competitive base salaries, generous employee benefits and a retirement plan.

In addition, the Subadviser’s employees are eligible for bonuses. These are structured to closely align the interests of employees with those of the Subadviser, and are determined by the professional’s job function and pre-tax performance as measured by a formal review process. All bonuses are completely discretionary. The principal factor considered is an investment professional’s investment performance versus appropriate peer groups and benchmarks (e.g., a securities index and with respect to the Fund, the benchmark set forth in the Fund’s Prospectus to which the Fund’s average annual total returns are compared or, if none, the benchmark set forth in the Fund’s annual report). Performance is reviewed on a 1, 3 and 5 year basis for compensation—with 3 and 5 years having a larger emphasis. The Subadviser may also measure an investment professional’s pre-tax investment performance against other benchmarks, as it determines appropriate. Because investment professionals are generally responsible for multiple accounts (including the Fund) with similar investment strategies, they are generally compensated on the performance of the aggregate group of similar accounts, rather than a specific account. Other factors that may be considered when making bonus decisions include client service, business development, length of service to the Subadviser, management or supervisory responsibilities, contributions to developing business strategy and overall contributions to the Subadviser’s business.

Finally, in order to attract and retain top talent, all investment professionals are eligible for additional incentives in recognition of outstanding performance. These are determined based upon the factors described above and include long-term incentives that vest over a set period of time past the award date.

Conflicts of Interest

The Subadviser has adopted compliance policies and procedures to address a wide range of potential conflicts of interest that could directly impact client portfolios. For example, potential conflicts of interest may arise in connection with the management of multiple portfolios (including portfolios managed in a personal capacity). These could include potential conflicts of interest related to the knowledge and timing of a portfolio’s trades, investment opportunities and broker selection. Portfolio managers are privy to the size, timing, and possible market impact of a portfolio’s trades.

It is possible that an investment opportunity may be suitable for both a portfolio and other accounts managed by a portfolio manager, but may not be available in sufficient quantities for both the portfolio and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by a portfolio and another account. A conflict may arise where the portfolio manager may have an incentive to treat an account preferentially as compared to a portfolio because the account pays a performance-based fee or the portfolio manager, the Subadviser or an affiliate has an interest in the account. The Subadviser has adopted procedures for allocation of portfolio transactions and investment opportunities across multiple client accounts on a fair and equitable basis over time. Eligible accounts that can participate in a trade generally share the same price on a pro-rata allocation basis, taking into account differences based on factors such as cash availability, investment restrictions and guidelines, and portfolio composition versus strategy.

With respect to securities transactions, the Subadviser determines which broker or dealer to use to execute each order, consistent with their duty to seek best execution of the transaction. However, with respect to certain other accounts (such as pooled investment vehicles that are not registered investment companies and other accounts managed for organizations and individuals), the Subadviser may be limited by the client with respect to the selection of brokers or dealers or may be instructed to direct trades through a particular broker or dealer. In these cases, trades for a portfolio in a particular security may be placed separately from, rather than aggregated with, such other accounts. Having separate transactions with respect to a security may temporarily affect the market price of the security or the execution of the transaction, or both, to the possible detriment of a portfolio or the other account(s) involved. Additionally, the management of multiple portfolios and/or other accounts may

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result in a portfolio manager devoting unequal time and attention to the management of each portfolio and/or other account. The Subadviser’s team approach to portfolio management and block trading approach seeks to limit this potential risk.

The Subadviser also maintains a gift and entertainment policy to address the potential for a business contact to give gifts or host entertainment events that may influence the business judgment of an employee. Employees are permitted to retain gifts of only a nominal value and are required to make reimbursement for entertainment events above a certain value. All gifts (except those of a de minimis value) and entertainment events that are given or sponsored by a business contact are required to be reported in a gift and entertainment log which is reviewed on a regular basis for possible issues.

Employees of the Subadviser have access to transactions and holdings information regarding client accounts and the Subadviser’s overall trading activities. This information represents a potential conflict of interest because employees may take advantage of this information as they trade in their personal accounts. Accordingly, the Subadviser maintains a Code of Ethics that is compliant with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act to address personal trading. In addition, the Code of Ethics seeks to establish broader principles of good conduct and fiduciary responsibility in all aspects of the Subadviser’s business. The Code of Ethics is administered by the Legal and Compliance Department and monitored through the Subadviser’s compliance monitoring program.

The Subadviser may also face other potential conflicts of interest with respect to managing client assets, and the description above is not a complete description of every conflict of interest that could be deemed to exist. The Subadviser also maintains a compliance monitoring program and engages independent auditors to conduct a SOC1/ISAE 3402 audit on an annual basis. These steps help to ensure that potential conflicts of interest have been addressed.

Portfolio Manager Securities Ownership

The portfolio managers held the following amounts of securities of the Fund as of October 31, 2024.

Portfolio Manager	Dollar Range of Securities Beneficially Owned ($)
Michael Buchanan	A
David T. Fare	A
Robert Amodeo	A
John Mooney	A
Ryan Brist	A

Dollar Range ownership is as follows:

A: none

B: $1 - $10,000

C: 10,001 - $50,000

D: $50,001 - $100,000

E: $100,001 - $500,000

F: $500,001 - $1 million

G: over $1 million

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PORTFOLIO TRANSACTIONS AND BROKERAGE

The Fund does not have an obligation to deal with any brokers or dealers in the execution of transactions in portfolio securities. Subject to policy established by the Board of Directors, Western Asset is responsible for the Fund’s portfolio decisions and the placing of the Fund’s portfolio transactions.

Portfolio securities normally will be purchased or sold from or to dealers serving as market makers for the securities at a net price, which may include dealer spreads and underwriting commissions. In placing orders, it is the policy of the Fund to obtain the best results taking into account the general execution and operational facilities of the broker or dealer, the type of transaction involved and other factors such as the risk of the broker or dealer in positioning the securities involved. While FTFA and Western Asset generally seek the best price in placing orders, the Fund may not necessarily be paying the lowest price available. Subject to seeking the best price and execution, securities firms which provide supplemental research to FTFA or Western Asset may receive orders for transactions by the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by FTFA or Western Asset under the Management Agreement or Subadvisory Agreement, and the expenses of FTFA or Western Asset will not necessarily be reduced as a result of the receipt of such supplemental information.

The Fund expects that all portfolio transactions will be effected on a principal basis and, accordingly, does not expect to pay any brokerage commissions. To the extent the Fund does effect brokerage transactions, affiliated persons (as such term is defined in the 1940 Act) of the Fund, or affiliated persons of such persons, may from time to time be selected to perform brokerage services for the Fund, subject to the considerations discussed above, but are prohibited by the 1940 Act from dealing with the Fund as principal in the purchase or sale of securities. In order for such an affiliated person to be permitted to effect any portfolio transactions for the Fund, the commissions, fees or other remuneration received by such affiliated person must be reasonable and fair compared to the commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time. This standard would allow such an affiliated person to receive no more than the remuneration which would be expected to be received by an unaffiliated broker in a commensurate arm’s-length transaction.

Investment decisions for the Fund are made independently from those for other funds and accounts advised or managed by FTFA or Western Asset or their affiliates. Such other funds and accounts may also invest in the same securities as the Fund. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and another fund or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which FTFA or Western Asset believes to be equitable to the Fund and such other fund or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, FTFA or Western Asset may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other funds and accounts in order to obtain best execution.

Although the Fund does not have any restrictions on portfolio turnover, it is not the Fund’s policy to engage in transactions with the objective of seeking profits from short-term trading. It is expected that the annual portfolio turnover rate of the Fund will not exceed 100%. The portfolio turnover rate is calculated by dividing the lesser of sales or purchases of portfolio securities by the average monthly value of the Fund’s portfolio securities. For purposes of this calculation, portfolio securities exclude all securities having a maturity when purchased of one year or less. A high rate of portfolio turnover involves correspondingly greater transaction costs than a lower rate, which costs are borne by the Fund and their stockholders.

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NET ASSET VALUE

The Fund determines the net asset value of its Common Stock on each day the NYSE is open for business, as of the close of the customary trading session (normally 4:00 p.m. Eastern Time), or any earlier closing time that day. The Fund determines the net asset value per share of Common Stock by dividing the value of the Fund’s securities, cash and other assets (including the value of derivatives and interest accrued but not collected) less all its liabilities (including accrued expenses and dividends payable) by the total number of shares of Common Stock outstanding. Securities are valued at the mean between the last quoted bid and asked prices provided by an independent pricing service that are based on transactions in corporate fixed income securities, quotations from corporate bond dealers, market transactions in comparable securities and various other relationships between securities. The Fund values portfolio securities for which market quotations are readily available at the last reported sales price or official closing price on the primary market or exchange on which they trade. Under the Fund’s valuation policies and procedures, the Fund values its short-term investments at amortized cost when the security has 60 days or less to maturity which the Board of Directors believes under normal circumstances represents the fair value of those securities. Determination of the Common Stock’s net asset value is made in accordance with U.S. generally accepted accounting principles.

The Fund values all other securities and assets at their fair value. If events occur that materially affect the value of a security between the time trading ends on the security and the close of the customary trading session of the NYSE, the Fund may value the security at its fair value as determined in good faith by or under the supervision of the Board of Directors. The effect of using fair value pricing is that the Common Stock’s net asset value will be subject to the judgment of the Board of Directors or its designee instead of being determined by the market.

Any swap transaction that the Fund enters into may, depending on the applicable interest rate environment, have a positive or negative value for purposes of calculating net asset value. Any cap transaction that the Fund enters into may, depending on the applicable interest rate environment, have no value or a positive value. In addition, accrued payments to the Fund under such transactions will be assets of the Fund and accrued payments by the Fund will be liabilities of the Fund.

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GENERAL INFORMATION

Certain Provisions in the Charter and Bylaws

The Charter includes provisions that could limit the ability of other entities or persons to acquire control of the Fund. These provisions could have the effect of depriving Common Stockholders of opportunities to sell their Common Stock at a premium over the then-current market price of the Common Stock. As described more completely in the Prospectus, starting with the first annual meeting of stockholders, the Charter divided the Directors into three classes of approximately equal size. As a result of this staggered structure of the Board of Directors, it would take a minimum of two years for other entities or groups of persons to gain a majority of seats on the Board of Directors. In addition, the Fourth Amended and Restated Bylaws require that stockholders provide advance notice to the Fund in order to nominate candidates for election to the Board or to bring proposals before the annual meeting of stockholders. This prevents other entities or groups of persons from nominating Directors or raising proposals during an annual meeting of stockholders unless they have provided such advance notice to the Fund.

REPURCHASE OF FUND SHARES; CONVERSION TO AN OPEN-END FUND

Although it is under no obligation to do so, the Fund reserves the right to repurchase the Common Stock on the open market in accordance with the 1940 Act and the rules and regulations thereunder. Interest on any borrowings to finance Common Stock repurchase transactions or the accumulation of cash by the Fund in anticipation of Common Stock repurchases or tenders will reduce the Fund’s net income. Any Common Stock repurchase, tender offer or borrowing that might be approved by the Board of Directors would also have to comply with the Securities Exchange Act of 1934, as amended, and the 1940 Act and the rules and regulations thereunder.

The repurchase by the Fund of shares of its Common Stock at prices below net asset value may result in an increase in the net asset value of those shares that remain outstanding. However, there can be no assurance that Common Stock repurchases or tenders at or below net asset value will result in shares of the Fund’s Common Stock trading at a price equal to their net asset value. In addition, a purchase by the Fund of its Common Stock will decrease the Fund’s total assets, which would likely have the effect of increasing the Fund’s expense ratio.

If the Fund converted to an open-end investment company, the Common Stock would no longer be listed on the NYSE. In contrast to a closed-end investment company, stockholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by the 1940 Act or the rules thereunder) at their net asset value, less any redemption charge that is in effect at the time of redemption. In order to avoid maintaining large cash positions or liquidating favorable investments to meet redemptions, open-end investment companies typically engage in a continuous offering of their shares. Open-end investment companies are thus subject to periodic asset in-flows and out-flows that can complicate portfolio management.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Set forth below is a discussion of certain U.S. federal income tax aspects concerning the Fund and the purchase, ownership and disposition of Common Stock. This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances. Unless otherwise noted, this discussion applies only to U.S. stockholders that hold Common Stock as capital assets. A U.S. stockholder is a Common Stockholder who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a U.S. corporation, (iii) a trust if it (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or (iv) any estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations (possibly with retroactive effect).

This discussion does not represent a detailed description of the U.S. federal income tax consequences relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, partnerships or other pass-through entities (or investors therein), U.S. stockholders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect mark to market treatment, persons subject to alternative minimum tax or persons that will hold Common Stock as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address U.S. federal estate or gift taxes or the application of the Medicare tax on net investment income.

Prospective investors should consult their tax advisors with regard to the U.S. federal tax consequences of the purchase, ownership, or disposition of Common Stock, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

Taxation of the Fund

The Fund has elected to be treated, and intends to qualify annually, as a regulated investment company (a “RIC”) under Subchapter M of the Code.

To qualify under Subchapter M for the favorable U.S. federal income tax treatment generally accorded to RICs, the Fund must, among other things: (i) distribute to its stockholders in each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) and its net tax-exempt income (as reduced by certain disallowed expenses); (ii) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; and (b) net income derived from interests in certain publicly traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each a “Qualified Publicly Traded Partnership”); and (iii) diversify its holdings so that, at the end of each quarter of each taxable year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. government securities, the securities of other RICs and other securities, with such other securities limited, with respect to any one issuer, to an amount not greater in value than 5% of the value of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is represented by the securities (other than U.S. government securities or the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses, or (III) any one or more Qualified Publicly Traded Partnerships.

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If the Fund fails to satisfy as of the close of any quarter the asset diversification test referred to in the preceding paragraph, it will have 30 days to cure the failure by, for example, selling securities that are the source of the violation. Other cure provisions are available in the Code for a failure to satisfy the asset diversification test, but any such cure provision may involve the payment of a penalty excise tax.

As a RIC, the Fund generally will not be subject to U.S. federal income tax on its taxable income and gains that it distributes in each taxable year to its stockholders. The Fund intends to distribute to its stockholders, at least annually substantially all of its net investment income and net realized long-term and short-term capital gains, if any.

A RIC that fails to distribute, by the close of each calendar year, an amount at least equal to the sum of 98% of its ordinary taxable income for such calendar year and 98.2% of its capital gain net income (both long-term and short-term, and adjusted for certain ordinary losses) for the one-year period ending on October 31 of such calendar year, plus any shortfalls from any prior year’s required distribution, is liable for a nondeductible 4% U.S. federal excise tax on the portion of the undistributed amounts of such income that are less than the required distributions. For these purposes, the Fund will be deemed to have distributed any income or gain on which it paid U.S. federal income tax.

If the Fund failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income (including its net realized capital gains), even if such income were distributed to its stockholders, and all distributions out of earnings and profits (including distributions of tax-exempt income) would be taxed to stockholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate stockholders and (ii) for the dividends received deduction in the case of corporate stockholders. To qualify again to be taxed as a RIC in a subsequent year, the Fund would be required to distribute to its stockholders its earnings and profits attributable to non-RIC years reduced by an interest charge on 50% of such earnings and profits payable by the Fund to the Internal Revenue Service (the “IRS”). In addition, if the Fund failed to qualify as a RIC for a period greater than two taxable years, then the Fund would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if the Fund had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of 5 years, in order to qualify as a RIC in a subsequent year.

The Fund may elect to retain its net capital gain (i.e., the excess of its net realized long-term capital gains over its net realized short-term capital losses (including any capital loss carryovers)) or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, the Fund may designate the retained amount as undistributed capital gains in a written notice to its stockholders, who will be treated as if each received a distribution of its pro rata share of such gain, with the result that each Common Stockholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for its Common Stock by an amount equal to the deemed distribution less the tax credit.

The following discussion assumes that the Fund qualifies as a RIC and satisfies the 90% distribution requirement for each taxable year.

Distributions

Exempt-Interest Dividends. The Fund intends to qualify to pay exempt-interest dividends, as defined in Section 852(b)(5) of the Code, on its Common Stock. Under such section, if, at the close of each quarter of the Fund’s taxable year, at least 50% of the value of the Fund’s total assets consists of obligations exempt from federal income tax (“tax-exempt obligations”) under Section 103(a) of the Code (relating generally to obligations of a state or local governmental unit), the Fund will be qualified to pay exempt-interest dividends to holders of its

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Common Stock. Exempt-interest dividends are dividends or any part thereof paid by the Fund that are attributable to interest on tax-exempt obligations and are so reported by the Fund as exempt-interest dividends.

Exempt-interest dividends will be excludable from a Common Stockholder’s gross income for federal income tax purposes, subject to the possible application of the federal alternative minimum tax. Exempt-interest dividends are included, however, in determining the portion, if any, of a person’s social security and railroad retirement benefits subject to federal income taxes.

Interest on indebtedness incurred or continued to purchase or carry shares of a RIC paying exempt-interest dividends, such as the Fund, will not be deductible by the investor for federal income tax purposes to the extent attributable to exempt-interest dividends. Under rules used by the IRS for determining whether borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase or ownership of shares may be considered to have been made with borrowed funds even though such funds are not directly used for the purchase or ownership of such shares.

A portion of the Fund’s expenditures that would otherwise be deductible may not be allowed as deductions by reason of the Fund’s investment in municipal securities. Such disallowed portion will generally be the same percentage of the Fund’s aggregate expenses as the percentage of the Fund’s aggregate income (other than capital gain income) that constitutes exempt-interest income from municipal securities. A similar disallowance rule also applies to interest expense paid or incurred by the Fund, if any. Such disallowed deductions, if any, will reduce the amount that the Fund can report as exempt-interest dividends by the disallowed amount. As a result, income distributions by the Fund in excess of the amount of the Fund’s exempt-interest dividends may be taxable as ordinary income as described below.

Exempt-Interest Dividends Subject to the Federal Alternative Minimum Tax. Federal law imposes an alternative minimum tax with respect to individuals, trusts and estates. Interest received on certain otherwise tax-exempt securities may be subject to the federal alternative minimum tax. The alternative minimum tax applies to interest received on certain private activity bonds issued after August 7, 1986. Private activity bonds are bonds that, although tax-exempt, are used for purposes other than those generally performed by governmental units and that benefit non-governmental entities (e.g., bonds used for industrial development or housing purposes). Income received on such bonds is classified as an item of “tax preference,” which could subject certain investors in such bonds to the federal alternative minimum tax. A portion of the dividends paid on the Common Stock, although otherwise exempt from federal income tax, may be subject to the alternative minimum tax. The Fund will report to stockholders after the close of each calendar year the portion of the Fund’s dividends declared during the year that constitute an item of tax preference for alternative minimum tax purposes.

Treatment of “Substantial Users.” The interest on private activity bonds in most instances is not federally tax-exempt to a person who is a “substantial user” of a facility financed by such bonds or a “related person” of such “substantial user.” As a result, the Fund may not be an appropriate investment for stockholders who are considered either a “substantial user” or a “related person” within the meaning of the Code. In general, a “substantial user” of a facility includes a “non-exempt person who regularly uses a part of such facility in his trade or business.” “Related persons” are in general defined to include persons between whom there exists a relationship, either by family or business, which would result in a disallowance of losses in transactions between them under various provisions of the Code (or if they are members of the same controlled group of corporations under the Code), including a partnership and each of its partners (and certain members of their families), an S corporation and each of its stockholders (and certain members of their families) and various combinations of these and other relationships. The foregoing is not a complete description of all of the provisions of the Code covering the definitions of “substantial user” and “related person.”

Stockholders are advised to consult their tax advisors with respect to whether exempt-interest dividends retain the exclusion under Code Section 103(a) if a stockholder would be treated as a “substantial user” or “related person” with respect to property financed with the proceeds of an issue of private activity bonds, if any, held by the Fund.

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Dividends Attributable to Ordinary Income and Capital Gains. Distribution to Common Stockholders by the Fund of any net income received from taxable investments that is treated as ordinary income, any accrued market discount includible in income on a current basis, any net short-term capital gain over net long-term capital loss and any income from hedging or derivatives transactions that is treated as ordinary income (together referred to as “ordinary income dividends”) are taxable to Common Stockholders as ordinary income to the extent that such distributions are paid out of the Fund’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Distributions of net capital gains that are properly reported by the Fund as “capital gain dividends” are taxable to Common Stockholders as long-term capital gains, regardless of the length of time the stockholder has owned its Common Stock. Distributions paid by the Fund that are reported as exempt-interest dividends will not be subject to regular federal income tax, subject to the possible application of the federal alternative minimum tax.

As long as the Fund qualifies as a RIC under the Code, no part of its distributions to Common Stockholders are expected to qualify for (i) the reduced tax rates applicable to “qualified dividend income” received by individual and other non-corporate stockholders or (ii) the dividends received deduction available to corporate stockholders.

Returns of Capital. Distributions, if any, in excess of the Fund’s current and accumulated earnings and profits will first reduce the adjusted tax basis of a stockholder’s Common Stock, and after that basis has been reduced to zero, will constitute capital gain to the stockholder.

Dividend Reinvestment Plan. Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Common Stock pursuant to the Plan. Common Stockholders that receive distributions in the form of additional Common Stock will generally be treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash, unless the Fund issues additional Common Stock with a fair market value equal to or greater than the net asset value per share, in which case such stockholders will be treated as receiving a distribution in the amount of the fair market value of the distributed Common Stock. The additional Common Stock received pursuant to the Plan will have a new holding period commencing on the day following the day on which the Common Stock is credited to the stockholder’s account.

Allocation of Income. Although the Fund expects that its distributions to its stockholders will generally constitute exempt-interest dividends, some of those distributions may be taxable as capital gains or ordinary income or may be subject to the alternative minimum tax (even if otherwise exempt from federal income tax). The IRS currently requires a RIC that has two or more classes of shares outstanding to allocate to each such class proportionate amounts of each type of its income for each taxable year based upon the percentage of total dividends distributed to each class for such year. The Fund presently intends that, so long as the IRS maintains this position and the Fund has any class of shares outstanding in addition to its Common Stock, it will allocate tax-exempt interest, net capital gains (if any) and ordinary income (if any) in each year between its Common Stock and such other class of shares in proportion to the total dividends paid to each such class with respect to such year. The Fund reserves the right, however, to make special allocations of income within a class, consistent with the Fund’s objectives and subject to applicable law.

Timing of Income. A distribution by the Fund will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to stockholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

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Sale or Exchange of Common Stock

Upon the sale, exchange or other disposition of Common Stock, a Common Stockholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized and the Common Stockholder’s adjusted tax basis in the Common Stock. Such gain or loss will be long-term or short-term, depending upon the Common Stockholder’s holding period for the Common Stock. Generally, a Common Stockholder’s gain or loss will be long-term capital gain or loss if the Common Stock has been held for more than one year; otherwise, such capital gain or loss generally will be short-term capital gain or loss. Present law taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, however, long-term capital gains are currently eligible for reduced rates of taxation.

No loss will be allowed on the sale, exchange or other disposition of Common Stock if the Common Stockholder acquires (including pursuant to the Plan) or enters into a contract or option to acquire securities that are substantially identical to such Common Stock within 30 days before or after the disposition. In such case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. Losses realized by a Common Stockholder on the sale, exchange or other disposition of Common Stock held for six months or less are disallowed to the extent of any exempt-interest dividends received with respect to such Common Stock, and, if not disallowed, such losses are treated as long-term capital losses to the extent of any distributions of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such Common Stock.

Under U.S. Treasury regulations, if a stockholder recognizes a loss with respect to Common Stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file with the IRS a disclosure statement on IRS Form 8886. Direct stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Nature of the Fund’s Investments

Certain of the Fund’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the intended characterization of certain complex financial transactions and (vii) produce income that will not be treated as qualifying income for purposes of the 90% gross income test described above.

These rules could therefore affect the character, amount and timing of distributions to Common Stockholders and the Fund’s status as a RIC. The Fund will monitor its transactions and may make certain tax elections in order to mitigate the effect of these provisions.

Below Investment Grade Instruments

The Fund may invest a portion of its total net assets in below investment grade (high yield) instruments, commonly known as “high yield” instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and

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other issues will be addressed by the Fund, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.

Market Discount

In general, the Fund will be treated as having acquired a debt instrument in the secondary market with market discount if its stated redemption price at maturity (or, in the case of a debt instrument issued with original issue discount, its revised issue price) exceeds the Fund’s initial tax basis in the debt instrument by an amount equal to or greater than a statutory de minimis amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount (other than de minimis discount) will nevertheless generally be treated as market discount for U.S. federal income tax purposes. Market discount on a debt instrument accrues ratably on a daily basis, unless an election is made to accrue market discount on the basis of the constant yield to maturity of the debt instrument, in each case based generally on the assumption that all future payments on the debt instrument will be made. The Fund has made an election to accrue market discount on a current basis, and accrued market discount for a debt instrument will generally have to be included in income each year as if the debt instrument were assured of ultimately being collected in full. Accrued market discount is included in determining the amount of income which the Fund must distribute to maintain its qualification for the favorable U.S. federal income tax treatment generally accorded to RICs and to avoid the payment of U.S. federal income tax and the nondeductible 4% U.S. federal excise tax. Because such income may not be matched by a corresponding cash distribution to the Fund, the Fund may be required to borrow money or dispose of other securities to be able to make distributions to its stockholders.

Currency Fluctuations

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Foreign Taxes

The Fund’s investment in non-U.S. securities may be subject to non-U.S. withholding taxes. In that case, the Fund’s yield on those securities would be decreased. Stockholders will generally not be entitled to claim a credit or deduction with respect to any foreign taxes paid by the Fund.

Borrowings

If the Fund utilizes leverage through borrowings, it may be restricted by certain covenants with respect to the declaration of, and payment of, dividends on Common Stock in certain circumstances. Limits on the Fund’s payments of dividends on Common Stock may prevent the Fund from meeting the distribution requirements described above, and may, therefore, jeopardize the Fund’s qualification for taxation as a RIC and possibly subject the Fund to the 4% excise tax. The Fund will endeavor to avoid restrictions on its ability to make dividend payments.

Non-U.S. Stockholders

Ordinary income dividends paid to nonresident aliens or entities that are foreign entities for U.S. federal income tax purposes (“non-U.S. stockholders”) generally will be subject to a 30% U.S. withholding tax unless a

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reduced rate of withholding or a withholding exemption is provided under an applicable tax treaty. Certain dividends that are attributable to short-term capital gains or “qualified net interest income” and that satisfy certain requirements are exempt from this withholding tax. Non-U.S. stockholders are generally not subject to U.S. federal income tax on exempt-interest dividends, capital gain dividends, undistributed capital gains credited to such investors or gains from the sale, exchange or other disposition of Common Stock. The foregoing rules apply when the non-U.S. stockholder’s income from its Common Stock is not effectively connected with a U.S. trade or business. If, however, any ordinary income dividends, capital gain dividends, undistributed capital gains credited to a non-U.S. stockholder’s account or gains realized from the sale, exchange or other disposition of Common Stock are effectively connected with a U.S. trade or business carried on by a non-U.S. stockholder, then such income will be subject to U.S. federal income tax at the rates applicable to U.S. citizens or domestic corporations. A foreign corporation that has effectively connected income may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or any lower treaty rate). Different tax consequences may result to an individual non-U.S. stockholder that is present in the United States for more than 182 days during a taxable year.

Reporting and Backup Withholding

U.S. stockholders are required to report on their tax returns the amount of exempt-interest dividends received from the Fund during a taxable year The Fund may be required to backup withhold, for U.S. federal income tax purposes, a portion of the distributions payable to Common Stockholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain stockholders specified in the Code, including non-U.S. stockholders, generally are exempt from such backup withholding. A non-U.S. stockholder can generally establish its exemption from backup withholding by providing an IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable form. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against a Common Stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends that the Fund pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of Common Stock.

Other Taxation

Common Stockholders may be subject to state, local and foreign taxes on their Fund distributions. Common Stockholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

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CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

A control person is a person who beneficially owns more than 25% of the voting securities of a company. The Fund currently has no control person. To the Fund’s knowledge, no person owns of record or beneficially 5% or more of any class of the Fund’s outstanding equity securities. As a group, the Fund’s directors and officers own less than 1% of the Fund’s Common Stock.

FINANCIAL STATEMENTS

The audited financial statements included in the annual report to the Fund’s stockholders for the fiscal year ended October 31, 2024 and together with the report of PwC for the Fund’s annual report, are incorporated herein by reference to the Fund’s annual report to stockholders. All other portions of the annual report to stockholders are not incorporated herein by reference and are not part of the registration statement, the SAI, the Prospectus or any Prospectus Supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC serves as the Independent Registered Public Accounting Firm of the Fund and audits the financial statements of the Fund. PwC is located at 100 East Pratt Street, Suite 2600, Baltimore, Maryland 21202-1096.

CUSTODIAN AND TRANSFER AGENT

The custodian of the assets of the Fund is The Bank of New York Mellon, 225 Liberty Street, New York, New York 10286. The custodian performs custodial, fund accounting and portfolio accounting services. The Fund’s transfer, stockholder services and dividend paying agent is Computershare Inc., P.O. Box 43006, Providence, RI 02940-3078.

INCORPORATION BY REFERENCE

As noted above, this Statement of Additional Information is part of a registration statement filed with the SEC. Pursuant to the final rule and form amendments adopted by the SEC on April 8, 2020, the Fund is permitted to “incorporate by reference” certain information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Statement of Additional Information, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering will be incorporated by reference into this Statement of Additional Information and deemed to be part of this Statement of Additional Information from the date of the filing of such reports and documents:

•	the Fund’s Statement of Additional Information, dated July 18, 2025, filed with the accompanying Prospectus;

•	the Fund’s Semi-Annual Report on Form N-CSRS, filed on June 25, 2025;

•	the Fund’s Annual Report on Form N-CSR, filed on December 31, 2024;

•	the Fund’s Proxy Statement on Form DEF 14A, filed on March 7, 2025;

•	the Fund’s description of Common Stock on Form 8-A, filed on March 11, 1988.

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You may obtain copies of any information incorporated by reference into this Statement of Additional Information, at no charge, by calling toll-free (888) 777-0102 or by writing to the Fund at One Madison Avenue, New York, NY 10010. The Fund’s periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as this Statement of Additional Information and the Prospectus, are available on the Fund’s website http://www.franklintempleton.com/investments/options/closed-end-funds. In addition, the SEC maintains a website at www.sec.gov, free of charge, that contains these reports, the Fund’s proxy and information statements, and other information relating to the Fund.

ADDITIONAL INFORMATION

A Registration Statement on Form N-2, including amendments thereto, relating to the shares of the Fund offered hereby, has been filed by the Fund with the SEC in Washington, D.C. The Fund’s Prospectus and this Statement of Additional Information do not contain all of the information set forth in the Registration Statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Common Stock offered hereby, reference is made to the Fund’s Registration Statement. Statements contained in the Fund’s Prospectus and this Statement of Additional Information as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the SEC upon the payment of certain fees prescribed by the SEC or on the SEC’s website at http://www.sec.gov.

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APPENDIX A

DESCRIPTION OF S&P, MOODY’S AND FITCH RATINGS1

S&P Global Ratings—A brief description of the applicable S&P Global Ratings and its affiliates (collectively, “S&P”) rating symbols and their meanings (as published by S&P) follows:

ISSUE CREDIT RATING DEFINITIONS

An S&P issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings’ view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term issue credit ratings are generally assigned to those obligations considered short-term in the relevant market. Short-term issue credit ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.

Long-Term Issue Credit Ratings*

Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:

•	The likelihood of payment—the capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;

•	The nature and provisions of the financial obligation, and the promise we impute; and

•

The protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

An issue rating is an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

“AAA”	An obligation rated “AAA” has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

“AA”	An obligation rated “AA” differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

[1]

The ratings indicated herein are believed to be the most recent ratings available at the date of this Statement of Additional Information for the securities listed. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which would be given to these securities on the date of the Fund’s fiscal year end.

“A”	An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

“BBB”	An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

“BB,” “B,” “CCC,” “CC,” and “C”

Obligations rated “BB,” “B,” “CCC,” “CC,” and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

“BB”	An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

“B”	An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB”, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

“CCC”	An obligation rated “CCC” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

“CC”	An obligation rated “CC” is currently highly vulnerable to nonpayment. The “CC” rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

“C”	An obligation rated “C” is currently highly vulnerable to nonpayment and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

“D”	An obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to “D” if it is subject to a distressed exchange offer.

PLUS (+) OR MINUS (–)	The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (–) sign to show relative standing within the major rating categories.

Short-Term Issue Credit Ratings

“A-1”	A short-term obligation rated “A-1” is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

“A-2”	A short-term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

“A-3”	A short-term obligation rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

“B”	A short-term obligation rated “B” is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

“C”	A short-term obligation rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

“D”	A short-term obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to “D” if it is subject to a distressed exchange offer.

Active Qualifiers (Currently applied and/or outstanding)

S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a “p” qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.

Federal deposit insurance limit: “L” qualifier	Ratings qualified with “L” apply only to amounts invested up to federal deposit insurance limits.

Principal: “p” qualifier	This suffix is used for issues in which the credit factors, the terms, or both that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The “p” suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.

Preliminary Ratings: “prelim” qualifier	Preliminary ratings, with the “prelim” suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below.

Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.

• Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.

•  Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).

•  Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.

•  Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.

• A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

Termination Structures: “t” qualifier	This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.

Counterparty Instrument Rating: “cir” qualifier	This symbol indicates a Counterparty Instrument Rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.

Inactive Qualifiers (No longer applied or outstanding)

Contingent upon final documentation: “*” inactive qualifier	This symbol indicated that the rating was contingent upon S&P’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.

Termination of obligation to tender: “c” inactive qualifier	This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer was lowered to below an investment-grade level and/or the issuer’s bonds were deemed taxable. Discontinued use in January 2001.

U.S. direct government securities: “G” inactive qualifier	The letter “G” followed the rating symbol when a fund’s portfolio consisted primarily of direct U.S. government securities.

Public Information Ratings: “pi” inactive qualifier	This qualifier was used to indicate ratings that were based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. Such ratings did not, however, reflect in-depth meetings with an issuer’s management and therefore, could have been based on less comprehensive information than ratings without a “pi” suffix. Discontinued use as of December 2014 and as of August 2015 for Lloyd’s Syndicate Assessments.

Provisional Ratings: “pr” qualifier	The letters “pr” indicate that the rating was provisional. A provisional rating assumed the successful completion of a project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.

Quantitative Analysis of public information “q” inactive qualifier	A “q” subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.

Extraordinary risks “r” inactive qualifier	The “r” modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating.

The absence of an “r” modifier should not be taken as an indication that an obligation would not exhibit extraordinary non-credit related risks. S&P discontinued the use of the “r” modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.

Moody’s Investors Service, Inc.—A brief description of the applicable Moody’s Investors Service, Inc. (“Moody’s”) rating symbols and their meanings (as published by Moody’s) follows:

LONG-TERM OBLIGATIONS RATINGS

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Moody’s defines credit risk as the risk that an entity may not meet its contractual financial obligations as they come due and any estimated financial loss in the event of default or impairment. The contractual financial obligations2 addressed by Moody’s ratings are those that call for, without regard to enforceability, the payment of an ascertainable amount, which may vary based upon standard sources of variation (e.g., floating interest rates), by an ascertainable date. Moody’s rating addresses the issuer’s ability to obtain cash sufficient to service the obligation, and its willingness to pay.3 Moody’s ratings do not address non-standard sources of variation in the amount of the principal obligation (e.g., equity indexed), absent an express statement to the contrary in a press release accompanying an initial rating. 4

[2]	In the case of impairments, there can be a financial loss even when contractual obligations are met.
[3]	In some cases the relevant credit risk relates to a third party, in addition to, or instead of the issuer. Examples include credit-linked notes and guaranteed obligations.
[4]

Because the number of possible features or structures is limited only by the creativity of issuers, Moody’s cannot comprehensively catalogue all the types of non-standard variation affecting financial obligations, but examples include indexed values, equity values and cash flows, prepayment penalties, and an obligation to pay an amount that is not ascertainable at the inception of the transaction.

Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.5, 6 Moody’s issues ratings at the issuer level and instrument level on both the long-term scale and the short-term scale. Typically, ratings are made publicly available although private and unpublished ratings may also be assigned.7

Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf ) to all structured finance ratings.8 The addition of (sf ) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf ) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspires to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.

[5]

For certain structured finance, preferred stock and hybrid securities in which payment default events are either not defined or do not match investors’ expectations for timely payment, long-term and short-term ratings reflect the likelihood of impairment (as defined below in this publication) and financial loss in the event of impairment.

[6]

Supranational institutions and central banks that hold sovereign debt or extend sovereign loans, such as the IMF or the European Central Bank, may not always be treated similarly to other investors and lenders with similar credit exposures. Long-term and short-term ratings assigned to obligations held by both supranational institutions and central banks, as well as other investors, reflect only the credit risks faced by other investors unless specifically noted otherwise.

[7]

Supranational institutions and central banks that hold sovereign debt or extend sovereign loans, such as the IMF or the European Central Bank, may not always be treated similarly to other investors and lenders with similar credit exposures. Long-term and short-term ratings assigned to obligations held by both supranational institutions and central banks, as well as other investors, reflect only the credit risks faced by other investors unless specifically noted otherwise.

[8]

Like other global scale ratings, (sf) ratings reflect both the likelihood of a default and the expected loss suffered in the event of default. Ratings are assigned based on a rating committee’s assessment of a security’s expected loss rate (default probability multiplied by expected loss severity), and may be subject to the constraint that the final expected loss rating assigned would not be more than a certain number of notches, typically three to five notches, above the rating that would be assigned based on an assessment of default probability alone. The magnitude of this constraint may vary with the level of the rating, the seasoning of the transaction, and the uncertainty around the assessments of expected loss and probability of default.

Long-Term Rating Definitions:

“Aaa”	Obligations rated “Aaa” are judged to be of the highest quality, subject to the lowest level of credit risk.

“Aa”	Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

“A”	Obligations rated “A” are judged to be upper-medium grade and are subject to low credit risk.

“Baa”	Obligations rated “Baa” are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

“Ba”	Obligations rated “Ba” are judged to be speculative and are subject to substantial credit risk.

“B”	Obligations rated “B” are considered speculative and are subject to high credit risk.

“Caa”	Obligations rated “Caa” are judged to be speculative of poor standing and are subject to very high credit risk.

“Ca”	Obligations rated “Ca” are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C”	Obligations rated “C” are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.9*

MEDIUM-TERM NOTE PROGRAM RATINGS

Moody’s assigns provisional ratings to medium-term note (MTN) programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).

MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g., senior or subordinated). To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating and is defined elsewhere in this document.

The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.

[9]

By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Moody’s encourages market participants to contact Moody’s Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.

Short-Term Rating Definitions:

Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.10 11

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

“P-1”	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

“P-2”	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

“P-3”	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

“NP”	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Fitch IBCA, Inc.—A brief description of the applicable Fitch IBCA, Inc. (“Fitch”) ratings symbols and meanings (as published by Fitch) follows:

INTERNATIONAL ISSUER AND CREDIT RATING SCALES

The Primary Credit Rating Scales (those featuring the symbols “AAA”-”D” and “Fi”-”D”) are used for debt and financial strength ratings. The below section describes their use for issuers and obligations in corporate, public and structured finance debt markets.

Long-Term Ratings Scales—Issuer Credit Ratings Scales

Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (IDRs). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default on financial obligations. The “threshold” default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.

[10]

For certain structured finance, preferred stock and hybrid securities in which payment default events are either not defined or do not match investors’ expectations for timely payment, the ratings reflect the likelihood of impairment (as defined below in this publication).

[11]

Supranational institutions and central banks that hold sovereign debt or extend sovereign loans, such as the IMF or the European Central Bank, may not always be treated similarly to other investors and lenders with similar credit exposures. Long-term and short-term ratings assigned to obligations held by both supranational institutions and central banks, as well as other investors, reflect only the credit risks faced by other investors unless specifically noted otherwise.

In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.

“AAA”	Highest credit quality. “AAA” ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA”	Very high credit quality. “AA” ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A”	High credit quality. “A” ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

“BBB”	Good credit quality. “BBB” ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

“BB”	Speculative. “BB” ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

“B”	Highly speculative. “B” ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

“CCC”	Substantial credit risk. Default is a real possibility.

“CC”	Very high levels of credit risk. Default of some kind appears probable.

“C”	Near default. A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:

a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;

b. the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation;

c. the formal announcement by the issuer or their agent of a distressed debt exchange; or

d. a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.

“RD”	Restricted default. “RD” ratings indicate an issuer that in Fitch Ratings’ opinion has experienced:

a. an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation, but

b. has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and

c. has not otherwise ceased operating.

This would include:

i. the selective payment default on a specific class or currency of debt;

ii. the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;
iii. the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; ordinary execution of a distressed debt exchange on one or more material financial obligations.

“D”	Default. “D” ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or which has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Note: The modifiers “+” or “–” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ Long-Term IDR category, or to Long-Term IDR categories below “B”.

Limitations of the Issuer Credit Rating Scale:

Specific limitations relevant to the issuer credit rating scale include:

•	The ratings do not predict a specific percentage of default likelihood or failure likelihood over any given time period.

•	The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.

•	The ratings do not opine on the liquidity of the issuer’s securities or stock.

•	The ratings do not opine on the possible loss severity on an obligation should an issuer default.

•	The ratings do not opine on the suitability of an issuer as a counterparty to trade credit.

•	The ratings do not opine on any quality related to an issuer’s business, operational or financial profile other than the agency’s opinion on its relative vulnerability to default.

Ratings assigned by Fitch Ratings articulate an opinion on discrete and specific areas of risk. The above list is not exhaustive, and is provided for the reader’s convenience.

Short-Term Ratings—Short-Term Ratings Assigned to

Obligations in Corporate, Public and Structured Finance

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

“F1”	Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F2”	Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

“F3”	Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

“B”	Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

“C”	High short-term default risk. Default is a real possibility.

“RD”	Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

“D”	Default. Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

Limitations of the Short-Term Ratings Scale:

Specific limitations relevant to the Short-Term Ratings scale include:

•	The ratings do not predict a specific percentage of default likelihood over any given time period.

•	The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.

•	The ratings do not opine on the liquidity of the issuer’s securities or stock.

•	The ratings do not opine on the possible loss severity on an obligation should an obligation default.

•	The ratings do not opine on any quality related to an issuer or transaction’s profile other than the agency’s opinion on the relative vulnerability to default of the rated issuer or obligation.

Ratings assigned by Fitch Ratings articulate an opinion on discrete and specific areas of risk. The above list is not exhaustive, and is provided for the reader’s convenience.

APPENDIX B

FRANKLIN TEMPLETON FUND ADVISER, LLC

Proxy Voting Policy

FTFA delegates to each subadviser the responsibility for voting proxies for its funds, as applicable, through its contracts with each subadviser. Each subadviser may use its own proxy voting policies and procedures to vote proxies of the funds if the funds’ Board reviews and approves the use of those policies and procedures. Accordingly, FTFA does not expect to have proxy-voting responsibility for any of the funds.

Should FTFA become responsible for voting proxies for any reason, such as the inability of a subadviser to provide investment advisory services, FTFA shall utilize the proxy voting guidelines established by the most recent subadviser to vote proxies until a new subadviser is retained and the use of its proxy voting policies and procedures is authorized by the Board. In the case of a material conflict between the interests of FTFA (or its affiliates if such conflict is known to persons responsible for voting at FTFA) and any fund, the Board of Directors of FTFA shall consider how to address the conflict and/or how to vote the proxies. FTFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations.

FTFA shall be responsible for gathering relevant documents and records related to proxy voting from each subadviser and providing them to the funds as required for the funds to comply with applicable rules under the Investment Company Act of 1940. FTFA shall also be responsible for coordinating the provision of information to the Board with regard to the proxy voting policies and procedures of each subadviser, including the actual proxy voting policies and procedures of each subadviser, changes to such policies and procedures, and reports on the administration of such policies and procedures.

B-1

APPENDIX C

WESTERN ASSET MANAGEMENT COMPANY, LLC

PROXY VOTING POLICIES AND PROCEDURES

BACKGROUND

An investment adviser is required to adopt and implement policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with fiduciary duties and SEC Rule 206(4)-6 under the Investment Advisers Act of 1940 (“Advisers Act”). The authority to vote the proxies of our clients is established through investment management agreements or comparable documents. In addition to SEC requirements governing advisers, long-standing fiduciary standards and responsibilities have been established for ERISA accounts. Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the Investment Manager.

POLICY

As a fixed income only manager, the occasion to vote proxies is very rare. However, the Firm has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 206(4)- 6 under the Investment Advisers Act of 1940 (“Advisers Act”). In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts. Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the Investment Manager.

While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration the Firm’s contractual obligations to our clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent the Firm deems appropriate).

In exercising its voting authority, Western Asset will not consult or enter into agreements with officers, directors or employees of Franklin Templeton or any of its affiliates (other than Western Asset affiliated companies) regarding the voting of any securities owned by its clients.

PROCEDURE

Responsibility and Oversight

The Western Asset Legal and Compliance Department (“Compliance Department”) is responsible for administering and overseeing the proxy voting process. The gathering of proxies is coordinated through the Corporate Actions area of Investment Support (“Corporate Actions”). Research analysts and portfolio managers are responsible for determining appropriate voting positions on each proxy utilizing any applicable guidelines contained in these procedures.

Client Authority

The Investment Management Agreement for each client is reviewed at account start-up for proxy voting instructions. If an agreement is silent on proxy voting, but contains an overall delegation of discretionary authority or if the account represents assets of an ERISA plan, Western Asset will assume responsibility for proxy voting. The Legal and Compliance Department maintains a matrix of proxy voting authority.

Proxy Gathering

Registered owners of record, client custodians, client banks and trustees (“Proxy Recipients”) that receive proxy materials on behalf of clients should forward them to Corporate Actions. Proxy Recipients for new clients (or, if Western Asset becomes aware that the applicable Proxy Recipient for an existing client has changed, the Proxy Recipient for the existing client) are notified at start-up of appropriate routing to Corporate Actions of proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. If Western Asset personnel other than Corporate Actions receive proxy materials, they should promptly forward the materials to Corporate Actions.

Proxy Voting

Once proxy materials are received by Corporate Actions, they are forwarded to the Legal and Compliance Department for coordination and the following actions:

1.	Proxies are reviewed to determine accounts impacted.

2.	Impacted accounts are checked to confirm Western Asset voting authority.

3.

Legal and Compliance Department staff reviews proxy issues to determine any material conflicts of interest. (See conflicts of interest section of these procedures for further information on determining material conflicts of interest.)

4.

If a material conflict of interest exists, (i) to the extent reasonably practicable and permitted by applicable law, the client is promptly notified, the conflict is disclosed and Western Asset obtains the client’s proxy voting instructions, and (ii) to the extent that it is not reasonably practicable or permitted by applicable law to notify the client and obtain such instructions (e.g., the client is a mutual fund or other commingled vehicle or is an ERISA plan client), Western Asset seeks voting instructions from an independent third party.

5.

Legal and Compliance Department staff provides proxy material to the appropriate research analyst or portfolio manager to obtain their recommended vote. Research analysts and portfolio managers determine votes on a case-by-case basis taking into the account the voting guidelines contained in these procedures. For avoidance of doubt, depending on the best interest of each individual client, Western Asset may vote the same proxy differently for different clients. The analyst’s or portfolio manager’s basis for their decision is documented and maintained by the Legal and Compliance Department.

6.	Legal and Compliance Department staff votes the proxy pursuant to the instructions received in (d) or (e) and returns the voted proxy as indicated in the proxy materials.

Timing

Western Asset personnel act in such a manner to ensure that, absent special circumstances, the proxy gathering, and proxy voting steps noted above can be completed before the applicable deadline for returning proxy votes.

Recordkeeping

Western Asset maintains records of proxies voted pursuant to Section 204-2 of the Advisers Act and ERISA DOL Bulletin 94-2. These records include:

1.	A copy of Western Asset’s policies and procedures.

2.	Copies of proxy statements received regarding client securities.

3.	A copy of any document created by Western Asset that was material to making a decision how to vote proxies.

4.	Each written client request for proxy voting records and Western Asset’s written response to both verbal and written client requests.

5.	A proxy log including:

1.	Issuer name;

2.	Exchange ticker symbol of the issuer’s shares to be voted;

3.	Committee on Uniform Securities Identification Procedures (“CUSIP”) number for the shares to be voted;

4.	A brief identification of the matter voted on;

5.	Whether the matter was proposed by the issuer or by a shareholder of the issuer;

6.	Whether a vote was cast on the matter;

7.	A record of how the vote was cast; and

8.	Whether the vote was cast for or against the recommendation of the issuer’s management team.

Records are maintained in an easily accessible place for five years, the first two in Western Asset’s offices.

Disclosure

Western Asset’s proxy policies are described in the firm’s Part 2A of Form ADV. Clients will be provided a copy of these policies and procedures upon request. In addition, upon request, clients may receive reports on how their proxies have been voted.

Conflicts of Interest

All proxies are reviewed by the Legal and Compliance Department for material conflicts of interest.

Issues to be reviewed include, but are not limited to:

1.

Whether Western (or, to the extent required to be considered by applicable law, its affiliates) manages assets for the company or an employee group of the company or otherwise has an interest in the company;

2.

Whether Western or an officer or director of Western or the applicable portfolio manager or analyst responsible for recommending the proxy vote (together, “Voting Persons”) is a close relative of or has a personal or business relationship with an executive, director or person who is a candidate for director of the company or is a participant in a proxy contest; and

3.	Whether there is any other business or personal relationship where a Voting Person has a personal interest in the outcome of the matter before shareholders.

Voting Guidelines

Western Asset’s substantive voting decisions turn on the particular facts and circumstances of each proxy vote and are evaluated by the designated research analyst or portfolio manager. The examples outlined below are meant as guidelines to aid in the decision making process.

Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and are recommended by a company’s board of directors; Part II deals with proposals submitted by shareholders for inclusion in proxy statements; Part III addresses issues relating to voting shares of investment companies; and Part IV addresses unique considerations pertaining to foreign issuers.

1.	Board Approved Proposals

The vast majority of matters presented to shareholders for a vote involve proposals made by a company itself that have been approved and recommended by its board of directors. In view of the enhanced corporate governance practices currently being implemented in public companies, Western Asset generally votes in support of decisions reached by independent boards of directors. More specific guidelines related to certain board-approved proposals are as follows:

1.	Matters relating to the Board of Directors

Western Asset votes proxies for the election of the company’s nominees for directors and for board-approved proposals on other matters relating to the board of directors with the following exceptions:

Votes are withheld for the entire board of directors if the board does not have a majority of independent directors or the board does not have nominating, audit and compensation committees composed solely of independent directors.

Votes are withheld for any nominee for director who is considered an independent director by the company and who has received compensation from the company other than for service as a director.

Votes are withheld for any nominee for director who attends less than 75% of board and committee meetings without valid reasons for absences.

Votes are cast on a case-by-case basis in contested elections of directors.

2.	Matters relating to Executive Compensation

Western Asset generally favors compensation programs that relate executive compensation to a company’s long-term performance. Votes are cast on a case-by-case basis on board-approved proposals relating to executive compensation, except as follows:

i.	Except where the firm is otherwise withholding votes for the entire board of directors, Western Asset votes for stock option plans that will result in a minimal annual dilution.

Western Asset votes against stock option plans or proposals that permit replacing or repricing of underwater options.

Western Asset votes against stock option plans that permit issuance of options with an exercise price below the stock’s current market price.

Except where the firm is otherwise withholding votes for the entire board of directors, Western Asset votes for employee stock purchase plans that limit the discount for shares purchased under the plan to no more than 15% of their market value, have an offering period of 27 months or less and result in dilution of 10% or less.

3.	Matters relating to Capitalization

The management of a company’s capital structure involves a number of important issues, including cash flows, financing needs and market conditions that are unique to the circumstances of each company. As a result, Western Asset votes on a case-by-case basis on board-approved proposals involving changes to a company’s capitalization except where Western Asset is otherwise withholding votes for the entire board of directors.

i.	Western Asset votes for proposals relating to the authorization of additional common stock.

Western Asset votes for proposals to effect stock splits (excluding reverse stock splits).

Western Asset votes for proposals authorizing share repurchase programs.

4.	Matters relating to Acquisitions, Mergers, Reorganizations and Other Transactions

Western Asset votes these issues on a case-by-case basis on board-approved transactions.

5.	Matters relating to Anti-Takeover Measures

Western Asset votes against board-approved proposals to adopt anti-takeover measures except as follows:

i.	Western Asset votes on a case-by-case basis on proposals to ratify or approve shareholder rights plans.

Western Asset votes on a case-by-case basis on proposals to adopt fair price provisions.

6.	Other Business Matters

Western Asset votes for board-approved proposals approving such routine business matters such as changing the company’s name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting.

i.	Western Asset votes on a case-by-case basis on proposals to amend a company’s charter or bylaws.

Western Asset votes against authorization to transact other unidentified, substantive business at the meeting.

2.	Shareholder Proposals

SEC regulations permit shareholders to submit proposals for inclusion in a company’s proxy statement. These proposals generally seek to change some aspect of a company’s corporate governance structure or to change some aspect of its business operations. Western Asset votes in accordance with the recommendation of the company’s board of directors on all shareholder proposals, except as follows:

i.	Western Asset votes for shareholder proposals to require shareholder approval of shareholder rights plans.

Western Asset votes for shareholder proposals that are consistent with Western Asset’s proxy voting guidelines for board-approved proposals.

Western Asset votes on a case-by-case basis on other shareholder proposals where the firm is otherwise withholding votes for the entire board of directors.

3.	Voting Shares of Investment Companies

Western Asset may utilize shares of open or closed-end investment companies to implement its investment strategies. Shareholder votes for investment companies that fall within the categories listed in Parts I and II above are voted in accordance with those guidelines.

1.

Western Asset votes on a case-by-case basis on proposals relating to changes in the investment objectives of an investment company taking into account the original intent of the fund and the role the fund plays in the clients’ portfolios.

2.

Western Asset votes on a case-by-case basis all proposals that would result in increases in expenses (e.g., proposals to adopt 12b-1 plans, alter investment advisory arrangements or approve fund mergers) taking into account comparable expenses for similar funds and the services to be provided.

4.	Voting Shares of Foreign Issuers

In the event Western Asset is required to vote on securities held in non-U.S. issuers – i.e. issuers that are incorporated under the laws of a foreign jurisdiction and that are not listed on a U.S. securities exchange or the

NASDAQ stock market, the following guidelines are used, which are premised on the existence of a sound corporate governance and disclosure framework. These guidelines, however, may not be appropriate under some circumstances for foreign issuers and therefore apply only where applicable.

1.	Western Asset votes for shareholder proposals calling for a majority of the directors to be independent of management.

2.	Western Asset votes for shareholder proposals seeking to increase the independence of board nominating, audit and compensation committees.

3.

Western Asset votes for shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S. stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the company is incorporated.

4.

Western Asset votes on a case-by-case basis on proposals relating to (1) the issuance of common stock in excess of 20% of a company’s outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common stock in excess of 100% of a company’s outstanding common stock where shareholders have preemptive rights.

RETIREMENT ACCOUNTS

For accounts subject to ERISA, as well as other Retirement Accounts, Western Asset is presumed to have the responsibility to vote proxies for the client. The Department of Labor (“DOL”) has issued a bulletin that states that investment managers have the responsibility to vote proxies on behalf of Retirement Accounts unless the authority to vote proxies has been specifically reserved to another named fiduciary. Furthermore, unless Western Asset is expressly precluded from voting the proxies, the DOL has determined that the responsibility remains with the investment manager.

In order to comply with the DOL’s position, Western Asset will be presumed to have the obligation to vote proxies for its Retirement Accounts unless Western Asset has obtained a specific written instruction indicating that: (a) the right to vote proxies has been reserved to a named fiduciary of the client, and (b) Western Asset is precluded from voting proxies on behalf of the client. If Western Asset does not receive such an instruction, Western Asset will be responsible for voting proxies in the best interests of the Retirement Account client and in accordance with any proxy voting guidelines provided by the client.